    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 12, 2000
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                            CABLETRON SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                 3577                                04-2797263
   (STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)                IDENTIFICATION NO.)

                            ------------------------
                               35 INDUSTRIAL WAY
                         ROCHESTER, NEW HAMPSHIRE 03867
                                 (603) 332-9400
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                              DAVID J. KIRKPATRICK
                       CORPORATE EXECUTIVE VICE PRESIDENT
                     OF FINANCE AND CHIEF FINANCIAL OFFICER
                               35 INDUSTRIAL WAY
                         ROCHESTER, NEW HAMPSHIRE 03867
                                 (603) 332-9400
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

                  DAVID B. WALEK, ESQ.                                   ARTHUR I. ANDERSON, P.C.
                      ROPES & GRAY                                       MCDERMOTT, WILL & EMERY
                ONE INTERNATIONAL PLACE                                      28 STATE STREET
            BOSTON, MASSACHUSETTS 02110-2624                         BOSTON, MASSACHUSETTS 02109-1775
                     (617) 951-7000                                           (617) 535-4000

                            ------------------------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM
          TITLE OF EACH CLASS OF                AMOUNT TO BE         OFFERING PRICE         AGGREGATE            AMOUNT OF
       SECURITIES TO BE REGISTERED               REGISTERED             PER UNIT        OFFERING PRICE(1)     REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value..............  7,250,000 shares(2)           N/A                 $56.17               $1.00
--------------------------------------------------------------------------------------------------------------------------------
Series C Convertible Preferred Stock,
  $1.00 par value.........................     50,000 shares              N/A
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rule 457(f) under the Securities Act. Pursuant to Rule 457(f)(2) under the Securities Act, the proposed maximum aggregate offering price of the registrant's common stock was calculated in accordance with Rule 457(f)(2) under the Securities Act as one-third of the par value of the Indus River securities being received in the transaction.

(2) The 7,250,000 shares of Common Stock to be registered includes 4,000,000 shares of Common Stock that will be issued in exchange for all of the shares of preferred stock and common stock of Indus River and all options and warrants to purchase Indus River stock (other than certain excluded options), and 3,250,000 shares of common stock that will be reserved for issuance upon the conversion of the Series C Convertible Preferred Stock.

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: Upon consummation of the merger referred to herein.

    If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           INDUS RIVER NETWORKS, INC.
                                 31 NAGOG PARK
                           ACTON, MASSACHUSETTS 01720
                                 (978) 266-8100

                                October   , 2000

Dear Indus River Networks Stockholder:

     You are cordially invited to attend our special meeting of stockholders on
          , November   , 2000, at 10:00 a.m., local time, at the offices of
McDermott, Will & Emery, 28 State Street, 34th Floor, Boston, Massachusetts
02109.

     At the special meeting, we will ask you to vote on the merger of Indus River and Cabletron Systems, Inc. At (and with respect to options and warrants after) the effective time of the merger, Cabletron will issue an aggregate of 4,000,000 shares of Cabletron common stock and 50,000 shares of Cabletron Series C preferred stock in exchange for all of the shares of Indus River preferred stock, Indus River common stock, and all options and warrants to purchase Indus River stock (except for those additional options granted in connection with the forfeiting of acceleration rights and some additional options granted to some employees hired by Indus River after August 18, 2000 with Cabletron's consent). In the merger, you will receive a number of shares of Cabletron Series C preferred stock and Cabletron common stock for each share of Indus River preferred stock and/or common stock that you own, based on a formula which accounts for a liquidation preference payment to holders of Indus River preferred stock. The exact exchange rate will not be known until five trading days prior to the closing date of the merger because it is dependent upon the average closing price of Cabletron common stock for the ten trading days ending on and including the fifth trading day prior to the closing of the merger, and the fair market value of Cabletron Series C preferred stock determined as of the fifth trading day prior to the closing date of the merger by an appraisal, both of which are subject to fluctuation.

     Based on an average closing price of $     per share of Cabletron common
stock for the ten trading days ending on and including October   , 2000 and an
appraised value of $     per share of Cabletron Series C preferred stock as of
October   , 2000, and assuming the closing of the merger occurs on November   ,
2000 and a warrant to purchase 60,847 shares of Indus River Series D preferred stock is not exercised prior to consummation of the merger:

     - each holder of Indus River Series A preferred stock would receive shares of Cabletron Series C preferred stock and shares of Cabletron common stock for each share of Indus River series A preferred stock held by such holder;

     - each holder of Indus River Series B preferred stock would receive shares of Cabletron Series C preferred stock and shares of Cabletron common stock for each share of Indus River series B preferred stock held by such holder;

     - each holder of Indus River Series C preferred stock would receive shares of Cabletron Series C preferred stock and shares of Cabletron common stock for each share of Indus River series C preferred stock held by such holder;

     - each holder of Indus River Series D preferred stock issued on June 30,
       1999 would receive           shares of Cabletron Series C preferred stock
       and           shares of Cabletron common stock for each share of Indus
       River series D preferred stock held by such holder;

     - each holder of Indus River Series D preferred stock issued on July 8,
       1999 would receive           shares of Cabletron Series C preferred stock
       and           shares of Cabletron common stock for each share of Indus
       River series D preferred stock held by such holder; and

     - each holder of Indus River common stock would receive           shares of
       Cabletron Series C preferred stock and           shares of Cabletron
       common stock for each share of Indus River common stock held by such holder.

     You will receive cash for any fractional share of Cabletron common stock or Cabletron Series C preferred stock that you would otherwise receive in the merger.

     The Cabletron Series C preferred stock will be convertible into Cabletron common stock at the option of the holder at any time following the earliest to occur of (1) a spin-off of Cabletron's subsidiary, Enterasys Networks, Inc., the subsidiary to which Cabletron intends to transfer the stock of Indus River following the merger, after the first anniversary of the date the Cabletron Series C preferred stock is issued, (2) a transaction involving Enterasys pursuant to which Cabletron no longer controls Enterasys at any time and (3) the second anniversary of the date the Cabletron Series C preferred stock is issued. In addition, if Cabletron establishes a record date with respect to a spin-off of Enterasys prior to the first anniversary of the date the Cabletron Series C preferred stock is issued, and that spin-off is to be completed prior to such first anniversary, then the Cabletron Series C preferred stock will be convertible into Cabletron common stock at the option of the holder immediately prior to the spin-off.

     In addition, the Cabletron Series C preferred stock will be redeemable at the option of the holder immediately prior to the first to occur of (1) a spin-off of Enterasys following the first anniversary of the date the Cabletron Series C preferred stock is issued and prior to the second anniversary of such issuance and (2) a transaction involving Enterasys pursuant to which Cabletron no longer controls Enterasys prior to the second anniversary of the date the Cabletron Series C preferred stock is issued. With respect to a spin-off of Enterasys, Cabletron will pay the redemption price for each share of Cabletron Series C preferred stock in shares of Enterasys stock. With respect to a change of control of Enterasys, Cabletron will pay the redemption price for each share of Cabletron Series C preferred stock in securities or assets of the surviving corporation immediately following the transaction resulting in the change of control of Enterasys.

     If Cabletron establishes a record date with respect to a spin-off of Enterasys prior to the first anniversary of the date the Cabletron Series C preferred stock is issued, holders of Cabletron Series C preferred stock will not be able to redeem their shares of Cabletron Series C preferred stock in connection with such spin-off. However, they will be able to convert their shares into Cabletron common stock prior to any such spin-off. On the other hand, if Cabletron consummates a transaction resulting in a change of control of Enterasys prior to the first anniversary of the date the Cabletron Series C preferred stock is issued, holders of Cabletron Series C preferred stock will be able to redeem or convert their shares of Cabletron Series C preferred stock in connection with such transaction. In addition, if Cabletron conducts a spin-off of Enterasys following the first anniversary of the date the Cabletron Series C preferred stock is issued, holders of Cabletron Series C preferred stock will be able to redeem or convert their shares of Cabletron Series C preferred stock in connection with such spin-off. The terms of the Cabletron Series C preferred stock will provide an incentive for holders to choose to redeem their shares of Cabletron Series C preferred stock as opposed to converting them if the holders are able to choose between the two options by providing for a more favorable exchange ratio for redemption of the Cabletron Series C preferred stock than would be applicable to conversion of that stock. Cabletron is not obligated to conduct a spin-off of Enterasys or other disposition of Enterasys. If Cabletron does not do so, then holders of the Cabletron Series C preferred stock will not be able to exercise the redemption right, and will not be able to exercise any conversion right until the second anniversary of the date the Cabletron Series C preferred stock is issued. A more detailed description of the Cabletron Series C preferred stock is contained in the accompanying proxy statement/prospectus.

     The merger agreement provides that 10% of the shares of Cabletron common stock to be issued in the merger to the preferred stockholders and founders of Indus River will be placed in escrow with an escrow agent and used to secure the indemnification obligations of each Indus River stockholder under the merger agreement. In addition, all of the Cabletron Series C preferred stock issued in the merger will be held in an escrow account for up to 30 months in order to facilitate any conversion or redemption of such stock which may occur during such period, after which they will be distributed to the stockholders who are entitled to receive them. Cabletron common stock is listed on the New York Stock Exchange
under the trading symbol "CS" and on           , 2000, Cabletron common stock
closed at $     per share. The Cabletron Series C preferred stock will not be listed on any securities exchange and there is no existing trading market for the Cabletron Series C preferred stock. In addition, the shares of Cabletron Series C preferred stock will not be transferable except under the laws of descent and distribution or to the partners of any stockholder which is an entity.

     Cabletron and Indus River plan to treat the merger as a tax-free reorganization for Federal income tax purposes. Following the merger, Cabletron plans to transfer all of the stock in Indus River to its subsidiary, Enterasys. Although Cabletron has announced its desire to establish each of its four operating subsidiaries (including Enterasys) as an independent company, Cabletron is not obligated to consummate such intention and continues to consider several possibilities for Enterasys, including the possibility of retaining Enterasys as a subsidiary of Cabletron. Depending on if, and when, Cabletron consummates a spin-off or other disposition of Enterasys, the IRS may attempt to combine the merger with such other transaction, and take the position that the merger does not qualify as a tax-free organization. In that case, if the IRS were successful, you would recognize gain or loss for Federal income tax purposes based on the difference between the fair market value of the Cabletron common stock and Cabletron Series C preferred stock you received and the tax basis of your Indus River capital stock exchanged therefor. A more detailed analysis of the material Federal income tax consequences of the merger is discussed in the accompanying proxy statement/prospectus.

     Holders of Indus River capital stock who properly comply with certain statutory requirements will be entitled to an appraisal under Delaware law if the merger is completed.

     Completion of the merger requires the approval of the holders of a majority of the outstanding shares of Indus River common and preferred stock, voting together as a single class, and the holders of two-thirds of the outstanding shares of the Indus River convertible preferred stock, voting as a separate class.

     A number of Indus River stockholders have entered into a voting agreement with Cabletron, pursuant to which they have agreed to vote the shares of Indus River stock they own "for" adoption of the merger agreement. Each of these stockholders has also granted to a Cabletron representative an irrevocable proxy and a power of attorney to vote its shares of Indus River stock "for" adoption of the merger agreement. On the record date, these stockholders in the aggregate owned and were entitled to vote (1) 86.3% of the Indus River preferred stock and Indus River common stock, voting together as a single class, and (2) 95.5% of the Indus River preferred stock, voting as a separate class.

     Only stockholders who hold shares of Indus River stock at the close of
business on           , 2000 will be entitled to vote at the special meeting.

     YOU SHOULD CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" COMMENCING ON PAGE 15 OF THE ENCLOSED PROXY STATEMENT/PROSPECTUS BEFORE VOTING. PLEASE REVIEW CAREFULLY THE ENTIRE PROXY STATEMENT/ PROSPECTUS.

     AFTER CAREFUL CONSIDERATION, INDUS RIVER'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS ADVISABLE AND IS FAIR TO YOU AND IN YOUR BEST INTERESTS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

     Please complete, sign and return your proxy card. Please do not send any stock certificates at this time. Thank you for your cooperation.

                                          Sincerely,

                                          --------------------------------------
                                               Per A. Suneby,
                                               President

     Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the merger described in the proxy statement/prospectus or the Cabletron common stock and Cabletron Series C preferred stock to be issued in connection with the merger, or determined if the proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

              THE PROXY STATEMENT/PROSPECTUS IS DATED      , 2000,
       AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT      , 2000.

                           INDUS RIVER NETWORKS, INC.
                                 31 NAGOG PARK
                           ACTON, MASSACHUSETTS 01720
                                 (978) 266-8100

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON NOVEMBER             , 2000

To the Stockholders of Indus River Networks, Inc.:

     We will hold a special meeting of the stockholders of Indus River Networks,
Inc. on        , November      , 2000, at 10:00 a.m., local time, at the offices
of McDermott, Will & Emery, 28 State Street, Boston, 34th Floor, Massachusetts 02109 to consider and vote upon a proposal to adopt the merger agreement among Cabletron Systems, Inc., Acton Acquisition Co., a wholly owned subsidiary of Cabletron, and Indus River.

     At (and with respect to options and warrants after) the effective time of the merger, Cabletron will issue an aggregate of 4,000,000 shares of Cabletron common stock and 50,000 shares of Cabletron Series C preferred stock in exchange for all of the shares of Indus River preferred stock, Indus River common stock, and all options and warrants to purchase Indus River stock (except for those additional options granted in connection with the forfeiting of acceleration rights and some additional options granted to some employees hired by Indus River after August 18, 2000 with Cabletron's consent). Under the merger agreement, each outstanding share of Indus River common stock and/or preferred stock will be converted into the right to receive a number of shares of Cabletron Series C preferred stock and Cabletron common stock, based on a formula which accounts for a liquidation preference payment to holders of Indus River preferred stock. The exact exchange rate will not be known until five trading days prior to the closing date of the merger because it is dependent upon the average closing price of Cabletron common stock for the ten trading days ending on and including the fifth trading day prior to the closing of the merger, and the fair market value of Cabletron Series C preferred stock determined as of the fifth trading day prior to the closing date of the merger by an appraisal, both of which are subject to fluctuation.

     Based on an average closing price of $     per share of Cabletron common
stock for the ten trading days ending on and including October , 2000 and an appraised value of $ per share of Cabletron Series C preferred stock as of October , 2000, and assuming the closing of the merger occurs on November
     , 2000 and a warrant to purchase 60,847 shares of Indus River Series D preferred stock is not exercised prior to consummation of the merger:

     - each holder of Indus River Series A preferred stock would receive
       shares of Cabletron Series C preferred stock and      shares of Cabletron
       common stock for each share of Indus River Series A preferred stock held by such holder;

     - each holder of Indus River Series B preferred stock would receive
       shares of Cabletron Series C preferred stock and      shares of Cabletron
       common stock for each share of Indus River Series B preferred stock held by such holder;

     - each holder of Indus River Series C preferred stock would receive
       shares of Cabletron Series C preferred stock and      shares of Cabletron
       common stock for each share of Indus River Series C preferred stock held by such holder;

     - each holder of Indus River Series D preferred stock issued on June 30,
       1999 would receive      shares of Cabletron Series C preferred stock and
            shares of Cabletron common stock for each share of Indus River Series D preferred stock held by such holder;

     - each holder of Indus River Series D preferred stock issued on July 8,
       1999 would receive      shares of Cabletron Series C preferred stock and
            shares of Cabletron common stock for each share of Indus River Series D preferred stock held by such holder; and

     - each holder of Indus River common stock would receive      shares of
       Cabletron Series C preferred stock and      shares of Cabletron common
       stock for each share of Indus River common stock held by such holder.

     You will receive cash for any fractional share of Cabletron common stock or Cabletron Series C preferred stock that you would otherwise receive in the merger.

     Although we know of no other matters that are expected to come before the special meeting, the stockholders of Indus River may transact any other business that may properly come before the meeting.

     Only holders of record of shares of Indus River common stock and Indus
River preferred stock at the close of business on             , 2000, the record
date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of it.

     We cannot complete the merger unless the merger agreement is adopted by holders of a majority of the outstanding shares of Indus River common stock and Indus River preferred stock, voting together as a single class, and holders of a majority of the outstanding shares of Indus River preferred stock, voting together as a single class.

     Holders of Indus River capital stock who properly comply with certain statutory requirements are entitled to an appraisal of their shares under Delaware law.

     FOR MORE INFORMATION ABOUT THE MERGER, PLEASE REVIEW THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS AND THE MERGER AGREEMENT ATTACHED AS ANNEX A.

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY VOTE IN PERSON AT THE SPECIAL MEETING, EVEN IF YOU HAVE RETURNED A PROXY CARD. IF YOU DO NOT VOTE BY PROXY OR IN PERSON AT THE SPECIAL MEETING, IT WILL COUNT AS A VOTE AGAINST THE MERGER AGREEMENT.

     PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

                                          By Order of the Board of Directors,

                                          --------------------------------------
                                          Per A. Suneby
                                          Secretary

Acton, Massachusetts
October      , 2000

                      REFERENCES TO ADDITIONAL INFORMATION

     This proxy statement/prospectus incorporates important business and financial information about Cabletron from documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from Cabletron at the following address and telephone number:

                            CABLETRON SYSTEMS, INC.
                               INVESTOR RELATIONS
                               35 INDUSTRIAL WAY
                         ROCHESTER, NEW HAMPSHIRE 03867
                                 (603) 332-9400

     IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY             , 2000
IN ORDER TO RECEIVE THEM BEFORE THE INDUS RIVER SPECIAL MEETING.

     See "Where You Can Find More Information" (page 83).

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................    5
  General...................................................    5
  The Companies.............................................    8
  Stock Prices and Dividends................................    9
  The Special Meeting.......................................    9
  The Merger Agreement......................................   10
  Selected Historical Financial Data -- Cabletron...........   14
RISK FACTORS................................................   15
  Risk Factors Relating to the Merger.......................   15
  Risk Factors Relating to the Cabletron Series C Preferred
     Stock..................................................   16
  Risk Factors Relating to Cabletron........................   17
  Risk Factors Relating to Indus River......................   17
THE COMPANIES...............................................   20
  Indus River Networks, Inc. ...............................   20
  Cabletron Systems, Inc. ..................................   20
THE SPECIAL MEETING.........................................   21
  Date, Time and Place......................................   21
  Purpose of Special Meeting................................   21
  Record Date; Stock Entitled to Vote; Quorum...............   21
  Vote Required.............................................   21
  Stockholder Agreements....................................   22
  Voting of Proxies.........................................   22
  Revocability of Proxies...................................   22
  Solicitation of Proxies...................................   22
  Appraisal Rights..........................................   23
THE MERGER..................................................   24
  Background to the Merger..................................   24
  Reasons for the Merger and Board of Directors
     Recommendation.........................................   27
  Appraisals of Cabletron Series C Preferred Stock by Adams,
     Harkness & Hill, Inc. .................................   28
  Interests of Indus River Directors, Management and
     Employees in the Merger................................   32
  Stock Options and Restricted Stock Agreements.............   33
  Accounting Treatment......................................   35
  Form of the Merger........................................   35
  Merger Consideration......................................   35
  Conversion of Shares; Procedures for Exchange of
     Certificates; Fractional Shares........................   36
  Effective Time of the Merger..............................   38
  Stock Exchange Listing of Cabletron Common Stock..........   38
  Employment Agreements.....................................   38
  Certain Material United States Federal Income Tax
     Consequences of the Merger.............................   38
  Government Filings........................................   41
  Rights of Stockholders to Appraisals......................   41
  Appraisal Rights Procedures...............................   42
  Resale of Cabletron Common Stock and Cabletron Series C
     Preferred Stock........................................   44
THE MERGER AGREEMENT........................................   46
  Conditions to the Completion of the Merger................   46
  No Solicitation...........................................   47
  Termination...............................................   48
  Conduct of Business Pending the Merger....................   49
  Amendment, Extension and Waiver...........................   50

                                                              PAGE
                                                              ----
  Fees and Expenses.........................................   50
  Representations and Warranties............................   50
  Additional Agreements.....................................   52
  Indemnification and Insurance.............................   52
  Amendments to Indus River's Certificate of
     Incorporation..........................................   52
  Amendments to Indus River's By-Laws.......................   53
  Indemnification and Escrow Agreement......................   53
STOCK PRICES AND DIVIDENDS..................................   55
DESCRIPTION OF CABLETRON CAPITAL STOCK......................   57
  Preferred Stock...........................................   57
  Warrants, Options and Put Rights..........................   67
COMPARISON OF RIGHTS OF SERIES C PREFERRED AND COMMON
  STOCKHOLDERS OF CABLETRON AND STOCKHOLDERS OF INDUS
  RIVER.....................................................   68
  Capitalization............................................   68
  Voting Rights.............................................   68
  Voting Requirement and Quorums for Stockholder Meetings...   69
  Number of Directors.......................................   69
  Board Classification......................................   69
  Nomination and Election of Directors......................   70
  Removal of Directors......................................   70
  Newly Created Directorships and Vacancies.................   71
  Amendments to Certificate of Incorporation................   71
  Amendments to By-Laws.....................................   71
  Stockholder Action........................................   72
  Special Stockholder Meetings..............................   72
  Limitation of Personal Liability of Directors and
     Indemnification........................................   72
  Dividends.................................................   73
  Liquidation...............................................   74
  Conversion................................................   74
  Redemption Rights.........................................   75
  Appraisal Rights..........................................   76
  Vote Required for Mergers.................................   77
  Anti-Takeover Provisions..................................   78
  Stockholder Derivative Suits..............................   79
CERTAIN INFORMATION CONCERNING INDUS RIVER..................   80
  Security Ownership of Directors, Executive Officers and
     Principal Stockholders of Indus River..................   80
LEGAL MATTERS...............................................   83
EXPERTS.....................................................   83
OTHER MATTERS...............................................   83
WHERE YOU CAN FIND MORE INFORMATION.........................   83
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........   85

Annexes:
  Annex A   Agreement and Plan of Merger
  Annex B   Section 262 of the Delaware General Corporation Law
  Annex C   Form of Escrow Agreement
  Annex D  Form of Stockholder Agreement for Founders
  Annex E   Form of Stockholder Agreement for Preferred Stockholders
  Annex F   Preliminary Appraisal of Adams, Harkness & Hill, Inc. dated October
    , 2000

         QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

Q: WHY IS INDUS RIVER MERGING WITH CABLETRON?

A: This is a unique opportunity for Indus River to join and become part of Cabletron, one of the world's leading developers, manufacturers and marketers of networking systems and technology, and for Indus River stockholders to become Cabletron stockholders. Indus River will be joining Cabletron's Enterasys division, a leading provider of global business communication solutions to enterprise customers. By joining Enterasys, Indus River gains access to Enterasys' large installed base of enterprise customers and generally gains access to Enterasys' large distribution channels.

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: At (and with respect to options and warrants after) the effective time of the merger, Cabletron will issue an aggregate of 4,000,000 shares of Cabletron common stock and 50,000 shares of Cabletron Series C preferred stock in exchange for all of the shares of Indus River preferred stock, Indus River common stock, and all options and warrants to purchase Indus River stock (except for those additional options granted in connection with the forfeiting of acceleration rights and some additional options granted to some employees hired by Indus River after August 18, 2000 with Cabletron's consent). If the merger is completed, you will receive a specified number of shares of Cabletron common stock and a specified number of shares of Cabletron Series C preferred stock for each share of Indus River common stock and preferred stock that you own, and cash for any fractional share of Cabletron common stock and any fractional share of Cabletron Series C preferred stock you would otherwise receive in the merger. Holders of Indus River preferred stock are entitled to be paid a liquidation preference payment in connection with the merger. Because the dollar amount of the liquidation preference is determined as of the closing date and because the number of shares of Cabletron capital stock constituting the liquidation preference payment will be determined based on a 10 trading day average closing price of Cabletron's common stock and an appraised value of the Cabletron Series C preferred stock, the exact exchange ratios for the number of shares of Cabletron common stock and Cabletron Series C preferred stock to be issued in the merger will not be known until the fifth trading day prior to the closing date. However, based on an average closing price of Cabletron
   common stock for the ten trading days ending on and including October      ,
   2000 and the appraised value of the Cabletron Series C preferred stock as of
   October      , 2000, and assuming that the closing of the merger occurs on
   November      , 2000 and a warrant to purchase 60,847 shares of Indus River
   Series D preferred stock is not exercised prior to consummation of merger:

     - each holder of Indus River Series A preferred stock would receive
       shares of Cabletron Series C preferred stock and        shares of
       Cabletron common stock in connection with the merger for each share of Indus River Series A preferred stock held by such holder;

     - each holder of Indus River Series B preferred stock would receive
       shares of Cabletron Series C preferred stock and        shares of
       Cabletron common stock in connection with the merger for each share of Indus River Series B preferred stock held by such holder;

     - each holder of Indus River Series C preferred stock would receive
       shares of Cabletron Series C preferred stock and        shares of
       Cabletron common stock in connection with the merger for each share of Indus River Series C preferred stock held by such holder;

     - each holder of Indus River Series D preferred stock issued on June 30,
       1999 would receive        shares of Cabletron Series C preferred stock
       and        shares of Cabletron common stock in connection with the merger for each share of Indus River Series D preferred stock held by such holder;

     - each holder of Indus River Series D preferred stock issued on July 8,
       1999 would receive        shares of Cabletron Series C preferred stock
       and        shares of Cabletron common stock in connection with the merger for each share of Indus River Series D preferred stock held by such holder; and

     - each holder of Indus River common stock would receive           shares of
       Cabletron Series C preferred stock and           shares of Cabletron
       common stock in connection with the merger for each share of Indus River common stock held by such holder.

     The Cabletron Series C preferred stock will be convertible into Cabletron common stock at the option of the holder at any time following the earliest to occur of (1) a spin-off of Cabletron's subsidiary, Enterasys Networks, Inc., the subsidiary to which Cabletron intends to transfer the stock of Indus River following the merger, after the first anniversary of the date the Cabletron Series C preferred stock is issued, (2) a transaction involving Enterasys pursuant to which Cabletron no longer controls Enterasys at any time and (3) the second anniversary of the date the Cabletron Series C preferred stock is issued. In addition, if Cabletron establishes a record date with respect to a spin-off of Enterasys prior to the first anniversary of the date the Cabletron Series C preferred stock is issued, and that spin-off is to be completed prior to such first anniversary, then the Cabletron Series C preferred stock will be convertible into Cabletron common stock at the option of the holder immediately prior to the spin-off.

     In addition, the Cabletron Series C preferred stock will be redeemable at the option of the holder immediately prior to the first to occur of (1) a spin-off of Enterasys following the first anniversary of the date the Cabletron Series C preferred stock is issued and prior to the second anniversary of such issuance and (2) a transaction involving Enterasys pursuant to which Cabletron no longer controls Enterasys prior to the second anniversary of the date the Cabletron Series C preferred stock is issued. With respect to a change of control of Enterasys, Cabletron will pay the redemption price for each share of Cabletron Series C preferred stock in securities or assets of the surviving corporation immediately following the transaction resulting in the change of control of Enterasys.

     If Cabletron establishes a record date with respect to a spin-off of Enterasys prior to the first anniversary of the date the Cabletron Series C preferred stock is issued, holders of Cabletron Series C preferred stock will not be able to redeem their shares of Cabletron Series C preferred stock in connection with such spin-off. However, they will be able to convert their shares into Cabletron common stock prior to such spin-off. On the other hand, if Cabletron consummates a transaction resulting in a change of control of Enterasys prior to the first anniversary of the date the Cabletron Series C preferred stock is issued, holders of Cabletron Series C preferred stock will be able to redeem or convert their shares of Cabletron Series C preferred stock in connection with such transaction. In addition, if Cabletron conducts a spin-off of Enterasys following the first anniversary of the date the Cabletron Series C preferred stock is issued, holders of Cabletron Series C preferred stock will be able to redeem or convert their shares of Cabletron Series C preferred stock in connection with such spin-off. The terms of the Cabletron Series C preferred stock will provide an incentive for holders to choose to redeem their share of Cabletron Series C preferred stock as opposed to converting them if the holders are able to choose between the two options by providing for a more favorable exchange ratio for redemption of the Cabletron Series C preferred stock than would be applicable to conversion of that stock. Cabletron is not obligated to conduct a spin-off of Enterasys or other disposition of Enterasys. If Cabletron does not do so, then holders of the Cabletron Series C preferred stock will not be able to exercise the redemption right at all, and will not be able to exercise any conversion right until the second anniversary of the date the Cabletron Series C preferred stock is issued. There is a description of the Cabletron Series C preferred stock on pages 60 to 67 of this proxy statement/prospectus.

     The merger agreement provides that 10% of the shares of Cabletron common stock to be issued in the merger to the preferred stockholders and founders of Indus River will be placed in an escrow account in order to secure the indemnification obligations of each Indus River stockholder under the merger agreement. In addition, all of the shares of Series C preferred stock issued in the merger will be deposited in an escrow account for a period of up to 30 months in order to facilitate any conversion or redemption of such shares.

Q: WHAT IS THE ESCROW FUND AND HOW DOES IT WORK?

A: If the merger is completed, Cabletron will deposit into an escrow account 10% of the Cabletron common stock to be issued to the preferred stockholders and founders of Indus River. The escrowed shares will be available to compensate Cabletron if it is entitled to indemnification under the merger agreement. The escrow account will be the sole and exclusive source available to compensate Cabletron for damages due to a breach under the merger agreement, other than for any claim of fraud, intentional misrepresentation or other willful conduct. Any escrowed shares not used to indemnify Cabletron and which are not the subject of an unresolved claim for indemnification by Cabletron will be distributed to the Indus River stockholders entitled to receive them following the first anniversary of the consummation of the merger.

   In addition, if the merger is completed, Cabletron will deposit into a separate escrow account all of the Cabletron Series C preferred stock to be issued to all Indus River stockholders. However, the escrowed shares of Cabletron Series C preferred stock will not be used to secure the indemnification obligations of Indus River stockholders, but rather will be held in escrow only to facilitate any conversion or redemption of the shares of Cabletron Series C preferred stock occurring within 24 months of the Closing. The shares of Cabletron Series C preferred stock will remain in the escrow account for up to 30 months, after which they will be distributed by the escrow agent to the stockholders on whose behalf the shares are being held.

Q: WHY IS THE INDUS RIVER BOARD OF DIRECTORS RECOMMENDING THAT I VOTE FOR
   ADOPTION OF THE MERGER AGREEMENT?

A: After considering the support for the merger from its independent directors and the other reasons set forth on pages 27 to 28 of this proxy statement/prospectus, your board of directors unanimously believes that the terms of the merger agreement are advisable and fair to, and in the best interests of, Indus River and its stockholders.

Q: WHAT IS THE VOTE REQUIRED TO ADOPT THE MERGER AGREEMENT?

A: The affirmative vote of the holders of (1) a majority of the outstanding shares of Indus River common stock and Indus River preferred stock, voting together as a single class, and (2) two-thirds of the outstanding shares of Indus River preferred stock, voting as a separate class, is required to adopt the merger agreement. You will be able to vote your shares of Indus River common stock and Indus River preferred stock at a special meeting of Indus
   River stockholders to be held on November   , 2000 at 10:00 a.m., local time,
   at the offices of McDermott, Will & Emery, 28 State Street, Boston, Massachusetts 02109.

   Indus River stockholders holding (1) 86.3% of the outstanding shares of Indus River preferred stock and Indus River common stock, voting together as a single class and (2) 95.5% of the outstanding shares of Indus River preferred stock, voting as a separate class, have executed stockholder agreements agreeing to vote the shares of Indus River stock, they own "for" adoption of the merger agreement. Each of these stockholders has also granted an irrevocable proxy and a power of attorney to Cabletron representatives to vote that stockholder's shares of Indus River stock "for" adoption of the merger agreement. Accordingly, the required vote to adopt the merger agreement has been obtained. There is a description of these stockholder agreements on page 22 of this proxy statement/prospectus.

Q: WHAT IF THE MERGER IS NOT COMPLETED?

A: It is possible the merger will not be completed. That might happen if, for example, any of the closing conditions set forth in the merger agreement do not occur. Should that occur, none of Cabletron, Indus River or any third party is under any obligation to make or consider any alternative proposal regarding the purchase of your Indus River stock. The closing conditions set forth in the merger agreement are described in pages 46 to 47 of this proxy statement/prospectus.

Q: WHAT ELSE WILL HAPPEN AT THE MEETING?

A: Although we know of no other matters which are expected to come before the special meeting, the stockholders of Indus River may transact any other business that may properly come before the meeting.

Q: WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this proxy statement/prospectus, PLEASE COMPLETE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED RETURN ENVELOPE AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING. If you sign and send in your proxy card and do not indicate how you want to vote, we will count your proxy as a vote "for" adoption of the merger agreement. IF YOU ABSTAIN FROM VOTING OR DO NOT VOTE ON THE PROPOSAL, YOUR ABSTEN-

TION OR FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ADOPTION OF THE MERGER AGREEMENT.

   The special meeting will take place on           , 2000. You may attend the
   special meeting and vote your shares in person, rather than signing and mailing your proxy card.

Q: WHO MAY VOTE AT THE SPECIAL MEETING?

A: All stockholders of record as of the close of business on           , 2000
   may vote. You are entitled to one vote for each share of Indus River common stock that you own on the record date, and one vote for each share of Indus River preferred stock that you own on the record date.

Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You may change your vote in one of three ways before your proxy is voted at the special meeting. First, you may send a written notice stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the Secretary of Indus River at the address set forth in the answer to the last question below. Third, you may attend the special meeting and vote in person.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger has been completed, you will receive written instructions for exchanging your stock certificates. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD.

Q: WHEN AND WHERE IS THE SPECIAL MEETING?

A: The special meeting will be held at the offices of McDermott, Will & Emery, 28 State Street, 34th Floor, Boston, Massachusetts 02109.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We expect to complete the merger immediately following the special meeting.

Q: WHAT RIGHTS DO I HAVE IF I OPPOSE THE MERGER?

A: You may seek appraisal of the fair value of your shares by complying with all the Delaware law procedures explained on pages 42 to 44 and in Annex B.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact:

   Indus River Networks, Inc.
   Attention: David P. Gamache
   31 Nagog Park
   Acton, Massachusetts 01720
   Telephone: (978) 266-8100

                                    SUMMARY

     This summary highlights selected information from this proxy statement/prospectus and does not contain all the information that is important to you. For a more complete understanding of the merger, you should carefully read this entire proxy statement/prospectus and the other documents to which we refer you. In particular, you should read the documents attached to this proxy statement/prospectus, including the merger agreement which is attached as Annex A, your appraisal rights under Delaware law, which are attached as Annex B, the form of escrow agreement which is attached as Annex C, the form of stockholder agreement for Indus River founders, which is attached as Annex D, the form of stockholder agreement for Indus River preferred stockholders which is attached as Annex E, and the appraisal of Adams, Harkness & Hill, Inc. dated October , 2000 with respect to the Cabletron Series C preferred stock, which is attached as Annex F. Also, see "Where You Can Find More Information" on page 83. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

                                    GENERAL

WHAT YOU WILL RECEIVE IN THE MERGER (PAGE 35)

     At and (with respect to options and warrants) after the effective time of the merger, Cabletron will issue an aggregate of 4,000,000 shares of Cabletron common stock and 50,000 shares of Cabletron Series C preferred stock in exchange for all of the shares of Indus River preferred stock, Indus River common stock, and all options and warrants to purchase Indus River stock (except for those additional options granted in connection with the forfeiting of acceleration rights described above and some additional options granted to some employees hired by Indus River after August 18, 2000 with Cabletron's consent). Because each holder of Indus River preferred stock is entitled to a liquidation preference payment in connection with the merger, and because the market price of Cabletron common stock fluctuates, and because the value of the Cabletron Series C preferred stock also varies, the exact exchange rate for Indus River preferred stock and Indus river common stock will not be known until five trading days prior to the closing date of the merger.

     Based on an average closing price of $     per share of Cabletron common
stock for the ten trading days ending on and including October   , 2000 and an
appraised value of $     per share of Cabletron Series C preferred stock as of
October   , 2000, and assuming that the closing of the merger occurs on November
  , 2000 and a warrant to purchase 60,847 shares of Indus River Series D preferred stock is not exercised prior to consummation of the merger:

     - each holder of Indus River Series A Preferred stock would receive
       shares of Cabletron Series C preferred stock and      shares of Cabletron
       common stock for each share of Indus River Series A preferred stock held by such holder;

     - each holder of Indus River Series B Preferred stock would receive
       shares of Cabletron Series C preferred stock and      shares of Cabletron
       common stock for each share of Indus River Series B preferred stock held by such holder;

     - each holder of Indus River Series C Preferred stock would receive
       shares of Cabletron Series C preferred stock and      shares of Cabletron
       common stock for each share of Indus River Series C preferred stock held by such holder;

     - each holder of Indus River Series D Preferred stock issued on June 30,
       1999 would receive      shares of Cabletron Series C preferred stock and
            shares of Cabletron common stock for each share of Indus River Series D preferred stock held by such holder;

     - each holder of Indus River Series D Preferred stock issued on July 8,
       1999 would receive      shares of Cabletron Series C preferred stock and
            shares of Cabletron common stock for each share of Indus River Series D preferred stock held by such holder and

     - each holder of Indus River common stock would receive      shares of
       Cabletron Series C preferred stock and      shares of Cabletron common
       stock for each share of Indus River common stock held by such holder.

     You will receive cash for any fractional share of Cabletron common stock or Cabletron Series C preferred stock that you would otherwise receive in the merger.

     The Cabletron Series C preferred stock will be convertible into Cabletron common stock at the option of the holder at any time following the earliest to occur of (1) a spin-off of Cabletron's subsidiary, Enterasys Networks, Inc., the subsidiary to which Cabletron intends to transfer the stock of Indus River following the merger, after the first anniversary of the date the Cabletron Series C preferred stock is issued, (2) a transaction involving Enterasys pursuant to which Cabletron no longer controls Enterasys at any time and (3) the second anniversary of the date the Cabletron Series C preferred stock is issued. In addition, if Cabletron establishes a record date with respect to a spin-off of Enterasys prior to the first anniversary of the date the Cabletron Series C preferred stock is issued, and that spin-off is to be completed prior to such first anniversary, then the Cabletron Series C preferred stock will be convertible into Cabletron common stock at the option of the holder immediately prior to the spin-off.

     In addition, the Cabletron Series C preferred stock will be redeemable at the option of the holder immediately prior to the first to occur of (1) a spin-off of Enterasys following the first anniversary of the date the Cabletron Series C preferred stock is issued and prior to the second anniversary of such issuance and (2) a transaction involving Enterasys pursuant to which Cabletron no longer controls Enterasys prior to the second anniversary of the date the Cabletron Series C preferred stock is issued. With respect to a spin-off of Enterasys, Cabletron will pay the redemption price for each share of Cabletron Series C preferred stock in shares of Enterasys stock. With respect to a change of control of Enterasys, Cabletron will pay the redemption price for each share of Cabletron Series C preferred stock in securities or assets of the surviving corporation immediately following the transaction resulting in the change of control of Enterasys.

     If Cabletron establishes a record date with respect to a spin-off of Enterasys prior to the first anniversary of the date the Cabletron Series C preferred stock is issued, holders of Cabletron Series C preferred stock will not be able to redeem their shares of Cabletron Series C preferred stock in connection with such spin-off. However, they will be able to convert their shares into Cabletron common stock prior to any such spin-off. On the other hand, if Cabletron consummates a transaction resulting in a change of control of Enterasys prior to the first anniversary of the date the Cabletron Series C preferred stock is issued, holders of Cabletron Series C preferred stock will be able to redeem or convert their shares of Cabletron Series C preferred stock in connection with such transaction. In addition, if Cabletron conducts a spin-off of Enterasys following the first anniversary of the date the Cabletron Series C preferred stock is issued, holders of Cabletron Series C preferred stock will be able to redeem or convert their shares of Cabletron Series C preferred stock in connection with such spin-off. The terms of the Cabletron Series C preferred stock will provide an incentive for holders to choose to redeem their shares of Cabletron Series C preferred stock as opposed to converting them if the holders are able to choose between the two options by providing for a more favorable exchange ratio for redemption of the Cabletron Series C preferred stock than would be applicable to conversion of that stock. Cabletron is not obligated to conduct a spin-off of Enterasys or other disposition of Enterasys. If Cabletron does not do so, then holders of the Cabletron Series C preferred stock will not be able to exercise the redemption right, and will not be able to exercise any conversion right until the second anniversary of the date the Cabletron Series C preferred stock is issued. There is a more detailed description of the Cabletron Series C preferred stock in this proxy statement/prospectus.

     The merger agreement provides that 10% of the shares of Cabletron common stock to be issued in the merger to the preferred stockholders and founders of Indus River will be placed in an escrow account that may be used to compensate Cabletron if it is entitled to indemnification under the merger agreement. The escrow account will be the sole and exclusive source available to compensate Cabletron for damages due to a breach under the merger agreement, other than for any claim of fraud, intentional misrepresentation or other willful conduct. Any escrowed shares not used to indemnify Cabletron and which are not the subject of an unresolved claim for indemnification by Cabletron will be distributed to each Indus River stockholder on whose behalf such escrowed shares are being held following the first anniversary of the consummation of the merger.

     In addition, all of the shares of Cabletron Series C preferred stock to be issued in the merger to Indus River stockholders will be placed in a separate escrow account with an escrow agent. The Cabletron Series C preferred stock will not be used to secure the indemnification obligations of Indus River stockholders, but rather will be held in escrow only to facilitate any conversion or redemption of the Cabletron Series C preferred stock occurring within 24 months of the Closing. The shares of Cabletron Series C preferred stock will remain in the escrow account for up to 30 months, after which they will be distributed by the escrow agent to the stockholders on whose behalf the shares are being held.

OWNERSHIP OF CABLETRON FOLLOWING THE MERGER

     At the effective time of the merger, Cabletron will issue 4,000,000 shares of Cabletron common stock and 50,000 shares of Cabletron Series C preferred stock in exchange for all of the shares of Indus River preferred stock, Indus River common stock, and shares issuable under all options and warrants to purchase Indus River common stock (except for those additional options granted in connection with the forfeiture of acceleration rights described on page 34 of this proxy statement/prospectus and additional options granted to some employees hired by Indus River after August 18, 2000 with Cabletron's consent). Based on the number of currently outstanding shares of Cabletron common stock and Cabletron Series C preferred stock, following the merger, former Indus River stockholders will own less than 3% of the outstanding shares of Cabletron common stock and 100% of the outstanding shares of Cabletron Series C preferred stock.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (PAGE 38)

     Cabletron and Indus River plan to treat the merger as a tax-free reorganization for Federal income tax purposes. Following the merger, Cabletron plans to transfer all of the stock in Indus River to its subsidiary, Enterasys. Although Cabletron has announced its desire to establish each of its four operating subsidiaries (including Enterasys) as an independent company, Cabletron is not obligated to consummate such intention and continues to consider several possibilities for Enterasys, including the possibility of retaining Enterasys as a subsidiary of Cabletron. Depending on if, and when, Cabletron consummates a spin-off or other disposition of Enterasys, the IRS may attempt to combine the merger with such other transaction, and take the position that the merger does not qualify as a tax-free reorganization. In that case, if the IRS were successful, you would recognize gain or loss for Federal income tax purposes based on the difference between the fair market value of the Cabletron common stock and Cabletron Series C preferred stock you received and the tax basis of your Indus River capital stock exchanged therefor. A more detailed analysis of the material Federal income tax consequences of the merger is discussed in this proxy statement/prospectus.

RECOMMENDATION OF THE INDUS RIVER BOARD OF DIRECTORS (PAGE 27)

     The Indus River board of directors believes that the terms of the merger and the merger agreement are advisable and fair to, and in the best interests of, Indus River and its stockholders and unanimously recommends that stockholders vote "for" adoption of the merger agreement.

     To review the background and reasons for the merger in greater detail, as well as certain risks related to the merger, see pages 24 to 28 and 15 to 16.

APPRAISALS OF CABLETRON SERIES C PREFERRED STOCK BY ADAMS, HARKNESS & HILL, INC. (PAGE 28)

     Because there is no established trading market for the Cabletron Series C preferred stock, for purposes of determining the Cabletron Series C preferred stock payable with respect to the liquidation preference payment, Indus River has retained Adams, Harkness & Hill, Inc. to render an appraisal of the fair market value of the shares of Cabletron Series C preferred stock that will be received by the Indus River stockholders in connection with the merger. At the request of Indus River, Adams, Harkness & Hill rendered a preliminary appraisal
on October   , 2000 that, as of October   , 2000, the aggregate fair market
value of the Cabletron Series C preferred stock to be received by the Indus River stockholders in connection with the merger was approximately $ million. Adams, Harkness & Hill expects that the types of information obtained by and the valuation methodologies used by Adams, Harkness & Hill in rendering the final appraisal in connection with the closing of the merger will be substantially similar to those used in rendering the preliminary appraisal, although it is possible that the valuation determined in the final appraisal could be materially different from that determined in the preliminary appraisal.

     Adams, Harkness & Hill's appraisal addresses only the fair market value of the Cabletron Series C preferred stock to be received pursuant to the merger agreement and does not address any other aspect of the merger or constitute a recommendation to any holder of Indus River stock as to how to vote at the Indus River stockholder meeting. For additional information about the appraisal, including a summary of the various sources of information and valuation methodologies used by Adams, Harkness & Hill in appraising the fair market value of the Cabletron Series C preferred stock, see "The Merger -- Appraisals of Cabletron Series C Preferred Stock by Adams, Harkness & Hill, Inc." on page 28.
The full text of AH&H's preliminary appraisal, dated October   , 2000 is
attached as Annex F to this proxy statement/prospectus and is incorporated in this proxy statement/prospectus by reference.

INTERESTS OF INDUS RIVER DIRECTORS, MANAGEMENT AND EMPLOYEES IN THE MERGER (PAGE
32)

     Indus River stockholders should note that a number of directors, officers and employees of Indus River have interests in the merger as directors, officers or employees that are different from, or in addition to, those of a stockholder generally. If we complete the merger, indemnification arrangements for current directors, officers and employees of Indus River will be continued and it is anticipated that some employees of Indus River will be retained as employees of Cabletron. It is a condition of the merger that certain executives and employees, with stock options, enter into amendments to their respective stock option agreements which modify the accelerated vesting provisions associated with those options in exchange for the grant of additional stock options. In addition, two executive officers of Indus River will receive options to purchase 200,000 shares of stock of Cabletron's subsidiary, Enterasys Networks, Inc.

APPRAISAL RIGHTS (PAGE 41)

     If you do not wish to accept Cabletron common stock and Cabletron Series C preferred stock in the merger, you have the right under Delaware law to have the fair value of your shares determined by the Delaware chancery court. This right to appraisal is subject to a number of restrictions and technical requirements. Generally, in order to exercise your appraisal rights you must:

     - send a written demand to Indus River for appraisal in compliance with Delaware law before the vote on the merger

     - not vote in favor of the merger

     - continuously hold your Indus River capital stock, from the date you make the demand for appraisal through the closing of the merger

     Merely voting against the merger will not protect your rights to an appraisal. Annex B to this proxy statement/prospectus contains a copy of the Delaware statute governing appraisal rights. Failure to follow all the steps required by Delaware law will result in the loss of your rights to appraisal. The Delaware law requirements for exercising appraisal rights are described in further detail on pages 42 to 44.

                            THE COMPANIES (PAGE 20)

INDUS RIVER NETWORKS, INC.
31 Nagog Park
Acton, Massachusetts
(978) 266-8100

     Indus River Networks designs, manufactures and markets enterprise-class network hardware and software that enables organizations of all sizes to deploy and manage remote access and site to site virtual private networks ("VPNs") with centralized control and remote enforcement of predefined network access policies. Additionally, the product suite incorporates fault management with automatic error detection and recovery methods. These features simplify the process of VPN deployment and operational management while enhancing control over network security and improving the cost-effectiveness of the network.

     Indus River sells its products and services to corporate and institutional customers using both direct and indirect sales channels. RiverWorks(TM) Enterprise VPN solutions are deployed in several industry sectors including major financial, industrial, and service companies. These network installations represent some of the largest VPN deployments in the world with remote populations numbering several thousand users. The solution provides a broad range of connectivity options that enable mobile access, high-speed telecommuting and global site-to-site interconnection over the public Internet. Networks are secured with technologies that provide end-point authentication and encryption of the data stream. The products have been tested and certified by leading technology companies and independent test labs for interoperability, performance and standards compliance.

     Indus River has approximately 60 employees, most of whom are located at the company's headquarters in Acton, Massachusetts. Indus River was organized under the laws of Delaware on August 7, 1996 and maintains its executive offices at 31 Nagog Park, Acton, Massachusetts.

CABLETRON SYSTEMS, INC.
35 Industrial Way
Rochester, New Hampshire 03867
(603) 332-9700

     Cabletron is one of the world's leading designers, developers and manufacturers of communications systems, software and products. Cabletron delivers flexible and scalable network access and communications equipment and software to Global 2000 enterprises, service providers and small businesses worldwide. Cabletron's products include standards-based Ethernet, Fast Ethernet, Token Ring, fiber distributed data interface, asynchronous transfer mode and wide area networks networking solutions. Cabletron provides its leading edge business solutions to global customers for enterprise connectivity, service provider infrastructures, software and professional services by maintaining significant operations in the United States, Europe, the Pacific Rim and other industrialized areas of the world. Cabletron has established four operating subsidiaries -- Aprisma Management Technologies, Enterasys Networks, GlobalNetwork Technology Services and Riverstone Networks -- to enable it to focus on the key high-growth areas of the communications marketplace, including infrastructure management, enterprise e-business, professional services and service providers.

                      STOCK PRICES AND DIVIDENDS (PAGE 55)

     Shares of Cabletron common stock are listed on the New York Stock Exchange. On August 18, 2000, the last full trading day prior to the public announcement of the proposed merger, the last reported sale price of one share of Cabletron common stock, as reported on the New York Stock Exchange Composite Transactions
Tape, was $34.77. On      , 2000, the last day for which information was
available prior to the date of this proxy statement/prospectus, the last reported sale price of one share of Cabletron common stock, as reported on the
New York Stock Exchange Composite Transactions Tape, was $     . We are unable
to provide information with respect to the market prices of the Cabletron Series C preferred stock and the Indus River stock, and the equivalent per share market prices of Cabletron common stock have been omitted, because there is no established trading market for shares of Indus River stock.

     Cabletron has never paid dividends on its common stock and anticipates it will continue to reinvest earnings to finance future growth. Indus River has never paid dividends on its common stock.

                         THE SPECIAL MEETING (PAGE 21)

     The special meeting of Indus River stockholders will be held at the offices of McDermott, Will & Emery, 28 State Street, 34th Floor, Boston, Massachusetts
02109, at 10:00 a.m. local time on November   , 2000. At the special meeting,
all stockholders will be asked to adopt the merger agreement among Cabletron, Acton Acquisition Co., a wholly owned subsidiary of Cabletron, and Indus River.

RECORD DATE; VOTING POWER

     Indus River stockholders are entitled to notice of, and to vote at, the special meeting if they owned shares as of the close of business on
               , 2000 the record date.

     On the record date, there were outstanding 4,204,883 shares of Indus River common stock, 5,100,000 shares of Indus River Series A convertible preferred stock, 3,197,973 shares of Indus River Series B convertible preferred stock, 70,710 shares of Indus River Series C convertible preferred stock and 2,068,783 shares of Indus River Series D convertible preferred stock. Stockholders will have one vote at the special meeting for each share of Indus River common stock that they owned on the record date, and will have one vote for each share of Indus River preferred stock that they owned on the record date, whether voting together with the common stock or as a separate vote of all preferred stock entitled to vote.

     On the record date, 92.5% of the outstanding shares of Indus River common stock and preferred stock, and 70.2% of the outstanding shares of Indus River preferred stock, were held by directors and executive officers of Indus River and their affiliates.

VOTE REQUIRED

     The affirmative vote of holders of (1) a majority of the outstanding shares of the Indus River common stock and preferred stock, voting together as a single class and (2) two-thirds of the outstanding shares of the Indus River preferred stock, voting together as a single class, is required to adopt the merger agreement.

     WE CANNOT COMPLETE THE MERGER UNLESS THE MERGER PROPOSAL IS ADOPTED BY THE REQUISITE VOTE.

STOCKHOLDER AGREEMENTS

     A number of Indus River stockholders have entered into stockholder agreements with Cabletron pursuant to which they have agreed to vote the shares of Indus River stock they own "for" adoption of the merger agreement. Each of these stockholders has also granted an irrevocable proxy and a power of attorney to Cabletron representatives to vote that stockholder's shares of Indus River stock "for" adoption of the merger agreement. The form of the stockholder agreement for Indus River founders is attached as Annex D to the proxy statement/prospectus and the form of stockholder agreement for Indus River preferred stockholders is attached as Annex E to the proxy statement/prospectus.

     On the record date, these stockholders in the aggregate owned and agreed to vote 86.3% of the Indus River preferred stock and Indus River common stock, voting together as a single class, and 95.5% of the preferred stock, voting together as a single class.

                         THE MERGER AGREEMENT (PAGE 46)

     The merger agreement is attached as Annex A to this proxy statement/prospectus. We encourage you to read the entire merger agreement. It is the principal document governing the merger.

CONDITIONS TO THE COMPLETION OF THE MERGER (PAGE 46)

     Cabletron and Indus River will complete the merger only if they satisfy or, in some cases, waive several conditions, including the following:

     - holders of a majority of the outstanding shares of Indus River common stock and preferred stock voting together as a single class must agree to adopt the merger agreement;

     - holders of two-thirds of the outstanding shares of Indus River preferred stock, voting as a separate class, must agree to adopt the merger agreement;

     - no law, order or injunction preventing the consummation of the merger may be in effect;

     - the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, must have become and remain effective under the Securities Act;

     - Indus River and Cabletron must comply with their respective agreements and covenants in all material respects;

     - the respective representations and warranties of Indus River and Cabletron contained in the merger agreement must be true and correct, in all material respects, in accordance with the applicable standards set forth in the merger agreement;

     - Indus River and Cabletron must have obtained all necessary consents, waivers, approvals, authorizations or orders required to be obtained, and must have made all filings required to have been made;

     - in the case of Cabletron only, all existing registration rights, preemptive rights and rights of first refusal agreements entered into by the Indus River stockholders prior to August 18, 2000 must have been terminated either in accordance with their terms or by Indus River and each of the other parties to the agreements;

     - in the case of Cabletron only, Per A. Suneby and Julian W. West must have entered into employment terms with the surviving corporation;

     - in the case of Cabletron only, Indus River must have retained a required percentage of employees as set forth in the merger agreement and the schedules to the merger agreement;

     - in the case of Cabletron only, a required percentage of Indus River employees who received stock options on May 11, 2000, which contain a two-year vesting term, must have signed agreements modifying the vesting terms of those options and, in exchange, Indus River must have granted additional stock options to those employees;

     - in the case of Cabletron only, no change, effect or circumstance shall have occurred that, individually or when taken together with all other such changes, effects or circumstances is or is reasonably likely to be materially adverse to the business, assets, prospects, financial condition or results of operations of Indus River, or is or is reasonably likely to materially delay or prevent the consummation of the merger or the transactions contemplated by the merger agreement;

     - in the case of Indus River only, Cabletron common stock to be issued in accordance with the merger must be authorized for listing on the New York Stock Exchange, subject to official notice of issuance; and

     - in the case of Indus River only, Cabletron shall have caused the surviving corporation to have made offers of employment to all employees of Indus River, subject to consummation of the merger, the terms of which will be comparable in the aggregate to the current employment arrangements between such employees and Indus River.

NO SOLICITATION (PAGE 47)

     The merger agreement provides that Indus River will not, directly or indirectly, through any officer, director, employee, representative or agent solicit, initiate or encourage any acquisition proposal or engage in negotiations or discussions concerning an acquisition proposal or provide any nonpublic information to any person relating to, any acquisition proposal, or agree to, approve or recommend any acquisition proposal. Indus River has agreed to promptly advise Cabletron of any acquisition proposal and inquiries with respect to any acquisition proposal.

INDEMNIFICATION AND ESCROW AGREEMENT (PAGE 53)

     The merger agreement provides that 10% of the shares of Cabletron common stock to be issued to the preferred stockholders and founders of Indus River will be placed in escrow as soon as practicable after the merger is completed. The escrow account will be the sole and exclusive source available to compensate Cabletron for damages due to a breach under the merger agreement, other than for any claim of fraud, intentional misrepresentation or other willful misconduct. The escrow will terminate one year after the date of the merger at which time all shares of Cabletron common stock that are in the escrow account and are not the subject of any claim by Cabletron will be released from escrow. Any shares of Cabletron common stock that are the subject of an unasserted claim will continue to be held in escrow until all such claims have been resolved.

     In addition, the merger agreement provides that all of the shares of Cabletron Series C preferred stock to be issued to Indus River stockholders in the merger will be placed in a separate escrow account as soon as practicable after the merger is completed. The Cabletron Series C preferred stock will not be used to secure the indemnification obligations of the Indus River stockholders, but rather will be held in escrow only to facilitate any conversion or redemption of the Cabletron Series C preferred stock. The shares will remain in the escrow account until the first to occur of: 30-month anniversary of the closing date of the merger or a redemption or conversion of the shares of Cabletron Series C preferred stock in accordance with the provisions of the certificate of designation related to the Cabletron Series C preferred stock. Following the occurrence of such event, the shares of Cabletron Series C preferred stock will be released from escrow.

TERMINATION (PAGE 48)

     The merger agreement may be terminated and the merger abandoned at any time prior to the merger, whether before or after adoption of the merger agreement by the stockholders of Indus River:

     - by mutual agreement of Cabletron and Indus River;

     - by either Cabletron or Indus River, if the merger has not been completed by January 15, 2001;

     - by either Cabletron or Indus River, if any court of competent jurisdiction or governmental, regulatory or administrative agency or commission has issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the merger;

     - by Cabletron, if the stockholders of Indus River have not approved the merger by January 15, 2001;

     - by Cabletron or Indus River, if any representation or warranty made by the other party was not true and correct in any material respect when made, or has become untrue or incorrect, in accordance with the applicable standards set forth in the merger agreement;

     - by Cabletron or Indus River, if the other party has materially breached its obligations under the merger agreement, unless the breach is curable before January 15, 2001 through the exercise of the breaching party's reasonable best efforts and the breaching party continues to exercise its reasonable best efforts to cure the breach;

     - by Cabletron, if the board of directors of Indus River withdraws, modifies or changes its approval or recommendation of the merger agreement in a manner adverse to Cabletron, or resolves to do so, or recommends an alternative acquisition transaction; or

     - by Cabletron or Indus River, if Indus River enters into an agreement relating to an alternative acquisition transaction.

GOVERNMENT FILINGS (PAGE 41)

     Cabletron and Indus River do not believe that any governmental filings in the United States are required with respect to the merger, other than the filing of the registration statement with the Securities and Exchange Commission of which this proxy statement/prospectus is a part.

ACCOUNTING TREATMENT (PAGE 35)

     The merger will be accounted for under the "purchase" method of accounting in accordance with generally accepted accounting principles. Cabletron expects a significant portion of the purchase price to be allocated to goodwill and identifiable intangible assets. Under the purchase method, the acquiring company determines the fair value of assets acquired on liabilities assumed; any premium paid over fair value is reflected on the acquiror's balance sheet as an intangible asset.

FEES AND EXPENSES (PAGE 50)

     Cabletron and Indus River will each pay its own expenses incidental to the preparation of the merger agreement, the carrying out of the provisions of the merger agreement and the consummation of the merger whether or not the merger occurs, except that Cabletron will pay all fees and expenses incurred in connection with the printing of this proxy statement/prospectus and all SEC filings fees.

                SELECTED HISTORICAL FINANCIAL DATA -- CABLETRON

HISTORICAL

                                     FISCAL QUARTERS
                                          ENDED                                     FISCAL YEAR ENDED
                                   -------------------   ------------------------------------------------------------------------
                                   JUNE 3,    MAY 31,    FEBRUARY 29,   FEBRUARY 28,   FEBRUARY 28,   FEBRUARY 28,   FEBRUARY 29,
                                     2000       1999         2000           1999           1998           1997           1996
                                   --------   --------   ------------   ------------   ------------   ------------   ------------
                                       (UNAUDITED)                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net sales........................  $275,064   $349,533    $1,459,593     $1,411,279     $1,377,330     $1,406,552     $1,100,349
Income (loss) from operations....   (69,947)   (39,977)       (5,775)      (291,616)       (88,812)       326,278        206,935
Net income (loss)................  $(37,860)  $(22,525)   $  464,271     $ (245,391)    $  (34,961)    $  226,079     $  144,485
                                   ========   ========    ==========     ==========     ==========     ==========     ==========
Net income (loss) per
  share -- basic.................  $  (0.21)  $  (0.13)   $     2.62     $    (1.47)    $    (0.22)    $     1.46     $     0.95
                                   ========   ========    ==========     ==========     ==========     ==========     ==========
Weighted average number of shares
  outstanding -- basic...........   184,116    173,090       177,541        167,432        157,686        155,207        151,525
                                   ========   ========    ==========     ==========     ==========     ==========     ==========
Net income (loss) per
  share -- diluted...............  $  (0.21)  $  (0.13)   $     2.46     $    (1.47)    $    (0.22)    $     1.42     $     0.93
                                   ========   ========    ==========     ==========     ==========     ==========     ==========
Weighted average number of shares
  outstanding -- diluted.........   184,116    173,090       188,618        167,432        157,686        158,933        155,171

                                JUNE 3,      MAY 31,     FEBRUARY 29,   FEBRUARY 28,   FEBRUARY 28,   FEBRUARY 28,   FEBRUARY 29,
                                  2000         1999          2000           1999           1998           1997           1996
                               ----------   ----------   ------------   ------------   ------------   ------------   ------------
                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
Working capital..............  $  399,939   $  334,208    $  448,168     $  370,945     $  593,046     $  679,056      $485,152
Total assets.................   2,083,844    1,533,730     3,166,507      1,566,500      1,682,048      1,310,809       996,908
Total stockholders' equity...   1,500,750    1,078,618     2,147,439      1,089,833      1,085,075      1,085,452       809,886
                               ==========   ==========    ==========     ==========     ==========     ==========      ========

     THE INFORMATION IN THIS SECTION SHOULD BE READ ALONG WITH CABLETRON'S HISTORICAL FINANCIAL STATEMENTS AND ACCOMPANYING NOTES. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 83.

                                  RISK FACTORS

     In addition to the other information included and incorporated by reference in this proxy statement/ prospectus, Indus River stockholders should consider carefully the matters described below in determining whether to adopt the merger agreement.

RISK FACTORS RELATING TO THE MERGER

     - THE AGGREGATE NUMBER OF SHARES OF CABLETRON COMMON STOCK AND CABLETRON SERIES C PREFERRED STOCK TO BE ISSUED BY CABLETRON IN THE MERGER IS FIXED AND WILL NOT BE ADJUSTED IN THE EVENT OF ANY CHANGE IN STOCK
       PRICE. Under the merger agreement, Cabletron will issue an aggregate of 4,000,000 shares of Cabletron common stock and 50,000 shares of Cabletron Series C preferred stock in exchange for all of the shares of Indus River preferred stock, Indus River common stock, and shares issuable under all options and warrants to purchase Indus River common stock (except for those additional options granted in connection with the forfeiture of acceleration rights described on page 34 of this proxy statement/prospectus and some additional options granted to some employees hired by Indus River after August 18, 2000 with Cabletron's consent). This is a fixed number and will not be adjusted in the event of any increase or decrease in the price of Cabletron common stock or in the value of Cabletron Series C preferred stock. However, because each holder of Indus River Preferred Stock is entitled to a liquidation preference payment in connection with the merger, the exchange ratio for Indus River common stock and Indus River preferred stock will vary depending on the stock price of Cabletron common stock and the value of Cabletron Series C preferred stock. The price of Cabletron common stock and the value of Cabletron Series C preferred stock at the closing of the merger may vary from its respective price or value on the date of this proxy statement/prospectus and on the date of the special meeting. The price of Cabletron common stock and the value of Cabletron Series C preferred stock may vary because of changes in the business, operations or prospects of Cabletron, the timing of the completion of the merger, the prospects of post-merger operations, general market and economic conditions and other factors. Because the date that the merger is completed may be later than the date of the special meeting, the price of Cabletron common stock and the value of Cabletron Series C preferred stock on the date of the special meeting may not be indicative of its price on the date the merger is completed. We urge Indus River stockholders to obtain current market quotations for Cabletron common stock.

     - THE PRICE OF CABLETRON COMMON STOCK MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE VALUE OF INDUS RIVER STOCK. Upon completion of the merger, holders of Indus River stock will become holders of Cabletron common stock and Cabletron Series C preferred stock. Cabletron's business differs from that of Indus River, and Cabletron's results of operations, as well as the price of Cabletron common stock and the value of Cabletron Series C preferred stock, may be affected by factors different from those affecting Indus River's results of operations and the value of Indus River stock. For a discussion of Cabletron's business and factors to consider in connection with this business, see Cabletron's Annual Report on Form 10-K for the fiscal year ended February 29, 2000 and Quarterly Report on Form 10-Q for the period ended June 3, 2000.

     - THE MERGER AGREEMENT PROVIDES THAT 10% OF THE SHARES OF CABLETRON COMMON STOCK TO BE ISSUED IN THE MERGER TO THE PREFERRED STOCKHOLDERS AND FOUNDERS OF INDUS RIVER WILL BE PLACED IN ESCROW TO SECURE INDEMNIFICATION CLAIMS MADE BY CABLETRON UNDER THE MERGER AGREEMENT. The merger agreement provides that the shares of Cabletron Common Stock placed in escrow will be available to indemnify Cabletron, the surviving corporation and other specified persons after the merger for any breach of any representation or warranty made by Indus River in the merger agreement or in any certificate or other document delivered to Cabletron in connection with the merger agreement, any breach or nonfulfillment by Indus River of any of the covenants, agreements or obligations contained in the merger agreement or any certificate or other document delivered to Cabletron in connection with the merger agreement, or any claim by a holder or former holder of Indus River stock or options, warrants or other securities convertible into or exercisable for shares of Indus River stock, or any other person or entity, seeking to assert, or based upon, ownership or rights of ownership to any shares of Indus River stock, any rights of an Indus River stockholder, or rights to notice or to vote, any rights under the Indus River certificate of incorporation or Indus River by-laws or any claim that his, her or its Indus River stock or options, warrants or other securities convertible into or exercisable for shares of Indus River stock were wrongfully repurchased, canceled, terminated or otherwise limited by Indus River. As soon as practicable after the date of the merger, Cabletron will cause 10% of the shares of Cabletron common stock issued to the Indus River preferred stockholders and founders to be deposited into an escrow account, which will be available to it to satisfy the indemnification rights of Cabletron. There can be no assurance that those Indus River stockholders will receive any of the shares in the escrow account should they be used to satisfy an indemnification claim by Cabletron under the terms of the merger agreement. See "The Merger Agreement -- Indemnification and Escrow Agreement" on page 53 and "The Merger -- Merger Consideration" on page 35.

     - DEPENDING ON IF, AND WHEN, CABLETRON CONSUMMATES A SPIN-OFF OR OTHER DISPOSITION OF ENTERASYS, THE IRS MAY TAKE THE POSITION THAT THE MERGER IS TAXABLE. Cabletron and Indus River plan to treat the merger as a tax-free reorganization for Federal income tax purposes. The Federal income tax treatment of the merger depends in part on whether, for Federal income tax purposes, the merger would be combined with Cabletron's spin-off or other disposition of Enterasys, the company to which Cabletron plans to transfer the Indus River stock after the merger. Cabletron has announced its desire to establish each of its four operating subsidiaries (including Enterasys) as an independent company. Because Cabletron is not obligated to consummate the spin-off or disposition of Enterasys and continues to consider several possibilities for Enterasys (including the possibility of retaining Enterasys as a subsidiary of Cabletron), Cabletron and Indus River plan to treat the merger as a tax-free reorganization. However, if Cabletron consummates its announced intention to spin off or otherwise dispose of Enterasys and if the IRS were to successfully assert that, for Federal income tax purposes, the spin-off or disposition should be combined with this merger, then this merger would constitute a taxable purchase of stock in which case you would recognize gain or loss for Federal income tax purposes based on the difference between the fair market value of the Cabletron common stock and Cabletron Series C preferred stock you received and the tax basis of your Indus River stock exchanged therefor. For a more detailed analysis of the material Federal income tax consequences of the merger, see "The Merger -- Certain Material United States Federal Income Tax Consequences of the Merger" on page 38.

RISK FACTORS RELATING TO THE CABLETRON SERIES C PREFERRED STOCK

     - THE CABLETRON SERIES C PREFERRED STOCK WILL HAVE LIMITED LIQUIDITY AND MARKETABILITY. The Cabletron Series C preferred stock will not be registered for resale under the Securities Act and may not be transferred except under the laws of descent and distribution or to the partners or equity holders of any stockholder which is an entity. There is no existing market for the Cabletron Series C preferred stock and there can be no assurance as to the liquidity of any market that may develop for the Cabletron Series C preferred stock, the ability of the holders of Cabletron Series C preferred stock to sell their Cabletron Series C preferred stock or the price at which holders of the Cabletron Series C preferred stock may be able to sell their Cabletron Series C preferred stock. Cabletron does not intend to apply for listing of the Cabletron Series C preferred stock on any securities exchange.

     - THE HOLDERS OF CABLETRON SERIES C PREFERRED STOCK MAY NEVER BE ABLE TO REDEEM THEIR SHARES OF CABLETRON SERIES C PREFERRED STOCK. The terms of the Cabletron Series C preferred stock provide that such shares will be redeemable by the holders if Cabletron conducts a spin-off of its subsidiary, Enterasys, after the first anniversary of the issuance of such shares and prior to the second anniversary of the issuance of such shares, or if there is a transaction involving Enterasys pursuant to which Cabletron no longer controls Enterasys prior to the second anniversary of the issuance of such shares. With respect to a spin-off of Enterasys, Cabletron will pay the redemption price for each share of Cabletron Series C preferred stock in shares of Enterasys stock. With respect to a change of control of Enterasys, Cabletron will pay the redemption price for each share of Cabletron Series C preferred stock in securities or assets of the surviving corporation immediately following the transaction resulting in the change of control of Enterasys. It is very possible that Cabletron will not conduct a spin-off of Enterasys within this time frame, if at all. Similarly, it is possible that there will not be a change of control of Enterasys within this time frame, if at all. As a result, the holders of Cabletron Series C preferred stock may not able to redeem their shares of Cabletron Series C preferred stock. For a more detailed description of the redemption rights with respect to the Cabletron Series C preferred stock, please see "Description of Cabletron Capital Stock -- Preferred Stock -- Series C Preferred Stock -- Redemption" on page 65.

     - THE HOLDERS OF CABLETRON SERIES C PREFERRED STOCK MAY NOT BE ABLE TO CONVERT THEIR SHARES FOR A PERIOD OF TWO YEARS. The terms of the Cabletron Series C preferred stock provide that such shares will be convertible by the holders into shares of Cabletron common stock following the earlier to occur of a spin-off of Enterasys, a transaction involving Enterasys pursuant to which Cabletron no longer controls Enterasys and the second anniversary of the issuance of the Cabletron Series C preferred stock. In addition, if Cabletron were to conduct a spin-off of Enterasys within one year of the issuance of the Cabletron Series C preferred stock, such shares would be convertible immediately prior to such spin-off. It is very possible that Cabletron will not conduct an Enterasys spin-off prior to the second anniversary of the issuance of the Cabletron Series C preferred stock, if at all. Similarly, it is possible that there will not be a change of control of Enterasys within this time frame, if at all. As a result, the holders of Cabletron Series C preferred stock may not be able to convert their shares of Cabletron Series C preferred stock until following the second anniversary of the issuance of such shares. For a more detailed description of the conversion rights with respect to the Cabletron Series C preferred stock, please see "Description of Cabletron Capital Stock -- Preferred
       Stock -- Series C Preferred Stock -- Conversion Rights" on page 61.

RISK FACTORS RELATING TO CABLETRON

     For a discussion of Cabletron's business and risk factors to consider in connection with this business, see Cabletron's Annual Report on Form 10-K for the fiscal year ended February 29, 2000 and Quarterly Report for the period ended June 3, 2000.

RISK FACTORS RELATING TO INDUS RIVER

     As a stand-alone company, Indus River's business is subject to numerous risks and uncertainties, including those described below. Indus River's stockholders should understand that these and other risks will continue to apply to Indus River's business if the merger is not consummated.

     - INDUS RIVER HAS A LIMITED OPERATING HISTORY AND HAS NOT HAD PROFITABLE OPERATIONS. Since its inception on August 7, 1996, Indus River has incurred losses. Indus River incurred net losses of $7,039,360 in the fiscal year ending December 31, 1998. Indus River incurred net losses of $9,766,791 in the fiscal year ending December 31, 1999. As of July 31, 2000, Indus River had an accumulated deficit of $27.1 million. If Indus River's future revenues do not increase substantially, then planned expenditures would have a material adverse effect on Indus River's future business, results of operations and financial condition.

     - INDUS RIVER WILL NEED ADDITIONAL FINANCING. If the merger with Cabletron is not consummated and Indus River continues as a stand-alone company, Indus River would not have sufficient capital to continue its business operations as currently conducted. Indus River will also be required to obtain significant additional debt and/or equity funds for research and development and to otherwise provide working capital for its continuing operations. While Indus River believes it will be able to raise the funds required to finance its operations as a stand-alone company, it cannot assure you that the required funds will be available when needed on terms favorable to Indus River. If the required funds cannot be obtained, Indus River could be forced to revise its business plans, including possible curtailment of its future business operations, reduction of its planned future growth or a combination with another company on terms less favorable than the terms governing the merger with Cabletron.

     - MARKET ACCEPTANCE OF INDUS RIVER'S VPN SYSTEMS IS NOT ASSURED AND MAY NOT BE ACHIEVED. If the VPN systems do not achieve market acceptance, or if market acceptance occurs more slowly than expected, Indus River's ability to increase its revenues and achieve profitability could be harmed. The success of Indus River's products depends, in part, on the ability to make potential customers recognize the advantages and cost-effectiveness of the products. In addition, many of its customers and potential customers have long-standing relationships with suppliers of competing technologies and network architectures that have already achieved a degree of market acceptance. If the VPN systems do not quickly achieve sufficient customer acceptance, Indus River may be unable to attract additional users to generate the volume of business necessary for widespread acceptance of its products.

     - VPN HARDWARE AND SOFTWARE IS CURRENTLY INDUS RIVER'S ONLY PRODUCT LINE, AND ITS FUTURE REVENUES SUBSTANTIALLY DEPEND ON ITS COMMERCIAL
       SUCCESS. To date, the Company's RiverWorks(TM) line of VPN systems are the only products that have been shipped to Indus River's customers. Indus River's future revenues depend substantially on the commercial success of the VPN hardware and software product line. If Indus River's customers and potential customers do not adopt, purchase and successfully deploy the VPN systems in large numbers, Indus River's revenue may not grow and its operating results may be seriously harmed.

     - INDUS RIVER HAS A LENGTHY SALES CYCLE. As a result, Indus River's revenues and operating results may vary significantly and unexpectedly from quarter to quarter. A customer's decision to purchase any VPN system involves a significant commitment of its resources and a lengthy evaluation, testing and product qualification process. Timing of customer purchase decisions is unpredictable and depends on a number of factors outside of Indus River's control, including the technical skills of the customer and its end-users, the size of the network deployment, the complexity of the network environment and the degree of hardware and software configuration required. Customers with complex networks may expand their networks in large increments on a periodic basis. Accordingly, Indus River may receive purchase orders for significant dollar amounts on an irregular and unpredictable basis.

     - INDUS RIVER RELIES UPON A SMALL BASE OF CUSTOMERS. Indus River anticipates that sales of its products to relatively few customers will account for a significant portion of its total revenue. The failure of Indus River to diversify its customer base and increase its sales to end-user customers may have material adverse effects on the result of operations and financial condition of Indus River.

     - INDUS RIVER'S MARKET FOR VPN SYSTEMS IS HIGHLY COMPETITIVE. Competitors in this market include large companies such as Nortel Networks Corporation, Cisco Systems, Inc. and Checkpoint Systems, Inc. Many of these larger competitors have substantially greater financial, technical, sales, marketing and other resources than Indus River as well as greater name recognition and larger installed customer bases. As a result, these larger competitors are able to devote greater resources to the development, promotion, sale and support of their products than Indus River can as a stand-alone company. Additionally, a number of smaller companies have announced plans to compete for business in this market. If Indus River is unable to compete efficiently, its ability to increase its revenue and market share may be harmed.

     - THE FAILURE OF INDUS RIVER'S SUPPLIERS TO MEET ITS MANUFACTURING NEEDS WOULD SERIOUSLY HARM ITS ABILITY TO TIMELY FILL CUSTOMER ORDERS. Indus River uses Avnet Applied Computing to supply server platforms and Lineo, Inc. to supply its remote gateway products. If either Avnet Applied Computing or Lineo terminates its relationship with Indus River or is unable to produce sufficient quantities of Indus River's products in a timely manner and at satisfactory quality levels, Indus River's ability to fill customer orders on time, its reputation and its operating results will suffer. Qualifying new contract manufacturers and commencing volume production is expensive and time consuming, and changing contract manufacturers would disrupt Indus River's business, potentially causing Indus River to lose revenue.

     - INDUS RIVER DEPENDS ON ITS KEY PERSONNEL, AND THE HIRING OF ADDITIONAL PERSONNEL. Indus River's success depends upon the continued contributions of key management, engineering, sales and marketing and manufacturing personnel, many of whom would be difficult to replace. In particular,
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

       Indus River believes that its future success is highly dependent on retention of these employees. Indus River believes that its future success will also depend in large part upon its ability to attract and retain additional highly skilled personnel. Competition for highly skilled personnel is intense and there can be no assurance that Indus River will be successful in retaining its existing or attracting additional key personnel. The loss of the services of any of Indus River's key personnel, the inability to attract and retain qualified personnel in the future or delays in hiring required personnel, particularly engineers and sales personnel, could materially adversely affect Indus River's business, operating results and financial condition.

     - INDUS RIVER'S MARKET IS SUBJECT TO RAPID TECHNOLOGICAL CHANGE. The market for Indus River's VPN systems and other service delivery products is likely to be characterized by rapid technological change, frequent new product introductions and changes in customer and end user requirements. Indus River may be unable to respond quickly or effectively to these developments. Indus River may experience design, manufacturing, marketing and other difficulties that could delay or prevent our development, introduction or marketing of new products and enhancements. The introduction of new products by competitors, market acceptance of products based on new or alternative technologies or the emergence of new industry standards, could render Indus River's existing or future products obsolete.

     - INDUS RIVER MAY BE UNABLE TO PROTECT ITS PROPRIETARY TECHNOLOGY. Indus River relies on a combination of copyright, trademark and trade secret laws and restrictions on disclosure to protect its intellectual property rights. Indus River also enters into confidentiality or license agreements with its employees, consultants and third parties with whom Indus River has strategic relationships. Despite Indus River's efforts to protect its proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use its products or technology. Monitoring unauthorized use of Indus River's products is difficult, and Indus River cannot be certain that the steps it has taken will prevent unauthorized use of Indus River's technology, particularly in foreign countries where the laws may not protect its proprietary rights as fully as in the United States.

     - INDUS RIVER FACES RISKS ASSOCIATED WITH ITS INTERNATIONAL OPERATIONS THAT COULD HARM ITS FINANCIAL CONDITION AND RESULTS OF OPERATIONS. Indus River intends to substantially expand its international operations and enter new international markets. This expansion will require significant management attention and financial resources to develop appropriate international sales and support channels. Additionally, Indus River intends to rely on a limited number of international partners to increase sales and to manage customer service. Indus River has limited experience in marketing and distributing its products internationally and may be unable to develop international market demand for its products directly or through distribution arrangements. In addition, its international operations may be affected by other factors, including:

      - - certification requirements and unexpected changes in them or in other regulatory requirements;

      - - difficulties inherent in developing versions of its products that comply with local standards;

      - - difficulties and costs of staffing and managing foreign operations;

      - - potential consequences of foreign currency fluctuations;

      - - potentially adverse tax consequences; or

      - - political and economic instability.

                                 THE COMPANIES

INDUS RIVER NETWORKS, INC.
31 Nagog Park
Acton, Massachusetts 01720
(978) 266-8100

     Indus River Networks designs, manufactures and markets enterprise-class network hardware and software that enables organizations of all sizes to deploy and manage remote access and site to site VPNs with centralized control and remote enforcement of predefined network access policies. Additionally, the product suite incorporates fault management with automatic error detection and recovery methods. These features simplify the process of VPN deployment and operational management while enhancing control over network security and improving the cost-effectiveness of the network.

     Indus River sells its products and services to corporate and institutional customers using both direct and indirect sales channels. RiverWorks Enterprise VPN solutions are deployed in several industry sectors including major financial, industrial, and service companies. These network installations represent some of the largest VPN deployments in the world with remote populations numbering several thousand users. The solution provides a broad range of connectivity options that enable mobile access, high-speed telecommuting and global site-to-site interconnection over the public Internet. Networks are secured with technologies that provide end-point authentication and encryption of the data stream. The products have been tested and certified by leading technology companies and independent test labs for interoperability, performance and standards compliance.

     Indus River has approximately 60 employees, most of whom are located at the company's headquarters in Acton, Massachusetts. Indus River was organized under the laws of Delaware on August 7, 1996 and maintains its executive offices at 31 Nagog Park, Acton, Massachusetts.

CABLETRON SYSTEMS, INC.
35 Industrial Way
Rochester, New Hampshire 03867
(603) 332-9700

     Cabletron is one of the world's leading designers, developers and manufacturers of communications systems, software and products. Cabletron delivers flexible and scalable network access and communications equipment and software to Global 2000 enterprises, service providers and small businesses worldwide. Cabletron's products include standards-based Ethernet, Fast Ethernet, Token Ring, fiber distributed data interface, asynchronous transfer mode and wide area networks networking solutions. Cabletron provides its leading edge business solutions to global customers for enterprise connectivity, service provider infrastructures, software and professional services by maintaining significant operations in the United States, Europe, the Pacific Rim and other industrialized areas of the world. Cabletron has established four operating subsidiaries -- Aprisma Management Technologies, Enterasys Networks, GlobalNetwork Technology Services and Riverstone Networks -- to enable it to focus on the key high-growth areas of the communications marketplace, including infrastructure management, enterprise e-business, professional services and service providers.

                              THE SPECIAL MEETING

     We are furnishing this proxy statement/prospectus to stockholders of Indus River as part of the solicitation of proxies by the Indus River board of directors for use at the special meeting.

DATE, TIME AND PLACE

     We will hold the special meeting at the offices of McDermott, Will & Emery, 28 State Street, Boston, Massachusetts 02109, at 10:00 a.m., local time, on
November   , 2000.

PURPOSE OF SPECIAL MEETING

     At the special meeting, we will ask holders of Indus River stock to adopt the merger agreement among Cabletron, Acton Acquisition Co., a wholly-owned subsidiary of Cabletron, and Indus River. The Indus River board of directors has determined that the merger is advisable and fair to, and in the best interests of, Indus River stockholders, has unanimously approved the merger agreement and the merger, and unanimously recommends that Indus River stockholders vote "for" adoption of the merger agreement.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

     Only holders of record of Indus River stock at the close of business on
October   , 2000, the record date, are entitled to notice of and to vote at the special meeting. On the record date, (1) 4,204,883 shares of Indus River common stock were issued and outstanding and held by 57 holders of record, (2) 5,100,000 shares of Indus River Series A convertible preferred stock were issued and outstanding and held by 8 holders of record, (3) 3,197,973 shares of Indus River Series B convertible preferred stock were issued and outstanding and held by 16 holders of record, (4) 70,710 shares of Indus River Series C convertible preferred stock were issued and outstanding and held by 5 holders of record, and
(5) 2,068,783 shares of Indus River Series D convertible preferred stock were issued and outstanding and held by 20 holders of record.

     A quorum is present at the special meeting for purposes of the combined vote of the holders of Indus River common stock and preferred stock if a majority of the shares of Indus River preferred stock and Indus River common stock, which are issued and outstanding and entitled to vote on the record date, are represented in person or by proxy. A quorum is present with respect to the single class vote of the preferred stockholders if the holders of two-thirds of the shares of preferred stock which are issued, outstanding and entitled to vote on the record date are represented in person or by proxy. If the quorum for either the vote of Indus River common and preferred stockholders or the vote of Indus River preferred stockholders is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies.

     Holders of record of Indus River common stock on the record date are entitled to one vote for each share of Indus River common stock at the special meeting. Holders of record of Indus River preferred stock on the record date are entitled to such number of votes per share as shall equal the number of shares of common stock into which such preferred stock is then convertible. Holders of record of Indus River preferred stock on the record date are entitled to one vote for each share of Indus River preferred stock at the meeting.

     On the record date, 92.5% of the outstanding shares of Indus River preferred stock and Indus River common stock, and 70.2% of the outstanding shares of Indus River preferred stock, were held by directors and executive officers of Indus River and their affiliates.

VOTE REQUIRED

     The affirmative vote of holders of (1) a majority of the outstanding shares of the Indus River preferred stock and Indus River common stock, voting together as a single class, and (2) two-thirds of the outstanding shares of the Indus River preferred stock, voting together as a single class, is required to adopt the merger agreement.

     IF YOU ABSTAIN FROM VOTING OR DO NOT VOTE, EITHER IN PERSON OR BY PROXY, IT WILL HAVE THE EFFECT OF A VOTE AGAINST ADOPTION OF THE MERGER AGREE-

MENT. WE CANNOT COMPLETE THE MERGER UNLESS THE PROPOSAL TO ADOPT THE MERGER AGREEMENT IS APPROVED BY THE REQUISITE VOTE.

STOCKHOLDER AGREEMENTS

     Each of New Enterprise Associates VII, Limited Partnership, NEA Presidents' Fund, LP, NEA Ventures 1997, LP, Canaan Equity, LP, Canaan Ventures II, Limited Partnership, Canaan Ventures II Offshore C.V., One Liberty Fund III, LP, Ascent Venture Partners II, LP, Ascent Venture Partners, LP, MCI Worldcom Venture Fund, Novell, Inc., Per A. Suneby, Malik Z. Khan, and Julian W. West have entered into a stockholder agreement with Cabletron pursuant to which they agreed to vote the shares of Indus River stock they own "for" adoption of the merger agreement. The form of the voting agreement for Indus River founders is attached as Annex D to the proxy statement/prospectus and the form of stockholders agreement for the Indus River preferred stockholders is attached as Annex E to the proxy statement/prospectus.

     On the record date, these stockholders owned and agreed to vote (1) 86.3% of the outstanding shares of Indus River preferred stock and Indus River common stock, voting together as a single class, and (2) 95.5% of the Indus River preferred stock, voting together as a single class.

VOTING OF PROXIES

     All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. PROPERLY EXECUTED PROXIES THAT DO NOT CONTAIN VOTING INSTRUCTIONS WITH RESPECT TO THE PROPOSAL WILL BE VOTED "FOR" ADOPTION OF THE MERGER AGREEMENT.

     Shares of Indus River stock represented at the special meeting but not voting, including abstentions, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

     Only shares voted for the proposal, including properly executed proxies that do not contain voting instructions, will be counted as favorable votes for adoption of the merger agreement. If an Indus River stockholder abstains from voting or does not vote, either in person or by proxy, it will have the effect of a vote against adoption of the merger agreement.

     The persons named as proxies may propose and vote for one or more adjournments or postponements of the special meeting, including adjournments or postponements to permit further solicitation of proxies. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of any adjournment or postponement.

REVOCABILITY OF PROXIES

     The grant of a proxy on the enclosed form of proxy does not preclude you from voting in person at the special meeting. You may revoke a proxy at any time prior to its exercise by filing with the secretary of Indus River a duly executed revocation of proxy, by submitting a duly executed proxy card to the secretary of Indus River bearing a later date or by voting in person at the special meeting. Attendance at the special meeting will not itself constitute revocation of a proxy.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, the directors, officers and employees of Indus River may solicit proxies from stockholders in person, by telephone or other electronic means.

     PLEASE DO NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARD. A transmittal form with instructions for the surrender of Indus River stock certificates will be mailed to you as soon as practicable after completion of the merger.

APPRAISAL RIGHTS

     If you do not wish to accept Cabletron common stock in the merger, you have the right under Delaware law to have the fair value of your shares determined by the Delaware Court of Chancery. This right to appraisal is subject to a number of restrictions and technical requirements. Generally, in order to exercise your appraisal rights you must:

     - send a written demand to Indus River for appraisal in compliance with Delaware law before the vote on the merger

     - not vote in favor of the merger

     - continuously hold your Indus River capital stock from the date you make the demand for appraisal through the closing of the merger

Merely voting against the merger will not protect your rights to an appraisal. Annex B to this proxy statement/prospectus contains a copy of the Delaware statute governing appraisal rights. If you do not follow all the steps required by Delaware law, you will lose your rights to appraisal. The Delaware law requirements for exercising appraisal rights are described in further detail on pages 42 to 44.

     See "The Merger -- Right of Stockholders to Appraisals" on page 41, "The Merger -- Appraisal Rights Procedures" on page 42, and "Comparison of Rights of Series C Preferred and Common Stockholders of Cabletron and Stockholders of Indus River -- Appraisal Rights" on page 76.

                                   THE MERGER

     The following discussion summarizes the material terms of the merger and the merger agreement. We urge stockholders to read carefully the merger agreement and the form of escrow agreement which are attached as Annexes A and C to this proxy statement/prospectus, respectively.

BACKGROUND TO THE MERGER

     At the end of 1999 and the beginning of 2000, management of Indus River made presentations to the Indus River board of directors which reviewed Indus River's business model and strategy, including the timing of and need for additional financing, as well as the desirability of identifying potential strategic partners or acquirors who could help Indus River maximize the market potential for existing and planned product offerings.

     At the request of the Indus River board of directors, Per A. Suneby and Stephen J. Ricci interviewed several investment banking firms and, on February 7, 2000 retained Deutsche Bank Alex.Brown as a financial advisor, primarily to explore strategic alternatives which might lead to a possible sale, merger or joint venture transaction for Indus River and secondarily to advise on financial strategy and to provide assistance with a possible financing. The Indus River board of directors had determined that a sale, merger or a joint venture transaction had the potential to provide Indus River with greater resources to compete with some of the large companies that compete with Indus River.

     Beginning in February 2000, representatives of Indus River and Cabletron held numerous discussions. The purpose of these discussions was to evaluate a range of possible business relationships between Cabletron and Indus River.

     On February 8, 2000, Garth Rose, Vice President of Business Development for Indus River, and Dan Harding, Vice President of Business Development for Cabletron, held a teleconference to discuss Cabletron's needs for virtual private network ("VPN") equipment. They discussed a range of issues surrounding Cabletron building a business relationship with Indus River.

     On February 9, 2000, a non-disclosure agreement was executed between Indus River and Cabletron.

     On February 16, 2000, representatives of Indus River, including Julian W. West, Chief Technology Officer, David Zwicker, Vice President of Marketing, and Mr. Rose met in Acton, Massachusetts with representatives of Cabletron, including Mr. Harding, Graham Morrison, Senior Director of Corporate Development, Ken Pappas, Director of Wide Area Network Access and Virtual Private Network Marketing, and Dick Bussiere, Director of Engineering. Michael Murray, Managing Director at Deutsche Banc was also present at the meeting. Indus River presented an overview of the company and its products, gave customer examples, and gave a product demonstration.

     On February 22, 2000, representatives of Indus River, including Mr. West, and Paul Jones, Vice President of Engineering, met with Mr. Bussiere, and Dana Cook from Cabletron in Acton, Massachusetts. Indus River held an in-depth engineering discussion and gave an in-depth product demonstration. About one week after this meeting, a RiverWorks VPN evaluation system was requested and was installed in Cabletron's offices in Rochester, New Hampshire.

     On February 25, 2000, Mr. Rose and Mr. West from Indus River met with John Roese, Chief Technology Officer, Ron Oakley, Vice President of Information Technology, Bill Burger, Senior Director Service Provider Marketing, Mr. Pappas, Mr. Bussiere, and other technical representatives from Cabletron in Rochester, New Hampshire. The objective of the meeting was to demonstrate a typical Indus River sales call to an enterprise customer using Cabletron as the prospect. At the end of the meeting, Cabletron IT representatives requested a second RiverWorks VPN evaluation system for internal use and testing. A lengthy technical discussion followed the "sales call" and Mr. Jones from Indus River joined that meeting.

     On February 28, 2000, Mr. Rose and Mr. Morrison talked on the phone about the status of the discussions between Indus River and Cabletron. Mr. Morrison asked several questions exploring Indus River's valuation expectations and indicated that Mr. Harding would be calling Deutsche Banc to discuss next steps.

     During the month of March 2000, numerous discussions occurred between Mr. Harding and Deutsche Banc, primarily with Mr. Murray. Discussions were generally about Cabletron's perception of Indus River's value and Indus River's valuation expectations. During this time, a second RiverWorks VPN system was installed in the Cabletron information technology department in Rochester, New Hampshire.

     During the months of February and March of 2000, Indus River also engaged in strategic discussion with several other companies contacted through executives of Indus River and representatives of Deutsche Banc regarding possible acquisition, joint venture and original equipment manufacturer ("OEM") transactions.

     On March 27, Per Suneby, President and Chief Executive Officer, David Gamache, Chief Financial Officer, and Mr. Rose of Indus River, and Robert Benner, Managing Director, Edward Arnstein, Associate, and Mr. Murray from Deutsche Banc spoke with the Indus River board of directors to give them a merger and acquisition status update. The board was advised of Cabletron's interest and also about other companies that were expressing interest in Indus River.

     On March 28, 2000, Mr. Suneby, Mr. Gamache, and Mr. Rose, from Indus River and Mr. Benner from Deutsche Banc met with Mr. Harding and Mr. Roese from Cabletron in Acton, Massachusetts. Mr. Roese presented Cabletron's planned transformation of its four divisions and covered the plans surrounding an Enterasys transformation in detail. Mr. Roese discussed Enterasys' technology vision, internal organizational structure, and the synergy of merging Indus River into Enterasys. Mr. Harding discussed Cabletron's view of Indus River's value and proposed that the structure for the deal combine Cabletron shares and Enterasys warrants. The meeting ended with the understanding that Cabletron would submit a term sheet to Indus River within several days.

     On April 3, 2000, Mr. Harding of Cabletron and Mr. Murray talked on the phone. Cabletron had announced quarterly earnings and the status of the planned transformation of four divisions on March 31, 2000. The stock market reacted negatively to the news and Cabletron's stock price had dropped substantially. Mr. Harding indicated that these developments had delayed his preparation of a term sheet.

     On April 5, 2000, Mr. Harding of Cabletron wrote to Mr. Suneby of Indus River and stated that although Cabletron remained interested in Indus River, Cabletron was not at that time going to make an acquisition offer for Indus River.

     During April and May, Mr. Rose and multiple members of the Indus River customer service group actively supported the ongoing RiverWorks VPN evaluations at Cabletron.

     On June 2, 2000, Cabletron placed a purchase order for a 1,000 user RiverWorks VPN system for internal use at their Enterasys division.

     On June 6, 2000, Mr. Pappas and Mr. Bussiere from Cabletron met with Mr. Suneby, Mr. West, Mr. Gamache, Mr. Rose, and Mr. Zwicker from Indus River in Acton, Massachusetts. Mr. Pappas expressed interest in signing an OEM deal with Indus River and presented the advantages of an OEM deal with Enterasys. The Indus River team expressed a willingness to discuss OEM, but also openly questioned if OEM was the right kind of business relationship between Indus River and Enterasys.

     On June 22, 2000, Mr. Suneby, and Mr. Rose from Indus River, and Mr. Murray from Deutsche Banc met with Mr. Harding, Mr. Pappas, Mr. Bussiere, and Garry McGuire, Vice President of Worldwide Marketing for Enterasys, in Andover, Massachusetts. The objective of the meeting was to do a full review and status update and to discuss a range of possible business relationships between Indus River on the one hand and Cabletron and Enterasys on the other hand. At the meeting Mr. Harding agreed that it made sense to re-explore acquisition as an option. Mr. Pappas asked detailed questions about Indus River's site-to-site VPN capabilities and it was agreed to set up a demonstration of Indus River's new site-to-site functionality.

     On June 27, 2000, Mr. Bussiere and Mr. Pappas from Cabletron and Enterasys met with Mr. West, Mr. Zwicker, Mr. Rose, Al Harper, Vice President of Sales, and several senior Indus River engineers in Acton, Massachusetts. They observed an in-depth demonstration of new site-to-site VPN functionality and said they were very pleased with the demonstration. Mr. Zwicker also presented a three-phase strategy of aggressively developing next-generation VPN products and quickly bringing them to market through Enterasys' sales channels.

     On June 30, 2000, Henry Fiallo, President of Enterasys, Mr. Harding, Mr. Pappas, Mr. Morrison, and Mr. Bussiere, of Cabletron and Enterasys met with Mr. Suneby, Mr. West, Mr. Zwicker and Mr. Rose of Indus River in Andover, Massachusetts. Piyush Patel, Chief Executive Officer of Cabletron, and Eric Jaeger, Executive Vice President of Corporate Affairs for Cabletron, joined the meeting via teleconference. Mr. Fiallo presented Enterasys' vision and the Indus River team presented Indus River's company history and vision of synergy with Enterasys.

     On July 7, 2000, Mr. Harding of Cabletron called Mr. Suneby of Indus River and indicated that Cabletron wanted to proceed with an acquisition of Indus River. From July 10 to July 12, 2000, multiple conversations occurred between Mr. Harding and Deutsche Banc discussing Cabletron's perception of Indus River's value and Indus River's valuation expectations. On July 12, 2000, Mr. Harding orally outlined to Mr. Benner the terms of an offer to acquire Indus River.

     On July 12, 2000, at a regularly scheduled meeting of the Indus River board of directors Mr. Suneby, Mr. Gamache, and Mr. Rose and representatives of Deutsche Banc and McDermott, Will & Emery, Indus River's law firm, discussed the terms of Cabletron's oral offer to acquire Indus River. The representatives of Deutsche Banc presented information concerning Cabletron and Enterasys as well as information concerning Indus River's competitive position. The representative of McDermott, Will & Emery reviewed some of the legal issues that would have to be addressed in the transaction terms being proposed by Cabletron. After discussion and analysis, the board of directors recommended that Indus River proceed with the discussions with Cabletron.

     On July 13, 2000, Mr. Suneby and Mr. Zwicker of Indus River met with Mr. Jaeger, Mr. Harding, and Mr. Patel of Cabletron in Rochester, New Hampshire. The objective of the meeting was for Mr. Jaeger and Mr. Patel to become better acquainted with Mr. Suneby and Indus River.

     On July 19 and 21, 2000, Mr. Suneby, Mr. Gamache, Mr. Rose of Indus River and Mr. Benner of Deutsche Banc met with Mr. Harding of Cabletron at the offices of Ropes & Gray, Cabletron's law firm, in Boston, Massachusetts. Representatives of Ropes & Gray and McDermott, Will & Emery also participated in the meetings. The meetings focused on discussing and negotiating the details of the acquisition.

     On July 25, 2000, Cabletron submitted a written term sheet to Indus River outlining the terms of an acquisition of Indus River and a special meeting of the Indus River board of directors was held via teleconference to evaluate the term sheet. After discussion and analysis, all of the board members present expressed their approval of moving forward with negotiations with Cabletron. By a unanimous written consent circulated following the meeting, the board of directors authorized the execution of a letter of intent incorporating the term sheet presented by Cabletron. The letter of intent would be non-binding except for the establishment of an exclusive dealing period for the purpose of continuing negotiations and completing due diligence.

     On July 31, 2000, the letter of intent was executed. It provided for an exclusive dealing period through August 16, 2000.

     During the last week of July through August 18, 2000, ongoing discussions and negotiations continued primarily between Mr. Harding of Cabletron and Cabletron's legal counsel, Ropes & Gray, and Mr. Gamache of Indus River, Mr. Benner of Deutsche Banc and Indus River's legal counsel, McDermott, Will & Emery. Meetings were held at the offices of Ropes & Gray in Boston, Massachusetts.

     During the week of August 7, 2000, Cabletron completed its business and technical due diligence. During that week, representatives of Ropes & Gray conducted legal due diligence of Indus River at the offices of Indus River in Acton, Massachusetts.

     On August 14, 2000, a special meeting of the Indus River board of directors was held. Representatives of Deutsche Banc and McDermott, Will & Emery reviewed the terms of the acquisition transaction which had been negotiated and which were substantially similar to the terms included in the letter of intent previously authorized by the board of directors. After discussion and analysis and consultation with Deutsche Banc and McDermott, Will & Emery and for the reasons set forth under "-- Reasons for the Merger and Board of Directors Recommendation" beginning on page 27 of this proxy statement/prospectus, the Indus River board of directors unanimously authorized management to execute the definitive merger agreement and related agreements.

     On August 16, 2000, the parties extended the exclusive dealing period through August 23, 2000.

     In the evening of August 18, 2000, a definitive merger agreement was signed by executives of Indus River and Cabletron.

     On August 21, 2000, prior to the commencement of trading on the New York Stock Exchange, Cabletron issued a press release announcing the execution of the merger agreement.

REASONS FOR THE MERGER AND BOARD OF DIRECTORS RECOMMENDATION

     In reaching its decision to approve the merger agreement and the merger and to recommend adoption of the merger agreement by Indus River stockholders, the Indus River board of directors consulted with management, its financial and legal advisors and independently considered the proposed merger agreement and the transactions contemplated by the merger agreement. The following discussion of the factors considered by the Indus River board of directors in making its decision is not intended to be exhaustive but includes all material factors considered by the Indus River board of directors.

     The Indus River board of directors considered the following factors as reasons that the merger will be beneficial to Indus River and its stockholders:

     - The financial resources of Cabletron and its ability to fund the continued development of Indus River's VPN product suite.

     - The access afforded to Indus River's products through Enterasys' established relationships with large business organizations and enterprises and with major customers, sales and marketing resources and distribution channels.

     - The strategic fit and complementary nature of Indus River's product suite with Enterasys' security strategy and equipment and hardware.

     - The belief that an exchange of the Indus River capital stock for shares of Cabletron common stock and Cabletron Series C preferred stock would provide Indus River stockholders with greater future liquidity in a company that could potentially capitalize on the business prospects of Indus River and provide a better return on stockholder investment.

     In the course of its deliberations, the Indus River board of directors reviewed with Indus River management a number of other factors relevant to the merger. In particular, the Indus River board of directors considered, among other things:

     - Information relating to the business, assets, management, competitive position and operating performance of Indus River, including the prospects of Indus River if it were to continue as an independent company and its requirements for additional funding.

     - The strategic importance of securing a larger partner for Indus River in order to better exploit the potential market for VPNs and take advantage of Indus River's technological leadership in VPNs.

     - The market price and anticipated stability of Cabletron stock.

     - The likelihood that the merger would be completed.

     - The expected qualification of the merger as a reorganization under
       Section 368(a) of the Internal Revenue Code.

     The Indus River board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the merger, including:

     - The risk that the operations of Enterasys and Indus River might not be successfully integrated.

     - The risk that, despite the efforts of Indus River and Enterasys after the merger, key personnel might leave Indus River.

     - The risk that the potential benefits of the merger might not be fully realized.

     - The risk that the market price for Cabletron stock might decline.

     The Indus River board of directors believed that certain of these risks were unlikely to occur, that Indus River could avoid or mitigate others, and that, overall, these risks were outweighed by the potential benefits of the merger.

     In view of the variety of factors considered in connection with its evaluation of the merger agreement and the merger, the Indus River board of directors did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of the Indus River board of directors may have given different weight to different factors.

     Recommendation of the Indus River Board of Directors. After careful consideration, the Indus River board of directors unanimously determined that the terms of the merger agreement and the merger are advisable and fair to, and in the best interests of, Indus River and its stockholders and has unanimously approved the merger agreement and the merger. The Indus River board of directors unanimously recommends that the stockholders of Indus River vote "for" adoption of the merger agreement.

APPRAISALS OF CABLETRON SERIES C PREFERRED STOCK BY ADAMS, HARKNESS & HILL, INC.

     The merger agreement specifies that the number of shares of Cabletron capital stock issued in the merger that will constitute the liquidation preference payment will be determined based on a 10 trading day average closing price of Cabletron's common stock and an appraised value (the "Final Appraisal") of the Cabletron Series C preferred stock as of, in each case, five trading days prior to the closing date of the merger. Adams, Harkness & Hill, Inc. ("AH&H") has agreed to render the Final Appraisal in connection with the closing.

     AH&H was retained by Indus River to render an appraisal of the fair market value of the shares of Cabletron Series C preferred stock that will be received by the Indus River stockholders in connection with the merger. Indus River selected AH&H for a number of reasons, including AH&H's qualifications, expertise and reputation in the area of valuation and financial advisory work. In this regard, Indus River placed greatest emphasis on AH&H's reputation as a nationally recognized investment banking firm and the fact that AH&H is regularly engaged in the valuation of businesses and their securities in connection with mergers, acquisitions, leveraged buyouts, underwritings, private placements and valuations for corporate and other purposes.

     At the request of Indus River, AH&H has also rendered the preliminary appraisal (the "Preliminary Appraisal") attached as Annex F to this proxy statement/prospectus for the sole purpose, together with other identified assumptions, of including in this proxy statement/prospectus in several places, including on pages 1, 5 and 36, an illustration based on such assumptions of the distribution of the shares of Cabletron common stock and Cabletron Series C preferred stock to be issued in the merger. AH&H expects that the types of information obtained by and the valuation methodologies used by AH&H in rendering the Final Appraisal will be substantially similar to those used in rendering the Preliminary Appraisal, but there can be no assurance that the valuation determined in the Final Appraisal will not be materially different from that determined in the Preliminary Appraisal.

     On October   , 2000, AH&H rendered its Preliminary Appraisal that the
aggregate fair market value of the Cabletron Series C preferred stock to be received by the Indus River stockholders in the merger was
approximately $  million as of October   , 2000, based upon and subject to the
various considerations set forth in the Preliminary Appraisal.

     The full text of AH&H's Preliminary Appraisal, dated October   , 2000, is
attached as Annex F to this proxy statement/prospectus and is incorporated in this proxy statement/prospectus by reference. The Preliminary Appraisal sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by AH&H in rendering the Preliminary Appraisal. AH&H's appraisal is directed to the board of directors of Indus River and addresses only the fair market value of the Cabletron Series C preferred stock to be received pursuant to the merger agreement and does not address any other aspect of the merger or constitute a recommendation to any holder of Indus River stock as to how to vote at the Indus River stockholder meeting. The following summary of AH&H's Preliminary Appraisal is qualified in its entirety by reference to the full text of the Preliminary Appraisal.

     The following is a summary of the various sources of information and valuation methodologies used by AH&H in appraising the fair market value of the Cabletron Series C preferred stock. To determine the fair market value of these securities, AH&H employed analyses based on the following:

     - The financial performance and relative valuations of selected public companies deemed comparable to Enterasys; and

     - Discounted cash flow analysis of Enterasys.

     - In connection with preparing its analysis, AH&H:

     - Reviewed publicly available information concerning the business and operations of Cabletron and Enterasys, including but not limited to Cabletron's recent filings with the Securities and Exchange Commission;

     - Reviewed the merger agreement in the form presented to the Indus River board of directors;

     - Compared the financial position and operating results of Enterasys with those of other publicly traded companies that AH&H deemed relevant; and

     - Held discussions with members of Enterasys' management concerning Enterasys' historical and current financial condition and operating results, as well as its future prospects.

     AH&H also reviewed relevant industry market research studies, company research reports and general stock market performance. Other than as set forth above, AH&H did not review any additional information in preparing its Preliminary Appraisal that was independently material to its analysis. The Indus River board of directors did not place any limitation upon AH&H with respect to the procedures followed or factors considered by AH&H in rendering its Preliminary Appraisal.

     In rendering its Preliminary Appraisal, AH&H assumed and relied upon the accuracy and completeness of all of the financial and other information that was publicly available or provided to AH&H by, or on behalf of, Enterasys, and did not independently verify such information. With respect to the publicly available financial projections and assumptions relating to Enterasys relied upon by AH&H, AH&H assumed that they have been reasonably prepared on a basis not materially different from the best currently available estimates and judgments of the management of Enterasys as to the future operating and financial performance of Enterasys. In conducting its review, AH&H did not obtain an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Cabletron or Enterasys. AH&H's Preliminary Appraisal was necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to AH&H as of the date of its Preliminary Appraisal. AH&H's Preliminary Appraisal did not predict or take into account any possible economic, monetary or other changes which may occur, or information which may become available, after the date of its written Preliminary Appraisal.

  Public Company Peer Analysis -- Enterasys

     AH&H established a group of publicly traded companies (the "Peer Group Companies") to address the business areas in which Enterasys operates. The group consists of:

     - 3Com Corporation

     - ADTRAN, Inc.

     - Alcatel SA

     - Alteon Websystems, Inc.

     - Applied Digital Solutions

     - Cisco Systems, Inc.

     - Copper Mountain Networks, Inc.

     - Extreme Networks, Inc.

     - Foundry Networks, Inc.

     - Lucent Technologies, Inc.

     - Marconi, plc

     - Nortel Networks Corporation

     - Tut Systems, Inc.

     AH&H compared certain financial measures and metrics of Enterasys with those of the Peer Group Companies. Such information included: market capitalization ("MC"); enterprise value ("EV"), calculated in the manner set forth below; price/projected 2000 & 2001 earnings ratios ("Forward 2000 & 2001 P/Es"); 2001 projected revenue ("2001E Revenue"); last twelve months ("LTM") Revenue; EV/2001E Revenue; EV/LTM Revenue; LTM operating margin; LTM gross margin; and year/year quarterly revenue growth.

     EV/2001E Revenue and Forward 2000 & 2001 P/E multiples imply the range of value that public markets place on companies in a particular market segment. AH&H employed an EV valuation in this analysis because this methodology implies value based on a company's operations, regardless of how the company finances those operations. To determine EV, MC is calculated as the product of a company's common stock price per share (AH&H used a 20 trading day average
ending October   , 2000, for all public company comparable analyses) multiplied by the number of diluted shares outstanding. The MC is then adjusted for a company's debt and cash positions by adding the debt balance and subtracting the cash balance to arrive at an EV. Stated mathematically, EV has been calculated as:

   (market value of equity) + (debt) - (cash, cash equivalents and short-term investments)

     The low, high and mean financial ratios for the Peer Group Companies are listed in the table below:

MULTIPLE                                                      LOW    HIGH    AVERAGE
--------                                                      ---    ----    -------
Enterprise Value/2001 Revenue...............................
Calendar Year 2001 Price/Earnings...........................

     To arrive at Enterasys' P/E multiples for calendar year 2001, AH&H relied on guidance from Enterasys' management as a check to validate published external research analysts' projections. AH&H then compared the respective gross margins of the Peer Group Companies to Enterasys' estimated gross margins to narrow the Peer Group Companies to a set of more truly comparable companies (the "Comparable Companies"). The group of Comparable Companies consists of:

     - 3Com Corporation

     - ADTRAN, Inc.

     - Copper Mountain Networks, Inc.

     - Extreme Networks, Inc.

     - Foundry Networks, Inc.

     - Lucent Technologies, Inc.

     - Nortel Networks Corporation

     The low, high and mean financial ratios for the Comparable Companies are listed in the table below:

MULTIPLE                                                      LOW    HIGH    AVERAGE
--------                                                      ---    ----    -------
EV/2001E Revenue............................................
Forward 2001 P/E............................................

     Applying the mean EV/2001E Revenue and Forward 2001 P/E multiples of the Comparable Companies to Enterasys' calendar year 2001 projected revenue of $890 million and calendar year 2001 projected earnings of $48.9 million, respectively, AH&H calculated the following implied estimated enterprise values for Enterasys:

                                                              IMPLIED ENTERASYS
MULTIPLE                                                      ENTERPRISE VALUE
--------                                                      -----------------
EV/2001E Revenue ($ in millions)............................      $
Forward 2001 P/E ($ in millions)............................      $

     Since Enterasys is not a publicly traded company, AH&H applied an illiquidity discount to the implied enterprise values arrived at using these multiples. Based upon historical studies, AH&H utilized illiquidity discounts ranging between 30 - 40% to arrive at the following adjusted implied range of enterprise values for Enterasys:

                                                          (ILLIQUIDITY DISCOUNT)
                                                     --------------------------------
MULTIPLE                                               40%         35%         30%
--------                                             --------    --------    --------
EV/2001E Revenue multiple ($ in millions)..........  $           $           $
Forward 2001 P/E multiple ($ in millions)..........  $           $           $

  Discounted Cash Flow Analysis

     AH&H performed a discounted cash flow analysis to estimate the present value of the stand-alone unlevered (i.e. before interest expense) after-tax cash flows of Enterasys. To perform the discounted cash flow analysis, AH&H used the following data sources and assumptions:

     - Management projections for revenue, gross margin, and operating margin;

     - Projections by equity analysts as to future Enterasys revenue growth;

     - Enterasys beta, estimated based on the historical behavior of the Peer Group Companies and market research analyst estimates;

     - Terminal value based upon 7.5 - 8.5% perpetual growth applied to projected 2005 cash flow; and

     - Cost of capital for Enterasys calculated using a risk free rate of 5.7% and a market risk premium of 7.0%.

     To determine a range of net present values for Enterasys, AH&H performed a sensitivity analysis isolating two key variables: the five-year annualized revenue growth rate, focusing on growth rates between 20-30%, and the terminal value growth rate, focusing on growth rates between 7.5% and 8.5%.

SUMMARY CHART OF DISCOUNTED CASH FLOW RANGE AND RESULTING IMPLIED VALUE

                                                       LOW       MIDPOINT      HIGH
                                                     --------    --------    --------
Enterprise Value ($ in millions)...................  $           $           $

  Conclusion

     To arrive at an appraised value for the shares of Cabletron Series C preferred stock to be received by the Indus River stockholders in the merger, AH&H undertook the following:

     - Identified the high, low and midpoint valuations derived from the two multiples analysis and the Discounted Cash Flow analysis;

     - Performed a weighted average calculation, assigning a 2x weight to each midpoint value from each analysis;

     - Multiplied the resulting value by 1%.

     Taken together, the information and analyses employed by AH&H lead to AH&H's overall conclusion that the aggregate value of the 50,000 shares of
Cabletron Series C preferred stock to be issued in the transaction is $     , or
$     per share of Cabletron Series C preferred stock.

INTERESTS OF INDUS RIVER DIRECTORS, MANAGEMENT AND EMPLOYEES IN THE MERGER

     In considering the recommendation of the Indus River board of directors in favor of the merger, you should be aware that some directors, executive officers and employees of Indus River have interests in the merger as specified in the merger agreement that are different from, or in addition to, the interests of stockholders of Indus River generally. These interests relate to or arise from, among other things:

     - the continued indemnification of current directors and officers and certain employees of Indus River;

     - the retention of certain current officers as employees of Cabletron or Enterasys;

     - accelerated vesting of certain rights relating to shares of other Indus River common stock (or Cabletron restricted stock substituted for the Indus River common stock) acquired or to be acquired by executives and employees of Indus River subject to stock option agreements or restricted stock purchase agreements with Indus River;

     - the grant of additional Indus River stock options to employees who were granted options on May 11, 2000, which contain a two-year vesting term, in exchange for their agreement to modify the accelerated vesting provisions associated with those options; and

     - the potential payment of additional bonuses to Indus River employees following the merger.

     Except as described below those persons have, to the knowledge of Cabletron and Indus River, no material interest in the merger apart from those of stockholders generally. The Indus River board of directors was aware of, and considered the interests of, their directors, executive officers, employees and stockholders when it approved the merger agreement and the merger.

     INDEMNIFICATION AND INSURANCE. The merger agreement provides that Cabletron will, or will cause the surviving corporation to, fulfill and honor in all respects all rights to indemnification or exculpation now existing in favor of the employees, directors or officers of Indus River, pursuant to any indemnification provision of the Indus River certificate of incorporation, or the Indus River by-laws as in effect on the date of the merger agreement. Cabletron will maintain for six years after the merger executive risk liability insurance with respect to employees, directors and officers for acts or omissions of each person who is or was a director or officer of Indus River which occur prior to the merger under customary terms and conditions no less favorable to those of Indus River's executive risk liability insurance policy in effect on the date of the merger agreement.

     INDUS RIVER EXECUTIVE OFFICERS. It is anticipated that some Indus River executive officers will become employees of Cabletron after the merger.

     EMPLOYEE BENEFITS. Cabletron has agreed to provide employee benefit plans, programs and arrangements to those individuals who will continue to be employees of Indus River after the merger. In addition, Cabletron has agreed that:

     - the eligibility of each employee of Indus River (and his or her spouse and dependents) to participate in Cabletron's welfare plans (as defined in the Employee Retirement Income Security Act of 1974, as amended) after the effective time of the merger will be determined without regard to any preexisting condition, waiting period, actively-at-work, or similar exclusion or condition except for any such condition or exclusion to which the employee is subject under the applicable welfare plan of Indus River prior to the effective time of the merger;

     - employees of Indus River will receive credit under the Cabletron welfare plans in which they participate after the effective time of the merger toward coinsurance and deductibles for any payments made by them during the calendar year in which the effective time occurs under the applicable welfare plans of Indus River; and

     - after the effective time of the merger, employees of Indus River will receive credit, for purposes of determining eligibility for or vesting under its retirement, welfare, vacation and similar plans or policies, for service with Indus River prior to the effective time of the merger.

     Furthermore, if Cabletron so requests, Indus River will cause its 401(k) plan to be terminated no later than the date immediately preceding the consummation of the merger. Cabletron will then cause its 401(k) plan to accept rollover distributions from Indus River's terminated plan.

     EMPLOYEE ARRANGEMENTS. Per A. Suneby, the current President and Chief Executive Officer of Indus River and Julian W. West, the current Chief Technology Officer of Indus River, have entered into employment terms with the surviving corporation pursuant to which each party will, among other things receive options to purchase 200,000 shares of Enterasys stock, which options will vest 25 percent after one year and monthly thereafter for a period of three years.

STOCK OPTIONS AND RESTRICTED STOCK AGREEMENTS

     Under the merger agreement, at the effective time of the merger, Cabletron will assume the Indus River Stock Incentive Program and all stock options granted under that plan. Each stock option outstanding under the plan at the effective time will be converted into a stock option to acquire Cabletron common stock and Cabletron Series C preferred stock on the same terms and conditions as applied to the Indus River stock option. The exact conversion rate will not be known until five trading days prior to the closing date of the merger.

     The number of shares of Cabletron common stock to be issued in respect of an Indus River stock option will be equal to:

     - the number of shares of Indus River common stock that would be issued in respect of that option multiplied by

     - the number of shares of Cabletron common stock issuable in exchange for each share of Indus River common stock in connection with the merger,

rounded down to the nearest whole share.

     The number of shares of Cabletron Series C preferred stock to be issued in respect of an Indus River stock option will be equal to:

     - the number of shares of Indus River common stock that would be issued in respect of that option, multiplied by

     - the number of shares of Cabletron Series C preferred stock issuable in exchange for each share of Indus River common stock in connection with the merger,

rounded down to the nearest whole share.

     The exercise price per Cabletron option issued in exchange for Indus River stock options will be equal to the sum of:

     - the product of:

      - the exercise price per share of Indus River common stock for that option immediately prior to the effective time of the merger divided by the number of shares of Cabletron common stock issuable in exchange for each share of Indus River common stock in connection with the merger, multiplied by

      - the ratio of the total fair market value, determined as of the ten trading days ending on and including the fifth trading day prior to the closing date of the merger, of the Cabletron common stock issuable in connection with the merger to the total fair market value of all Cabletron stock issued in connection with the merger; and

     - the product of:

      - the exercise price per share of Indus River common stock for that option immediately prior to the effective time of the merger divided by the number of shares of Cabletron Series C preferred stock issuable in exchange for each share of Indus River common stock in connection with the merger; multiplied by

      - the ratio of the total fair market value, determined as of the fifth trading day prior to the closing date of the merger, of the Cabletron Series C preferred stock issuable in connection with the merger to the total fair market value of all Cabletron stock issued in connection with the merger, rounded up to the nearest cent.

     Based on an average closing price of $          per share of Cabletron
common stock for the ten trading days ending on and including October
            , 2000 and an appraised value of $          per share of Cabletron
Series C preferred stock as of October             , 2000, as determined by
Adams, Harkness & Hill, and assuming that the closing of the merger occurs on
November             , 2000 and a warrant to purchase 60,847 shares of Indus
River Series D preferred stock is not exercised prior to the consummation of the merger, each Indus River stock option would convert into an option to purchase
            shares of Cabletron common stock and             shares of Cabletron
Series C preferred stock at an aggregate exercise price of $            . As of
the record date, the number of shares of Indus River common stock reserved for issuance pursuant to outstanding Indus River stock options under the plan was
            .

     In addition, following the merger, each restricted stock agreement between an Indus River stockholder and Indus River and each stock option agreement between an Indus River option holder and Indus River will be assumed by Cabletron, subject to the same restrictions and vesting provisions contained in the related Indus River restricted stock or stock option agreement, as each such agreement may be amended prior to the merger.

     Subject to completion of the merger, some of Indus River's employees have agreed to modify the terms of their stock options issued on May 11, 2000, which contain a two-year vesting term, by agreeing to forfeit their right to acceleration with respect to 50% of the shares subject to such options, which acceleration would have been triggered by the merger. In exchange for forfeiting this right, those employees will receive additional grants of stock options that will vest 50 percent on August 21, 2001, with the remaining 50 percent vesting in three equal installments on the last day of each three-month period thereafter, so long as the employee remains employed by the surviving company or any successor in interest.

     Cabletron will prepare and file with the Securities and Exchange Commission an appropriate registration statement registering the shares of Cabletron common stock and the shares of Cabletron Series C preferred stock subject to the assumed Indus River stock options. The registration statement will be kept effective (and the current status of the prospectus required by the Securities and Exchange Commission will be maintained in accordance with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934) for so long as any assumed Indus River options remain outstanding.

ACCOUNTING TREATMENT

     The merger will be accounted for under the "purchase" method of accounting in accordance with generally accepted accounting principles. Cabletron expects a significant portion of the purchase price to be allocated to goodwill and identifiable intangible assets. Under the purchase method, the acquiring company determines the fair value of assets acquired on liabilities assumed; any premium paid over fair value is reflected on the acquiror's balance sheet as an intangible asset.

FORM OF THE MERGER

     Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Acton Acquisition Co., a wholly owned subsidiary of Cabletron, will merge with and into Indus River. Indus River will be the surviving corporation of the merger and a wholly owned subsidiary of Cabletron, and will continue under the same name.

MERGER CONSIDERATION

     At (and with respect to options and warrants after) the effective time of the merger, Cabletron will issue an aggregate of 4,000,000 shares of Cabletron common stock and 50,000 shares of Cabletron Series C preferred stock in exchange for all of the shares of Indus River preferred stock, Indus River common stock, and all options and warrants to purchase Indus River stock (except for those additional options granted in connection with the forfeiting of acceleration rights described above and some additional options granted to some employees hired by Indus River after August 18, 2000 with Cabletron's consent). The exact exchange rate will not be known until five trading days prior to the closing
date of the merger. Based on an average price of $            per share of
Cabletron common stock for the ten trading days ending on and including October
  , 2000 and an appraised value of $            per share of Cabletron Series C
preferred stock as of October   , 2000, as determined by Adams, Harkness & Hill,
this represents an aggregate of approximately $            million in total
consideration to be paid by Cabletron in connection with the merger.

     At the effective time of the merger, each holder of Indus River preferred stock will receive a liquidation preference as specified in the Indus River certificate of incorporation as follows:

     - holders of Indus River Series A Preferred stock will receive $1.00 per share of Indus River Series A Preferred stock, plus all accrued but unpaid dividends

     - holders of Indus River Series B Preferred stock will receive $2.72 per share of Indus River Series B Preferred stock, plus all accrued but unpaid dividends

     - holders of Indus River Series C Preferred stock will receive $4.08 per share of Indus River Series C Preferred stock, plus all accrued but unpaid dividends

     - holders of Indus River Series D Preferred stock will receive $5.34 per share of Indus River Series D Preferred stock, plus all accrued but unpaid dividends

     Cabletron will pay this liquidation preference in shares of Cabletron common stock and Cabletron Series C Preferred stock. The value of Cabletron Common Stock and Cabletron Series C preferred stock paid in respect of the liquidation preference will be determined by reference to the average closing price of Cabletron common stock on the New York Stock Exchange for the ten trading days ending on and including the fifth trading day prior to the closing date of the merger, and the fair market value of the Series C Preferred stock will be determined as of the fifth trading day prior to the closing date of the merger by an appraisal conducted by Adams, Harkness & Hill. Cabletron will issue cash in respect of any fractional shares of Cabletron common stock or Cabletron Series C preferred stock issuable in respect of the liquidation preference.

     After the liquidation preference is paid, each holder of Indus River common stock and each holder of Indus River preferred stock will receive, in exchange for the Indus River shares held by such holder, shares of

Cabletron Series C preferred stock and shares of Cabletron common stock for each share of Indus River stock (whether common stock or preferred stock). The exact exchange rate will not be known until five trading days prior to the closing date of the merger because it is dependent upon the average closing price of Cabletron common stock for the ten trading days ending on and including the fifth trading day prior to the closing date of the merger, and the fair market value of Cabletron Series C preferred stock determined as of the fifth trading day prior to the closing date of the merger by an appraisal conducted by Adams, Harkness & Hill, both of which are subject to fluctuation. The market price of Cabletron common stock and the fair market value of Cabletron Series C preferred stock will affect the number of shares paid to the holders of Indus River preferred stock in respect of the liquidation preference described above, which will in turn affect the number of shares to be issued to each holder of Indus River common stock and Indus River preferred stock. Cabletron will issue cash in respect of any fractional shares that they would otherwise receive in the merger.

     Based on an average closing price of $            per share of Cabletron
common stock for the ten trading days ending on and including October   , 2000,
and an appraised value of $            per share of Cabletron Series C preferred
stock as of October   , 2000, as determined by Adams, Harkness & Hill, and
assuming that the closing of the merger occurs on November   , 2000 and a
warrant to purchase 60,847 shares of Indus River Series D preferred stock is not
exercised prior to consummation of the merger,             shares of Cabletron
Series C preferred stock and             shares of Cabletron common stock will
be payable in respect of the liquidation preference. Accordingly:

     - each holder of Indus River Series A Preferred stock would receive shares of Cabletron Series C preferred stock and shares of Cabletron common stock for each share of Indus River Series A preferred stock held by such holder;

     - each holder of Indus River Series B Preferred stock would receive shares of Cabletron Series C preferred stock and shares of Cabletron common stock for each share of Indus River Series B preferred stock held by such holder;

     - each holder of Indus River Series C Preferred stock would receive shares of Cabletron Series C preferred stock and shares of Cabletron common stock for each share of Indus River Series C preferred stock held by such holder;

     - each holder of Indus River Series D Preferred stock issued on June 30,
       1999 would receive             shares of Cabletron Series C preferred
       stock and             shares of Cabletron common stock for each share of
       Indus River Series D preferred stock held by such holder;

     - each holder of Indus River Series D Preferred stock issued on July 8,
       1999 would receive             shares of Cabletron Series C preferred
       stock and             shares of Cabletron common stock for each share of
       Indus River Series D preferred stock held by such holder; and

     - each holder of Indus River common stock would receive             shares
       of Cabletron Series C preferred stock and             shares of Cabletron
       common stock for each share of Indus River common stock held by such holder.

     As of the effective time of the merger, all shares of Indus River stock will no longer be outstanding, will automatically be canceled and will cease to exist. At that time, each holder of a certificate representing shares of Indus River stock (other than shares as to which appraisal rights have been properly exercised) will cease to have any rights as a stockholder except the right to receive Cabletron common stock and Cabletron Series C preferred stock, and the right to receive cash for any fractional share of Cabletron common stock or Series C preferred stock that such holder would otherwise be entitled to receive. The total number of shares of Cabletron common stock and Cabletron preferred stock to be paid in the merger was determined through arm's-length negotiations between Cabletron and Indus River.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

     The conversion of Indus River stock into the right to receive Cabletron Series C preferred stock and Cabletron common stock will occur automatically at the effective time of the merger. As of the effective time of the merger, Cabletron will deposit with Boston Equiserve (or another institution selected by Cabletron), the exchange agent, for the benefit of the holders of Indus River stock, certificates representing the shares of the Cabletron common stock to be issued pursuant to the merger agreement, less the number of shares of Cabletron common stock to be deposited in an escrow account to secure the indemnification obligations of the Indus River stockholders to Cabletron. As soon as practicable after the merger, Cabletron will deposit all of the shares of Cabletron Series C preferred stock to be issued pursuant to the merger agreement into a separate escrow account. The Cabletron Series C preferred stock will be held in the escrow account until the earliest to occur of the thirty (30) month anniversary of the closing date of the merger or any conversion or redemption of such shares in accordance with the terms of the certificate of designation related to the Cabletron Series C preferred stock. See "The Merger Agreement -- Indemnification and Escrow Agreement" on page 53 and "Description of Cabletron Capital Stock -- Preferred Stock -- Series C Preferred Stock -- Escrow Agreement" on page 67. As soon as practicable after the merger, the exchange agent will send a transmittal letter to each Indus River stockholder. The transmittal letter will contain instructions for obtaining shares of Cabletron common stock and Cabletron preferred stock in exchange for shares of Indus River stock. PLEASE DO NOT SEND STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

     After the merger, each certificate that previously represented shares of Indus River stock will represent only the right to receive the Cabletron Series C preferred stock and Cabletron common stock into which those shares were converted in the merger and the right to receive cash for any fractional share of Cabletron Series C preferred stock and Cabletron common stock as described below.

     Until holders of certificates previously representing Indus River stock for the purchase of such stock have surrendered those certificates to the exchange agent for exchange, holders will not receive dividends or distributions on the Cabletron Series C preferred stock and the Cabletron common stock into which those shares have been converted with a record date after the merger, and will not receive cash for any fractional shares of Cabletron Series C preferred stock and the Cabletron common stock they would otherwise be entitled to receive. When holders surrender those certificates, they will receive any unpaid dividends and any cash for any fractional share of Cabletron Series C preferred stock and the Cabletron common stock they would otherwise be entitled to receive without interest.

     Upon surrender of certificates previously representing Indus River stock, together with the letter of transmittal described above duly executed and such other documents as the exchange agent may reasonably require, the holder will be entitled to receive:

     - a certificate representing the number of whole shares of Cabletron common stock into which the Indus River stock, represented by the surrendered certificates, will have been converted at the effective time of the merger, less the number of shares of Cabletron common stock, if any, to be deposited in the escrow account on behalf of the holder;

     - notice regarding the number of whole shares of Cabletron Series C preferred stock into which the Indus River stock, represented by the surrendered certificates, will have been converted at the effective time of the merger, that has been deposited into an escrow account on behalf of the holder; and

     - cash in lieu of any fractional share of Cabletron common stock or Cabletron Series C preferred stock in accordance with the merger agreement.

     In the event of a transfer of ownership of Indus River stock which is not registered in the records of Indus River's transfer agent, certificates representing the proper number of shares of Cabletron common stock and Cabletron Series C preferred stock may be issued to a person other than the person in whose name the certificate so surrendered is registered if:

     - that certificate is properly endorsed and otherwise is in proper form for transfer; and

     - the person requesting the issuance (1) pays to the exchange agent any transfer or other taxes resulting from the issuance of shares of Cabletron stock in a name other than that on the surrendered certificate, or (2) establishes to the satisfaction of Cabletron or any agent designated by it that such tax has been paid or is not payable.

     All shares of Cabletron common stock and Series C preferred stock issued upon conversion of shares of Indus River stock, including any cash paid for any fractional share of Cabletron stock or Cabletron Series C preferred stock, will be issued in full satisfaction of all rights relating to those shares of Indus River stock.

     No fractional share of Cabletron common stock or Cabletron Series C preferred stock will be issued to any Indus River stockholder upon surrender for exchange of certificates previously representing Indus River stock.

     In lieu of any fractional share of Cabletron common stock, the Indus River stockholder will receive cash equal to the product obtained by multiplying:

     - the average closing price for a share of Cabletron common stock on the New York Stock Exchange Composite Transactions Tape for the ten trading days ending on and including the fifth trading day prior to the closing date of the merger by

     - the fractional share to which the stockholder would otherwise be entitled.

     In lieu of any fractional share of Cabletron Series C preferred stock, the Indus River stockholder will receive cash equal to the product obtained by multiplying

     - the fair market value per share of Cabletron Series C preferred stock determined as of the fifth trading day prior to the closing date of the merger, by an appraisal conducted by Adams, Harkness & Hill by

     - the fractional share to which the stockholder would otherwise be entitled.

EFFECTIVE TIME OF THE MERGER

     The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware, or at such later time as stated in the certificate of merger or agreed upon by Cabletron and Indus River. The filing of a certificate of merger will occur at the time of the closing of the merger.

STOCK EXCHANGE LISTING OF CABLETRON COMMON STOCK

     It is a condition to completion of the merger that the Cabletron common stock issued to Indus River stockholders in the merger be authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

EMPLOYMENT AGREEMENTS

     It is a condition to consummation of the merger that Per A. Suneby and Julian W. West, the President and Chief Executive Officer and Chief Technology Officer, respectively, of Indus River enter into employment agreements with the surviving corporation and that such agreements be in full force and effect at the effective time of the merger. For additional information, see "-- Interests of Certain Directors, Management and Employees of Indus River in the Merger" on page 32.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following summary discusses the material Federal income tax consequences of the merger to the stockholders of Indus River. This summary is not a complete description of all the tax consequences of the merger and does not address the tax consequences that may be relevant to particular categories of stockholders subject to special treatment under certain Federal income tax laws, such as dealers in securities, banks, insurance companies, tax-exempt organizations, corporate stockholders that are collapsible corporations, non-United States persons, stockholders who acquired shares of Indus River common stock pursuant to the exercise of options or otherwise as compensation, holders of options, warrants or similar rights to acquire Indus River capital stock, stockholders who are subject to the alternative minimum tax provisions of the Internal Revenue Code of 1986, as amended (the "Code"), or stockholders who hold their shares as part of a hedging, straddle, conversion or other risk reduction or constructive sale transaction.

     This summary is based upon the Code, currently applicable Treasury regulations (the "Regulations"), published administrative rulings and court decisions all as of the date hereof. All of the foregoing are subject to change either prospectively or retroactively, and any such change could affect the continuing validity of the tax consequences described below. No information is provided herein with respect to the tax consequences of the merger arising under the laws of any state, local or foreign jurisdiction. This summary discusses only the Federal income tax consequences of the merger and does not discuss the tax consequences of any other transaction that may occur prior or subsequent to, or concurrently with the merger (whether or not any such transactions are undertaken in connection with the merger).

     No ruling from the Internal Revenue Service (the "IRS") concerning the Federal income tax consequences of the merger will be requested. The tax consequences set forth in this discussion are not binding on the IRS or the courts and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

     INDUS RIVER STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO EACH OF THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER TAX LAWS.

         CHARACTERIZATION OF THE MERGER FOR FEDERAL INCOME TAX PURPOSES

     Cabletron and Indus River plan to treat the merger as a tax-free reorganization for Federal income tax purposes. This treatment will depend in part on if, and when, Cabletron consummates a spin-off or other disposition of Enterasys, the company to which Cabletron plans to transfer the Indus River stock after the merger, and whether the IRS would attempt to assert that, for Federal income tax purposes, such spin-off or other disposition of Enterasys should be combined with the merger. Although Cabletron has announced its desire to establish each of its four operating subsidiaries (including Enterasys) as an independent company, Cabletron is not obligated to consummate such intention and continues to consider several possibilities for Enterasys, including the possibility of retaining Enterasys as a subsidiary of Cabletron. However, Cabletron might consummate its announced intention to spin off or otherwise dispose of Enterasys. If the IRS were to successfully assert that, for Federal income tax purposes, this merger should be combined with such spin-off or other disposition, this merger would constitute a taxable purchase and sale of Indus River capital stock.

  Federal Income Tax Consequences to Indus River Stockholders

     Treatment of Merger as a Tax-Free Reorganization. If the merger is treated as a tax-free reorganization, the merger should result in the following Federal income tax consequences:

     - No gain or loss should be recognized by an Indus River stockholder on the exchange of Indus River stock solely for Cabletron stock, except that an Indus River stockholder who receives cash proceeds in lieu of a fractional share interest in Cabletron stock will recognize gain or loss equal to the difference between such proceeds and the tax basis allocated to the fractional share interest. Such gain or loss will constitute capital gain or loss if such stockholder's Indus River stock is held as a capital asset at the effective time of the merger.

     - The aggregate tax basis of the Cabletron stock (including any fractional share of Cabletron stock not actually received and any shares of Cabletron stock held in escrow pursuant to the escrow agreement) received by an Indus River stockholder who exchanges his or her Indus River stock for Cabletron stock will be the same as such stockholder's aggregate tax basis in the Indus River stock surrendered in exchange therefor.

     - The holding period of the Cabletron stock received by an Indus River stockholder will include the period during which the shares of Indus River stock surrendered in exchange therefor were held (provided that such Indus River stock is held by such stockholder as a capital asset at the effective time of the merger).

     - A portion of the aggregate shares of Cabletron common stock to be issued in the merger will be held in escrow to satisfy claims of indemnity, if any, from Cabletron, subject to limitations discussed in the merger agreement and the escrow agreement. Each former Indus River stockholder should be treated for Federal income tax purposes as the owner of the escrow portion of such stockholder's merger consideration. A former Indus River stockholder should recognize no gain or loss on the receipt of such Cabletron stock upon the release of any shares of Cabletron stock from escrow to such stockholder. However, if the escrow agent is required to pay, on behalf of the former Indus River stockholders, any of the escrowed shares of Cabletron common stock to Cabletron to indemnify Cabletron, each former Indus River stockholder will recognize gain or loss equal to the difference between (1) the fair market value of such former stockholder's portion of the escrowed shares of Cabletron common stock paid to Cabletron, and (2) such former stockholder's tax basis in such escrowed shares. Each former Indus River stockholder will increase the tax basis in such stockholder's remaining Cabletron stock by an amount equal to any such indemnification payment.

     - Indus River stockholders who exercise dissenters' rights with respect to their shares of Indus River stock and who receive payment for their shares of Indus River stock in cash should generally recognize gain or loss measured by the difference between the amount of cash received and the stockholder's basis in the shares surrendered, provided that the payment is neither essentially equivalent to a dividend with the meaning of Section 302 of the Code nor has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the Code (collectively, a "Dividend Equivalent Transaction"). A sale of Indus River stock pursuant to an exercise of dissenters' rights will generally not be a Dividend Equivalent Transaction if, as a result of such exercise, the stockholder exercising dissenters' rights owns no shares of Cabletron stock or Indus River stock (either actually or constructively within the meaning of Section 318 of the Code) immediately after the merger. If, however, a stockholder's sale for cash of Indus River stock pursuant to an exercise of dissenters' rights is a Dividend Equivalent Transaction, then such stockholder may recognize ordinary income for Federal income tax purposes in an amount equal to the entire amount of cash so received.

     Treatment of Merger as a Taxable Sale of Indus River Stock. If the merger does not qualify as a tax-free reorganization, an Indus River stockholder will be treated as having sold Indus River stock to Cabletron in exchange for Cabletron stock. Each Indus River stockholder will recognize gain or loss at the effective time of the merger equal to the difference between the stockholder's adjusted tax basis in the Indus River stock and the fair market value of the Cabletron stock received in exchange therefor.

     The gain or loss recognized by such Indus River stockholders will be capital gain or loss if the Indus River stock was held as a capital asset in the hands of the stockholder, and will be long-term capital gain or loss if the stockholder has held such Indus River stock for more than one year. Long-term gain will in general be subject to a maximum Federal income tax rate of 20% for noncorporate taxpayers. An Indus River stockholder's aggregate basis in the Cabletron stock received will equal that stockholder's fair market value at the effective time of the merger and the holding period for such shares of Cabletron stock will begin the day after the effective time of the merger.

     Treatment of Cabletron Series C Preferred Stock. The Cabletron Series C preferred stock should be treated for Federal income tax purposes as common stock of Cabletron, and as such holders of Indus River stock should not recognize gain or loss on the exchange of Indus River stock for Cabletron Series C preferred stock provided that the merger is treated as a tax-free reorganization under the Code. However, because under certain circumstances the Cabletron Series C preferred stock is exchangeable for shares of Enterasys and otherwise has economic rights that are determined by reference to the value of Enterasys, it is possible that the IRS might assert that the Cabletron Series C preferred stock is nonqualified preferred stock of Cabletron or stock of Enterasys. If the IRS were to prevail in either of these assertions, and the merger otherwise qualifies as a tax-free reorganization, holders of Indus River stock would recognize gain at the effective time of the merger equal to the lesser of (1) the fair market value of the Cabletron Series C preferred stock or
(2) the difference between the fair market value of the Cabletron Series C preferred stock and Cabletron common stock received in the merger and the stockholder's adjusted tax basis in the Indus River stock exchanged therefor. (If the Cabletron Series C preferred stock were determined to be stock of Enterasys and to constitute more than 20% of the aggregate consideration provided in the merger, then the merger would be fully taxable and holders of Indus River stock would recognize gain or loss equal to the difference between the fair market value of the Cabletron Series C preferred stock and Cabletron common stock received in the merger and their adjusted tax basis in the Indus River stock exchanged therefor.) Cabletron and Indus River believe that the Cabletron Series C preferred stock should not constitute nonqualified preferred stock or Enterasys stock. To date, however, the IRS has not issued any administrative guidance regarding the scope of the term "nonqualified preferred stock" or when stock of a parent would be considered stock of the subsidiary and therefore there can be no assurance that this interpretation is correct.

     Provided that the Cabletron Series C preferred stock is treated as stock of Cabletron, its conversion into Cabletron common stock or redemption for Enterasys stock, cash or other property should have the following Federal income tax consequences:

     - Holders of Cabletron Series C Preferred Stock should not recognize any gain or loss on the conversion of their Cabletron Series C Preferred Stock into Cabletron common stock.

     - Holders of Cabletron Series C Preferred Stock should not recognize any gain or loss on the redemption of their Cabletron Series C Preferred Stock for Enterasys stock, so long as such redemption is part of Cabletron's distribution of Enterasys stock to the Cabletron stockholders and is governed by Section 355 of the Code (a "Spin-Off Redemption").

     - If the redemption of Cabletron Series C Preferred Stock is not a Spin-Off Redemption, holders of Cabletron Series C Preferred Stock should recognize gain or loss on such redemption (a "Taxable Redemption"), provided that the redemption is not essentially equivalent to a dividend within the meaning of Section 302 of the Code, as described above with respect to dissenters' rights. The amount of gain or loss recognized on a Taxable Redemption will equal the difference between the cash, if any, and fair market value of other property received as redemption proceeds and the adjusted tax basis in the Cabletron Series C Preferred Stock redeemed. If a stockholder's Taxable Redemption is essentially equivalent to a dividend, such stockholder may recognize ordinary income in an amount equal to the redemption proceeds (whether or not received in cash).

     THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. THUS, INDUS RIVER STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS AND THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, AND OTHER APPLICABLE TAX LAWS.

GOVERNMENT FILINGS

     Cabletron and Indus River do not believe that any governmental filings in the United States are required with respect to the merger, other than the filing of the registration statement with the Securities and Exchange Commission of which this proxy statement/prospectus is a part.

RIGHTS OF STOCKHOLDERS TO APPRAISALS

     Under the Delaware General Corporation Law, any holder of Indus River capital stock who does not wish to accept the merger consideration in respect of his or her shares of Indus River common stock or Indus River preferred stock has the right to dissent from the merger and to seek an appraisal of, and to be paid the fair cash value (exclusive of any element of value arising from the accomplishment or expectation of the merger) for, his or her shares of Indus River preferred stock or Indus River common stock, as applicable, judicially determined, and paid to the stockholder in cash, together with a fair rate of interest, if any, provided that the stockholder fully complies with the provisions of Section 262 of the Delaware General Corporation Law. A copy of
Section 262 is attached as Annex B to this proxy statement/prospectus.

     Making sure that you actually perfect your appraisal rights can be complicated. The procedural rules are specific and must be followed precisely. Failure to comply with the procedure may cause a termination of your appraisal rights. The following information is intended as a brief summary of the material provisions of the statutory procedures you must follow in order to perfect your appraisal right. Please review Section 262 for the complete procedure. Indus River will not give you any notice other than as described in this proxy statement/ prospectus and as required by the Delaware General Corporation Law.

APPRAISAL RIGHTS PROCEDURES

     If you are a Indus River preferred stockholder or an Indus River common stockholder and you wish to exercise your appraisal rights, you must satisfy the provisions of Section 262 of the Delaware General Corporation Law. Section 262 requires the following:

     - YOU MUST MAKE A WRITTEN DEMAND FOR APPRAISAL: You must deliver a written demand for appraisal to Indus River before the vote on the merger agreement is taken at the special meeting. This written demand for appraisal must be separate from your proxy card. A vote against the merger agreement alone will not constitute demand for appraisal.

     - YOU MUST REFRAIN FROM VOTING FOR APPROVAL OF THE MERGER: You must not vote for approval of the merger agreement. If you vote, by proxy or in person, in favor of the merger agreement, this will terminate your right to appraisal. You can also terminate your right to appraisal if you return a signed proxy card and:

      - fail to vote against approval of the merger; or

      - fail to note that you are abstaining from voting.

     If you do either of these two things, then your appraisal rights will be terminated even if you previously filed a written demand for appraisal.

     - YOU MUST CONTINUOUSLY HOLD YOUR INDUS RIVER SHARES: You must continuously hold your shares of Indus River capital stock, from the date you make the demand for appraisal through the closing of the merger. If you are the record holder of Indus River capital stock on the date the written demand for appraisal is made but thereafter transfer the shares prior to the merger, you will lose any right to appraisal in respect of those shares. You should read the paragraphs below for more details on making a demand for appraisal.

     A written demand for appraisal of Indus River stock is only effective if it is signed by, or for, the stockholder of record who owns such shares at the time the demand is made. The demand must be signed as the stockholder's name appears on their Indus River preferred stock or common stock certificates, as applicable. If you are the beneficial owner of Indus River capital stock, but not the stockholder of record, you must have the stockholder of record sign a demand for appraisal.

     If you own Indus River capital stock in a fiduciary capacity, such as a trustee, guardian or custodian, you must disclose the fact that you are signing the demand for appraisal in that capacity.

     If you own Indus River capital stock with more than one person, such as in a joint tenancy or tenancy in common, all the owners must sign, or have signed for them, the demand for appraisal. An authorized agent, which could include one or more of the joint owners, may sign the demand for appraisal for a stockholder of record; however, the agent must expressly disclose who the stockholder of record is and that the agent is signing the demand as that stockholder's agent.

     If you are a record owner, such as a broker, who holds Indus River capital stock as a nominee for others, you may exercise a right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In such a case, you should specify in the written demand the number of shares as to which you wish to demand appraisal. If you do not expressly specify the number of shares, we will assume that your written demand covers all the shares of Indus River capital stock that are in your name.

     If you are a Indus River stockholder who elects to exercise appraisal rights, you should mail or deliver a written demand to:

                                 31 Nagog Park
                          Acton, Massachusetts, 01720
                          Attention: David P. Gamache

     It is important that Indus River receive all written demands before the vote concerning the merger agreement is taken at the special meeting. As explained above, this written demand should be signed by, or on behalf of, the stockholder of record. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of stock owned, and that the stockholder is thereby demanding appraisal of that stockholder's shares.

     If you fail to comply with any of these conditions and the merger becomes effective, you will only be entitled to receive the merger consideration provided in the merger agreement.

     WRITTEN NOTICE: Within ten days after the closing of the merger, Indus River must give written notice that the merger has become effective to each stockholder who has fully complied with the conditions of Section 262.

     PETITION WITH THE CHANCERY COURT: Within 120 days after the merger, either the surviving corporation or any stockholder who has complied with the conditions of Section 262, may file a petition in the Delaware Court of Chancery. This petition should request that the chancery court determine the value of the shares of stock held by all the stockholders who are entitled to appraisal rights. If you intend to exercise your appraisal rights, you should file this petition in the chancery court. Indus River has no intention at this time to file this petition. Because Indus River has no obligation to file this petition, if you do not file this petition within 120 days after the closing, you will lose your rights of appraisal.

     WITHDRAWAL OF DEMAND: If you change your mind and decide you no longer want appraisal rights, you may withdraw your demand for appraisal rights at any time within 60 days after the closing of the merger. You may also withdraw your demand for appraisal rights after 60 days after the closing of the merger, but only with the written consent of Indus River. If you effectively withdraw your demand for appraisal rights, you will receive the merger consideration provided in the merger agreement.

     REQUEST FOR APPRAISAL RIGHTS STATEMENT: If you have complied with the conditions of Section 262, you are entitled to receive a statement from Indus River. This statement will set forth the number of shares that have demanded appraisal rights, and the number of stockholders who own those shares. In order to receive this statement, you must send a written request to Indus River within 120 days after the merger. After the merger, Indus River has ten days after receiving a request to mail you the statement.

     CHANCERY COURT PROCEDURES: If you properly file a petition for appraisal in the Delaware Court of Chancery and deliver a copy to Indus River, Indus River will then have 20 days to provide the chancery court with a list of the names and addresses of all stockholders who have demanded appraisal rights and have not reached an agreement with Indus River as to the value of their shares. The chancery court will then send notice to all the stockholders who have demanded appraisal rights. If the chancery court thinks it is appropriate, the chancery court has the power to conduct a hearing to determine whether the stockholders have fully complied with Section 262 of the Delaware General Corporation Law and whether they are entitled to appraisal rights under that section. The chancery court may also require you to submit your stock certificates to the Registry in Chancery so that it can note on the certificates that an appraisal proceeding is pending. If you do not follow the chancery court's directions, you may be dismissed from the proceeding.

     APPRAISAL OF SHARES: After the chancery court determines which stockholders are entitled to appraisal rights, the chancery court will appraise the shares of stock. To determine the fair value of the shares, the chancery court will consider all relevant factors except for any appreciation or depreciation due to the anticipation or accomplishment of the merger. After the chancery court determines the fair value of the shares, it will direct Indus River to pay that value to the stockholders who are entitled to appraisal rights. The chancery court can also direct Indus River to pay interest, simple or compound, on that value if the chancery

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

court determines that interest is appropriate. In order to receive payment for your shares, you must then surrender your stock certificates to Indus River.

     The chancery court could determine that the fair value of shares of stock is more than, the same as, or less than the merger consideration. In other words, if you demand appraisal rights, you could receive less consideration than you would under the merger agreement.

     COSTS AND EXPENSES OF APPRAISAL PROCEEDING: The costs of the appraisal proceeding may be assessed against Indus River and the stockholders participating in the appraisal proceeding, as the chancery court deems equitable under the circumstances. You may request that the chancery court determine the amount of interest, if any, Indus River should pay on the value of stock owned by stockholders entitled to the payment of interest. You may also request that the chancery court allocate the expenses of the appraisal action incurred by any stockholder pro rata against the value of all the shares entitled to appraisal.

     LOSS OF STOCKHOLDER'S RIGHTS: If you demand appraisal rights, after the closing of the merger you will not be entitled:

     - to vote the shares of stock for which you have demanded appraisal rights for any purpose;

     - to receive payment of dividends or any other distribution with respect to the shares of stock for which you have demanded appraisal, except for dividends or distributions, if any, that are payable to holders of record as of a record date prior to the effective time of the merger; or

     - to receive the payment of the consideration provided for in the merger agreement (unless you properly withdraw your demand for appraisal).

     If no petition for an appraisal is filed within 120 days after the closing of the merger, your right to an appraisal will cease. You may withdraw your demand for appraisal and accept the merger consideration by delivering to Indus River a written withdrawal of your demand, except that:

     - any attempt to withdraw made more than 60 days after the closing of the merger will require the written approval of Indus River; and

     - an appraisal proceeding in the chancery court cannot be dismissed unless the chancery court approves.

     If you fail to comply strictly with the procedures described above you will lose your appraisal rights. Consequently, if you wish to exercise your appraisal rights, we strongly urge you to consult a legal advisor before attempting to exercise your appraisal rights.

RESALE OF CABLETRON COMMON STOCK AND CABLETRON SERIES C PREFERRED STOCK

     Cabletron common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, except for shares subject to a restricted stock agreement, shares to be placed in escrow to secure the indemnification obligations of some Indus River stockholders under the merger agreement and shares issued to any Indus River stockholder who may be deemed to be an "affiliate" of Indus River for purposes of paragraphs (c) and
(d) of Rule 145 under the Securities Act. An affiliate of Indus River is any individual or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, Indus River or Cabletron. Affiliates are subject to the Rule 145 limitations regarding the resale of their securities. Accordingly, if you are an affiliate you will be prohibited from transferring any of the Cabletron Series C preferred stock or Cabletron common stock you receive in connection with the merger, unless the disposition is in compliance with the volume limitations imposed by paragraph (e)(1) of Rule 144 under the Securities Act and accomplished by means of a "brokers' transaction," as defined in Rule 144 of the Securities Act, or until you are no longer an affiliate of Cabletron and at least one year has elapsed since the date you acquired such securities. This proxy statement/prospectus does not cover resales of Cabletron common stock received by any person upon completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale.

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

     Cabletron Series C preferred stock issued in the merger will be subject to restrictions on transfer and will bear a legend to such effect. The shares will not be listed for trading on the New York Stock Exchange or any other exchange. Furthermore, the shares of Cabletron Series C preferred stock issued in the merger will be held in escrow until the earliest to occur of the thirty (30) month anniversary of the closing date of the merger or any conversion or redemption of such shares in accordance with the terms of the certificate of designation related to the Cabletron Series C Preferred Stock. For more information, see "The Merger Agreement -- Indemnification and Escrow Agreement" on page 53.

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

                              THE MERGER AGREEMENT

     The following description summarizes the material provisions of the merger agreement and the escrow agreement. We urge stockholders to read carefully the merger agreement and the form of escrow agreement which are attached as Annexes A and C to this proxy statement/prospectus, respectively.

CONDITIONS TO THE COMPLETION OF THE MERGER

     Each party's obligation to effect the merger is subject to the satisfaction or waiver of various conditions that include, in addition to other customary closing conditions, the following:

     - holders of a majority of the outstanding shares of Indus River common stock and preferred stock, voting together as a single class, must agree to adopt the merger agreement;

     - holders of two-thirds of the outstanding shares of Indus River preferred stock, voting together as a single class, must agree to adopt the merger agreement;

     - the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, must have become effective under the Securities Act and must not be the subject of any stop order or proceedings seeking a stop order;

     - no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger may be in effect, nor may any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there may not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the merger, which makes the consummation of the merger illegal;

     - there must not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor may there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Cabletron from exercising all material rights and privileges pertaining to its ownership of Indus River or the ownership or operation by Cabletron or any of its subsidiaries of all or a material portion of the business or assets of Cabletron or any of its subsidiaries, or seeking to compel Cabletron or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Cabletron or any of its subsidiaries (including Indus River), as a result of the merger or the transactions contemplated by the merger agreement;

     - all approvals, waivers and consents of any governmental or regulatory authority necessary for consummation of or in connection with the merger and the transactions contemplated by the merger agreement must have been obtained, including such approvals, waivers and consents as may be required under any Federal or state securities laws;

     - the escrow agreement must have been entered into by Cabletron, Indus River, a representative of the Indus River stockholders and the escrow agent;

     - Cabletron and Indus River must comply with their respective agreements and covenants in all material respects; and

     - the respective representations and warranties of Cabletron and Indus River contained in the merger agreement must be true and correct in all material respects, in accordance with the applicable standards set forth in the merger agreement.

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

     In addition, Cabletron's obligation to effect the merger is subject to the satisfaction or waiver of various conditions that include, in addition to other customary closing conditions, the following:

     - Indus River must have obtained all necessary consents, waivers, approvals, authorizations or orders required to be obtained, and must have made all filings required to have been made;

     - all existing registration rights, preemptive rights and rights of first refusal agreements entered into by the Indus River stockholders prior to August 18, 2000 must have been terminated either in accordance with their terms or by Indus River and each of the other parties to the agreements;

     - Per A. Suneby and Julian W. West must have entered into employment terms with the surviving corporation;

     - Indus River must have retained a required percentage of employees as set forth in the merger agreement and the schedules to the merger agreement;

     - a required percentage of Indus River employees who received stock options on May 11, 2000, which contain a two-year vesting term, must have signed agreements modifying the vesting terms of those options and, in exchange, Indus River must have granted additional stock options to those employees;

     - no change, effect or circumstance shall have occurred that, individually or when taken together with all other such changes, effects or circumstances is or is reasonably likely to be materially adverse to the business, assets, prospects, financial condition or results of operations of Indus River, or is or is reasonably likely to materially delay or prevent the consummation of the merger or the transactions contemplated by the merger agreement.

     In addition, Indus River's obligation to effect the merger is subject to the satisfaction or waiver of various conditions that include, in addition to other customary closing conditions, the following:

     - Cabletron common stock to be issued in accordance with the merger must be authorized for listing on the New York Stock Exchange, subject to official notice of issuance;

     - Cabletron shall have caused the surviving corporation to have made offers of employment to all employees of Indus River, subject to the consummation of the merger, the terms of which will be comparable in the aggregate to the current employment arrangements between such employees and Indus River;

     - Cabletron must have obtained all necessary consents, waivers, approvals, authorizations or orders required to be obtained and must have made all filings required to have been made.

NO SOLICITATION

     The merger agreement provides that Indus River will not, directly or indirectly, through any officer, director, employee, representative or agent:

     - solicit, initiate or encourage the initiation of any "Acquisition Proposal" involving Indus River, other than the merger with Cabletron);

     - engage in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal, or

     - agree to, approve or recommend any Acquisition Proposal.

     An "Acquisition Proposal" is defined in the merger agreement as any inquiries or proposals involving any merger, sale of substantial assets, sale of shares of capital stock (including through a tender offer) or similar transactions involving Indus River.

     The merger agreement also provides that Indus River shall immediately notify Cabletron after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Indus River in connection with an Acquisition Proposal or for access to

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

the properties, books or records of Indus River by any person or entity that informs the board of directors of Indus River that it is considering making, or has made, an Acquisition Proposal.

     The merger agreement further provides that Indus River shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons, other than Cabletron, conducted prior to August 18, 2000 with respect to any of the matters set forth above. Indus River has also agreed not to release any third party from the confidentiality provisions of any confidentiality agreement to which it is a party. In addition, Indus River must ensure that its officers, directors and employees and any investment banker or other advisor or representative retained by Indus River are aware of the restrictions described above.

TERMINATION

     The merger agreement may be terminated at any time prior to the merger, whether before or after approval of the merger by the stockholders of Indus
River:

     - by mutual agreement of Cabletron and Indus River;

     - by either Cabletron or Indus River, if the merger has not been completed by January 15, 2001, so long as the party terminating the merger agreement did not fail to fulfill any obligation under the merger agreement that causes the merger not to be completed;

     - by either Cabletron or Indus River, if any court of competent jurisdiction or governmental, regulatory or administrative agency or commission has issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, so long as the party terminating the merger agreement did not fail to comply with its obligations under the merger agreement with respect to any court or governmental regulatory or administrative agency or commission in a way that materially contributed to the issuance of such order, decree, ruling or the taking of such action;

     - by Cabletron, if the stockholders of Indus River have not approved the merger by January 15, 2001;

     - by Cabletron or Indus River, if any representation or warranty made by the other party was not true and correct in any material respect when made, or has become untrue or incorrect, in accordance with the applicable standards set forth in the merger agreement;

     - by Cabletron or Indus River, if the other party has materially breached its obligations under the merger agreement, unless the breach is curable before January 15, 2001 through the exercise of the breaching party's reasonable best efforts and the breaching party continues to exercise its reasonable best efforts to cure the breach;

     - by Cabletron, if the board of directors of Indus River withdraws, modifies or changes its approval or recommendation of the merger agreement in a manner adverse to Cabletron, or resolves to do so, or recommends an "Alternative Acquisition Transaction";

     - by Cabletron or Indus River, if Indus River enters into an agreement relating to an Alternative Acquisition Transaction.

     The merger agreement defines an "Alternative Acquisition Transaction" as any of:

     - a transaction pursuant to which any person (or group of persons) other than Cabletron or its affiliates acquires or would acquire more than 25% of the outstanding shares of Indus River preferred stock and Indus River common stock;

     - a merger or other business combination involving Indus River pursuant to which any person (or group of persons) other than Cabletron and its affiliates acquires more than 25% of the outstanding equity securities of Indus River or the entity surviving such merger or business combination; or

     - any other transaction pursuant to which any person (or group of persons) other than Cabletron and its affiliates acquires or would acquire control of assets of Indus River having a fair market value (as

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

       determined by Indus River's board of directors in good faith) equal to more than 25% of the fair market value of all of the assets of Indus River immediately prior to such transaction.

CONDUCT OF BUSINESS PENDING THE MERGER

     Pursuant to the merger agreement, Indus River has agreed that, prior to the merger, it will, subject to those exceptions set forth in the merger agreement, or unless otherwise approved by Cabletron in writing:

     - conduct its business only in the ordinary course of business and in a manner consistent with past practice and shall not take any actions except those that are in the ordinary course of business and in a manner consistent with past practice;

     - use all reasonable commercial efforts to preserve substantially intact its business organization; and

     - keep available the services of its present officers, employees and consultants and preserve its present relationships with customers, suppliers and other persons with which it has business relations.

     In addition, Indus River has agreed that, prior to the merger and unless approved by Cabletron in writing, it will not:

     - amend or otherwise change its certificate of incorporation or by-laws, except as contemplated by the merger agreement;

     - issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in Indus River, except for the issuance of stock options contemplated by the merger agreement to be issued in connection with the forfeiting of acceleration rights and to be issued to new employees hired with Cabletron's consent;

     - sell, pledge, dispose of or encumber any of its assets (tangible or intangible), except for dispositions of obsolete or worthless assets and sales of assets not in excess of $10,000 in the aggregate, other than sales of inventory in the ordinary course of business;

     - declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock;

     - split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except for the issuance of those options contemplated by the merger agreement to be issued in connection with the forfeiting of acceleration rights and to be issued to new employees hired with Cabletron's consent;

     - amend the terms or change the period of exercisability of its securities or purchase, repurchase, redeem or otherwise acquire any of its securities, or propose to do any of the foregoing, for the amendment of some stock option agreements in connection with the forfeiting of acceleration rights;

     - acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or enter into or amend any contract, agreement, commitment or arrangement to do the same;

     - incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or, except in the ordinary course of business consistent with past practice, make any loans or advances, or enter into or amend any contract, agreement, commitment or arrangement to do the same, except for the borrowing under a promissory note issued by Cabletron to Indus River as provided for in the merger agreement;

     - enter into or amend any material contract or agreement;

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

     - authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of $50,000 or enter into or amend any contract, agreement, commitment or arrangement to do the same;

     - increase the compensation payable or to become payable to its current officers, employees or consultants, or grant any severance or termination pay to, or enter into agreement with any current director, officer or other employee of or consultant to Indus River with respect to the terms or conditions of his or her employment or engagement to provide services or the termination thereof, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as is required by law or permitted under the merger agreement;

     - conduct a reduction-in-force, job or position elimination, lay off or the like;

     - take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

     - make or change any material tax election inconsistent with past practice or change any tax accounting method or amend any tax return or file any income tax return or settle or compromise any material Federal, state, local or foreign tax liability or agree to an extension of a statute of limitations;

     - pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in its financial statements or incurred in the ordinary course of business and consistent with past practice; or

     - take, or agree in writing or otherwise to take, any of the foregoing or any action which would make any of its representations or warranties contained in the merger agreement untrue or incorrect or prevent it from performing or cause it not to perform its obligations under the merger agreement.

AMENDMENT, EXTENSION AND WAIVER

     Subject to applicable law:

     - the merger agreement may be amended by the parties at any time prior to the effective time of the merger, provided that once the stockholders of Indus River have approved the merger, no amendments may be made which by law require further approval of the stockholders of Indus River unless such further approval is obtained; and

     - waiver of compliance or consent with respect to the merger agreement or extensions of time must be in a writing signed by Cabletron and Indus River.

FEES AND EXPENSES

     Cabletron and Indus River will each pay their own expenses incurred in connection with the merger and the preparation of the merger agreement, whether or not the merger occurs, except that Cabletron will pay all fees and expenses incurred in connection with the printing of this proxy statement/prospectus and all SEC filing fees.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains customary representations and warranties relating to, among other things, in the case of Cabletron and Indus River:

     - corporate organization and qualification;

     - charter documents and by-laws;

     - capital structure;

     - authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the merger agreement and related matters;

     - the accuracy of information supplied in connection with this proxy statement/prospectus and the registration statement of which it is a part;

     - absence of conflicts;

     - required consents;

in the case of Indus River only:

     - required stockholder vote;

     - status of contracts and other agreements entered into by Indus River and absence of default by Indus River under those contracts and other agreements;

     - compliance with applicable laws;

     - compliance with permits;

     - financial statements provided by Indus River to Cabletron and accuracy and fairness of those financial statements;

     - absence of material changes or events;

     - absence of undisclosed liabilities of Indus River;

     - absence of material litigation;

     - matters related to employee benefit plans;

     - matters related to employment agreements;

     - labor matters;

     - absence of restrictions on business activities;

     - good and valid title to property and validity of its leases;

     - filing of tax returns and payment of taxes;

     - environmental matters;

     - intellectual property matters;

     - affiliate transactions;

     - government contracts;

     - insurance matters;

     - accounts receivable and inventories;

     - equipment matters, including equipment leases;

     - payment of fees to brokers, investment bankers and financial advisors;

     - absence of change of control payments;

     - expenses in connection with the merger agreement and merger;

     - product warranties and defects;

     - absence of illegal payments;

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

     - distributors, customers and suppliers; and

     - the execution of stockholder agreements by the principal stockholders and founders of Indus River;

and in the case of Cabletron only:

     - documents filed by Cabletron with the Securities and Exchange Commission, the accuracy of information contained in those documents and the absence of undisclosed liabilities of Cabletron expected to have material adverse effect on Cabletron and its subsidiaries;

     - ownership of the merger subsidiary, Acton Acquisition Co., and lack of prior activities by the merger subsidiary;

     - validity of shares of Cabletron stock to be issued in connection with the merger;

     - validity of shares of Enterasys stock payable in connection with an Enterasys Spinoff (as defined below);

     - capital structure of Enterasys; and

     - financial statements of Enterasys provided by Cabletron to Indus River and accuracy and fairness of those financial statements.

ADDITIONAL AGREEMENTS

     The merger agreement contains additional agreements, relating to, among other things:

     - employee benefits plans, programs and arrangements to be provided by Cabletron;

     - stockholder agreements to be entered into by the principal stockholders and founders of Indus River;

     - that neither Cabletron nor Indus River will take any action that could reasonably be expected to jeopardize the merger's ability to qualify as a reorganization within the meaning of the Internal Revenue Code;

     - indemnification by Cabletron of directors, officers and certain employees of Indus River and maintenance of Cabletron of executive risk liability insurance as described below under the caption "-- Indemnification and Insurance;"

     - indemnification of Cabletron by Indus River pursuant to an escrow agreement described below under the caption "-- Indemnification and Escrow Agreement;" and

     - working capital financing to be provided to Indus River by Cabletron pursuant to a promissory note issued by Cabletron to Indus River.

INDEMNIFICATION AND INSURANCE

     The merger agreement provides that Cabletron will, or will cause the surviving corporation to, fulfill and honor in all respects all rights to indemnification or exculpation of directors or officers and employees of Indus River, pursuant to any indemnification provision of the Indus River certificate of incorporation, or Indus River by-laws as in effect on the date of the merger agreement. Cabletron will maintain for six years after the effective time of the merger executive risk liability insurance with respect to those directors, officers and employees for their acts or omissions which occur prior to the merger, under customary terms and conditions no less favorable to those of Indus River's executive risk liability insurance policy in effect on the date of the merger agreement.

AMENDMENTS TO INDUS RIVER'S CERTIFICATE OF INCORPORATION

     As of the effective time of the merger, the certificate of incorporation of Indus River, as in effect immediately prior to the merger, will be amended to be the same as the certificate of incorporation of Action Acquisition Co., except that the name of the surviving corporation will be INDUS RIVER NETWORKS,

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

INC. For a summary of certain provisions of the current Indus River certificate of incorporation and the associated rights of Indus River stockholders, see "Comparison of Rights of Series C Preferred and Common Stockholders of Cabletron and Stockholders of Indus River" on page 68.

AMENDMENT'S TO INDUS RIVER'S BY-LAWS

     The merger agreement provides that the by-laws of Action Acquisition Co., as in effect immediately prior to the merger, will be the by-laws of the surviving corporation following the merger. For a summary of certain provisions of the of the current Indus River by-laws and the associated rights of Indus River stockholders, see "Comparison of Rights of Series C Preferred and Common Stockholders of Cabletron and Stockholders of Indus River" on page 68.

INDEMNIFICATION AND ESCROW AGREEMENT

  Escrow Fund and Indemnification.

     The merger agreement provides that 10% of the shares of Cabletron common stock to be issued in the merger to holders of Indus River preferred stock and the founders of Indus River will be placed in escrow with an escrow agent as soon as practicable after the merger is completed. Those shares of Cabletron common stock held in escrow will be subject to an escrow agreement by and among State Street Bank & Trust, as escrow agent, Stephen J. Ricci, as stockholder representative, and Cabletron, which is attached as Annex C to this proxy statement/prospectus. The number of shares of Cabletron common stock to be received by those Indus River stockholders will be reduced by approximately 10% of the shares of Cabletron common stock the stockholders would otherwise be entitled to receive. The escrow account will be the sole and exclusive source available to compensate Cabletron for the indemnification obligations of each Indus River stockholder under the merger agreement, other than for any claim of fraud, intentional misrepresentation or other willful conduct.

     Indus River has agreed to indemnify Cabletron, the surviving corporation and each of their respective subsidiaries and affiliates from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including reasonable legal fees) as a result of or incident to (1) any breach of any representation or warranty made by Indus River in the merger agreement or in any certificate or other document delivered to Cabletron in connection with the merger agreement, (2) any breach or nonfulfillment by Indus River of any of the covenants, agreements or obligations contained in the merger agreement or any certificate or other document delivered to Cabletron in connection with the merger agreement, or (3) any claim by a holder or former holder of Indus River stock or options, warrants or other securities convertible into or exercisable for shares of Indus River stock, or any other person or entity, seeking to assert, or based upon, ownership or rights of ownership to any shares of Indus River stock, any rights of an Indus River stockholder, including any option, preemptive rights, or rights to notice or to vote, any rights under the Indus River certificate of incorporation or Indus River by-laws or any claim that his, her or its Indus River stock or options, warrants or other securities convertible into or exercisable for shares of Indus River stock were wrongfully repurchased, canceled, terminated or otherwise limited by Indus River, regardless of whether an action, suit or proceeding can or has been made against Indus River. Cabletron may not seek indemnification for any of the above claims until the aggregate amount of all damages for which Cabletron is seeking indemnification is at least $300,000, in which case Cabletron may seek indemnification for all of its damages. If any claim is required to be paid from the escrow fund containing the shares of Cabletron common stock, the value of such shares will be determined based on the average of the closing prices of Cabletron common stock as reported in the Wall Street Journal for the 30 trading days prior to the date of determination.

     The escrow fund will terminate with respect to the Cabletron common stock on the first anniversary of the closing date of the merger. At that time, the remaining Cabletron common stock in the escrow fund will be distributed by the escrow agent to the stockholders on whose behalf the shares are being held in accordance with each stockholder's percentage of the escrow fund, except that escrowed shares as to which Cabletron has made a claim before the first anniversary of the closing date of the merger, and which claim is unresolved, will not be released until the claim is resolved.

     The merger agreement provides that Stephen J. Ricci has been appointed as a representative for the Indus River stockholders whose shares are being held in escrow to take all actions necessary or appropriate in his judgment for the accomplishment of the terms of the merger agreement. The holders of a majority in interest of the shares of Cabletron common stock held in the escrow fund may replace the stockholder representative upon not less than 10 days' prior written notice to Cabletron. The stockholder representative will not be required to provide a bond and will not receive any compensation for his services. Notices of communications to or from the stockholder representative will constitute notice to or from each of the Indus River stockholders who have Cabletron common stock deposited in the escrow fund. If Mr. Ricci is no longer able or willing to serve as the stockholder representative, a new stockholder representative will be chosen by stockholders holding a majority of the shares of Cabletron common stock being held in escrow.

     The stockholder representative will not be liable for any act done or omitted in his capacity as stockholder representative while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel will be conclusive evidence of such good faith. Those Indus River stockholders who have executed a stockholder agreement, and whose shares of Cabletron common stock are being held in the escrow account, have agreed to severally indemnify the stockholder representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on his part and arising out of or in connection with the acceptance or administration of his duties.

     Any decision, act, consent or instruction of the stockholder representative will constitute a decision of all Indus River stockholders whose shares of Cabletron common stock are being held in the escrow account and will be final, binding and conclusive upon each of these stockholders, and the escrow agent and Cabletron may rely upon any decision, act, consent or instruction of the stockholder representative. The escrow agent and Cabletron are relieved from any liability to any person for acts done by them in accordance with such decision, act, consent or instruction of the stockholder representative.

  Escrow of Shares of Cabletron Series C Preferred Stock.

     In addition to the foregoing, the merger agreement provides that all of the shares of Cabletron Series C preferred stock to be issued in the merger will be placed in a separate escrow account with an escrow agent as soon as practicable after the merger is completed. The shares of Cabletron Series C preferred stock will be subject to the provisions of the escrow agreement, the form of which is attached as Annex C to this proxy statement/prospectus. The shares of Cabletron Series C preferred stock will be held in escrow only to facilitate any conversion or redemption of the Cabletron Series C preferred stock occurring within 24 months of the date of issuance of the Cabletron Series C preferred stock. The shares will remain in the escrow account until any such conversion or redemption, after which the stockholders on whose behalf the shares are being held will receive the shares of Cabletron common stock issued upon the conversion of the Cabletron Series C preferred stock or the shares of Enterasys common stock or any other securities issued upon the redemption of the Cabletron Series C preferred stock. If no such redemption of conversion occurs within 24 months of the date of issuance of the Cabletron Series C preferred stock, the shares being held in escrow will be distributed by the escrow agent to the stockholders on whose behalf the shares are being held on or before the 30 month anniversary of the date of issuance of the Cabletron Series C preferred stock. Pursuant to the provisions of the escrow agreement, the shares of Cabletron Series C preferred stock may not be transferred except under the laws of descent and distribution or to the partners or equity holders of any stockholder which is an entity. For additional information about the conversion or redemption of the Cabletron Series C preferred stock, see "Description of Cabletron Capital Stock -- Preferred Stock -- Series C Preferred Stock."

                           STOCK PRICES AND DIVIDENDS

     Cabletron common stock is listed for trading on the New York Stock Exchange under the trading symbol "CS". The following table sets forth, for the periods indicated, the high and low sales prices per share of Cabletron common stock on the New York Stock Exchange Composite Transactions Tape. Cabletron has paid no dividends on its common stock and anticipates it will continue to reinvest earnings to finance future growth. For current price information, stockholders are urged to consult publicly available sources. Because there is no established trading market for shares of Cabletron Series C preferred stock or Indus River stock, information with respect to the market prices of Cabletron Series C preferred stock and Indus River stock has been omitted.

                                                                  CABLETRON
                                                                 COMMON STOCK
                                                              ------------------
                                                               HIGH        LOW
                                                              -------    -------
FISCAL YEAR 1996
  First Quarter.............................................  $ 27.88    $ 19.44
  Second Quarter............................................    29.81      24.31
  Third Quarter.............................................    43.88      26.00
  Fourth Quarter............................................    41.63      32.94
FISCAL YEAR 1997
  First Quarter.............................................  $ 43.56    $ 31.63
  Second Quarter............................................    36.06      26.50
  Third Quarter.............................................    41.50      27.56
  Fourth Quarter............................................    42.50      28.00
FISCAL YEAR 1998
  First Quarter.............................................  $ 46.50    $ 27.50
  Second Quarter............................................    46.13      27.88
  Third Quarter.............................................    36.25      22.94
  Fourth Quarter............................................    23.50      12.63
FISCAL YEAR 1999
  First Quarter.............................................  $ 15.56    $ 12.50
  Second Quarter............................................    14.31       6.63
  Third Quarter.............................................    15.31       6.63
  Fourth Quarter............................................    14.38       7.69
FISCAL YEAR 2000
  First Quarter.............................................  $ 15.31    $  7.25
  Second Quarter............................................    16.81      11.94
  Third Quarter.............................................    24.38      14.81
  Fourth Quarter............................................    49.00      22.00
FISCAL YEAR 2001
  First Quarter.............................................  $ 50.88    $ 19.00
  Second Quarter............................................    37.44      21.00
  Third Quarter (through October 11, 2000)..................    37.13      25.94

     The following table sets forth the high and low sales prices per share of Cabletron common stock on the New York Stock Exchange Composite Transactions Tape on August 18, 2000, the last trading day before the public announcement of
the merger agreement, and on             , 2000, the last trading day before the
date of this proxy statement/prospectus. Because there is no established trading market for shares of

Cabletron Series C preferred stock or Indus River stock, information with respect to the market prices of Cabletron Series C preferred stock and Indus River stock has been omitted.

                                                                  CABLETRON
                                                                COMMON STOCK
                                                              -----------------
                                                               HIGH       LOW
                                                              ------     ------
August 18, 2000.............................................  $35.88     $34.06
            , 2000..........................................

     Because the market price of Cabletron common stock is subject to fluctuation, the market value of the shares of Cabletron common stock that Indus River stockholders will receive in the merger, may increase or decrease following the receipt of such shares. In addition, because there is no established trading market for the Cabletron Series C preferred stock, the market value of the shares of Cabletron Series C preferred stock that Indus River stockholders will receive in the merger may be difficult to determine and such market value, if determinable, may increase or decrease following the receipt of such shares. NO ASSURANCE CAN BE GIVEN AS TO THE FUTURE PRICES OR MARKETS FOR CABLETRON COMMON STOCK OR CABLETRON SERIES C PREFERRED STOCK.

                     DESCRIPTION OF CABLETRON CAPITAL STOCK

     The following is a description of the material terms of Cabletron's capital stock. You should also read Cabletron's Restated Certificate of Incorporation, as amended, including the Certificate of Designation, Preferences and Rights of the Series A and Series B Participating Convertible Preferred Stock and the form of Certificate of Designation, Preferences and Rights of the Series C Convertible Preferred Stock. Cabletron has filed copies of its Certificate of Incorporation, By-laws and the form of the certificate of designation related to the Cabletron Series C preferred stock with the SEC and has incorporated by reference such documents as exhibits to the registration statement of which this prospectus is a part.

     As of the date of this proxy statement/prospectus, Cabletron's authorized capital consisted of:

     - 450,000,000 shares of Cabletron common stock

     - 2,000,000 shares of preferred stock, par value $1.00 per share, designated as follows:

      - 65,000 shares of Series A Participating Convertible Preferred Stock;

      - 25,000 shares of Series B Participating Convertible Preferred Stock;

      - 1,910,000 shares of preferred stock which have not been designated.

     As of October 2, 2000, Cabletron's outstanding capital consisted of:

     - 90,000 shares of preferred stock, with the following amounts outstanding:

      - 65,000 shares of Cabletron Series A preferred stock;

      - 25,000 shares of Cabletron Series B preferred stock;

     - 184,294,457 shares of Cabletron common stock

      - Warrants to purchase up to 450,000 shares of Cabletron common stock;

      - Additional warrants to purchase Cabletron common stock if specified events occur or do not occur with respect to any of Cabletron's operating subsidiaries, Enterasys, Riverstone Networks, Inc., Aprisma Management Technologies, Inc. or Global Network Technology Services, Inc. (collectively, the "Operating Subsidiaries");

      - As of February 29, 2000, an aggregate of 15,998,256 options to purchase Cabletron common stock of which, as of such date, 2,916,651 options were currently exercisable;

      - As of February 29, 2000, 3,100,558 shares of Cabletron common stock were subject to employee stock purchase plans; and

      - Put options to repurchase approximately 725,000 shares of Cabletron common stock to Cabletron.

     As of the effective time of the merger, Cabletron will designate a sufficient number of shares of Cabletron Series C preferred stock to be issued in exchange for all of the shares of Indus River preferred stock, Indus River common stock and all options and warrants to purchase Indus River stock.

PREFERRED STOCK

     Cabletron may issue shares of preferred stock from time to time in one or more series as its board of directors authorizes Cabletron to do. Before Cabletron issues a new series of preferred stock, its board of directors must pass a resolution designating the series, which serves to distinguish the new series from other series and classes of stock. The resolution also sets forth the number of shares to be included in the new series and establishes the terms, rights, restrictions and qualifications of the shares of the new series. These may include any preferences, voting powers, dividend rights and redemption, sinking fund and conversion rights. Prior to issuing the shares in a series, and subject to the express terms of any other outstanding series of preferred stock, Cabletron's board of directors can increase or decrease the number of shares in a series, alter the designation of a series or classify or reclassify any unissued shares of a series by fixing or altering any terms, rights, restrictions and qualifications of the shares in that series.

SERIES A AND SERIES B PREFERRED STOCK

     DIVIDENDS. The holders of shares of Cabletron Series A and Cabletron Series B preferred stock are entitled to receive, when and as declared by Cabletron's board of directors, cumulative cash dividends per share equal to the greater of:

     - $40.00 per year, plus accrued and unpaid dividends; and

     - the amount determined by calculating the quotient of:

      - the product of:

        - all ordinary cash dividends declared during the applicable fiscal quarter with respect to a share of Cabletron common stock (but excluding extraordinary dividends or distributions);

        - four; and

        - the number of shares of Cabletron common stock issuable upon conversion of a share of Cabletron Series A or Cabletron Series B preferred stock, as applicable, on the first day of the applicable fiscal quarter.

      - divided by $1,000, plus accrued and unpaid dividends on the share of Cabletron Series A or Cabletron Series B preferred stock, as applicable.

     Holders of Cabletron Series A and Cabletron Series B preferred stock are entitled to accrual of dividends before Cabletron can distribute dividends to holders of Cabletron common stock, and dividends on the Cabletron Series A and Cabletron Series B preferred stock will accrue, whether or not they have been declared and whether or not Cabletron has profits, surplus or other funds legally available to pay them. Cabletron will not pay any cash dividends to holders of Cabletron Series A and Cabletron Series B preferred stock without the written consent or affirmative vote of the then issued and outstanding shares of Cabletron Series A preferred stock and Cabletron Series B Preferred Stock. Holders of Cabletron Series A and Cabletron Series B preferred stock are not entitled to participate in any other dividends or distributions Cabletron makes except in the event of a liquidation, as discussed below, or following conversion into Cabletron common stock.

     LIQUIDATION. Upon Cabletron's liquidation, dissolution or winding up, the holders of Cabletron Series A and Cabletron Series B preferred stock are entitled to be paid in full a liquidation amount, determined as described below, following the distribution of any of Cabletron's assets to the holders of any other series or class of Cabletron's capital stock ranking senior to the Cabletron Series A and Cabletron Series B preferred stock with respect to liquidation. For each share of Cabletron Series A and Cabletron Series B preferred stock, the liquidation amount is equal to the greater of:

     - $1,000, plus accrued and unpaid dividends through the last day of the most recently completed calendar quarter prior to the date of liquidation, dissolution or winding up; and

     - the amount a holder would be entitled to receive on a share of Cabletron Series A or Cabletron Series B preferred stock, as applicable, with respect to the liquidation, dissolution or winding up if the holder converted such share into Cabletron common stock immediately prior to the effectiveness of the liquidation, dissolution or winding up.

     If after distribution of any of Cabletron's assets to the holders of stock senior to the Cabletron Series A and Cabletron Series B preferred stock, Cabletron's assets are insufficient to permit the payment to the holders of Cabletron Series A and Cabletron Series B preferred stock of the full liquidation amount described above and the payment to the holders of any series of preferred stock ranking pari passu with the Cabletron Series A and Cabletron Series B preferred stock of the full liquidation amount to which they are entitled, then Cabletron's remaining assets that are legally available for distribution will be distributed ratably among the holders of Cabletron Series A and Cabletron Series B preferred stock and any other series of preferred stock ranking pari passu with the Cabletron Series A and Cabletron Series B preferred stock, and the holders of stock ranking junior to the Cabletron Series A and Cabletron Series B preferred stock, including the holders of

Cabletron common stock and Cabletron Series C preferred stock, will not be entitled to participate in such liquidation.

     VOTING RIGHTS. Except as otherwise required by law, the holders of Cabletron Series A and Cabletron Series B preferred stock will have voting rights and powers equal to the voting rights and powers of the holders of Cabletron common stock, voting together with the holders of Cabletron common stock as a single class (and any other shares of Cabletron's capital stock which, by their terms, are entitled to vote together with the Cabletron common stock as a single class). Each holder of a Cabletron Series A and Cabletron Series B preferred stock will be entitled to the number of votes in respect of each share of Cabletron Series A and Cabletron Series B preferred stock it holds equal to the number of shares of Cabletron common stock into which each share of Cabletron Series A or Cabletron Series B preferred stock, as applicable, may be converted on the record date for holders entitled to participate in the vote. In addition, any holders of Cabletron Series A and Cabletron Series B preferred stock will have the following voting rights:

     - the holders of a majority of the then outstanding shares of Cabletron Series A and Cabletron Series B preferred stock must approve any amendment or restatement of Cabletron's certificate of incorporation or of the certificate of designation related to the Cabletron Series A and Cabletron Series B preferred stock that adversely affects the powers, preferences and rights of the Cabletron Series A and Cabletron Series B preferred stock;

     - the holders of a majority of the then outstanding shares of Cabletron Series A preferred stock must approve any amendment or restatement of Cabletron's certificate of incorporation or of the certificate of designation related to the Cabletron Series A and Cabletron Series B preferred stock that adversely affects the powers, preferences and rights of the Cabletron Series A preferred stock; and

     - the holders of a majority of the then outstanding shares of Cabletron Series B preferred stock must approve any amendment or restatement of Cabletron's certificate of incorporation or of the certificate of designation related to the Cabletron Series A and Cabletron Series B preferred stock that adversely affects the powers, preferences and rights of the Cabletron Series B preferred stock.

     CONVERSION RIGHTS. Each holder of Cabletron Series A and Cabletron Series B preferred stock may, at its option, convert any of its shares of Cabletron Series A and Cabletron Series B preferred stock at any time into shares of Cabletron Common stock, with all of the same rights of Cabletron common stock as described below. Cabletron Series A and Cabletron Series B preferred stock can be converted into Cabletron common stock at an initial rate obtained by multiplying the "Applicable Conversion Rate" by the number of shares of Cabletron Series A and Cabletron Series B preferred stock held by such holder being converted. For each share of Cabletron Series A and Cabletron Series B preferred stock, the "Applicable Conversion Rate" is determined by dividing $1,000, plus accrued and unpaid dividends, by the "Applicable Conversion Value." The "Applicable Conversion Value" is $40.00 in the case of Cabletron Series A preferred stock and $30.00 in the case of Cabletron Series B preferred stock, in each case as adjusted for stock splits, stock dividends, recapitalizations and otherwise. In addition, if Cabletron is unable to redeem the Cabletron Series A and Cabletron Series B preferred stock as Cabletron is required to do, then the Applicable Conversion Value will be adjusted to equal the product of 90% multiplied by the market price of Cabletron common stock on the date specified for redemption or on the date the holders of Cabletron Series A and Cabletron Series B preferred stock receive notice that Cabletron cannot effect a redemption, as applicable. Generally, the market price of the Cabletron common stock will be equal to the last sale price of the stock on the New York Stock Exchange on the applicable date.

     Prior to the consummation of any "Corporate Change," Cabletron will make appropriate provisions to ensure that each holder of Cabletron Series A and Cabletron Series B preferred stock will have the right to receive, upon conversion of such holder's preferred stock into Cabletron common stock, the stock, securities or assets that the holder would have been entitled to receive in connection with the Corporate Change if such holder had converted its preferred stock into Cabletron common stock prior to the record date related to such Corporate Change. In addition, Cabletron will not effect any Corporate Change unless, prior to the consummation of the Corporate Change, the successor corporation or the purchasing corporation assumes in writing the obligation to deliver to each holder of Cabletron Series A and Cabletron Series B preferred stock such shares of stock, securities or assets that the holder is entitled to receive as described above. For purposes of the Cabletron Series A and Cabletron Series B preferred stock, a "Corporate Change" shall mean any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of Cabletron's assets to another person which is effected in such a way that holders of Cabletron common stock are entitled to receive (either directly or upon Cabletron's subsequent liquidation) securities or assets in respect of or in exchange for Cabletron common stock.

     REDEMPTION. At Holder's Option. From February 23, 2003 on, each holder of Cabletron Series A and Cabletron Series B preferred stock shall have the right to require Cabletron to redeem all (but not less than all) of such holder's shares of Cabletron Series A and Cabletron Series B preferred stock at a redemption price per share equal to $1,000, plus accrued and unpaid dividends. In addition, if Cabletron enters into any agreement which will result in a Change of Control, then each holder of Cabletron Series A and Cabletron Series B preferred stock will have the right to require Cabletron to redeem all (but not less than all) of such holder's shares of Cabletron Series A and Cabletron Series B preferred stock at a redemption price per share equal to the greater of:

     - $1,010, plus accrued and unpaid dividends; and

     - the market price per share of Cabletron common stock into which each share of Cabletron Series A and Cabletron Series B preferred stock could then be converted upon the consummation of the Change of Control.

     At Cabletron's Option. From February 23, 2004 on, Cabletron may redeem all (but not less than all) of the outstanding shares of Cabletron Series A and Cabletron Series B preferred stock at a redemption price per share equal to $1,000, plus accrued and unpaid dividends. Cabletron's redemption rights are subject to the conversion rights of each holder of Cabletron Series A and Cabletron Series B preferred stock, who may exercise such rights at any time prior to the close of business on the redemption date.

     Cabletron is not prohibited from redeeming or repurchasing any shares of Cabletron Series A or Cabletron Series B preferred stock while there is any arrearage in the payment of dividends on such stock.

SERIES C PREFERRED STOCK

     DIVIDENDS. When the Cabletron Series C preferred stock is issued, the holders of Cabletron Series C preferred stock will be entitled to receive cash dividends that do not constitute "Extraordinary Distributions" to the same extent as holders of Cabletron common stock. Each share of Cabletron Series C preferred stock will be entitled to receive dividends at a rate per share equal to the product of the dividend declared on each share of Cabletron common stock and the "Applicable Conversion Rate." The "Applicable Conversion Rate" is currently 10, adjusted for stock splits, stock dividends, recapitalizations or otherwise, and as adjusted in the manner described below in "-- Conversion Rights." The holders of Cabletron Series C preferred stock will not be entitled to participate in any Extraordinary Distribution. An "Extraordinary Distribution" means any dividend or distribution (including, without limitation, any distribution of cash, stock or other securities or property, by way of dividend, spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Cabletron common stock other than:

     - a stock split, stock dividend or similar transaction;

     - an "Enterasys Spinoff;"

     - an "Enterasys Transaction;"

     - the payment of an ordinary cash dividend; or

     - the purchase or repurchase by Cabletron of any shares of Cabletron common stock.

     An "Enterasys Spinoff" means the distribution, through a dividend, exchange, issuance or other similar transaction, of 51% or more of the common stock of Enterasys to Cabletron's stockholders. An "Enterasys Transaction" means a sale, other disposition, consolidation, merger or reorganization of Enterasys (other than an Enterasys Spinoff), pursuant to which Cabletron no longer controls Enterasys.

     CONVERSION RIGHTS. Generally, the Cabletron Series C preferred stock will be convertible into Cabletron common stock at the option of the holder at any time following the earliest to occur of:

     - an "Enterasys Spinoff" that occurs on or after the first anniversary of the date the Cabletron Series C preferred stock is issued;

     - an "Enterasys Transaction" at any time; and

     - the second anniversary of the date the Cabletron Series C preferred stock is issued.

     In addition, if Cabletron establishes a record date with respect to an Enterasys Spinoff prior to the first anniversary of the date the Cabletron Series C preferred stock is issued, which spin-off is to be completed prior to such first anniversary, then the Cabletron Series C preferred stock will be convertible into Cabletron common stock at the option of the holder immediately prior to the Enterasys Spinoff. There can be no assurance that Cabletron will ever conduct an Enterasys Spinoff or an Enterasys Transaction. Accordingly, it is possible that holders of Cabletron Series C preferred stock will not be able to convert their shares of Cabletron Series C preferred stock until the second anniversary of the date the Cabletron Series C preferred stock is issued.

     A holder of Cabletron Series C preferred stock that elects to convert its shares of Cabletron Series C preferred stock into Cabletron common stock will receive the number of shares of Cabletron common stock equal to the number of shares of Cabletron Series C preferred stock held by such holder multiplied by the Applicable Conversion Rate.

     The Applicable Conversion Rate. The Applicable Conversion Rate will initially be 10. The Applicable Conversion Rate will be adjusted for a number of circumstances as discussed below. However, other than adjustments to the Applicable Conversion Rate for events such as stock splits, stock dividends and combinations discussed under "-- Adjustments to the Applicable Conversion
Rate -- Stock Dividends, Stock Splits and Combinations," the Applicable Conversion Rate will never be adjusted to exceed 65. In addition, the Applicable Conversion Rate will generally be determined based on the value of the capital stock of Cabletron's subsidiary, Enterasys, which value will be determined in the manner described below.

     ADJUSTMENTS TO THE APPLICABLE CONVERSION RATE -- STOCK DIVIDENDS, STOCK SPLITS, COMBINATIONS. If there is:

     - a subdivision of the outstanding shares of Cabletron common stock into a greater number of shares of Cabletron common stock, such as through a stock split, stock dividend or recapitalization; or

     - a combination of the outstanding shares of Cabletron common stock into a smaller number of shares of Cabletron common stock, such as through a reverse stock split,

then the Applicable Conversion Rate will be adjusted accordingly.

     ENTERASYS SPINOFF WITHIN ONE YEAR OF THE DATE OF ISSUANCE OF THE CABLETRON SERIES C PREFERRED STOCK. If Cabletron establishes a record date with respect to an Enterasys Spinoff prior to the first anniversary of the date the Cabletron Series C preferred stock is issued, which spin-off is to be completed prior to such first anniversary, then the Cabletron Series C preferred stock will be convertible into Cabletron common stock at the option of the holder immediately prior to the Enterasys Spinoff. In such an instance, the Applicable Conversion Rate will be permanently adjusted to equal the quotient obtained from the following formula:

                           Applicable Conversion Rate         E X P(E)
                                                        =   -------------
                                                            50,000 X P(C)

In this formula:

     - E is equal to the number of Enterasys shares equal to 1% of the fully-diluted capital stock of Enterasys, determined as of the day the merger transaction closes, adjusted for stock splits, stock dividends, recapitalizations, extraordinary distributions and other similar events with respect to the capital stock of Enterasys;

     - P(E) is the market price of the Enterasys capital stock, determined as of the close of business on the applicable record date; and

     - P(C) is the market price of Cabletron common stock as of the close of business on that record date.

     For an Enterasys Spinoff, the market price of Enterasys capital stock will generally be equal to the last sale price of the stock on the New York Stock Exchange on the applicable trading day. For an Enterasys Transaction, the market price of Enterasys capital stock will generally be the price at which Enterasys capital stock is sold in the Enterasys Transaction. Generally, the market price of the Cabletron common stock will be equal to the last sale price of the stock on the New York Stock Exchange on the applicable trading day.

     ENTERASYS SPINOFF OR ENTERASYS TRANSACTION WITHIN TWO YEARS OF THE DATE OF ISSUANCE OF THE CABLETRON SERIES C PREFERRED STOCK. If Cabletron conducts an Enterasys Spinoff following the first anniversary of the date the Cabletron Series C preferred stock is issued and prior to the second anniversary of such date, or if Cabletron conducts an Enterasys Transaction prior to the second anniversary of the date the Cabletron Series C preferred stock is issued, then the Cabletron Series C preferred stock will be convertible into Cabletron common stock at the option of the holder following the earlier to occur of any such event. Following any such event, the Applicable Conversion Rate will be permanently adjusted to equal the quotient obtained from the following formula:

                           Applicable Conversion Rate   =   .9 X E X P(E)
                                                            -------------
                                                            50,000 X P(C)

In this formula:

     - E is equal to the number of Enterasys shares equal to 1% of the fully-diluted capital stock of Enterasys, determined as of the day the merger transaction closes, adjusted for stock splits, stock dividends, recapitalizations, extraordinary distributions and other similar events with respect to the capital stock of Enterasys;

     - P(E) is the market price of the Enterasys capital stock distributed in the Enterasys Spinoff or the Enterasys Transaction, as applicable, determined as of the close of business on the first trading day after the Enterasys Spinoff or Enterasys Transaction, as applicable; and

     - P(C) is the market price of Cabletron common stock as of the close of business on that trading day.

     For an Enterasys Spinoff, the market price of Enterasys capital stock will generally be equal to the last sale price of the stock on the New York Stock Exchange on the applicable trading day. For an Enterasys Transaction, the market price of Enterasys capital stock will generally be the price at which Enterasys capital stock is sold in the Enterasys Transaction. Generally, the market price of the Cabletron common stock will be equal to the last sale price of the stock on the New York Stock Exchange on the applicable trading day.

     NO ENTERASYS SPINOFF OR ENTERASYS TRANSACTION WITHIN TWO YEARS OF THE DATE OF ISSUANCE OF THE CABLETRON SERIES C PREFERRED STOCK. If Cabletron does not conduct either an Enterasys Spinoff or an Enterasys Transaction prior to the second anniversary of the date the Cabletron Series C preferred stock is issued, then the Cabletron Series C preferred stock will be convertible into Cabletron common stock at the option of the holder immediately following the second anniversary of the date the Cabletron Series C preferred stock is issued. Following this second anniversary, the Applicable Conversion Rate will be permanently adjusted to equal the quotient obtained from the following formula:

                           Applicable Conversion Rate   =     E X P(E)
                                                            -------------
                                                            50,000 X P(C)

In this formula:

     - E is equal to the number of Enterasys shares equal to 1% of the fully-diluted capital stock of Enterasys, determined as of the day the merger transaction closes, adjusted for stock splits, stock dividends, recapitalizations, extraordinary distributions and other similar events with respect to the capital stock of Enterasys;

     - P(E) is the market price of the Enterasys capital stock, determined as of the second anniversary of the date the Cabletron Series C preferred stock is issued; and

     - P(C) is the market price of Cabletron common stock as of the close of business on that day.

     Cabletron's board of directors will determine the market price of Enterasys capital stock. However, if the holders of a majority of the outstanding shares of Cabletron Series C preferred stock object to the determination by Cabletron's board, then Cabletron will hire an investment banking firm to conduct an appraisal of the fair value of Enterasys capital stock. Generally, the market price of the Cabletron common stock will be equal to the last sale price of the stock on the New York Stock Exchange on the second anniversary of the date the Cabletron Series C preferred stock is issued.

     Corporate Change. Prior to the consummation of any "Corporate Change," Cabletron will make appropriate provisions to ensure that each holder of Cabletron Series C preferred stock will have the right to receive, upon conversion of such holder's preferred stock into Cabletron common stock, the stock, securities or assets that the holder would have been entitled to receive in connection with the Corporate Change if such holder had converted its preferred stock into Cabletron common stock prior to the record date related to such Corporate Change. In addition, Cabletron will not effect any Corporate Change unless, prior to the consummation of the Corporate Change, the successor corporation or the purchasing corporation assumes in writing the obligation to deliver to each holder of Cabletron Series C preferred stock such shares of stock, securities or assets that the holder is entitled to receive as described above. For purposes of the Cabletron Series C preferred stock, a "Corporate Change" shall mean any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of Cabletron's assets to another person which is effected in such a way that holders of Cabletron common stock are entitled to receive (either directly or upon Cabletron's subsequent liquidation) securities or assets in respect of or in exchange for Cabletron common stock.

     CORPORATE CHANGE PRIOR TO ENTERASYS SPINOFF, ENTERASYS TRANSACTION OR THE SECOND ANNIVERSARY OF THE DATE OF ISSUANCE OF THE CABLETRON SERIES C PREFERRED STOCK. If a Corporate Change were to occur prior to the first to occur of an Enterasys Spinoff, an Enterasys Transaction and the second anniversary of the date the Cabletron Series C preferred stock is issued, then the Applicable Conversion Rate will be adjusted to equal the greater of:

     - 10, adjusted for stock splits, stock dividends and combinations, as described above under "-- Adjustments to the Applicable Conversion Rate -- Stock Dividends, Stock Splits and Combinations;" and

     - the quotient obtained from the following formula:

                           Applicable Conversion Rate   =     E X P(E)
                                                            -------------
                                                            50,000 X P(C)

      In this formula:

        - E is equal to the number of Enterasys shares equal to 1% of the fully-diluted capital stock of Enterasys, determined as of the day the merger transaction closes, adjusted for stock splits, stock dividends, recapitalizations, extraordinary distributions and other similar events with respect to the capital stock of Enterasys;

        - P(E) is the market price of the Enterasys capital stock, determined as of the effective date of such Corporate Change; and

        - P(C) is the market price of Cabletron common stock as of the close of business on that day.

     Cabletron's board of directors will determine the market price of Enterasys capital stock. However, if the holders of a majority of the outstanding shares of Cabletron Series C preferred stock object to the determination by Cabletron's board, then Cabletron will hire an investment banking firm to conduct an appraisal of the fair value of Enterasys capital stock. Generally, the market price of the Cabletron common stock will be equal to the price at which Cabletron common stock is sold in the Corporate Change.

     CORPORATE CHANGE FOLLOWING AN ENTERASYS SPINOFF, ENTERASYS TRANSACTION OR THE SECOND ANNIVERSARY OF THE DATE OF ISSUANCE OF THE CABLETRON SERIES C PREFERRED STOCK. If a Corporate Change were to occur following the first to occur of an Enterasys Spinoff, an Enterasys Transaction and the second anniversary of the date the Cabletron Series C preferred stock is issued, then the Applicable Conversion Rate will be adjusted in the manner described above under "-- Enterasys Spinoff or Enterasys Transaction within Two Years of the Date of Issuance of the Cabletron Series C Preferred Stock" or "-- No Enterasys Spinoff or Enterasys Transaction within Two Years of the Date of Issuance of the Cabletron Series C Preferred Stock," as applicable.

     Conversion Procedure. Cabletron will give each holder of Cabletron Series C preferred stock at least 30 days notice of Cabletron's intention to either conduct an Enterasys Spinoff or consummate an Enterasys Transaction. Cabletron's notice will also advise each holder of Cabletron Series C preferred stock of its conversion rights with respect to its Cabletron Series C preferred stock. Following receipt of this notice, each holder of Cabletron Series C preferred stock will have 15 days to deliver a written notice to Cabletron advising Cabletron as to its intention to require Cabletron to convert all (but not less than all) of the shares of Cabletron Series C preferred stock held by such holder. Each holder of Cabletron Series C preferred stock wishing to exercise its conversion right must surrender the certificate or certificates representing the shares being converted, together with this written notice. Each conversion of Cabletron Series C preferred stock shall be deemed to have been effected as of the close of business on the effective date of such conversion as specified in the conversion notice, except that this date cannot be earlier than the date Cabletron or Cabletron's agent receives the conversion notice. If the conversion notice does not specify a date, then the conversion date will be deemed to be the date on which Cabletron or Cabletron's agent receives the conversion notice. On the conversion date, the holder's rights as a holder of Cabletron Series C preferred stock will cease and the holder will subsequently have the rights of a holder of Cabletron common stock.

     Promptly after the conversion date Cabletron will deliver to the converting holder at the address set forth in the conversion notice:

     - a certificate or certificates representing, in the aggregate, the number of shares of Cabletron common stock issued upon conversion, in the same name or names as the certificates representing the converted shares or in such other name or names as the converting holder tells Cabletron (subject to any applicable legal, contractual or other restrictions on transfer) and in such denomination or denominations as the converting holder tells Cabletron;

     - a check for cash with respect to any fractional interest in a share of Cabletron common stock as discussed below; and

     - a certificate representing any shares of Cabletron Series C preferred stock that were represented by the certificate or certificates delivered to the Corporation in connection with the conversion but that were not converted.

     If Cabletron is to issue certificates for shares of Cabletron common stock upon the conversion of Cabletron Series C preferred stock in the name of the holder of the Cabletron Series C preferred stock, Cabletron will do so without charging the holder any issuance tax. However, if Cabletron is to issue certificates for shares of Cabletron common stock upon conversion of Cabletron Series C preferred stock in any other name, Cabletron will not issue any certificates until payment of any applicable transfer tax has been made by such holder.

     Cabletron will not issue any fractional shares or scrip representing fractions of shares of Cabletron common stock upon conversion of any shares of Cabletron Series C preferred stock. If a holder of Cabletron Series C preferred stock makes a conversion that results in such holder's having a fractional interest in a share of Cabletron common stock, Cabletron will pay to the holder of such shares a cash amount based on the current market price of the Cabletron common stock on the trading day immediately prior to the conversion, instead of issuing a fractional share of Cabletron common stock.

     REDEMPTION. Each holder of Cabletron Series C preferred stock shall have the right to require Cabletron to redeem all (but not less than all) of such holder's shares of Cabletron Series C preferred stock immediately prior to the occurrence of the first to occur of:

     - an Enterasys Spinoff after the first anniversary of the date of issuance of the Cabletron Series C preferred stock and prior to the second anniversary of the date of issuance of the Cabletron Series C preferred stock; and

     - an Enterasys Transaction.

     If a holder of Cabletron Series C preferred stock seeks to redeem its shares in connection with an Enterasys Spinoff, Cabletron will pay the redemption price upon consummation of the spin-off. The redemption price that Cabletron will pay for each share of Cabletron Series C preferred stock will be paid in shares of Enterasys stock and will be equal to the number of Enterasys shares equal to 1% of the fully-diluted capital stock of Enterasys, determined as of the day the merger transaction closes, adjusted for stock splits, stock dividends, recapitalizations, extraordinary distributions and other similar events with respect to the capital stock of Enterasys divided by 50,000.

     If a holder of Cabletron Series C preferred stock seeks to redeem its shares in connection with an Enterasys Transaction, Cabletron will pay the redemption price on an after-tax basis immediately following such Enterasys Transaction. The redemption price that Cabletron will pay for each share of Cabletron Series C preferred stock will be paid in securities or assets of the surviving corporation immediately following the Enterasys Transaction and will be equal in value, on an after-tax basis, to the number of Enterasys shares equal to 1% of the fully-diluted capital stock of Enterasys, determined as of the day the merger transaction closes, adjusted for stock splits, stock dividends, recapitalizations, extraordinary distributions and other similar events with respect to the capital stock of Enterasys divided by 50,000.

     If Cabletron intends to conduct an Enterasys Spinoff prior to the first anniversary of the date of issuance of the Cabletron Series C preferred stock, holders of Cabletron Series C preferred stock will not be able to redeem their shares of Cabletron Series C preferred stock in connection with such spin-off. However, they will be able to convert their shares into Cabletron common stock prior to any such spin-off. On the other hand, if Cabletron consummates an Enterasys Transaction prior to the first anniversary of the date of issuance of the Cabletron Series C preferred stock, holders of Cabletron Series C preferred stock will be able to redeem their shares of Cabletron Series C preferred stock in connection with such transaction. There can be no assurance that Cabletron will ever conduct an Enterasys Spinoff. Accordingly, it is possible that holders of the Cabletron Series C preferred stock will not be able to exercise the redemption right described above.

     The redemption rights with respect to the Cabletron Series C preferred stock will terminate immediately following the first to occur of:

     - an Enterasys Spinoff;

     - an Enterasys Transaction; and

     - the second anniversary of the date of issuance of the Cabletron Series C preferred stock.

     Redemption Procedures. Cabletron will give each holder of Cabletron Series C preferred stock at least 30 days notice of its intention to either conduct an Enterasys Spinoff or consummate an Enterasys Transaction. Cabletron's notice will also advise each holder of Cabletron Series C preferred stock of its redemption rights with respect to its Cabletron Series C preferred stock. Following receipt of this notice, each holder of Cabletron Series C preferred stock will have 15 days to deliver a written notice to Cabletron advising Cabletron as to its intention to require Cabletron to redeem all (but not less than all) of the Cabletron Series C preferred stock held by such holder. If a holder of Cabletron Series C preferred stock seeks to redeem its shares in connection with an Enterasys Spinoff, Cabletron will be obligated on the redemption date to pay to that holder, upon the holder's surrender to Cabletron of the certificate or certificates representing the shares of Cabletron Series C preferred stock to be redeemed, the full redemption price of the shares of Cabletron Series C preferred stock in shares of Enterasys stock. If a holder of Cabletron Series C preferred stock seeks to redeem its shares in connection with an Enterasys Transaction, Cabletron will be obligated on the redemption date to pay to that holder, upon the holder's surrender to Cabletron of the certificate or certificate representing the shares of Cabletron Series C preferred stock to be redeemed, the full redemption price of the shares of Cabletron Series C preferred stock in the securities or assets of the surviving corporation following such Enterasys Transaction.

     LIQUIDATION. Upon Cabletron's liquidation, dissolution or winding up, the holders of Cabletron Series C preferred stock will be entitled to be paid in full a liquidation amount, determined as described below, following the distribution of any of Cabletron's assets to the holders of any other series or class of Cabletron's capital stock ranking senior to the Cabletron Series C preferred stock with respect to liquidation, including the Cabletron Series A and Cabletron Series B preferred stock.

     If Cabletron's liquidation, dissolution or winding up occurs prior to the first to occur of an Enterasys Spinoff, an Enterasys Transaction and the second anniversary of the date of issuance of the Cabletron Series C preferred stock, then the liquidation amount will be equal to the greater of:

     - $1.00;

     - the amount a holder would be entitled to receive on a share of Cabletron Series C preferred stock with respect to the liquidation, dissolution or winding up if the holder converted such share into Cabletron common stock immediately prior to the effectiveness of the liquidation, dissolution or winding up in the manner described above; and

     - the amount a holder would be entitled to receive on a share of Cabletron Series C preferred stock with respect to the liquidation, dissolution or winding up if the holder converted such share into Cabletron common stock immediately prior to the effectiveness of the liquidation, dissolution or winding up in the manner described above, but without taking into account any adjustment to the Applicable Conversion Rate for an Enterasys Spinoff or an Enterasys Transaction.

     If Cabletron's liquidation, dissolution or winding up occurs following the first to occur of an Enterasys Spinoff, an Enterasys Transaction and the second anniversary of the date of issuance of the Cabletron Series C preferred stock, then the liquidation amount will be equal to the greater of:

     - $1.00;

     - the amount a holder would be entitled to receive on a share of Cabletron Series C preferred stock with respect to the liquidation, dissolution or winding up if the holder converted such share into Cabletron common stock immediately prior to the effectiveness of the liquidation, dissolution or winding up in the manner described above, including taking into account any adjustment to the Applicable Conversion Rate for an Enterasys Spinoff, an Enterasys Transaction or following the second anniversary of the date of issuance of the Cabletron Series C preferred stock.

     If after distribution of any of Cabletron's assets to the holders of stock senior to the Cabletron Series C preferred stock, Cabletron's assets are insufficient to permit the payment to the holders of Cabletron Series C preferred stock of the full liquidation amount described above and the payment to the holders of any series of preferred stock ranking pari passu with the Cabletron Series C preferred stock of the full liquidation amount to which they are entitled, then Cabletron's remaining assets that are legally available for distribution will be distributed ratably among the holders of Cabletron Series C preferred stock and any other series of preferred stock ranking pari passu with the Cabletron Series C preferred stock, and the holders of stock ranking junior to the Cabletron Series C preferred stock, including the holders of Cabletron common stock, will not be entitled to participate in such liquidation.

     VOTING RIGHTS. Except as otherwise required by law, the holders of Cabletron Series C preferred stock will have voting rights and powers equal to the voting rights and powers of the holders of Cabletron common stock, voting together with the holders of Cabletron common stock as a single class (and any other shares of Cabletron's capital stock which, by their terms, are entitled to vote together with the Cabletron common stock as a single class). Each holder of a Cabletron Series C preferred stock will be entitled to the number of votes in respect of each share of Cabletron Series C preferred stock it holds equal to product of the number of shares of Cabletron Series C preferred stock held by such holder and the Applicable Conversion Rate on the record date for holders entitled to participate in the vote. In addition, the holders of a majority of the then outstanding shares of Cabletron Series C preferred stock must approve any amendment or restatement of Cabletron's certificate of incorporation or of the certificate of designation related to the Cabletron Series C preferred stock that adversely affects the powers, preferences and rights of the Cabletron Series C preferred stock.

     ESCROW AGREEMENT. The shares of Cabletron Series C preferred stock will be held by State Street Bank & Trust, as escrow agent, and will be subject to the provisions of the escrow agreement, the form of which is attached as Annex C to this proxy statement/prospectus. The shares of Cabletron Series C preferred stock will be held in escrow only to facilitate any conversion or redemption of the Cabletron Series C preferred stock occurring within 24 months of the date of issuance of the Cabletron Series C preferred stock. The shares will remain in the escrow account until any such conversion or redemption after which the stockholders on whose behalf the shares are being held will receive the shares of Cabletron common stock issued upon the conversion of the Cabletron Series C preferred stock or the shares of Enterasys common stock or any other securities issued upon the redemption of the Cabletron Series C preferred stock. If no such redemption of conversion occurs within 24 months of the date of issuance of the Cabletron Series C preferred stock, the shares being held in escrow will be distributed by the escrow agent to the stockholders on whose behalf the shares are being held on or before the 30 month anniversary of the date of issuance of the Cabletron Series C preferred stock. Pursuant to the provisions of the escrow agreement, the shares of Cabletron Series C preferred stock may not be transferred except under the laws of descent and distribution or to the partners or equity holders of any stockholder which is an entity.

WARRANTS, OPTIONS AND PUT RIGHTS

     In August 2000, Cabletron issued warrants to Silver Lake Partners, L.P. and the other investors under the Securities Purchase Agreement to purchase up to 250,000 shares of Cabletron common stock at an initial exercise price of $45.00 per share, in cash, adjusted for dividends, distributions, stock splits, stock dividends, combinations, consolidations, mergers, sales of assets, reorganizations and similar matters. These warrants expire on August 30, 2007. In August 2000, Cabletron also issued warrants to Silver Lake Partners and the other investors under the Securities Purchase Agreement to purchase up to an aggregate of 200,000 shares of Cabletron common stock at an initial exercise price of $35.00 per share, adjusted for dividends, distributions, stock splits, stock dividends, combinations, consolidations, mergers, sales of assets, reorganizations and similar matters. These warrants also expire on August 30, 2007. In addition, Cabletron has agreed to issue additional warrants to Silver Lake Partners and the other investors under the Securities Purchase Agreement to purchase additional shares of Cabletron common stock if, prior to an initial public offering of the capital stock of any of the Operating Subsidiaries to Cabletron stockholders, or a sale of a majority of the assets or voting stock of any of the Operating Subsidiaries, Cabletron:

     - determines to recombine a majority of the assets of an Operating Subsidiary with Cabletron;

     - informs Silver Lake Partners and other investors that an Operating Subsidiary does not intend to engage in an initial public offering, a distribution of its capital stock to Cabletron stockholders or a sale of a majority of its assets or voting stock;

     - grants to employees of an Operating Subsidiary rights to acquire capital stock of Cabletron in consideration of the cancellation of substantially all of the options to acquire capital stock of an Operating Subsidiary held by employees; or

     - is acquired by a third party.

     In addition, each of the Operating Subsidiaries has granted to Silver Lake Partners and other investors certain rights to purchase common stock of the Operating Subsidiaries.

     As of February 29, 2000, Cabletron had options outstanding to purchase 15,996,256 shares of Cabletron common stock, at a weighted-average exercise price of $11.16, of which options to purchase 2,916,651 shares, at a weighted-average exercise price of $10.26, were currently exercisable. In addition, 3,100,558 shares of Cabletron common stock were subject to purchase by Cabletron employees under employee stock purchase plans.

       COMPARISON OF RIGHTS OF SERIES C PREFERRED AND COMMON STOCKHOLDERS
                  OF CABLETRON AND STOCKHOLDERS OF INDUS RIVER

     The rights of Cabletron and Indus River stockholders are currently governed by the Delaware General Corporation Law, and the respective certificates of incorporation and by-laws of Cabletron and Indus River. Upon completion of the merger, the rights of Indus River stockholders who become stockholders of Cabletron in the merger will be governed by the Delaware General Corporation Law, Cabletron's certificate of incorporation, including the certificate of designation related to the Cabletron Series C preferred stock, and Cabletron's by-laws.

     The following description summarizes the material differences that may affect the rights of stockholders of Cabletron Series C preferred and common stockholders of Cabletron and stockholders of Indus River but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. Stockholders should read carefully the relevant provisions of the Delaware General Corporation Law, Cabletron's certificate of incorporation, the form of certificate of designation related to the Cabletron Series C preferred stock, and Cabletron's by-laws and Indus River's certificate of incorporation and by-laws.

CAPITALIZATION

     CABLETRON. Cabletron's authorized capital stock is described above under "Description of Cabletron Capital Stock."

     INDUS RIVER. The total authorized shares of capital stock of Indus River consists of 30,000,000 shares of common stock, $.00001 par value per share, and 22,000,000 shares of preferred stock, $.00001 par value per share. As of the record date, 4,204,883 shares of Indus River common stock were issued and outstanding, and 10,437,466 shares were reserved for issuance upon the conversion of preferred stock. As of the same date, the breakdown of Indus River's preferred stock was as follows:

     - 5,100,000 shares of preferred stock had been designated as Series A convertible preferred stock, of which 5,100,000 shares were issued and outstanding;

     - 3,197,973 shares of preferred stock had been designated as Series B convertible preferred stock, of which 3,197,973 shares were issued and outstanding;

     - 70,710 shares of preferred stock had been designated as Series C convertible preferred stock, of which 70,710 shares were issued and outstanding; and

     - 2,500,000 shares of preferred stock had been designated as Series D convertible preferred stock, of which 2,068,783 shares were issued and outstanding.

     Indus River's certificate of incorporation provides that the board of directors may increase or decrease the number of shares of any series of preferred stock subsequent to the issuance of shares of that series, but not above the total number of authorized shares of the preferred stock and not below the number of shares of such series then outstanding.

VOTING RIGHTS

     CABLETRON. Each holder of Cabletron common stock is entitled to one vote for each share held of record and may not cumulate votes for the election of directors. Each holder of Cabletron Series C preferred stock is entitled to the number of votes equal to the number of whole shares of Cabletron common Stock into which the shares of Cabletron Series C preferred stock held are convertible on the record date. The initial conversion rate for the Cabletron Series C preferred stock will be 10-to-1 and will be adjusted as described above under "Description of Cabletron Capital Stock -- Preferred Stock -- Series C Preferred Stock -- Conversion Rights." Except as provided by law and in some situations described in the certificate of designation related to the Cabletron Series C preferred stock, holders of Cabletron Series C preferred stock will vote together with the holders of Cabletron common stock, and the holders of any other series of Cabletron stock entitled to vote, as a single class.

     INDUS RIVER. Each holder of Indus River common stock is entitled to one vote for each share held at all meetings of stockholders and written actions in lieu of meetings and may not cumulate votes. Each holder of Indus River preferred stock is entitled to the number of votes equal to the number of whole shares of Indus River common stock into which the shares of Indus River preferred stock held are convertible on the record date. Except as provided by law and in certain situations described in Indus River's certificate of incorporation, holders of Indus River preferred stock vote together with the holders of Indus River common stock as a single class.

VOTING REQUIREMENT AND QUORUMS FOR STOCKHOLDER MEETINGS

     CABLETRON. Under Cabletron's certificate of incorporation and by-laws, a majority of the issued and outstanding stock entitled to vote, present in person or by proxy, at any meeting of stockholders shall constitute a quorum for the transaction of business at such meeting.

     The Cabletron by-laws provide that a majority of the votes properly cast upon any question other than an election to an office will decide the question, except when a larger vote is required by law, by the Cabletron certificate of incorporation or by the Cabletron by-laws. A plurality of the votes properly cast for election to any office will elect to such office, except when a larger vote is required by law, by the Cabletron certificate of incorporation or the Cabletron by-laws.

     INDUS RIVER. Under Indus River's by-laws, a majority of the issued and outstanding stock entitled to vote, present in person or by proxy, at any meeting of stockholders shall constitute a quorum for the transaction of business at such meeting. The Indus River by-laws provide that a majority of the votes properly cast upon any question other than an election to an office will decide the question, except when a larger vote is required by law, by the Indus River certificate of incorporation or by the Indus River by-laws. A plurality of the votes properly cast for election to any office will elect to such office, except when a larger vote is required by law, by the Indus River certificate of incorporation or the Indus River by-laws.

NUMBER OF DIRECTORS

     Under the Delaware General Corporation Law, the minimum number of directors is one. The Delaware General Corporation Law permits the board of directors to change the authorized number of the range of directors by amendment to the by-laws, unless the directors are not authorized in the certificate of incorporation to amend the by-laws or the number of directors is fixed in the certificate of incorporation, in which case a change in the number of directors may be made only upon approval of such change by the stockholders.

     CABLETRON. The Cabletron certificate of incorporation does not set a number of directors.

     INDUS RIVER. The Indus River by-laws provide for not less than three and no more than seven directors, or such other number as the stockholders may from time to time establish. The Indus River certificate of incorporation provides for the election of seven directors, and that the directors may not be increased in excess of seven without the consent of at least two-thirds of the then outstanding shares of each series of Indus River preferred stock, voting together as a single class.

BOARD CLASSIFICATION

     CABLETRON. The Cabletron by-laws provide that Cabletron's directors shall be divided into three equal classes with each class comprised of one-third of the directors being elected to serve until the third succeeding annual meeting.

     INDUS RIVER. Neither the Indus River certificate of incorporation nor the Indus River by-laws provides for board classification.

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NOMINATION AND ELECTION OF DIRECTORS

     CABLETRON. Cabletron's certificate of incorporation provides that directors shall be elected at an annual meeting of stockholders held on a date and at a time designated by or in the manner provided in the Cabletron by-laws. Cabletron's certificate of incorporation provides that elections of directors need not be by written ballot, unless otherwise provided in the by-laws. The Cabletron by-laws state that no ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The Cabletron by-laws provide that directors are elected by a plurality of the votes properly cast by stockholders voting in person or by proxy at the annual meeting of stockholders. Subject to the rights of the holders of any Cabletron preferred stock, nominations for the election of directors may be made by the board of directors or by any stockholder entitled to vote for the election of directors.

     Any Cabletron stockholder entitled to vote for the election of directors at a meeting may nominate persons for the election as directors by giving timely written notice thereof to the secretary accompanied by a petition signed by at least 100 record holders of Cabletron's capital stock which shows the class and number of shares held by each person and which represent in the aggregate 1% of the outstanding shares entitled to vote in the election of directors. To be timely, notice must be given to Cabletron's principal executive offices not less than 60 days nor more than 90 days prior to the meeting. In the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to the stockholders, to be timely, notice by the stockholder must be received at Cabletron's principal executive offices not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, a stockholder's notice shall set forth in writing: (1) as to each person nominated by the stockholder to serve as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (2) as to the stockholder giving the notice, the name and address of such stockholder, and the class and number of shares of Cabletron capital stock which are beneficially owned by such stockholder. If any person is nominated by Cabletron's board of directors for election as a director, that person shall furnish to the secretary the same information regarding the nominee as is required of those stockholders submitting notices of nomination.

     INDUS RIVER. Indus River's by-laws provide that directors are elected at the annual meeting of the stockholders in accordance with the provisions of the Indus River certificate of incorporation. Each director holds office until a successor is elected and qualified, or until his earlier, resignation, removal or disqualification.

     Indus River's certificate of incorporation provides that the holders of record of the shares of Indus River preferred stock, voting together as a single class, are entitled to elect three members of Indus River's board of directors, and the holders of record of the shares of Indus River common stock, voting as a separate class, are entitled to elect three directors, one of whom shall be the chief executive officer. The seventh director shall be designated by the chief executive officer and confirmed by a vote of the holders of record of the shares of Indus River preferred stock, voting together as a single class. In the event Indus River fails to redeem the Indus River preferred stock as provided in its certificate of incorporation, the holders of record of the shares of Indus River preferred stock, voting together as a single class, shall be entitled to elect a majority of the directors, and shall use their best efforts to cure the default as soon as possible thereafter. A majority of the shares of Indus River preferred stock then outstanding shall constitute a quorum for the election of directors by the holders of Indus River preferred stock. Directors may resign by delivering a written resignation to Indus River at its principal office or to Indus River's president or secretary.

REMOVAL OF DIRECTORS

     CABLETRON. Cabletron's by-laws provide for removal of directors at any time, but only for cause and only by the affirmative vote of 85% of the total number of votes of the then outstanding shares of Cabletron capital stock entitled to vote generally in the election of directors, voting together as a single class excluding shares

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beneficially owned by a Related Person (as defined below in the section under
"-- Vote Required for Mergers").

     INDUS RIVER. Indus River's by-laws provide that, a director may be removed at any time, either with or without cause, by the affirmative vote of a majority of shares issued and outstanding and entitled to vote to elect such director. The Indus River certificate of incorporation provides that any director elected by a separate class may only be removed by a vote of the holders of a majority of the shares of that class.

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

     CABLETRON. Cabletron's by-laws provide that vacancies may be filled only by a majority vote of the directors in office, even if the number of directors remaining in office is less than a quorum, and newly created directorships may be filled by the board of directors, or if not so filled, by the stockholders at the next annual meeting or at any special meeting they called for such purpose.

     INDUS RIVER. Indus River's by-laws provide that, subject to the Indus River certificate of incorporation, any vacancies and newly created directorships resulting from an increase in the number of directors may be filled by a vote of the stockholders, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

     The Indus River certificate of incorporation provides that a vacancy in any directorship elected by the holders of the Indus River preferred stock shall be filled only by vote of the holders of Indus River preferred stock, and a vacancy in any directorship elected by the holders of Indus River common stock shall be filled only by vote of the holders of Indus River common stock.

AMENDMENTS TO CERTIFICATE OF INCORPORATION

     CABLETRON. Cabletron's certificate of incorporation provides that the affirmative vote of the holders of at least 85% of the total number of votes of the then outstanding shares of capital stock of Cabletron entitled to vote generally in the election of directors, voting together as a single class (but excluding shares beneficially owned by a Related Person), will be required to amend certain articles contained in Cabletron's certificate of incorporation.

     INDUS RIVER. Indus River's certificate of incorporation provides that so long as any shares of Indus River preferred stock are outstanding, Indus River may not amend, alter or repeal its certificate of incorporation in a manner materially detrimental or adverse to the rights of the holders of Indus River preferred stock, without the approval of the holders of at least two-thirds of the then outstanding shares of Indus River preferred stock, voting or consenting together as a single class. The certificate of incorporation further provides that no provision of the terms of the Indus River Series A, Series B, Series C or Series D preferred stock may be amended, modified or waived without the written consent or affirmative vote of at least two-thirds of the then outstanding shares of Indus River preferred stock, voting or consenting together as a single class.

AMENDMENTS TO BY-LAWS

     CABLETRON. Cabletron's certificate of incorporation provides that Cabletron's by-laws may be altered or repealed and new by-laws may be adopted by a vote of a majority of the directors, and also by a 2/3 vote of the Cabletron stockholders. Cabletron's certificate of incorporation also provides (in the applicable certificate of designation) that Cabletron may not amend, alter or repeal the preference, rights, or powers of Cabletron's preferred stock, including the Cabletron Series C preferred stock, so as to adversely affect the preferred stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of preferred stock to be affected by such action, given in writing or by vote at a meeting, consenting or voting separately as a class.

     INDUS RIVER. Indus River's certificate of incorporation provides that so long as any shares of Indus River preferred stock are outstanding, Indus River may not amend, alter or repeal its by-laws in a manner materially detrimental or adverse to the rights of the holders of Indus River preferred stock, without the approval of the holders of at least two-thirds of the then outstanding shares of Indus River preferred stock, voting or
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

consenting together as a single class. The Indus River by-laws provide that the by-laws may be adopted, amended or repealed by a vote of a majority of the directors then in office or by vote of a majority of the stock outstanding and entitled to vote. Any by-law, whether adopted, amended or repealed by the stockholders or directors, may be amended or reinstated by the stockholders or the directors.

STOCKHOLDER ACTION

     CABLETRON. Cabletron's certificate of incorporation provides that any action required or permitted to be taken by the Cabletron stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent.

     INDUS RIVER. Indus River's by-laws provide that unless otherwise provided in the certificate of incorporation, any action which may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

SPECIAL STOCKHOLDER MEETINGS

     CABLETRON. Cabletron's by-laws provide that a special meeting of Cabletron's stockholders may be called at any time by the chairman, if any, of Cabletron's board of directors, the president or the board of directors. In addition, a special meeting may be called by the secretary upon application of a majority of the directors.

     INDUS RIVER. Indus River's by-laws provide that special meetings of the stockholders may be called at any time by request of: (1) the chairman of the board, (2) the president, (3) any two directors, (4) the holders of at least 35% of the outstanding shares of Indus River Series A preferred stock, (5) the holders of at least 45% of the outstanding shares of Indus River Series B preferred stock, or (6) the holders of at least 45% of the outstanding shares of Indus River Series D preferred stock. Such request shall state the purpose of the proposed meeting. Notice of the special meeting shall be given to each stockholder entitled to vote at the meeting, not less than ten and not more than sixty days before the date of the meeting.

LIMITATION OF PERSONAL LIABILITY OF DIRECTORS AND INDEMNIFICATION

     CABLETRON. Cabletron's certificate of incorporation provides that a director will not be personally liable to Cabletron or to its stockholders for monetary damages for breach of fiduciary duty as a director, except, to the extent that exculpation from liabilities is not permitted under the Delaware General Corporation Law. The Delaware General Corporation Law prohibits exculpation for:

     - for any breach of the director's duty of loyalty to Cabletron or its stockholders;

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     - under Section 174 of the Delaware General Corporation Law regarding unlawful payment of dividends or unlawful stock purchases or redemptions; or

     - for any transaction from which the director derived an improper personal benefit.

     Cabletron's certificate of incorporation further provides that no amendment to, or repeal of, the provisions related to such liability will apply to or have any effect on the liability or alleged liability of any director for, or with respect to, any acts or omissions of such director prior to such amendment.

     Cabletron's certificate of incorporation provides a right to indemnification to directors and officers of Cabletron subject to the limitations under Delaware General Corporation Law.

     INDUS RIVER. Indus River's certificate of incorporation also provides that a director will not be personally liable to Cabletron or to its stockholders for monetary damages for breach of fiduciary duty as a director,

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except, to the extent that exculpation from liabilities is not permitted under the Delaware General Corporation Law.

     Indus River's certificate of incorporation further provides that no amendment to, or repeal of, the provisions related to such liability will apply to or have any effect on the liability or alleged liability of any director for, or with respect to, any acts or omissions of such director prior to such amendment.

     Indus River's certificate of incorporation provides a right to indemnification to directors and officers of Indus River subject to the limitations under Delaware General Corporation Law.

DIVIDENDS

     CABLETRON. Cabletron's certificate of designation related to the Cabletron Series A and Cabletron Series B preferred stock provides that the holders of outstanding shares of Cabletron Series A and Cabletron Series B preferred stock are entitled to receive when and as declared by Cabletron's board of directors, cumulative cash dividends per share equal to a minimum of $40.00 per year and such holders may receive a greater amount as provided in such certificate of designation. Holders of Cabletron Series A and Cabletron Series B preferred stock are entitled to accrual of dividends before Cabletron can distribute dividends to holders of Cabletron common stock or holders of Cabletron Series C preferred stock, and dividends on the Cabletron Series A and Cabletron Series B preferred stock will accrue, whether or not they have been declared and whether or not Cabletron has profits, surplus or other funds legally available to pay them. Cabletron will not pay any cash dividends to holders of Cabletron Series A and Cabletron Series B preferred stock without the written consent or affirmative vote of the then issued and outstanding shares of Cabletron Series A preferred stock and Cabletron Series B Preferred Stock. Holders of Cabletron Series A and Cabletron Series B preferred stock are not entitled to participate in any other dividends.

     Cabletron's certificate of designation related to the Cabletron Series C preferred stock will provide that the holders of outstanding shares of Cabletron Series C preferred stock will be entitled to receive cash dividends to the same extent as holders of Cabletron common stock, except that the holders of Cabletron Series C preferred will not be entitled to receive dividends that constitute an Extraordinary Distribution. Each share of Cabletron Series C preferred stock will be entitled to receive dividends at a rate per share equal to the dividend declared on each share of Cabletron common stock multiplied by the Applicable Conversion Rate, which is determined as described above under "Description of Cabletron Capital Stock -- Preferred Stock -- Series C Preferred Stock -- Conversion Rights."

     Cabletron has paid no dividends on its common stock and anticipates that it will continue to reinvest earnings to finance future growth.

     INDUS RIVER. Indus River's certificate of incorporation provides that the holders of Indus River Series A preferred stock are entitled to receive, when and if declared by the Indus River board of directors, quarterly dividends at the rate of $0.07 per share; the holders of Indus River Series B preferred stock are entitled to receive, when and if declared by the Indus River board of directors, quarterly dividends at the rate of $0.19 per share; the holders of Indus River Series C preferred stock are entitled to receive, when and if declared by the Indus River board of directors, quarterly dividends at the rate of $0.29 per share; and the holders of Indus River Series D preferred stock are entitled to receive, when and if declared by the Indus River board of directors, quarterly dividends at the rate of $0.374 per share. Dividends accrue from day to day, whether or not earned or declared, and are cumulative. Dividends may also be declared and paid on the common stock when and as determined by the Indus River board of directors, subject to the rights and preferences of the holders of Indus River preferred stock.

     Indus River's certificate of incorporation also provides that, so long as any shares of Indus River preferred stock are outstanding, Indus River may not pay any dividend on any shares of stock other than the Indus River preferred stock, except for dividends payable on the Indus River common stock solely in the form of additional shares of Indus River common stock, without the approval of the holders of at least two-thirds of the then outstanding shares of Indus River preferred stock, voting or consenting together as a single class.

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LIQUIDATION

     CABLETRON. Holders of Cabletron common stock have no preferential rights with respect to liquidation. Holders of Cabletron Series C preferred stock have preferential rights over holders of Cabletron common stock with respect to liquidation. Holders of Cabletron Series C preferred stock are junior in rights of liquidation to holders of Cabletron Series A and Cabletron Series B preferred stock. In the event of a liquidation, holders of Cabletron Series C preferred stock will be entitled to receive a liquidation amount determined in the manner described above in "Description of Cabletron Capital Stock -- Preferred Stock -- Series C Preferred Stock -- Liquidation."

     INDUS RIVER. Indus River's certificate of incorporation provides that in the event of any voluntary or involuntary liquidation, dissolution or winding up of Indus River, the holders of Indus River preferred stock then outstanding are entitled to be paid out of Indus River's assets available for distribution to its stockholders, as follows:

     - holders of shares of Indus River Series A preferred stock are entitled to be paid an amount equal to $1.00 per share;

     - holders of shares of Indus River Series B preferred stock are entitled to be paid an amount equal to $2.72 per share;

     - holders of shares of Indus River Series C preferred stock are entitled to be paid an amount equal to $4.08 per share; and

     - holders of shares of Indus River Series D preferred stock are entitled to be paid an amount equal to $5.34 per share.

     Payment is subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such preferred shares, plus any accrued dividends, whether or not declared, and any dividends declared but unpaid on such preferred shares. If upon the liquidation, dissolution or winding up of Indus River the remaining assets of Indus River available for distribution to its stockholders are insufficient to pay the holders of a particular series of Indus River preferred stock the full amount to which they are entitled, the holders of shares of Indus River preferred stock will share ratably in distribution of the remaining assets and funds of Indus River in proportion with their respective holdings. Indus River's certificate of incorporation further provides that, after the payment of all preferential amounts required to be paid to the holders of Indus River preferred stock, any remaining assets and funds of Indus River available for distribution will be distributed ratably among the holders of Indus River common stock and Indus River preferred stock, based upon the number of shares held by each stockholder, on an as-converted basis.

     Indus River's certificate of incorporation also provides that the consolidation or merger of Indus River into or with any other entity or entities which results in the exchange of outstanding securities of Indus River for securities or other consideration issued or paid by such entity or its affiliate, and the sale, lease, abandonment, transfer or other disposition by Indus River of all or substantially all its assets, will be deemed a liquidation.

CONVERSION

     CABLETRON. Holders of Cabletron common stock have no rights to convert their shares into any other securities. Subject to the terms, conditions, limitations and adjustments set forth in the certificate of designation related to the Cabletron Series C preferred stock, the holders of Cabletron Series C preferred stock will generally have the right, at their option, to convert their shares of Cabletron Series C preferred stock into Cabletron common stock following the earlier to occur of:

     - an Enterasys Spinoff that occurs on or after the first anniversary of the date the Series C preferred stock is issued;

     - an Enterasys Transaction at any time; and

     - the second anniversary of the date the Series C preferred stock is issued.
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     In addition, if Cabletron establishes a record date with respect to an
Enterasys Spinoff prior to the first anniversary of the date the Series C preferred stock is issued, then the holders of Cabletron Series C preferred stock will have the right, at their option, to convert their shares of Cabletron Series C preferred stock immediately prior to the Enterasys Spinoff. If any holder of Cabletron Series C preferred stock elects to exercise its conversion rights, it will receive the number of fully paid and non assessable shares of Cabletron common stock as is determined by the formula set forth in the certificate of designation related to the Cabletron Series C preferred stock and as described above under "Description of Cabletron Capital Stock -- Preferred Stock -- Series C Preferred Stock -- Conversion Rights." No fractional shares of Cabletron common stock may be issued upon conversion of Cabletron Series C preferred stock. In lieu of any fractional shares to which the holder would otherwise be entitled, Cabletron will pay cash equal to such fraction multiplied by the then applicable conversion rate.

     INDUS RIVER. Holders of Indus River common stock have no right to convert their shares into any other securities. Subject to the terms, conditions, limitations and adjustments set forth in Indus River's certificate of incorporation, the holders of each series of Indus River preferred stock have the right, at their option, to convert any such shares into the number of fully paid and nonassessable shares of Indus River common stock as is determined by the formula set forth in the certificate of incorporation. Based on the formula and taking into consideration several previous stock splits, the current rates of conversion are as follows:

     - each share of Indus River Series A preferred stock is convertible into one share of Indus River common stock;

     - each share of Indus River Series B preferred stock is convertible into one share of Indus River common stock;

     - each share of Indus River Series C preferred stock is convertible into one share of Indus River common stock; and

     - each share of Indus River Series D preferred stock is convertible into one share of Indus River common stock.

     No fractional shares of common stock may be issued upon conversion of Indus River preferred stock. In lieu of any fractional shares to which the holder would otherwise be entitled, Indus River will pay cash equal to such fraction multiplied by the then effective applicable conversion price.

     The Indus River certificate of incorporation also provides that if Indus River shall effect a firm commitment underwritten public offering of shares of Indus River common stock in which the aggregate price paid for such shares by the public is at least $30,000,000 and the price paid by the public is at least $10.68 per share, then the Indus River preferred stock shall be subject to mandatory conversion into shares of common stock on the basis set forth above.

REDEMPTION RIGHTS

     CABLETRON. Holders of Cabletron common stock have no redemption rights. Each holder of Cabletron Series C preferred stock has the right to require Cabletron to redeem all (but not less than all) of such holder's shares of Series C preferred stock immediately prior to the occurrence of the first to occur of:

     - an Enterasys Spinoff after the first anniversary of the date of issuance of the Series C preferred stock and prior to the second anniversary of the date of issuance of the Series C preferred stock; and

     - an Enterasys Spinoff.

     The redemption price to be paid will be equal in value to 1% of the fully-diluted capital stock of Enterasys, determined as of the day the merger transaction closes, adjusted for stock splits, stock dividends, recapitalizations, extraordinary distributions and other similar events with respect to the capital stock of Enterasys divided by 50,000. If the redemption right is exercised with respect to an Enterasys Spinoff, the redemption price will be paid in shares of Enterasys stock upon consummation of the spin-off. If the

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redemption right is exercised with respect to an Enterasys Transaction, the redemption price will be paid in securities or assets of the surviving corporation immediately following the transaction.

     The redemption rights with respect to the Cabletron Series C preferred stock will terminate immediately following the first to occur of:

     - an Enterasys Spinoff;

     - an Enterasys Transaction; and

     - the second anniversary of the date of issuance of the Series C preferred stock.

     Cabletron will give each holder of Series C preferred stock at least 30 days notice of its intention to either conduct an Enterasys Spinoff or consummate an Enterasys Transaction, advising each holder of Series C preferred stock of its conversion and redemption rights with respect to its Series C preferred stock. Following receipt of this notice, each holder of Series C preferred stock will have 15 days to deliver a notice to Cabletron advising Cabletron as to its intention to require Cabletron to redeem all (but not less than all) of the Series C preferred stock held by such holder.

     INDUS RIVER. Indus River's certificate of incorporation provides that on June 30, 2004, June 30, 2005 and June 30, 2006, at the election of the holders of a majority of the shares of Indus River Series A preferred stock, Indus River Series B preferred stock, Indus River Series C preferred stock and Indus River Series D preferred stock then outstanding, Indus River will redeem from each holder of shares of Indus River preferred stock, at a price equal to $1.00 per share (in the case of Indus River Series A preferred stock), $2.72 per share (in the case of Indus River Series B preferred stock), $4.08 per share (in the case of Indus River Series C preferred stock) and $5.34 per share (in the case of Indus River Series D preferred stock) (in each case subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) plus, in each case, any declared but unpaid dividend thereon, the following respective portion of the number of shares of each series of Indus River preferred stock held by such holder on the applicable redemption date: (1) 33 1/3% on June 30, 2004 (2) 50% of the remaining outstanding shares of Indus River preferred stock on June 30, 2005 and
(3) 100% all remaining outstanding shares then held on June 30, 2006.

     If the funds of Indus River legally available for redemption of Indus River preferred stock on any mandatory date are not sufficient to redeem the number of shares of Indus River preferred stock required to be redeemed, those funds that are legally available for redemption will be used to redeem the maximum possible number of shares of Indus River preferred stock ratably on the basis of the number of shares of Indus River preferred stock which would be redeemed on such date if the funds of Indus River legally available for redemption had been sufficient to redeem all shares of Indus River preferred stock required to be redeemed on such date. If at any time additional funds of Indus River become legally available for redemption of Indus River preferred stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem, to the extent of the available funds, the balance of the shares of subject to the right of redemption.

     Indus River's certificate of incorporation also provides for a special mandatory conversion of the Indus River Series A preferred stock, Indus River Series B preferred stock and Indus River Series D preferred stock in the event the holders of such preferred stock do not exercise certain rights to participate in a subsequent equity financing. In such case, the shares of Indus River preferred stock will be automatically converted into Indus River Series A-1 preferred stock, Indus River Series B-1 preferred stock and Indus River Series D-1 preferred stock, with rights and preferences similar in all respects to the original preferred stock, except that the conversion price shall be fixed and shall not be subject to adjustment.

APPRAISAL RIGHTS

     CABLETRON. Cabletron is a Delaware corporation. Under the Delaware General Corporation Law, dissenters' rights of appraisal are available to a stockholder of a corporation only in connection with certain

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mergers or consolidations involving that corporation. Appraisal rights are not available under the Delaware General Corporation Law if the corporation's stock is either:

     - listed on a national securities exchange, as the Cabletron common stock is, or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. (the "NASD") or

     - held of record by more than 2,000 stockholders;

     - provided that appraisal rights will be available if the merger or consolidation requires stockholders to exchange their shares of Cabletron common stock for anything other than:

     - shares of the surviving corporation, plus cash in lieu of any fractional shares; or

     - shares of another corporation that will be listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the NASD or held of record by more than 2,000 stockholders, plus cash in lieu of fractional shares.

     Additionally, no appraisal rights are available under the Delaware General Corporation Law if the corporation is the surviving corporation, and no vote of its stockholders is required for the merger.

     INDUS RIVER. Indus River is also a Delaware corporation and dissenters' rights of appraisal are available for shares of Indus River common stock and Indus River preferred stock in connection with certain mergers or consolidations involving Indus River in the same manner as described above.

VOTE REQUIRED FOR MERGERS

     The Delaware General Corporation Law generally requires the affirmative vote of a majority of a corporation's outstanding shares entitled to vote, unless the certificate of incorporation requires a greater proportion, to authorize a merger, consolidation, share exchange, dissolution or disposition of all or substantially all of its assets, except that unless required by its charter, no authorizing stockholder vote is required of a corporation surviving a merger if:

     - such corporation's charter is not amended by the merger;

     - each share of stock of such corporation will be an identical share of the surviving corporation after the merger; and

     - the number of shares to be issued in the merger does not exceed 20% of such corporation's outstanding common stock immediately prior to the effective date of the merger.

     Unless a dissolution is adopted by a majority of the board of directors, a dissolution must be approved by all stockholders entitled to vote thereon.

     CABLETRON. Cabletron's certificate of incorporation provides that some transactions, including mergers, consolidations, issuances of securities, some asset dispositions, liquidations or dissolutions between Cabletron and a Related Person must be approved by the affirmative vote of 85% of the outstanding shares of stock entitled to vote generally for the election of directors unless:

     - the board of directors of Cabletron has approved a binding agreement with such person or entity with respect to such transaction or has approved the transaction which resulted in such party becoming a Related Person, in either case prior to the time such party became a Related Person and provided that a majority of the members of the board of directors voting for the approval of such transaction were continuing directors; or

     - the Related Person is a majority-owned subsidiary of Cabletron.

     The Cabletron certificate of incorporation defines a "Related Person" as any individual, corporation, partnership, unincorporated association or other person or entity that, together with its affiliates and associates, beneficially owns, or during the three-year period immediately prior to the date on which it is sought to be determined whether such person is a Related Person, owned 5% or more of the outstanding shares of voting stock of any class of Cabletron's securities. However, the term Related Person will not include:

     - Cabletron or any direct or indirect majority-owned subsidiary of Cabletron;

     - any person that together with its affiliates and associates beneficially owned in the aggregate 5% or more of the outstanding shares of voting stock of any class of Cabletron stock at the time of Cabletron's initial public offering, any affiliate or associate of such person or any person that acquired said shares from any such person by gift, inheritance or in a transaction in which no consideration was exchanged; or

     - any person whose ownership of shares in excess of the 5% limitation set forth above is the result of action taken solely by Cabletron,

provided that such person will be a Related Person if thereafter such person acquires additional shares of voting stock of Cabletron, except as a result of further corporate action not caused, directly or indirectly by such person. Additionally, for the purpose of determining whether a person is a Related Person, the voting stock of Cabletron deemed to be outstanding shall include stock deemed to be beneficially owned by the person, but shall not include any other unissued stock of Cabletron which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     INDUS RIVER. Indus River is a Delaware corporation and is therefore subject to provisions of the Delaware General Corporation Law as described above. In addition, Indus River's certificate of incorporation provides that so long as any shares of Indus River preferred stock are outstanding, Indus River may not consolidate or merge with or into any other entity without the approval of the holders of at least two-thirds of the then outstanding shares of Indus River preferred stock, voting or consenting as a single class.

ANTI-TAKEOVER PROVISIONS

     The Delaware General Corporation Law prohibits certain transactions between a Delaware corporation and an "interested stockholder," which is defined as a person that is directly or indirectly a beneficial owner of 15% or more of the voting power of the outstanding voting stock of a Delaware corporation and such persons, affiliates and associates. This provision prohibits some business combinations (defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation, and other transactions) between an interested stockholder and a corporation for a period of three years after the date the interested stockholder acquired its stock. However, the prohibition does not apply if either:

     - the business combination is approved by the corporation's board of directors prior to the date the interested stockholder acquired its shares;

     - the interested stockholder acquired at least 85% of the voting stock of the corporation (excluding shares held by directors of the corporation who are also officers and shares held under certain employee stock plans) in the transaction in which it became an interested stockholder; or

     - the business combination is approved by a majority of the board of directors and the affirmative vote of two-thirds of the votes entitled to be cast by disinterested stockholders at an annual or special meeting.

     This law applies automatically to a Delaware corporation unless otherwise provided in its certificate of incorporation or bylaws or if it has less than 2,000 stockholders of record and does not have voting stock listed on a national securities exchange or listed for quotation with a registered national securities association.

     CABLETRON. Neither the Cabletron certificate of incorporation nor the Cabletron by-laws exempts Cabletron from the provision of the Delaware General Corporation Law regarding transactions with interested stockholders.

     INDUS RIVER. Indus River is also a Delaware corporation and is therefore subject to the same provisions of the Delaware General Corporation Law. Neither the Indus River certificate of incorporation nor the Indus

River by-laws exempts Indus River from the provision of the Delaware General Corporation Law regarding transactions with interested stockholders.

STOCKHOLDER DERIVATIVE SUITS

     Under the Delaware General Corporation Law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or if his or her stock thereafter devolved upon him or her by operation of law. A stockholder must also first make demand on the corporation that it bring suit and have such demand be refused, unless it is shown that such demand would have been futile.

                   CERTAIN INFORMATION CONCERNING INDUS RIVER

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS OF INDUS RIVER

     The following table sets forth certain information as to the number of shares of Indus River stock that were beneficially owned as of September 30, 2000 by:

     - each person that beneficially owns more than 5% of the outstanding shares of Indus River common stock and preferred stock;

     - each director of Indus River;

     - Indus River's Chief Executive Officer;

     - the four other most highly compensated Indus River executive officers who received annual compensation in excess of $100,000, collectively referred to below as the "executive officers;" and

     - all Indus River executive officers and directors as a group.

     Except as indicated by the notes to the following table, the holders listed below have sole voting and investment power over the shares beneficially owned. Beneficial ownership is determined according to the rules of the Securities and Exchange Commission. Unless indicated otherwise, the address for each person is to the care of Indus River.

                                                   BENEFICIAL OWNERSHIP AS OF SEPTEMBER 30, 2000(1)
                                                -------------------------------------------------------
NAME OF DIRECTORS, EXECUTIVE OFFICERS,                                            PERCENT      PERCENT
PRINCIPAL STOCKHOLDERS, AND                                                      OF CLASS      OF CLASS
EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP     CLASS OF STOCK    SHARES (#)    (PREFERRED)    (COMMON)
-------------------------------------------     --------------    ----------    -----------    --------
5% BENEFICIAL HOLDERS
New Enterprise Associates(2)..................    Preferred        2,411,544       23.1%         36.4%
  11951 Freedom Drive, Suite 1240
  Reston, VA 20190
Canaan Ventures(3)............................    Preferred        2,411,543       23.1%         36.4%
  105 Rowayton Avenue
  Rowayton, CT 06853
One Liberty Fund..............................    Preferred        2,411,543       23.1%         36.4%
  One Liberty Square                                 Common          266,333          *           4.0%
  Boston, MA 02109
Ascent Venture Partners(4)....................    Preferred        1,426,217       13.7%         25.3%
  60 State Street
  Boston, MA 02109
MCI Worldcom Venture Fund.....................    Preferred          936,101        9.0%         18.2%
  1801 Pennsylvania Avenue, N.W.
  Washington, D.C. 20036
Per A. Suneby.................................       Common        1,041,630          *          24.8%
EXECUTIVE OFFICERS AND DIRECTORS
Per A. Suneby(5)..............................       Common        1,041,630          *          24.8%
Julian W. West(6).............................       Common          580,073          *          13.8%
Malik Z. Khan(7)..............................       Common          775,296          *          18.4%
David Zwicker(8)..............................       Common          214,999          *           5.1%
Garth Rose(9).................................       Common          152,812          *           3.6%
David Gamache(10).............................       Common          155,625          *           3.7%
William A. Harper(11).........................       Common           37,500          *           0.9%
Craig DeMunbrun(12)...........................       Common           50,000          *           1.2%
Stephen J. Ricci..............................       Common          266,333          *           4.0%
                                                  Preferred        2,411,543       23.1%         36.4%
Arthur Marks..................................    Preferred        2,411,544       23.1%         36.4%
James C. Furnivall............................    Preferred        2,411,543       23.1%         36.4%
Arthur I. Anderson(13)........................    Preferred           43,744          *           1.0%

                                                   BENEFICIAL OWNERSHIP AS OF SEPTEMBER 30, 2000(1)
                                                -------------------------------------------------------
NAME OF DIRECTORS, EXECUTIVE OFFICERS,                                            PERCENT      PERCENT
PRINCIPAL STOCKHOLDERS, AND                                                      OF CLASS      OF CLASS
EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP     CLASS OF STOCK    SHARES (#)    (PREFERRED)    (COMMON)
-------------------------------------------     --------------    ----------    -----------    --------
Benson P. Shapiro(14).........................       Common           75,000          *           1.8%
                                                  Preferred           50,955          *           1.2%
All executive officers and directors as a
  group (13 individuals)......................       Common        3,349,268          *          29.0%
                                                  Preferred        7,329,329       70.2%         63.5%

---------------
  * Beneficial ownership does not exceed 1% of the outstanding Indus River Common Stock.

 (1) Includes restricted stock and/or shares subject to options which will vest and/or will be exercisable within 60 days following September 30, 2000, as applicable, and shares which become exercisable upon the completion of the merger. All percentages assume that the restricted stock and/or options of the particular person or group in question, and no others, have vested and/or have been exercised, as applicable.

 (2) Includes 2,374,466 held by NEA Associates VII, Limited Partnership, 32,078 shares held by NEA Presidents' Fund, L.P., and 5,000 shares held by NEA Ventures 1997, L.P. Arthur J. Marks, a member of the board of directors of Indus River, is the general partner of NEA Partners VII, Limited Partnership, the general partners of NEA Associates VII, Limited Partnership and of NEA General Partners, L.P., which is the general partners of NEA President's Fund, L.P. Louis B Van Dyck, IV is the general partner of NEA Ventures 1997, L.P. Mr. Marks and Mr. Van Dyck each disclaim beneficial ownership of these shares, respectively, except to the extent of their pecuniary interest therein. The following natural persons exercise voting and/or dispositive powers for shares held by New Enterprise
     Associates: Peter J. Barris, Nancy Dorman, Ronald H. Kase, C. Richard Kramlich, Thomas C. McConnell, Arthur J. Marks, Peter T. Morris, John M, Nebra, Charles W. Newhall, Louis B. Van Dyck, IV and Mark W. Perry.

 (3) Includes 1,569,877 shares held by Canaan Equity L.P., 326,566 shares held by Canaan Ventures II Limited Partnership and 515,100 shares held by Canaan Ventures II Offshore C.V. James C. Furnivall is a manager member of Canaan Equity Partners LLC, the general partner of Canaan Equity L.P. Mr. Furnivall disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

 (4) Includes 814,981 shares held by Ascent Venture Partners II, L.P. and 611,236 shares held by Ascent Venture Partners, L.P.

 (5) Shares consist of restricted stock, 911,426 vested as of September 30, 2000, and 130,204 shares which vest in accordance with the accelerated vesting provisions upon completion of the merger.

 (6) Shares consist of restricted stock, 507,564 vested as of September 30, 2000, and 72,509 shares which vest in accordance with accelerated vesting provisions upon completion of the merger.

 (7) Shares consist of restricted stock, 678,384 vested as of September 30, 2000, and 96,912 shares which vest in accordance with accelerated vesting provisions upon completion of the merger.

 (8) Shares consist of restricted stock, 81,250 vested as of September 30, 2000, and 18,750 shares which vest in accordance with accelerated vesting provisions upon completion of the merger. Also includes stock options, 82,187 shares vested as of September 30, 2000, 3,750 shares to vest within 60 days of September 30, 2000, and 29,062 shares which vest in accordance with accelerated vesting provisions upon completion of the merger.

 (9) Shares consist of restricted stock, 110,625 vested as of September 30, 2000, 937 shares to vest within 60 days of September 30, 2000, and 41,250 shares which vest in accordance with accelerated vesting provisions upon completion of the merger.

(10) Shares consist of restricted stock, 92,812 vested as of September 30, 2000, 10,313 shares to vest within 60 days of September 30, 2000, and 41,250 shares which vest in accordance with accelerated vesting provisions upon completion of the merger. Also includes stock options, 5,000 shares vested as of

     September 30, 2000, 1,250 shares to vest within 60 days of September 30, 2000, and 5,000 shares which vest in accordance with accelerated vesting provisions upon completion of the merger.

(11) Shares consist of stock options, 37,500 shares which vest in accordance with accelerated vesting provisions upon completion of the merger.

(12) Shares consist of stock options, 50,000 shares which vest in accordance with accelerated vesting provisions upon completion of the merger.

(13) Shares consist of restricted stock, all of which are held by an affiliate of Mr. Anderson. Mr. Anderson disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(14) Shares consist of restricted stock, 56,250 vested as of September 30, 2000, and 18,750 shares which vest in accordance with accelerated vesting provisions upon completion of the merger.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the securities offered by this proxy statement/prospectus will be passed upon for Cabletron by Ropes & Gray, Boston, Massachusetts.

     Certain United States Federal income tax consequences of the merger will be passed upon by Ropes & Gray, Boston, Massachusetts and McDermott, Will & Emery, Boston, Massachusetts.

                                    EXPERTS

     The consolidated financial statements and the related consolidated financial statement schedule of Cabletron and its subsidiaries as of February 29, 2000 and February 28, 1999, and for each of the years in the three-year period ended February 29, 2000, have been incorporated by reference in the registration statement, of which this proxy statement/prospectus is a part, in reliance upon the reports of KPMG LLP, independent certified public accountants, which reports are also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 OTHER MATTERS

     As of the date of this proxy statement/prospectus, the Indus River board of directors knows of no matters that will be presented for consideration at the special meeting of stockholders other than as described in this proxy statement/prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     Cabletron files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Cabletron files with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference room at the following location:

                             Public Reference Room
                             450 Fifth Street, N.W.
                                   Room 1024
                             Washington, D.C. 20549

     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Securities and Exchange Commission at "http://www.sec.gov." Reports, proxy statements and other information concerning Cabletron may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     Cabletron filed a registration statement on Form S-4 on           , 2000 to
register with the Securities and Exchange Commission the Cabletron common stock and the Cabletron Series C preferred stock to be issued to Indus River stockholders in the merger. This proxy statement/prospectus is a part of that registration statement. As allowed by Securities and Exchange Commission rules, this proxy statement/prospectus does not contain all the information you can find in Cabletron's registration statement or the exhibits to the registration statement.

     The Securities and Exchange Commission allows Cabletron to "incorporate by reference" information into this proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or in later filed documents incorporated by reference in this proxy statement/prospectus.

     This proxy statement/prospectus incorporates by reference the documents set forth below that Cabletron previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about Cabletron that is not included in or delivered with this proxy statement/prospectus.

              CABLETRON FILINGS
             (FILE NO. 1-10228)                                   PERIOD
---------------------------------------------  ---------------------------------------------
Annual Report on Form 10-K                     Fiscal Year ended February 29, 2000, as filed
                                               on May 30, 2000
Quarterly Report on Form 10-Q                  Quarter ended June 3, 2000
Current Reports on Form 8-K                    Filed May 5, 2000 and September 11, 2000 (as
                                               amended by Form 8-K/A filed September 29,
                                               2000)
Proxy Statement, including any additional      Filed June 6, 2000
materials submitted with the Proxy Statement
The description of Cabletron common stock      Filed April 9, 1989
contained in Cabletron's Registration
Statement on Form 8-A, including any
amendments or reports filed for the purpose
of updating such description

     Cabletron also incorporates by reference additional documents that may be filed with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     Cabletron has supplied all information contained or incorporated by reference in this proxy statement/ prospectus relating to Cabletron and Indus River has supplied all such information relating to Indus River.

     Indus River stockholders should not send in their Indus River certificates until they receive the transmittal materials from the exchange agent. Indus River stockholders of record who have further questions about their share certificates or the exchange of their Indus River stock for Cabletron common stock should call the exchange agent.

     You can obtain any of the documents incorporated by reference through Cabletron, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet web site as described above. Documents incorporated by reference are available from Cabletron without charge, excluding all exhibits, except that if Cabletron has specifically incorporated by reference an exhibit in this proxy statement/prospectus, the exhibit will also be provided without charge. Stockholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the Cabletron at the following address:

                            Cabletron Systems, Inc.
                               35 Industrial Way
                         Rochester, New Hampshire 03867
                         Attention: Investor Relations
                           Telephone: (603) 332-9400

     You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this
proxy statement/prospectus. This proxy statement/prospectus is dated           ,
2000. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this proxy statement/prospectus to stockholders nor the issuance of Cabletron common stock and Cabletron Series C preferred stock in the merger creates any implication to the contrary.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, future performance, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for stock of Cabletron and Indus River and other matters. Statements this proxy statement/prospectus that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. These forward-looking statements, including, without limitation, those relating to the future business prospects, revenues and income, in each case relating to Cabletron and Indus River, wherever they occur in this proxy statement/prospectus, are necessarily estimates reflecting the best judgment of the senior management of Cabletron and Indus River and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement/prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

     - the ability to integrate the operations of Cabletron and Indus River, including their respective product lines

     - the effects of vigorous competition in the markets in which Cabletron and Indus River operate

     Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement/prospectus and the other documents incorporated by reference, including, but not limited to, the Annual Report on Form 10-K for the year ended February 29, 2000 of Cabletron, including any amendments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus. Neither Cabletron nor Indus River undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

                                                                         ANNEX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            CABLETRON SYSTEMS, INC.

                                      AND

                             ACTON ACQUISITION CO.

                                      AND

                           INDUS RIVER NETWORKS, INC.

                          DATED AS OF AUGUST    , 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                  PAGE
                                                                                  ----
ARTICLE I. THE MERGER...........................................................   A-1
SECTION 1.1         The Merger..................................................   A-1
1.2                 Effective Time..............................................   A-2
1.3                 Effect of the Merger........................................   A-2
1.4                 Charter; By-Laws............................................   A-2
1.5                 Directors and Officers......................................   A-2
1.6                 Effect on Capital Stock.....................................   A-3
1.7                 Exchange of Certificates....................................   A-6
1.8                 Stock Transfer Books........................................   A-7
1.9                 No Further Ownership Rights in Shares.......................   A-7
1.10                Lost, Stolen or Destroyed Certificates......................   A-7
1.11                Tax Consequences............................................   A-7
1.12                Taking of Necessary Action; Further Action..................   A-7
1.13                No Liability................................................   A-8
1.14                Withholding Rights..........................................   A-8
1.15                Material Adverse Effect.....................................   A-8

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................   A-8
2.1                 Organization, Qualification and Other Equity Interests......   A-8
2.2                 Charter and By-Laws.........................................   A-8
2.3                 Capitalization..............................................   A-8
2.4                 Authority Relative to this Agreement (a)....................   A-9
2.5                 Contracts; No Conflict; Required Filings and Consents.......   A-9
2.6                 Compliance; Permits.........................................  A-10
2.7                 Financial Statements........................................  A-10
2.8                 Absence of Certain Changes or Events........................  A-11
2.9                 No Undisclosed Liabilities..................................  A-11
2.10                Absence of Litigation.......................................  A-11
2.11                Employee Benefit Plans, Employment Agreements...............  A-11
2.12                Labor Matters...............................................  A-13
2.13                Registration Statement, Proxy Statement/Prospectus..........  A-13
2.14                Restrictions on Business Activities.........................  A-14
2.15                Title to Property...........................................  A-14
2.16                Taxes.......................................................  A-14
2.17                Environmental Matters.......................................  A-15
2.18                Intellectual Property.......................................  A-16
2.19                Affiliated Transactions.....................................  A-17
2.20                Government Contracts........................................  A-17
2.21                Insurance...................................................  A-17
2.22                Accounts Receivable/Inventories.............................  A-18
2.23                Equipment...................................................  A-18
2.24                Brokers.....................................................  A-18
2.25                Change in Control Payments..................................  A-18

                                                                                  PAGE
                                                                                  ----
2.26                Full Disclosure.............................................  A-18
2.27                Expenses....................................................  A-18
2.28                Product Warranties; Defects.................................  A-18
2.29                No Illegal Payments, etc....................................  A-19
2.30                Distributors, Customers and Suppliers.......................  A-19
2.31                Stockholder Agreement.......................................  A-19

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB............  A-19
3.1                 Organization and Qualification; Subsidiaries................  A-19
3.2                 Charter and By-Laws.........................................  A-19
3.3                 Capitalization..............................................  A-20
3.4                 Authority Relative to this Agreement........................  A-20
3.5                 No Conflict, Required Filings and Consents..................  A-20
3.6                 SEC Filings; Financial Statements...........................  A-21
3.7                 Registration Statement; Proxy Statement/Prospectus..........  A-21
3.8                 Ownership of Merger Sub; No Prior Activities................  A-22
3.9                 Parent Shares; Enterasys Shares.............................  A-22
3.10                Capitalization of Enterasys.................................  A-22
3.11                Financial Statements of Enterasys...........................  A-22

ARTICLE IV. CONDUCT OF BUSINESS PENDING THE MERGER..............................  A-23
4.1                 Conduct of Business by the Company Pending the Merger.......  A-23
4.2                 No Solicitation.............................................  A-24

ARTICLE V. ADDITIONAL AGREEMENTS................................................  A-25
5.1                 Proxy Statement/Prospectus; Registration Statement..........  A-25
5.2                 Proxy Statement/Prospectus..................................  A-25
5.3                 Stockholder Meeting.........................................  A-25
5.4                 Access to Information; Confidentiality......................  A-25
5.5                 Consents; Approvals.........................................  A-25
5.6                 Notification of Certain Matters.............................  A-26
5.7                 Further Action..............................................  A-26
5.8                 Public Announcements........................................  A-26
5.9                 Conveyance Taxes............................................  A-26
5.10                [INTENTIONALLY OMITTED].....................................  A-27
5.11                Benefit Plans...............................................  A-27
5.12                Stockholder Agreements......................................  A-27
5.13                Escrow Agreement............................................  A-27
5.14                Working Capital Financing...................................  A-27
5.15                Tax Treatment...............................................  A-27
5.16                Advisory Fees...............................................  A-27

ARTICLE VI. CONDITIONS TO THE MERGER............................................  A-27
6.1                 Conditions to Obligation of Each Party to Effect the
                    Merger......................................................  A-27
6.2                 Additional Conditions to Obligations of Parent and Merger
                    Sub.........................................................  A-28

                                                                                  PAGE
                                                                                  ----
6.3                 Additional Conditions to Obligation of the Company..........  A-29

ARTICLE VII. TERMINATION........................................................  A-30
7.1                 Termination.................................................  A-30
7.2                 Effect of Termination.......................................  A-31
7.3                 Fees and Expenses...........................................  A-31

ARTICLE VIII. GENERAL PROVISIONS................................................  A-31
8.1                 Parent Indemnification......................................  A-31
8.2                 Indemnification of Parent...................................  A-32
8.3                 Escrow Fund.................................................  A-33
8.4                 Damage Threshold............................................  A-33
8.5                 Escrow Period...............................................  A-33
8.6                 Claims upon Escrow Fund.....................................  A-33
8.7                 Objections to Claims........................................  A-33
8.8                 Resolution of Conflicts; Arbitration........................  A-34
8.9                 Stockholder Representative..................................  A-34
8.10                Distribution Upon Termination of Escrow Period..............  A-35
8.11                Third-Party Claims..........................................  A-35
8.12                Maximum Liability and Remedies..............................  A-36
8.13                Notices.....................................................  A-36
8.14                Certain Definitions.........................................  A-36
8.15                Amendment...................................................  A-37
8.16                Waiver......................................................  A-37
8.17                Headings....................................................  A-37
8.18                Severability................................................  A-37
8.19                Entire Agreement............................................  A-37
8.20                Assignment; Guarantee of Merger Sub and Surviving
                    Corporation Obligations.....................................  A-38
8.21                Parties in Interest.........................................  A-38
8.22                Failure or Indulgence Not Waiver; Remedies Cumulative.......  A-38
8.23                Governing Law...............................................  A-38
8.24                Counterparts................................................  A-38

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of August   , 2000 (this
"AGREEMENT"), among Cabletron Systems, Inc., a Delaware corporation ("PARENT"), Acton Acquisition Co., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and Indus River Networks, Inc., a Delaware corporation (the "COMPANY").

                                  WITNESSETH:

     WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders for Parent and Merger Sub to enter into a business combination with the Company upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger of Merger Sub with and into the Company (the "MERGER") in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"), upon the terms and subject to the conditions set forth herein;

     WHEREAS, Parent, Merger Sub and the Company intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder;

     WHEREAS, pursuant to the Merger, all of the outstanding shares (the "COMMON SHARES") of the Company's common stock, par value $.00001 per share (the "COMPANY COMMON STOCK"), and all of the outstanding shares (the "COMPANY PREFERRED SHARES," and together with the Common Shares, the "SHARES"), of the Company's Series A Convertible Preferred Stock, par value $.00001 per share (the "SERIES A PREFERRED STOCK"), the Company's Series B Convertible Preferred Stock, par value $.00001 per share (the "SERIES B PREFERRED STOCK") the Company's Series C Convertible Preferred Stock, par value $.00001 per share (the "SERIES C PREFERRED STOCK"), and the Company's Series D Convertible Preferred Stock, par value $.00001 per share (the "SERIES D PREFERRED STOCK,"and together with the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, the "COMPANY PREFERRED STOCK") shall be converted into the right to receive the Aggregate Merger Consideration (as defined in Section 1.7(b)), upon the terms and subject to the conditions set forth herein;

     WHEREAS, Parent may contribute Company to Enterasys Networks, Inc., a Delaware corporation ("ENTERASYS"), following the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub, and the Company hereby agree as follows:

                            ARTICLE I -- THE MERGER

     SECTION 1.1  The Merger.

          (a) Effective Time. At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement and the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

          (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
     Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the Merger (the "CLOSING") will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article VI, at the offices of Ropes & Gray, One International Place, Boston,

     Massachusetts, unless another date, time or place is agreed to in writing by the parties hereto (the "CLOSING DATE").

          (c) Company Closing Certificate. At the Closing, the Company shall deliver to Parent a certificate, in form and substance satisfactory to Parent and signed by its Chief Executive Officer and Chief Financial Officer (the "COMPANY CLOSING CERTIFICATE"), certifying as of the Closing
     (i) the number of outstanding shares of Company Common Stock, (ii) the number of shares of Company Preferred Stock and (iii) the number of shares of Company Common Stock issuable upon the conversion or exercise of all options, warrants, and other securities (including, without limitation, shares of Company Preferred Stock) of the Company convertible into or exercisable for shares of Company Common Stock that are outstanding at the Closing. The sum of the shares identified in (i) and (iii) less any shares of Company Common Stock issuable upon the exercise of Options (as defined in Section 1.6(c)) granted as provided in Sections 4.1(b) and 6.2(h) are hereinafter referred to as the "TOTAL COMPANY OUTSTANDING SHARES."

          (d) Parent Closing Certificate. At the Closing, Parent shall deliver to the Company a certificate, in form and substance satisfactory to the Company and signed by a duly authorized executive officer (the "PARENT CLOSING CERTIFICATE"), certifying as of the Closing (i) the number as to each class of outstanding shares of the capital stock of Enterasys and (ii) the number as to each class of shares of capital stock of Enterasys issuable upon the conversion or exercise of all options, warrants, and other securities of Enterasys or Parent convertible into or exercisable for shares of capital stock of Enterasys that are outstanding at the Closing.

     SECTION 1.2 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a duly executed and delivered copy of the Certificate of Merger substantially in the form attached hereto as Exhibit 1.2 as contemplated by the DGCL (the "CERTIFICATE OF MERGER"), with the office of the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the time of such filing being the "EFFECTIVE TIME").

     SECTION 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.4  Charter; By-Laws.

          (a) Charter. Unless otherwise determined by the Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall be amended and restated to read as did the Certificate of Incorporation of Merger Sub immediately prior to the Effective Time, except that the name of the Surviving Corporation will remain unchanged.

          (b) By-Laws. Unless otherwise determined by the Parent prior to the Effective Time, at the Effective Time, the By-Laws of the Surviving Corporation, as in effect immediately prior to the Effective Time, shall be amended and restated to read as did the By-Laws of Merger Sub immediately prior to the Effective Time, except that the name of the Surviving Corporation shall remain unchanged.

     SECTION 1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     SECTION 1.6  Effect on Capital Stock.

          (a) General. Parent will issue 4,000,000 shares of common stock, $.01 par value ("PARENT COMMON STOCK") and 50,000 shares of Series C Participating Convertible Preferred Stock, $1.00 par value (the "PARENT PREFERRED STOCK," and together with the Parent Common Stock, the "PARENT SHARES"), in connection with the acquisition by Parent of the Total Company Outstanding Shares. The total number of Parent Shares shall be issuable in respect of the Total Company Outstanding Shares and, except as provided herein, no adjustment shall be made in the number of Parent Shares issued at the Closing or in the number of Parent Shares issuable upon exercise of Options, including, without limitation, as a result of (x) any increase or decrease in the market price of Parent Common Stock prior to the Effective Time, or (y) any cash proceeds received by the Company from the date hereof to the Closing Date pursuant to the exercise of Options or pursuant to the exercise of any other rights to acquire any capital stock of the Company.

          (b) Conversion of Securities.

             (i) Liquidation Preference Payments. Each Company Preferred Share issued and outstanding immediately prior to the Effective Time (excluding any Company Preferred Shares to be canceled pursuant to Section 1.6(d)) shall be entitled to receive the liquidation preference for such Preferred Share, as provided in the Company's Certificate of Incorporation (each, a "LIQUIDATION PREFERENCE PAYMENT," and collectively, the "LIQUIDATION PREFERENCE PAYMENTS"). The Liquidation Preference Payment for each share of Company Preferred Stock shall be payable in a number of shares of (i) Parent Common Stock equal to that share's portion of the aggregate of the Liquidation Preference Payments for that share's series of Company Preferred Stock multiplied by the Common Exchange Ratio and (ii) Parent Preferred Stock equal to that share's portion of the aggregate of the Liquidation Preference Payments for that share's series of Company Preferred Stock multiplied by the Preferred Exchange Ratio, as described below.

          (A) For each series of the Company Preferred Stock:

           (1) the Preferred Exchange Ratio for that series equals the Preferred Liquidation Shares for that series divided by the aggregate of the Liquidation Preference Payments for that series;

           (2) the Preferred Liquidation Shares for that series equals 50,000 multiplied by the quotient of (x) the aggregate of the Liquidation Preference Payments for that series divided by (y) the Total Fair Market Value (as defined herein).

           (3) the Common Exchange Ratio for that series equals the Common Liquidation Shares for that series divided by the aggregate of the Liquidation Preference Payments for that series; and

           (4) the Common Liquidation Shares for that series equals the number of shares of Parent Common Stock issuable at Closing pursuant to
                Section 1.6(a) and reserved at Closing for issuance upon exercise of the Options (excluding Options granted under the Stock Option Plan as contemplated by Sections 4.1(b) and 6.2(h) hereof) multiplied by the quotient of (i) the aggregate of the Liquidation Preference Payments for that series divided by (ii) Total Fair Market Value.

          (B) For purposes of this Agreement,

           (1) "TOTAL FAIR MARKET VALUE" equals the sum of (x) the Parent Preferred Stock Fair Market Value (as defined herein) and (y) the Parent Common Stock Fair Market Value (as defined herein);

           (2) "PARENT PREFERRED STOCK FAIR MARKET VALUE" equals the product of 50,000 multiplied by the fair market value per share of Parent Preferred Stock as determined by an appraisal conducted by Adams, Harkness & Hill, Inc. (or an another appraiser designated by the Company) as of the fifth trading day prior to the Closing Date;

           (3) "PARENT COMMON STOCK FAIR MARKET VALUE" equals the product of the number of shares of Parent Common Stock issuable at Closing pursuant to Section 1.6(a) and reserved at Closing for issuance upon exercise of the Options (excluding Options granted under the Stock Option Plan as contemplated by Sections 4.1(b) and 6.2(h) hereof) multiplied by the average of the closing price of Parent Common Stock (as reported on the New York Stock Exchange composite tape) for the ten (10) trading days ending on and including the fifth trading day prior to the Closing Date (such average, the "Average Common Price");

           (4) "AGGREGATE PREFERRED LIQUIDATION SHARES" is the sum of the Preferred Liquidation Shares for all series of Company Preferred Stock; and

           (5) "AGGREGATE COMMON LIQUIDATION SHARES" is the sum of the Common Liquidation Shares for all series of Company Preferred Stock.

          (ii) Additional Merger Consideration. Each Share issued and outstanding immediately prior to the Effective Time (excluding any Shares to be canceled pursuant to Section 1.6(c)) shall be converted, subject to
     Section 1.6(g), into the right to receive a pro rata portion of the Additional Merger Consideration. The "ADDITIONAL MERGER CONSIDERATION" is the payment to the holders of shares of Company Common Stock (treating the Company Preferred Stock on an as-converted basis (as provided in the Company's Certificate of Incorporation)) of shares of Parent Common Stock and shares of Parent Preferred Stock as follows:

             Each holder of Shares shall be entitled to receive (A) shares of Parent Preferred Stock equal to the product of the number of Shares held by such holder and the Additional Preferred Exchange Ratio and (B) shares of parent Common Stock equal to the product of the number of Shares held by such holder and the Additional Common Exchange Ratio.

             The "ADDITIONAL PREFERRED EXCHANGE RATIO" equals (1) 50,000 minus the Aggregate Preferred Liquidation Shares divided by (2) the Total Company Outstanding Shares.

             The "ADDITIONAL COMMON EXCHANGE RATIO" equals (1) the number of shares Parent Common Stock issuable at Closing pursuant to Section 1.6(a) and reserved at Closing for issuance upon exercise of the Options (excluding Options granted under the Stock Option Plan as contemplated by Sections 4.1(b) and 6.2(h) hereof) minus the Aggregate Common Liquidation Shares divided by (2) the Total Company Outstanding Shares.

          (c) Stock Options.

             (i) The employees of the Company have been granted options (each, an "OPTION") to purchase Company Common Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, each Option shall be assumed by Parent, and shall constitute an option to acquire, on the same terms and conditions as were applicable under the Company's Stock Incentive Program (the "STOCK OPTION PLAN") prior to the Effective Time: (A) the number (rounded down to the nearest whole number) of shares of Parent Common Stock equal to the product of (1) the number of shares of Company Common Stock issuable upon the exercise of such Option immediately prior to the Effective Time (not taking into account whether or not such Option was in fact exercisable, but excluding any Company Common Stock issued prior to the Effective Time pursuant to such Option), multiplied by (2) the Additional Common Exchange Ratio, at a price per share (rounded up to the next highest cent) equal to the Common Exercise Price and (B) the number (rounded down to the nearest whole number) of shares of Parent Preferred Stock equal to the product of the number of shares of Company Common Stock issuable upon the exercise of such Option immediately prior to the Effective Time (not taking onto account whether or not such Option was in fact exercisable, but excluding any Company Common Stock issued prior to the Effective Time pursuant to such Option) and the Additional Preferred Exchange Ratio, at a price per share (rounded up to the next highest cent) equal to the Preferred Exercise Price.

             The "COMMON EXERCISE PRICE" equals the product of (A) the exercise price per share of the shares of Company Common Stock issuable upon exercise of such Option immediately prior to the Effective Time divided by the Additional Common Exchange Ratio multiplied by (B) Parent Common Stock Fair Market Value divided by Total Fair Market Value.

             The "PREFERRED EXCHANGE PRICE" equals the product of (A) the exercise price per share of the shares of Company Common Stock issuable upon exercise of such Option immediately prior to the Effective Time divided by the Additional Preferred Exchange Ratio multiplied by (B) the Parent Preferred Stock Fair Market Value divided by Total Fair Market Value.

             (ii) Conversion of Securities. Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Shares for delivery pursuant to the terms set forth in this Section 1.6(c).

             (iii) Subject to any applicable limitations under the Securities Act of 1933, as amended (the "SECURITIES ACT"), Parent shall file a Registration Statement on Form S-8 (or any successor form), effective as of the Effective Time, with respect to the Parent Shares issuable upon exercise of the Options (including those additional Options to be granted under the Stock Option Plan as contemplated by Section 4.1(b) and 6.2(h) hereof), and the Parent shall use all reasonable efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses relating thereto) for so long as such Options shall remain outstanding.

             (iv) Parent shall cause the shares of Parent Common Stock issued pursuant to the Merger and the shares of Parent Common Stock registered on the Form S-8 described above to be approved for listing, upon official notice of issuance, on the New York Stock Exchange.

          (d) Cancellation. Each Share, if any, held in the treasury of the Company immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, shall cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

          (e) Capital Stock of Merger Sub. Each share of common stock, par value $.01, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

          (f) Adjustments to Exchange Ratios. The number of shares to be issued pursuant to this Section 1.6 shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to Parent Shares or Company Common Stock occurring after the date hereof and prior to the Effective Time.

          (g) Fractional Shares. No certificates or scrip representing less than one Parent Share shall be issued upon the surrender or exchange of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES"). In lieu of any such fractional share, each holder of Shares who would otherwise have been entitled to a fraction of a Parent Share upon surrender of Certificates for exchange shall be paid upon such surrender cash (without interest) as follows: (i) with respect to shares of Parent Common Stock, an amount determined by multiplying (A) the Average Common Price by (B) the fractional interest of Parent Common Stock to which such holder would otherwise be entitled and (ii) with respect to shares of Parent Preferred Stock, an amount determined by multiplying (a) the Average Preferred Price by (B) the fractional interest of Parent Preferred Stock to which such holder would otherwise be entitled. "AVERAGE PREFERRED PRICE" shall be determined by calculating the quotient of the Parent Preferred Stock Fair Market Value divided by 50,000. As soon as practical after determining the amount of cash, if any, to be paid to former holders of Company Common Stock with respect to any fractional Parent Shares, the Exchange Agent (as defined in Section 1.7(a)) shall promptly pay such amounts to such holders in accordance with Article I. Parent will make available to the Exchange Agent the cash necessary for this purpose.

          (h) Terms of Parent Preferred Stock. The Parent Preferred Stock shall have such terms as are set forth on the Certificate of Designation, Preferences and Rights of the Series C Convertible Preferred Stock of Cabletron Systems, Inc. (the "SERIES C CERTIFICATE OF DESIGNATION") substantially in the form attached hereto as Exhibit 1.6(h).

     SECTION 1.7  Exchange of Certificates.

          (a) Exchange Agent. At the Effective Time, Parent shall supply, or shall cause to be supplied, to or for the account of Boston Equiserve, or such other bank or trust company as shall be designated by Parent (the "EXCHANGE AGENT"), in trust for the benefit of the holders of Company Common Stock, for exchange in accordance with this Section 1.7, through the Exchange Agent, a sufficient number of certificates evidencing the Parent Shares to effect the payment of the portion of the Aggregate Merger Consideration payable, subject to the provisions of Section 1.6(b) less the number of shares of Parent Common Stock to be deposited into the Escrow Fund (as defined in Section 8.3) and less the number of shares of Parent Preferred Stock to be held in escrow as provided herein. Parent shall cause all Parent Shares and all Shares to be issued in connection with the Merger to be duly authorized, validly issued, fully paid and nonassessable.

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent will instruct the Exchange Agent to mail to each holder of record of Certificates (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify that are not inconsistent with the terms of this Agreement), and (ii) instructions to effect the surrender of the Certificates in exchange for the Aggregate Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of Parent Common Stock which such holder has the right to receive in accordance with the provisions of Section 1.6(b) in respect of the Shares formerly evidenced by such Certificate, less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VIII hereof, (B) certificates evidencing that number of whole shares of Parent Preferred Stock which such holder has the right to receive in accordance with the provisions of Section 1.6(b) in respect of the Shares formerly evidenced by such Certificate, which certificates shall be delivered to State Street Bank & Trust, as escrow agent (the "ESCROW AGENT"), and (C) cash in respect of fractional shares as provided in
     Section 1.6(g) (the Liquidation Preference Payments, Additional Merger Consideration and cash being collectively, the "AGGREGATE MERGER CONSIDERATION"), and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Shares will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends and subject to Section 1.6(g), to evidence the ownership of the number of full Parent Shares into which such shares of Company Common Stock and Company Preferred Stock shall have been so converted.

          As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Section 8.3 hereof, Parent shall cause to be delivered to the Escrow Agent a certificate or certificates representing those shares of Parent Common Stock issued by Parent pursuant to Section 1.6(b) to be held in escrow by Escrow Agent as set forth in Section 1.7(b) of the Company Disclosure Schedule (as defined in Article II) ("ESCROW SHARES"), which shall be registered in the name of the Escrow Agent as nominee for the holders of certificates cancelled pursuant to this Section
     1.7. The Escrow Shares shall be comprised entirely of shares of Parent Common Stock. Such shares shall be beneficially owned by such holders and shall be held in escrow and shall be available to compensate Parent for certain damages as provided in Article VIII. The Escrow Shares will appear as issued and outstanding on Parent's balance sheet and will be legally outstanding under applicable state law. All dividends paid on Escrow Shares (excluding any shares of Parent capital stock paid in connection with a stock split or stock dividend) will be distributed currently to each of the exchanging stockholders, and all voting rights of the Escrow Shares will be exercisable by or on behalf of each such stockholder. To the extent not used for such purposes, such shares shall be released, all as provided in Article VIII hereof.

          As soon as practicable after the Effective, Time, Parent shall cause to be delivered to the Escrow Agent all certificates representing the shares of Parent Preferred Stock (the "PARENT PREFERRED ESCROW SHARES"), which shall be registered in the name of the Escrow Agent as nominee for the holders of certificates cancelled pursuant to this Section 1.7. The entire portion of Parent Preferred Escrow Shares issuable to stockholders pursuant to Section 1.6(a) or Section 1.6(b) shall be deposited with the Escrow Agent. Such shares shall be beneficially owned by such holders and shall be held in escrow until the earliest to occur of the thirty (30) month anniversary of the Closing Date or any conversion or redemption of such shares in accordance with the terms of the Series C Certificate of Designation. The Parent Preferred Escrow Shares will appear as issued and outstanding on Parent's balance sheet and will be legally outstanding under applicable state law. All dividends paid on Parent Preferred Escrow Shares (excluding any shares of Parent capital stock paid in connection with a stock split or stock dividend) will be distributed currently to each of the exchanging Company stockholders, and all voting and other rights of the Preferred Parent Escrow Shares will be exercisable by or on behalf of each such stockholder.

          (c) Transfers of Ownership. If any certificate for Parent Shares is to be issued in, or any cash is to be paid to, a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition to the issuance or payment thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange or payment will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for Parent Shares in, or payment of cash to, any name other than that of the registered holder of the certificate surrendered, or have established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

     SECTION 1.8 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company Preferred Stock of Company.

     SECTION 1.9 No Further Ownership Rights in Shares. The Aggregate Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     SECTION 1.10 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue or pay the Aggregate Merger Consideration in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof; provided, however, that Parent may, in its discretion and as a condition precedent to the payment of the Aggregate Merger Consideration, require the owner of such lost, stolen or destroyed Certificates to deliver an agreement of indemnification in form reasonably satisfactory to Parent, or a bond in such sum as Parent may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     SECTION 1.11 Tax Consequences. It is intended by the parties hereto that the transaction effected by the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     SECTION 1.12 Taking of Necessary Action; Further Action. Each of Parent, Merger Sub and, the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights,

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privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

     SECTION 1.13 No Liability. Neither Parent, Merger Sub nor the Company shall be liable to any holder of Company Preferred Stock or Company Common Stock for any Aggregate Merger Consideration properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law following the passage of time specified therein.

     SECTION 1.14 Withholding Rights. Parent or the Exchange Agent shall be entitled to deduct and withhold from the Aggregate Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Preferred Stock or Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

     SECTION 1.15 Material Adverse Effect. When used in connection with the Company or Parent or any of Parent's subsidiaries, as the case may be, the term "MATERIAL ADVERSE EFFECT" means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, (a) is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), prospects, financial condition or results of operations of the Company or Parent and its subsidiaries taken as a whole, or (b) is or is reasonably likely to materially delay or prevent the consummation of the transactions contemplated hereby.

          ARTICLE II -- REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by the Company to Parent that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II (the "COMPANY DISCLOSURE SCHEDULE"):

     SECTION 2.1 Organization, Qualification and Other Equity Interests. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing could not reasonably be expected to have a Material Adverse Effect. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     SECTION 2.2 Charter and By-Laws. The Company has heretofore furnished to Parent a complete and correct copy of its Certificate of Incorporation and By-Laws as amended to date. Such Certificate of Incorporation and By-Laws are in full force and effect. The Company is not in violation of any of the provisions of its Certificate of Incorporation or By-Laws.

     SECTION 2.3 Capitalization. The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock, of which 4,153,446 are issued and outstanding; 22,000,000 shares of Company Preferred Stock of which:
(i) 5,100,000 shares are designated as Series A Preferred Stock, 5,100,000 of which shares are issued and outstanding; (ii) 3,197,973 shares are designated Series B Preferred Stock, 3,197,973 of which shares are issued and outstanding;
(iii) 70,710 shares are designated Series C Preferred Stock, 70,710 of which shares are issued and outstanding; (iv) 2,500,000 shares are designated as

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Series D Preferred Stock, 2,068,783 of which shares are issued and outstanding.
As of the date hereof, (a) 2,154,937 shares of Company Common Stock were reserved for future issuance pursuant to outstanding Options and 10,437,466 shares of Company Common Stock were reserved for issuance pursuant to the conversion of the shares of Company Preferred Stock outstanding on the date hereof. Except as set forth in Section 2.3 of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. All shares of the capital stock of the Company subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or to provide funds to or make any investment (in the form of a loan, capital contribution, guaranty or otherwise) in any other entity. None of the outstanding shares of capital stock of the Company were issued in violation of the Securities Act or any state securities laws ("BLUE SKY LAWS").

     SECTION 2.4 Authority Relative to this Agreement. (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated other than the Merger Approval (as defined herein). The Board of Directors of the Company has determined that it is advisable and in the best interest of the Company's stockholders for the Company to enter into a business combination with Parent upon the terms and subject to the conditions of this Agreement, and has unanimously recommended that the Company's stockholders approve and adopt this Agreement and the Merger. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, as applicable, constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms.

          (b) The affirmative vote of the (i) holders of a majority of the outstanding shares of Company Common Stock and the Company Preferred Stock (on an as-converted basis), voting as a class, and (ii) holders of two-thirds of the outstanding shares of the Company Preferred Stock voting as a separate class (collectively, the "MERGER APPROVAL") is necessary to approve this Agreement and the Merger.

     SECTION 2.5  Contracts; No Conflict; Required Filings and Consents.

          (a) Section 2.5(a) of the Company Disclosure Schedule includes a list of (i) all loan agreements, notes, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, standby letters of credit, equipment leases or lease purchase agreements to which the Company is a party or by which it is bound; and (ii) all contracts, agreements, commitments or other understandings or arrangements to which the Company is a party or by which it or its properties or assets are bound or affected, but excluding contracts, agreements, equipment leases, equipment obligations, commitments or other understandings or arrangements involving payments or receipts by the Company of less than $10,000 in any single instance but not more than $20,000 in the aggregate (the "COMPANY MATERIAL CONTRACTS").

          (b) Except as disclosed in Section 2.5(b) of the Company Disclosure Schedule, (i) the Company has not breached, is not in default under, and has not received written notice of any breach of or default under, any of the Company Material Contracts, (ii) as far as the Company is aware, no other party to any of the Company Material Contracts has breached or is in default of any of its obligations thereunder, and (iii) each of the Company Material Contracts is in full force and effect, except in any such case for breaches, defaults or failures to be in full force and effect that have not had and could not reasonably be expected to have a Material Adverse Effect.

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          (c) Except as disclosed in Section 2.5(c) of the Company Disclosure
     Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company,
     (ii) conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree (collectively, "LAWS") applicable to the Company or by which any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a security interest, lien, claim, encumbrance or any other restriction on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its properties is bound or affected, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that could not reasonably be expected to have a Material Adverse Effect.

          (d) Except as disclosed in Section 2.5(d) of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, foreign, state or provincial governmental or regulatory authority or any other person except for (i) applicable requirements, if any, of the Securities Act , the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "EXCHANGE ACT"), Blue Sky Laws, any required anti-trust or similar filings, and the filing and recordation of appropriate merger or other documents as required by the DGCL, (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or otherwise materially delay consummation of the Merger, or otherwise prevent or materially delay the Company from performing its obligations under this Agreement, or would not otherwise have a Material Adverse Effect and (iii) those consents identified in
     Section 2.5(d) of the Company Disclosure Schedule.

     SECTION 2.6  Compliance; Permits.

          (a) Except as disclosed in Section 2.6(a) of the Company Disclosure Schedule, the Company is in compliance in all material respects with all Laws applicable to the Company or by which any of its properties is bound or affected and is not in conflict with, or in default or violation of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any of its properties is bound or affected, except for any such conflicts, defaults or violations which could not reasonably be expected to have a Material Adverse Effect.

          (b) Except as disclosed in Section 2.6(b) of the Company Disclosure Schedule, the Company holds all franchises, grants, authorizations, covenants, permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are necessary for the operation of the business of the Company as it is now being conducted (collectively, the "COMPANY PERMITS"). The Company is in compliance in all material respects with the terms of the Company Permits, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     SECTION 2.7  Financial Statements.

          (a) Attached to the Company Disclosure Schedule are (i) the audited balance sheets of the Company as of December 31, 1999 and 1998, together with the related statements of income, cash flows and stockholders' equity for the fiscal years then ended, (the "AUDITED FINANCIAL STATEMENTS") and
     (ii) the unaudited balance sheet of the Company as of July 31, 2000, together with the related statements of income, cash flow and stockholders' equity for the seven month period then ended (the "UNAUDITED FINANCIAL STATEMENTS" and together with the Audited Financial Statements, the "FINANCIAL STATEMENTS").

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

          (b) Each of the Audited Financial Statements and the Unaudited Financial Statements was prepared in accordance with generally accepted accounting principles as in effect, in the United States on the date hereof ("GAAP") applied on a consistent basis throughout the periods involved and each fairly presents the financial position of the Company as at the respective dates thereof and the results of its operations, cash flows and stockholder equity for the periods indicated, except that the Unaudited Financial Statements were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount, and that the Unaudited Financial Statements do not have notes thereto. Based on GAAP, there is no absolute or contingent liability of the Company that, as of the date thereof, should be reflected on the unaudited balance sheet of the Company as of July 31, 2000 (the "July 31, 2000 Balance Sheet") or in the notes thereto that is not reflected or disclosed.

     SECTION 2.8 Absence of Certain Changes or Events. Since July 31, 2000, the Company has conducted its business in the ordinary course and has used all reasonable efforts to maintain the value of its business as a going concern. Except as set forth in Section 2.8 of the Company Disclosure Schedule, there has not occurred (a) any change in the business, operating results, assets, properties or condition (financial or otherwise) or prospects of the Company that could reasonably be expected to have a Material Adverse Effect; (b) any amendments or changes in the Certificate of Incorporation (except as contemplated hereby) or By-Laws of the Company; (c) any damage to, destruction or loss of any asset of the Company (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect; (d) any material change by the Company in its accounting methods, principles or practices; (e) any material revaluation by the Company of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (f) any other action or event that would have required the consent of Parent pursuant to Section 4.1 had such action or event occurred after the date of this Agreement; or (g) any sale of the property or assets of the Company, except in the ordinary course of business. Except as set forth in Section 2.8 of the Company Disclosure Schedule, since the date of the July 31, 2000 Balance Sheet, no supplier, vendor, licensor, distributor or customer has terminated its business relationship with the Company or modified its business relationship with the Company in a manner that is likely to result in a Material Adverse Effect, and the Company has not received notice that any supplier, vendor, licensor, distributor or customer (i) intends to terminate, or is considering a termination of, its business relationship with the Company or (ii) intends to modify its relationship with the Company, in either instance, in a manner that is likely to result in a Material Adverse Effect.

     SECTION 2.9  No Undisclosed Liabilities.  Except as disclosed in Schedule
2.9 of the Company Disclosure Schedule, the Company has no liabilities (absolute, accrued, contingent, determined, determinable or otherwise), nor has there occurred any condition, situation or set of circumstances that could reasonably result in such a liability, in each case except liabilities (a) in the aggregate adequately provided for in the Financial Statements, (b) incurred since July 31, 2000 in the ordinary course of business consistent with past practice, or (c) incurred in connection with this Agreement.

     SECTION 2.10 Absence of Litigation. Except as disclosed in Section 2.10 of the Company Disclosure Schedule, there are no claims, actions, suits, or proceedings or any investigations pending or, to the knowledge of the Company, threatened, against the Company or any properties or rights of the Company before any federal, foreign, state or provincial court, arbitrator or administrative, governmental or regulatory authority or body, nor, to the knowledge of the Company, is there any reasonable basis therefor, that could reasonably be expected to have a Material Adverse Effect.

     SECTION 2.11  Employee Benefit Plans, Employment Agreements.

          (a) Section 2.11 (a) of the Company Disclosure Schedule lists all Company Benefit Plans. For the purposes of this Agreement, the term "COMPANY BENEFIT PLAN" means any of the following (i) that is maintained by the Company or by one or more ERISA Affiliates for the benefit of any present or former employee of the Company or of any ERISA Affiliate, or
     (ii) to which the Company or any ERISA Affiliate contributes or is required to contribute, or (iii) under which the Company or any ERISA Affiliate is required to pay premiums or benefits: employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), employee welfare

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     plans (as defined in Section 3(1) of ERISA), and all other bonus, stock option, stock purchase, incentive, commission, deferred compensation, supplemental retirement, severance and other compensation, equity, fringe or employee benefit plans, programs or arrangements, whether or not reduced to writing, including, without limitation, employment, executive compensation, consulting, change in control or severance agreements. For the purposes of this Agreement, the term "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that would be treated as one employer with the Company under Section 414(b), (c) or (m) of the Code. There have been delivered to Parent true and complete copies of (i) each Company Benefit Plan that has been reduced to writing, together with any related trust or custodial agreement, insurance or services contract, and plan summaries, all as amended; (ii) an accurate written summary that includes the material terms of each Company Benefit Plan that has not been reduced to writing; (iii) the most recent annual report on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Benefit Plan for which such a filing is required to be made, and (iv) the most recent Internal Revenue Service ("IRS") determination letter with respect to each Company Benefit Plan intended to be qualified under Section 401(a) of the Code, together with any application for such a determination letter that is currently pending before the Internal Revenue Service.

          (b) (i) None of the Company Benefit Plans promises or provides medical or other welfare benefits (including, without limitation, retiree benefits) to any person following termination of employment except for so-called "COBRA" continuation coverage to the extent required by Part 6 of Subtitle B of Title I of ERISA; (ii) neither the Company nor any ERISA Affiliate has ever maintained, contributed to, or been required to contribute to, any plan that is or was a "multiemployer plan" as such term is defined in
     Section 3(37) of ERISA, a pension plan subject to Title IV of ERISA or a plan subject to Part 3 of Title I of ERISA; (iii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Company Benefit Plan, other than any such transaction that is exempt pursuant to Section 408 of ERISA and Section 4975 of the Code; (iv) each Company Benefit Plan complies in all material respects, both as to form and in operation, with applicable law, and there has been no failure to comply with applicable law or with the terms of any Company Benefit Plan that could result in any liability to the Company or to any ERISA Affiliate; (v) all contributions, if any, to and premiums, if any, under each Company Benefit Plan that are required (whether by law or by the terms of such Company Benefit Plan or otherwise) to have been contributed or paid have been timely contributed or paid, and any such contributions or premiums that are not yet due have been properly accrued or otherwise properly accounted for, in accordance with GAAP consistently applied, in the financial statements of the Company; (v) each Company Benefit Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred that could reasonably be expected to impair such determination; and (vi) there are no lawsuits or other claims or proceedings (other than claims for benefits in the ordinary course) pending or, to the best knowledge of the Company, threatened with respect to any Company Benefit Plan.

          (c) Section 2.11(c) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any subsidiary of the Company who holds (i) any option to purchase Company Common Stock as of the date hereof, together with the number of shares of Company Common Stock subject to such option, the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option; (ii) any other right, directly or indirectly, to acquire Company Common Stock, together with the number of shares of Company Common Stock subject to such right. Section 2.11(c) of the Company Disclosure Schedule also sets forth the total number of such ISOs, such nonqualified options and such other rights. The Company has delivered to the Parent true and complete copies of each form of instrument referred to in clause (i) or (ii) of the immediately preceding sentence.

          (d) Section 2.11(d) of the Company Disclosure Schedule sets forth a true and complete list (whether or not also disclosed under Section 2.11(a) of the Company Disclosure Schedule) of: (i) all

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     employment agreements with officers or employees or consultants of the
     Company; (ii) all agreements with consultants who are individuals that obligate the Company to make minimum annual cash payments in an amount exceeding $20,000; (iii) all employees of, or consultants to, the Company who have executed a non-competition agreement with the Company; (iv) all severance agreements, programs and policies of the Company with or relating to its employees, in each case with outstanding commitments exceeding $20,000, excluding programs and policies required to be maintained by law; and (iv) all plans, programs, agreements and other arrangements of the Company with or relating to its employees which contain change in control provisions.

     SECTION 2.12  Labor Matters.

          (a) None of the employees of the Company is represented by a labor organization; no demand for recognition of any employees of the Company has been made by or on behalf of any labor organization; no representation petition respecting the employees of the Company has been filed with the National Labor Relations Board; and the Company is not aware of any efforts by any labor organization to organize its employees.

          (b) The Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company and no collective bargaining agreement or other labor contract is currently being negotiated by the Company.

          (c) There is no pending or threatened employee strike, work stoppage or labor dispute with respect to any employees of the Company.

          (d) Except as set forth in Schedule 2.12(d), there are no controversies or disputes pending or threatened between the Company and any of its employees before any court, commission, board, agency, arbitrator, grievance procedure or any other forum.

          (e) The Company is in compliance in all material respects with all agreements, whether written or oral, with all past, present and prospective employees of the Company and a true and complete copy of each such agreement or, in the case of an oral agreement, a summary of all material provisions, has been made available to Parent.

          (f) The Company is in compliance with all federal, state and local laws respecting employment and employment practices, terms and conditions of employment, and wage and hour and labor management relations requirements.

          (g) The Company is not in arrears in the payment of wages, withholding, social security or other taxes, unemployment insurance premiums, workers compensation premiums or other similar obligations.

          (h) The Company is not now subject to any affirmative action obligations, whether under Executive Order 11246 or otherwise.

     SECTION 2.13 Registration Statement, Proxy Statement/Prospectus. Subject to the accuracy of the representations of Parent in Section 3.6, the information supplied by the Company for inclusion in the registration statement (the "REGISTRATION STATEMENT") pursuant to which Parent Shares to be issued in the Merger will be registered with the Securities and Exchange Commission (the "SEC"), shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the stockholders of the Company in connection with the meeting of the stockholders of the Company to consider the Merger (the "STOCKHOLDER MEETING") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "PROXY STATEMENT/PROSPECTUS"), will not, on the date the Proxy Statement/Prospectus (or any amendment thereof or supplement thereto) is first mailed to stockholders, at the time of the Stockholder Meeting, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading. If at any time

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prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Parent and Merger Sub. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub, which is contained in any of the foregoing documents.

     SECTION 2.14 Restrictions on Business Activities. Except for this Agreement, there is no agreement, judgment, injunction, order or decree binding upon the Company or any other person which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property by the Company or the conduct of business by the Company as currently conducted or as proposed to be conducted by the Company.

     SECTION 2.15 Title to Property. The Company has good and defensible title to all of its properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby; and all leases pursuant to which the Company leases from others material amounts of real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Adverse Effect. The Company does not own any real property.
Section 2.15 of the Company Disclosure Schedule sets forth a complete and correct description of all leases of real property to which the Company is a party (the "LEASES"). Each of the Leases is legal, valid, binding, enforceable and in full force and effect, and subject to giving the necessary notices and obtaining the necessary consents as set forth in Section 2.5(d) of the Company Disclosure Schedule, each Lease covering such item will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby. True, complete and correct copies of all of the Leases have been delivered to Parent. No action has been taken or omitted by the Company, and, to the knowledge of the Company, no other event has occurred or condition exists, that constitutes, or after notice or lapse of time or both would constitute, a default under any Lease or that may reasonably be expected to result in a loss of rights or the creation of any lien thereunder or pursuant thereto. The leasehold interests of the Company are not subject to any lien, and the Company is in quiet possession of the properties covered by the Leases to which it is a party.

     SECTION 2.16  Taxes.

          (a) For purposes of this Agreement, "TAX" or "TAXES" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, whether disputed or not, including without limitation (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security (or similar), workers' compensation, unemployment compensation, disability, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, environmental (including taxes under Code section 59A), customs duties, registration, alternative and add-on minimum, estimated, transfer and gains taxes, or other tax of any kind whatsoever and (ii) in all cases, including interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "TAX RETURNS" shall mean returns, reports, declarations, forms and information returns or statements relating to Taxes including any schedule or attachment thereto required to be filed with the IRS or any other federal, foreign, state, local or provincial taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns, including any amendments thereto.

          (b) Other than as disclosed in Section 2.16(b) of the Company Disclosure Schedule, (i) the Company has filed all Tax Returns required to be filed by it and all such Tax Returns were correct and complete in all material respects; (ii) the Company has paid and discharged all Taxes due and payable

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     (whether or not shown on any Tax Return); (iii) no deficiencies have been asserted or assessments made as a result of any examinations of the Tax Returns referred to in clause (i) by the IRS or the appropriate state, local or foreign taxing authority; (iv) no action, suit, proceeding, audit, claim, deficiency or assessment has been claimed or raised or is pending with respect to any Taxes of the Company; (v) the Company has withheld from its employees, customers, creditors, stockholders, and other payees (and timely paid to the appropriate governmental authority) all amounts required by the Tax withholding provisions of applicable federal, state, local, and foreign laws for all periods; (vi) there has not been filed a consent under Code section 341(f) concerning collapsible corporations with respect to the Company; (vii) the Company has not made any payment, is not obligated to make any payment, and is not a party to any agreement that could obligate it to make any payment that will not be deductible under Code sections 162, 280G or 404 or be subject to the excise tax of Code section 4999; (viii) no claim has ever been made by any authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to Tax by that jurisdiction; (ix) there are no other Taxes that would be due if asserted by a taxing authority, except with respect to which the Company is maintaining reserves to the extent currently required; (x) the Company has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax; and (xi) there are no powers of attorney with respect to Taxes of the Company currently in effect.

          (c) The Company (i) has never been a member of an affiliated group filing a consolidated federal income Tax Return, (ii) is not a party to any Tax sharing or Tax allocation agreement, arrangement or understanding,
     (iii) is not liable for the Taxes of any other person under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, and (iv) is not a party to any joint venture, partnership or other arrangement that could be treated as a partnership for income Tax purposes.

          (d) Section 2.16(d) of the Company Disclosure Schedule lists (i) all federal, state, local and foreign income Tax Returns filed with respect to the Company for taxable periods ending on or after inception, and indicates those Tax Returns that have been audited and that currently are the subject of audit and (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, excess charitable contribution, Code Section 481 adjustment and other Tax attributes allocable to the Company.

          (e) The unpaid Taxes of the Company (A) did not as of date of the Unaudited Financial Statements exceed the accruals for Taxes (other than deferred Taxes established to reflect book-tax timing differences) set forth on the face of the Unaudited Financial Statements and (B) does not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing Tax Returns.

          (f) The Company is not and never has been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company does not own any property of a character, the indirect transfer of which, pursuant to this Agreement, would give rise to any material documentary, stamp or other transfer Tax.

     SECTION 2.17 Environmental Matters. The Company: (i) has obtained all Company Permits which are required to be obtained under all applicable federal, state, foreign or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company or any of its subsidiaries ("ENVIRONMENTAL LAWS"); (ii) is in compliance with all terms and conditions of such required approvals, and also is in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; and (iii) as of the date hereof, has not received notice of any past or

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present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued material compliance with or which would give rise to any material common law or statutory liability, or otherwise form the basis of any material claim, action, suit or proceeding, against the Company or any of its subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) has taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company or its agents thereunder. Except as set forth in Section 2.17 of the Company Disclosure Schedule, the Company has operated in compliance with all Environmental Laws, and has not violated and is not in violation of, or liable under, any Environmental Law that could reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, except as set forth in Section 2.17 of the Company Disclosure Schedule, there has not been, and there is not (a) any past or continuing release or threat of release of any Hazardous Substance into the environment at or (b) any manufacturing, refinement, transportation, importation, use or processing of any Hazardous Substance on or from, any real property currently or previously leased or owned by the Company or any of its predecessors. To the Company's knowledge, except as set forth in Section 2.17 of the Company Disclosure Schedule, no Hazardous Substances of, or generated by, the Company or any of its predecessors have been disposed of or come to rest at any site that has been included in any published federal, state or local "Superfund" site list or any other list of hazardous or toxic waste sites. To the Company's knowledge, except as set forth in Section 2.17 of the Company Disclosure Schedule, there never has been, and there currently is not, any underground storage tank, landfill, surface impoundment or disposal area located on, any polychlorinated biphenyls ("PCBs") or PCB-containing equipment used, treated or stored on, or any "hazardous waste" (as defined by the federal Resource Conservation and Recovery Act or any comparable state or local law) used, treated, contained or stored on, any Real Estate or real property leased by the Company or any of its predecessors.

     SECTION 2.18  Intellectual Property.

          (a) The Company, directly or indirectly, owns, or is licensed or otherwise possesses legally enforceable rights to use, all inventions, patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, network protocols, schematics, technology, trade secrets, research and development, know-how, technical data, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (excluding Commercial Software as defined in paragraph (e) below) that are used in or necessary to the business of the Company as currently conducted (the "COMPANY INTELLECTUAL PROPERTY RIGHTS"). All of the employees, consultants and independent contractors of the Company or any predecessor of the Company (including any entity from which the Company purchased assets other than in the ordinary course of business) that have participated in the development of the Company Intellectual Property, or any portion thereof, in any way have entered into agreements with the Company (or with a predecessor of the Company, but which agreements have been validly assigned to, and are enforceable by, the Company) assigning all right, title and interest in the Company Intellectual Property to the Company.

          (b) Section 2.18(b) of the Company Disclosure Schedule sets forth a complete list of all patents, trademarks, copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners.

          (c) Section 2.18(c) of the Company Disclosure Schedule sets forth a complete list of all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company or any other person is authorized to use any Company Intellectual Property Right (excluding object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("END-USER LICENSES")) or other trade secret material to the Company, and includes the identity of all parties thereto. The
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     Company is not in violation of any license, sublicense or agreement described on such list except such violations as do not materially impair the Company's rights under such license, sublicense or agreement. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement, except as set forth on Section 2.18(c) of the Company Disclosure Schedule. To the knowledge of the Company, no other party to any such license is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration thereunder.

          (d) The Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances) the Company Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which Company Intellectual Property Rights are being used. To the best of the Company's knowledge, the Company has not interfered with, infringed upon, misappropriated, or otherwise violated any intellectual property rights of third parties, and none of the Company and its directors and officers (and employees of the Company with responsibility for Company Intellectual Property Rights matters) has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any intellectual property rights of any third party). To the knowledge of any of the Company and its directors and officers (and employees of the Company with responsibility for Company Intellectual Property Rights matters), no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Company Intellectual Property Rights. All registered trademarks, service marks and copyrights held by the Company are valid and subsisting. No Company Intellectual Property Right or product of the Company is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company. The Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market. The Company has a policy requiring each employee to execute a confidentiality agreement substantially in the form previously delivered to Parent.

          (e) "COMMERCIAL SOFTWARE" means commercially available software programs generally available to the public which have been licensed to the Company pursuant to end-user licenses and which are used in the Company's business but are in no way a component of or incorporated in or specifically required to develop or support any of the Company's products and related trademarks, technology and know-how.

     SECTION 2.19 Affiliated Transactions. Except as set forth in Section 2.19 of the Company Disclosure Schedule, the Company is not a party to or bound by any contract, commitment or understanding with any of the stockholders, directors or officers of the Company or any of their affiliates or any member of their family and none of the stockholders, directors or officers of the Company or any of its affiliates or any member of their family owns or otherwise has any rights to or interests in any asset, tangible or intangible, which is used in the business of the Company.

     SECTION 2.20 Government Contracts. Except as set forth in Section 2.20 of the Company Disclosure Schedule, the Company has not been and is not a party to any contract or arrangement with any federal, state or local government agency.

     SECTION 2.21 Insurance. Section 2.21 of the Company Disclosure Schedule sets forth an accurate and complete list and summary description (including nature of coverage, and limits) of all policies of insurance maintained, owned or held by the Company on the date hereof. All of such insurance policies are in full force and effect. The Company is not in default with respect to its obligations under any of such insurance policies, except where such default could not reasonably be expected to have a Material Adverse Effect.

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     SECTION 2.22  Accounts Receivable/Inventories.

          (a) The accounts receivable of the Company as reflected in the most recent Financial Statements, to the extent uncollected on the date hereof, and the accounts receivable reflected on the books of the Company are valid and existing and represent monies due from products sold and services actually performed in the ordinary course of business, are current and, to the knowledge of the Company, collectible in accordance with their terms at their recorded amounts, and are subject to no refunds or adjustments and to no defenses, rights of setoff, assignments, restrictions, encumbrances or conditions enforceable by third parties on or affecting any thereof.

          (b) The inventory of the Company as reflected in the most recent Financial Statements consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit or suitable and usable for the production or completion of merchantable products for sale in the ordinary course of business, and none of which is slow-moving, obsolete, below standard quality, damaged, or defective. Each item of such inventory reflected in the July 31, 2000 Balance Sheet and books and records of the Company is reflected on the basis of a complete physical count. Since July 31, 2000, no inventory has been sold or disposed of except through sales in the ordinary course of business.

     SECTION 2.23 Equipment. All of the tangible personal property of the Company other than inventory (the "EQUIPMENT") is in good working order, operating condition and state of repair, ordinary wear and tear excepted.
Section 2.23 of the Company Disclosure Schedule lists each Equipment Lease or other contractual obligation (including all amendments) under which any Equipment having a cost or aggregate capital Equipment Lease obligations in excess of $10,000 is held or used (the "EQUIPMENT LEASES") (indicating for each Equipment Lease (i) a description of the property Equipment Leased thereunder, including location, (ii) the term thereof and a description of any available renewal periods, (iii) the rental and other material payment terms, (iv) the owner of the property subject to such Equipment Lease and (v) whether any consents are required under such Equipment Lease in connection with the transactions contemplated by this Agreement). The Company has delivered to Parent true and complete copies of each Equipment Lease and any and all other material contractual obligations relating to any of the Equipment Leases, in each case as in effect on the date hereof and as it will be in effect at the Closing, including, without limitation, all amendments.

     SECTION 2.24 Brokers. Except as disclosed in Section 2.24 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its affiliates.

     SECTION 2.25  Change in Control Payments.  Except as disclosed in Section
2.25 of the Company Disclosure Schedule, the Company has no plans, programs or agreements to which it is a party (including, without limitation, any agreements, arrangements, plans or policies with or applicable to employees or consultants), or to which it is subject, pursuant to which payments may be required or acceleration of benefits may be required upon a change of control of the Company.

     SECTION 2.26 Full Disclosure. No representation or warranty made by the Company contained in this Agreement and no statement contained in any certificate or schedule furnished by the Company to Parent or Merger Sub in, or pursuant to the provisions of, this Agreement, including without limitation the Company Disclosure Schedule, contains any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make statements herein or therein not misleading.

     SECTION 2.27 Expenses. Section 2.27 of the Company Disclosure Schedule attached hereto sets forth a description of the estimated expenses of the Company, which the Company expects to incur, or has incurred, in connection with the transactions contemplated by this Agreement.

     SECTION 2.28  Product Warranties; Defects.  Except as disclosed in Section
2.28 of the Company Disclosure Schedule, each product manufactured, sold, leased or delivered by the Company has been in

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conformity with all applicable federal, state, local and foreign laws and regulations, contractual commitments and all express and implied warranties.
Section 2.28 of the Company Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the products of the Company (containing applicable guaranty, warranty and indemnity provisions).

     SECTION 2.29 No Illegal Payments, etc. Neither the Company, nor any of the directors, officers, employees, agents of affiliates of the Company (a) has directly or indirectly (i) given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other Person who was, is or may be in a position to help or hinder the Company (or assist in connection with any actual or proposed transaction) or (ii) made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office, in each case which might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (b) has established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

     SECTION 2.30 Distributors, Customers and Suppliers. Section 2.30 of the Company Disclosure Schedule sets forth a complete and accurate list of: (a) the ten largest distributors of the products and services of the Company during the fiscal year ended December 31, 1999 and during the first seven months of 2000, indicating the specific products and services distributed by each such distributor, the existing contractual arrangements, if any, with each such distributor and the volume of products distributed by each such distributor; (b) the ten largest customers (by dollar volume) of the Company during the fiscal year ended December 31, 1999 and during the first seven months of 2000, indicating the existing contractual arrangements with each such customer by product; and (c) all suppliers of significant materials or services to the Company, indicating the contractual arrangements for continued supply from each such supplier.

     SECTION 2.31 Stockholder Agreement. Principal Stockholders of the Company (as set forth in Section 2.31 of the Company Disclosure Schedule) have agreed in writing to vote for approval of the Merger and agreed to indemnify and reimburse the Stockholder Representative (as defined in Section 8.9(a)) for certain expenses pursuant to an agreement substantially in the form attached hereto as
Exhibit 2.31(a) or Exhibit 2.31(b) (each a "STOCKHOLDER AGREEMENT").

     ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company (except as to those representations and warranties contained in Sections 3.2, 3.4, 3.5 and 3.9 concerning Enterasys and those representations and warranties contained in Sections 3.10 and 3.11 as to which Parent individually represents and warrants) that, except as set forth in the written disclosure schedule delivered on or prior to the date hereof by Parent to the Company that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III (the "PARENT DISCLOSURE SCHEDULE"):

     SECTION 3.1 Organization and Qualification; Subsidiaries. Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority could not reasonably be expected to have a Material Adverse Effect. Each of Parent and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.2 Charter and By-Laws. Parent has heretofore furnished to the Company a complete and correct copy of its Certificate of Incorporation and By-Laws, as amended to date, and a complete and correct copy of Enterasys' Certificate of Incorporation and By-Laws, as amended to date. Each of such

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Certificate of Incorporation and By-Laws are in full force and effect. Neither
Parent nor Enterasys is in violation of any of the provisions of its respective Certificate of Incorporation or By-Laws.

     SECTION 3.3 Capitalization. The capitalization of Parent consists solely of the following: (a) as of the date of this Agreement, 450,000,000 authorized shares of Parent Common Stock; (b) 184,191,181 shares of Parent Common Stock were issued and outstanding as of June 30, 2000; (c) as of July 26, 2000, 6,609,836 shares of Parent Common Stock were reserved for future issuance to employees pursuant to stock options under stock option plans of Parent, and 13,700,798 employee stock options were outstanding; (d) as of July 26, 2000, 2,908,333 shares of Parent Common Stock were reserved for future issuance upon the conversion of convertible securities issuable pursuant to the transactions contemplated by the Securities Purchase Agreement, dated as of July 26, 2000, between Parent and Silver Lake Partners, L.P. (the "SILVER LAKE TRANSACTIONS");
(e) as of July 26, 2000, 1,910,000 authorized shares of "blank check" preferred stock, par value $1.00 per share, none of which were issued and outstanding; (f) upon filing of the Certificate of Designation, Preferences and Rights of the Series A and Series B Participating Convertible Preferred Stock (the "SERIES A AND B CERTIFICATE OF DESIGNATION"), 65,000 authorized shares of 4% Series A Participating Convertible Preferred Stock, none of which were issued and outstanding prior to issuance pursuant to the Silver Lake Transactions, and (g) upon filing the Series A and B Certificate of Designation, 25,000 authorized shares of 4% Series B Participating Convertible Preferred Stock, none of which were issued and outstanding prior to issuance pursuant to the Silver Lake Transactions. No material change in such capitalization has occurred between July 26, 2000 and the date hereof. Except as set forth in this Section 3.3 or in
Section 3.3 of the Parent Disclosure Schedule, as of the date hereof, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, Parent or any of its subsidiaries. Except as set forth in Section 3.3 of the Parent Disclosure Schedule as of the date hereof, there are no obligations, contingent or otherwise, of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary. Except as set forth in Section 3.3 of the Parent Disclosure Schedule, as of July 26, 2000, all of the outstanding shares of capital stock of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and all such shares are owned by Parent or another subsidiary of Parent free and clear of all security interests, liens, claims, pledges, agreements, limitations in Parent's voting rights, charges or other encumbrances of any nature whatsoever.

     SECTION 3.4 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and, if applicable, the Series C Certificate of Designation, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Series C Certificate of Designation, if applicable, by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and to the extent necessary, Enterasys, and no other corporate proceedings on the part of Parent, Merger Sub or Enterasys are necessary to authorize this Agreement or to consummate the transactions contemplated hereby or thereby. As of the date of this Agreement, the Board of Directors of Parent has determined that it is advisable and in the best interest of Parent to enter into this Agreement and the Series C Certificate of Designation and has approved this Agreement and the Series C Certificate of Designation and the transactions contemplated hereby and thereby. The Merger, this Agreement, the Series C Certificate of Designation and the transactions contemplated hereby and thereby do not require the approval or consent of the Parent's stockholders or Enterasys' Stockholders. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against each of them in accordance with its terms.

     SECTION 3.5  No Conflict, Required Filings and Consents.

          (a) Except as set forth in Section 3.5(a) of the Parent Disclosure Schedule, the execution and delivery of this Agreement and, if applicable, the Series C Certificate of Designation, by Parent and
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     Merger Sub do not, and the performance of this Agreement and, if applicable, the Series C Certificate of Designation, by Parent and Merger Sub will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of Parent, Merger Sub or Enterasys, (ii) conflict with or violate any Laws applicable to Parent or any of its subsidiaries or by which its or their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or impair Parent's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected, except in any such case for any such conflicts, violations, breaches, defaults or other occurrences that could not reasonably be expected to have a Material Adverse Effect.

          (b) The execution and delivery of this Agreement and, if applicable, the Series C Certificate of Designation, by Parent and Merger Sub does not, and the performance of this Agreement and, if applicable, the Series C Certificate of Designation, by Parent and Merger Sub do not, require any consent, approval, authorization or permit on the part of the Parent, Merger Sub or Enterasys of, or filing with or notification to, any domestic or foreign governmental or regulatory authority except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws, and the filing and recordation of appropriate merger or other documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent Parent or Merger Sub from performing their respective obligations under this Agreement and, if applicable, the Series C Certificate of Designation, and would not have a Material Adverse Effect.

     SECTION 3.6  SEC Filings; Financial Statements.

          (a) Parent has filed all forms, reports and documents required to be filed with the SEC and has heretofore delivered or made available to the Company, in the form filed with the SEC, its Annual Report on Form 10-K for the fiscal years ended February 29, 2000 and February 28, 1999, (ii) reports on Form 10-Q for the quarterly period ending May 31, 2000, (iii) all proxy statements relating to Parent's meetings of stockholders (whether annual or special) since January 1, 1998 (iv) all other reports or registration statements filed by Parent with SEC since January 1, 1999, and
     (v) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC (collectively, the "PARENT SEC REPORTS"). The Parent SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount.

     SECTION 3.7 Registration Statement; Proxy Statement/Prospectus. Subject to the accuracy of the representations of the Company in Section 2.13, the Registration Statement shall not, at the time the Registration Statement (including any amendments or supplements thereto) is declared effective by the SEC,

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contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent and Merger Sub for inclusion in the Proxy Statement/Prospectus will not, on the date the Proxy Statement/Prospectus (or any amendment or supplement thereto) is first mailed to stockholders of the Company, at the time of the Stockholders Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or will omit to state any material fact necessary in order to make the statements therein not false or misleading. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, Parent or Merger Sub will promptly inform the Company. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any information supplied by the Company, which is contained in any of the foregoing documents. The Registration Statement and Proxy Statement/Prospectus shall comply in all material respects as to form with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company, which is contained in, or furnished in connection with the preparation of, the Registration Statement.

     SECTION 3.8 Ownership of Merger Sub; No Prior Activities. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

     SECTION 3.9 Parent Shares; Enterasys Shares. The Parent Shares issuable as Aggregate Merger Consideration will be, when issued by Parent pursuant to the terms of this Agreement, duly authorized, fully paid and nonassessable, will be issued in compliance with all applicable state and federal securities laws, and will be free and clear of all liens, claims and encumbrances. The shares of Enterasys stock to be paid to the holders of Parent Shares in connection with an Enterasys Spinoff will have been duly authorized fully paid and nonassessable, will be issued in compliance with all applicable state and federal securities laws, and will be free and clear of all liens, claims and encumbrances. An "ENTERASYS SPINOFF" shall mean the distribution (by way of dividend, exchange, issuance or other similar transaction) of fifty-one percent (51%) or more of the capital stock of Enterasys to the stockholders of Parent.

     SECTION 3.10 Capitalization of Enterasys. As of the closing of the Silver Lake Transactions, the capitalization of Enterasys will consist solely of the following: (a) 129,834,833 authorized shares of common stock, of which 1,000 shares will be issued and outstanding; and (b) 79,379,224 authorized shares of Series A Convertible Preferred Stock, all of which shares will be issued and outstanding, owned of record and beneficially by Parent and convertible into 79,379,224 shares of common stock of Enterasys as of the closing of the Silver Lake Transactions. As of July 26, 2000, there are issued and outstanding employee options to acquire 21,663,250 shares of common stock of Enterasys. Except as described in the preceding two sentences, or as disclosed in Section
3.3 of the Parent Disclosure Schedule, Enterasys has outstanding no options, warrants or other securities or rights convertible into or exercisable for common stock or other securities of Enterasys.

     SECTION 3.11  Financial Statements of Enterasys.

          (a) Parent has provided to the Company the unaudited balance sheet of Enterasys as of June 3, 2000, together with the related statement of profit and loss for the quarter then ended (the "ENTERASYS FINANCIAL STATEMENTS").

          (b) The Enterasys Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and fairly present the financial position of Enterasys as at

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

     the date thereof and the results of its operations for the period indicated, except that such financial statements were or are subject to normal and recurring year-end adjustments, which were not or are not expected to be material in amount, and that such financial statements do not have notes thereto.

              ARTICLE IV -- CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 4.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing or as otherwise contemplated by this Agreement, the Company shall conduct its business only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice other than actions taken by the Company in contemplation of the Merger; and the Company shall use all reasonable commercial efforts to preserve substantially intact the business organization of the Company, to keep available the services of the present officers, employees and consultants of the Company and to preserve the present relationships of the Company with customers, suppliers and other persons with which the Company has business relations. By way of amplification and not limitation, except as contemplated by this Agreement, the Company shall not during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

          (a) amend or otherwise change the Certificate of Incorporation or By-Laws of the Company, except in connection with those additional Options to be granted under the Stock Option Plan as contemplated by Section 6.2(h) hereof;

          (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company (except for the issuance of shares of Company Common Stock issuable pursuant to Options which were granted under the Stock Option Plan and are outstanding on the date hereof and except for the additional issuance of Options as contemplated by Section 6.2(h) and the additional issuance of Options granted to those prospective employees proposed to be hired by the Company as identified in Section 4.1(b) of the Company Disclosure Schedule and granted to those additional employees hired by Company with the consent of Parent);

          (c) sell, pledge, dispose of or encumber any assets (tangible or intangible) of the Company except for (i) dispositions of obsolete or worthless assets and (ii) sales of assets not in excess of $10,000 in the aggregate, other than sales of inventory in the ordinary course of business;

          (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (except for the issuance of shares of Company Common Stock issuable pursuant to (A) Options which were granted under the Stock Option Plan and are outstanding on the date hereof,
     (B) those additional Options to be granted under the Stock Option Plan as contemplated by Section 4.1(b) or 6.2(h) hereof), or (iii) except as contemplated by Section 6.2 (h) hereof, amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities including without limitation, shares of Company Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Company Common Stock, or propose to do any of the foregoing;

          (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) other than the Note (as defined in Section 5.14), incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or, except in the ordinary course of business consistent with past practice, make any loans or

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

     advances; (iii) enter into or amend any material contract or agreement;
     (iv) authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of $50,000; or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.1(e);

          (f) except as provided in Section 4.1(f) of the Company Disclosure Schedule, increase the compensation payable or to become payable to its current officers, employees or consultants, or grant any severance or termination pay to, or enter into agreement with any current director, officer or other employee of or consultant to the Company with respect to the terms or conditions of his or her employment or engagement to provide services or the termination thereof, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as is required by law;

          (g) conduct a reduction-in-force, job or position elimination, lay off or the like;

          (h) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

          (i) make or change any material tax election inconsistent with past practice or change any tax accounting method or amend any Tax Return or file any income tax return or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations;

          (j) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business and consistent with past practice; or

          (k) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1 (a) through (j) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     SECTION 4.2 No Solicitation. The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company, (i) solicit, initiate or encourage the initiation of any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving the Company other than the Merger (any of the foregoing inquiries or proposals being referred to herein as an "ACQUISITION PROPOSAL"),
(ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal or (iii) agree to, approve or recommend any Acquisition Proposal.

     (a) The Company shall immediately notify Parent after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company in connection with an Acquisition Proposal or for access to the properties, books or records of the Company by any person or entity that informs the Board of Directors of the Company that it is considering making, or has made, an Acquisition Proposal. Such notice to Parent shall be made orally and in writing.

     (b) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from the confidentiality provisions of any confidentiality agreement to which the Company is a party.

     (c) The Company shall ensure that the officers, directors and employees of the Company and any investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 4.2.

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                       ARTICLE V -- ADDITIONAL AGREEMENTS

     SECTION 5.1 Proxy Statement/Prospectus; Registration Statement. As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and file with the SEC a Form S-4 registration statement which shall comply with all applicable securities laws and constitute the Proxy Statement/Prospectus and the Registration Statement of the Parent with respect to the Parent Shares that may be issued in connection with the Merger and shall use all reasonable efforts to cause the Registration Statement to become effective as soon as practicable, and the Company shall mail the Proxy Statement/ Prospectus to Company stockholders, as soon thereafter as practicable. The Proxy Statement/Prospectus shall include the recommendation of the Board of Directors of the Company in favor of the Merger. Parent shall also take any action required to be taken under applicable state securities or Blue Sky Laws in connection with the issuance of Parent Shares as part of the Aggregate Merger Consideration and upon the assumption and exercise of each Option.

     SECTION 5.2 Proxy Statement/Prospectus. The Company shall furnish Parent with all information concerning the Company and the holders of its capital stock and shall take such further action as Parent may reasonably request in connection with the Proxy Statement/Prospectus and the issuance of the Parent Shares. If at any time prior to the Effective Time any event or circumstance relating to the Company, Parent or any of their respective subsidiaries, affiliates, officers or directors should be discovered by such party which should be set forth in an amendment or a supplement to the Proxy Statement/Prospectus, such party shall promptly inform the other thereof and take appropriate action in respect thereof.

     SECTION 5.3 Stockholder Meeting. The Company shall call and hold the Stockholder Meeting as promptly as practicable and in accordance with applicable laws for the purpose of obtaining the approval of the Merger, this Agreement, and the transactions contemplated hereby. The Company shall use all its best efforts to solicit from all of its stockholders proxies in favor of adoption of the Merger, this Agreement and approval of the transactions contemplated hereby; and shall take all other action necessary or advisable to secure the vote or consent of stockholders to obtain such approvals.

     SECTION 5.4 Access to Information; Confidentiality. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), the Company and Parent shall (and shall cause each of their subsidiaries to) each afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period from the date of this Agreement to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company and Parent each shall (and shall cause each of their subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either Parent or the Company may reasonably request.

     SECTION 5.5 Consents; Approvals. Each of the Company and Parent shall use their reasonable best efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and the Company and Parent shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company, on the one hand, and Parent, on the other hand, and the consummation by them of the transactions contemplated thereby and hereby, in each case as promptly as practicable. Each of the Company and Parent shall furnish promptly all information required to be included in the Proxy Statement/Prospectus or for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any federal or state antitrust or fair trade law.

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          (a) Each of Parent and Company shall use all commercially reasonable efforts to resolve such objections, if any, as may be asserted by any court, administrative agency or commission or other governmental authority or instrumentality (a "GOVERNMENTAL ENTITY") with respect to the transactions contemplated by this Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "ANTITRUST LAWS"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and Company shall cooperate and use all commercially reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "ORDER,"that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Parent and Company decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that Parent shall have no obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the earlier of (i) January 15, 2001 or (ii) the date of a ruling preliminary enjoining the Merger issued by a court of competent jurisdiction. Each of Parent and Company shall use all commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

     SECTION 5.6 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be reasonably likely to cause any representation or warranty contained in this Agreement to become materially untrue or inaccurate, or (ii) any failure of any of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. No disclosure by any party pursuant to this Section 5.6, however, shall be deemed to amend or supplement the Company Disclosure Schedule or the Parent Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of contract.

     SECTION 5.7 Further Action. Upon the terms and subject to the conditions hereof each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. The foregoing covenant shall not include any obligation by Parent to agree to divest, abandon, license or take similar action with respect to any assets (tangible or intangible) of Parent or the Company.

     SECTION 5.8 Public Announcements. Parent and the Company shall consult with each other before issuing any press release with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that Parent may, without the prior consent of the Company, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the New York Stock Exchange if it has used reasonable efforts to consult with the Company prior thereto.

     SECTION 5.9 Conveyance Taxes. Each of Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed at or before the Effective Time.

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     SECTION 5.10  [Intentionally Omitted]

     SECTION 5.11 Benefit Plans. Parent shall provide that: (i) the eligibility of the each employee of the Company (and his or her spouse and dependents) to participate in the welfare plans (as defined in ERISA section 3(1)) of Parent or the Surviving Corporation after the Effective Time will be determined without regard to any preexisting condition, waiting period, actively-at-work, or similar exclusion or condition except for any such condition or exclusion to which the employee is subject under the applicable welfare plan of the Company as of the Effective Time; (ii) employees of the Company will receive credit under the welfare plans of the Parent or the Surviving Corporation in which they participate after the Effective Time toward coinsurance and deductibles for any payments made by them during the calendar year in which the Effective Time occurs under the applicable welfare plans of the Company; and (iii) employees of the Surviving Corporation will receive credit, for purposes of determining eligibility for or vesting under (but in no event for determining the amount of any benefit under) its retirement, welfare, vacation and similar plans or policies, for service with the Company prior to the Effective Time. At Parent's request, Company shall cause its 401(k) plan to be terminated no later than the date immediately preceding the Closing Date. Upon receipt of reasonable satisfactory evidence of qualifications terminated plan, Parent shall cause its 401(k) plan to accept rollover distributions from Company's terminated plan.

     SECTION 5.12 Stockholder Agreements. Upon execution of this Agreement, Company shall deliver or cause to be delivered to Parent from each of the Principal Stockholders of the Company, an executed Stockholder Agreement.
Section 2.31 of the Company Disclosure Schedule sets forth a list of the Principal Stockholders and each such Principal Stockholder's holding of capital stock of the Company.

     SECTION 5.13 Escrow Agreement. On or before the Effective Time, the Escrow Agent and the Stockholder Representative will execute the Escrow Agreement contemplated by Article VIII in form and substance reasonably satisfactory to the parties hereto (the "ESCROW AGREEMENT").

     SECTION 5.14 Working Capital Financing. Prior to the earlier of the Closing Date or termination of this Agreement pursuant to Article VII, Parent agrees to provide working capital financing to the Company at a rate not less than $1.5 million per month, following execution of this Agreement. Each loan advance made pursuant to this Section 5.14 shall be evidenced by a promissory note substantially in form and substance as set forth in Exhibit 5.14 (the "NOTE").

     SECTION 5.15 Tax Treatment. Except as otherwise contemplated by this Agreement (and all ancillary agreements, including the Series C Certificate of Designation), none of Parent, Merger Sub and the Company will take any action which could reasonably be expected to prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code. Parent, Merger Sub and the Company further agree to report the Merger for all Tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 5.16 Advisory Fees. The accounting, legal and appraisal fees and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby (the "ADVISORY FEES") shall not exceed $600,000. If such Advisory Fees exceed $600,000, the Aggregate Merger Consideration shall be reduced to the extent of any fees in excess of $600,000.

     SECTION 5.17 Enterasys. Parent shall use commercially reasonable efforts to cause the closing of the Silver Lake Transactions to occur.

                     ARTICLE VI -- CONDITIONS TO THE MERGER

     SECTION 6.1  Conditions to Obligation of Each Party to Effect the
Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Effectiveness of Registration Statement. As of the Closing, the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for

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

     that purpose and no similar proceeding in respect of the Proxy Statement/Prospectus shall have been initiated or threatened by the SEC;

          (b) Merger Approval.  The Merger Approval shall have been obtained;

          (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal;

          (d) Governmental Approval. Parent and Company and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act and under Blue Sky Laws;

          (e) Escrow Agreement. Parent, Company, Escrow Agent and the Stockholder Representative shall have entered into the Escrow Agreement; and

          (f) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent or any of its subsidiaries of all or a material portion of the business or assets of Parent or any of its subsidiaries, or seeking to compel Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent or any of its subsidiaries (including the Surviving Corporation and its subsidiaries), as a result of the Merger or the transactions contemplated by this Agreement.

     SECTION 6.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct (in all material respects, in the case of those representations and warranties that are not by their express terms qualified by reference to materiality) when made and (other than (i) changes contemplated or permitted by this Agreement and (ii) those representations and warranties which by their express terms are made solely as of a specified earlier date (which shall remain true and correct as of such date) shall be deemed to have been made again at and as of the Effective Time and shall then be true and correct (in all material respects, in the case of those representations and warranties that are not by their express terms qualified by reference to materiality), and Parent shall have received a certificate to such effect signed by the President of the Company; provided, however, that with respect to those representations and warranties which contain a reference to materiality or to a Material Adverse Effect, adverse changes in general industry conditions or the announcement of competitive products or product enhancements by third parties shall not by themselves be deemed to be material or to constitute a Material Adverse Effect for purposes of this
     Section 6.2(a);

          (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with or by it at or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the President and the Chief Financial Officer of the Company;

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          (c) Consents Obtained.  All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the due authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, including, but not limited to, those consents identified in Section 2.5(d) of the Company Disclosure Schedule;

          (d) Opinion of Counsel to the Company. Parent shall have received an opinion of McDermott, Will & Emery, counsel to the Company, in form reasonably satisfactory to Parent;

          (e) [Intentionally Omitted];

          (f) Termination of Existing Rights. All existing registration rights, preemptive rights and rights of first refusal with respect to the purchase of the capital stock of the Company of holders of Company securities shall have been terminated and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by the President and the Chief Financial Officer of the Company;

          (g) Employees. As of the Closing Date, the Company shall have the respective percentages of employees for each class of employee as set forth in Section 6.2(g) of the Company Disclosure Schedule;

          (h) Option Modification Agreements; New Option Grants. The Company shall have granted additional Options under the Stock Option Plan to at least the percentage of employees set forth in Section 6.2(h) of the Company Disclosure Schedule as consideration for the execution and delivery by such percentage of employees of Option Modification Agreements substantially in the form set forth in Section 6.2(h) of the Company Disclosure Schedule;

          (i) No Material Adverse Effect. There shall not have occurred a Material Adverse Effect with respect to the Company and no event has occurred or circumstance exists that may result in a Material Adverse Effect, provided, however, that adverse changes in general industry conditions or the announcement of competitive products or product enhancements by third parties shall not by themselves be deemed to constitute a Material Adverse Effect for purposes of this Section 6.2(i); and

          (j) As of the Closing Date, the persons identified in Section 6.2(j) of the Company Disclosure Schedule shall have entered into employment terms with Surviving Corporation substantially as described in Section 6.2(j) of the Company Disclosure Schedule.

          (k) General. All instruments and legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Parent, and Parent shall have received counterpart originals, or certified or other copies, of all documents, including records of corporate and probate proceedings and opinions of counsel, that it may reasonably request in connection therewith.

     SECTION 6.3 Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality) when made and shall be deemed to have been made again at and as of the Closing Date and shall then be true and correct (in all material respects, in the case of those representations and warranties which are not by their express terms qualified by reference to materiality), and the Company shall have received a certificate to such effect signed by the Chief Financial Officer of Parent;

          (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the Chief Financial Officer of Parent;

          (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent and Merger Sub for the due

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     authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent and Merger Sub;

          (d) Opinion of General Counsel to Parent. The Company shall have received an opinion of Ropes & Gray, counsel to Parent, in form reasonably satisfactory to the Company;

          (e) Listing of Parent Shares. Parent shall have caused any Shares of Parent Common Stock that are issued pursuant to the Merger to be approved for quotation, upon official notice of issuance, on the New York Stock Exchange;

          (f) Employment Offers. Parent will cause the Surviving Corporation to make offers of employment to all of the employees of the Company as of the Closing Date, subject to the consummation of the Closing, the terms of which will be comparable in the aggregate to the current employment arrangements between such employees and the Company; provided, that no provisions of this Agreement shall be construed to create an express or implied contract of employment for a specific term between Surviving Corporation, Merger Sub or Parent and any person who is, or has been, an employee of the Company or to restrict the right of Surviving Corporation, Merger Sub or Parent to terminate the employment of any such person; and

          (g) General. All instruments and legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies, of all documents, including records of corporate proceedings and opinions of counsel, that it may reasonably request in connection therewith.

                           ARTICLE VII -- TERMINATION

     SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

          (b) by either Parent or the Company if the Merger shall not have been consummated by January 15, 2001 (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

          (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party who has not complied with its obligations under Sections 5.5 and 5.7 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action);

          (d) by Parent or the Company if the Merger Approval shall not have been obtained by January 15, 2001; or

          (e) by Parent, if: (i) the Board of Directors of the Company shall withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to Parent or shall have resolved to do so; or (ii) the Board of Directors of the Company shall have recommended to the Stockholders an Alternative Transaction (as defined below);

          (f) by Parent or the Company, (i) if any representation or warranty of the Company or Parent, respectively, set forth in this Agreement shall be untrue when made (in any material respect), provided, however, that with respect to those representations and warranties which contain a reference to materiality or to a Material Adverse Effect, adverse changes in general industry conditions or the

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     announcement of competitive products or product enhancements shall not by themselves be deemed to be material or to constitute a Material Adverse Effect for purposes of this Section 7.1(f), or (ii) upon a material breach of any covenant or agreement on the part of the Company or Parent, respectively, set forth in this Agreement, such that the conditions set forth in Section 6.2(a) or 6.2(b), or Section 6.3(a) or 6.3(b), as the case may be, would not be satisfied (either (i) or (ii) above being a "TERMINATING BREACH"), provided, that, if such Terminating Breach is curable prior to January 15, 2001 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.1(f);

          (g) by Parent, if any representation or warranty of the Company shall have become untrue such that the condition set forth in Section 6.2(a) would not be satisfied, or by the Company, if any representation or warranty of Parent shall have become untrue such that the condition set forth in Section 6.3(a) would not be satisfied, in either case other than by reason of a Terminating Breach; or

          (h) by Parent or the Company, if the Company enters into a definitive agreement relating to an Alternative Transaction.

          As used herein, "ALTERNATIVE TRANSACTION" means any of (i) a transaction pursuant to which any person (or group of persons) other than Parent or its affiliates (a "THIRD PARTY") acquires or would acquire more than 25% of the outstanding Shares, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires more than 25% of the outstanding equity securities of the Company or the entity surviving such merger or business combination; or (iii) any other transaction pursuant to which any Third Party acquires or would acquire control of asset of the Company having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to more than 25% of the fair market value of all of the assets of the Company immediately prior to such transaction.

     SECTION 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void except for the confidentiality provisions of Section 5.4 and Sections 5.8, 7.3, 8.13, 8.16, 8.18, 8.19, 8.20, 8.22 and 8.23; provided, however, that nothing herein shall relieve any party from liability for any breach or wrongful or unpermitted termination hereof.

     SECTION 7.3 Fees and Expenses. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent shall pay the fees and expenses incurred in connection with the printing of the Proxy Statement/ Prospectus (including any preliminary materials related thereto and including any registration fees payable to the SEC) and any amendments or supplements thereto.

                       ARTICLE VIII -- GENERAL PROVISIONS

     SECTION 8.1  Parent Indemnification.

          (a) Charter and By-Laws. Parent shall cause the Surviving Corporation and its successors to fulfill and honor in all respects all rights to indemnification or exculpation now existing in favor of the employees, directors or officers of the Company (each a "COMPANY INDEMNIFIED PARTY") as provided in its Certificate of Incorporation or By-Laws for a period of not less than six years from the Closing Date; provided, however, that, in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims. Any determination required to be made with respect to whether a Company Indemnified Party's conduct complies with the standards set forth in the Certificate of Incorporation or By-Laws of the Company or otherwise shall be made by independent counsel selected by the Company Indemnified Party reasonably satisfactory to the Surviving Corporation (whose fees and expenses shall be paid by the Surviving Corporation).

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          (b) Executive Risk Liability Insurance: Employment Practices,
     Fiduciary, Directors and Officers. For a period of six years after the Effective Time, Parent shall cause to be maintained in effect executive risk liability insurance with respect to each Company Indemnified Party covering acts or omissions by such Person and typically covered by such insurance, occurring prior to the Effective Time under customary terms and conditions, but no less favorable (to the extent commercially feasible) to those of the Company's executive risk liability insurance policy in effect on the date hereof. Parent agrees to arrange with the insurance broker of Parent's choice, for the negotiation and purchase of the executive risk liability insurance policy described above in this Section 8.1(b).

          (c) Survival. This Section 8.1 shall survive the Closing, and is intended to benefit the Company Indemnified Parties and their respective heirs and legal representatives (each of which shall be entitled to enforce this Section 8.1 against Parent and the Surviving Corporation, as the case may be, as a third-party beneficiary of this Agreement).

     SECTION 8.2  Indemnification of Parent.

          (a) Survival of Representations and Warranties. The representations and warranties of the Company made in this Agreement and in the documents and certificates delivered in connection herewith shall survive the Merger for a period of one year from the Closing Date (the "INDEMNITY PERIOD") and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. No claim for indemnification under this Section 8.2 for breach of a representation or warranty or any other claim for a breach of representation or warranty may be commenced after the Indemnity Period which may be commenced within the applicable statute of limitations), provided, however, that claims made within the applicable time period shall survive to the extent of such claim until such claim is finally determined and, if applicable, paid.

          (b) Indemnification of the Parent and Merger Sub. From and after the Effective Time, the Escrow Fund shall be used to indemnify, defend, protect, and hold harmless each of Parent, Merger Sub, the Surviving Corporation and each of their respective subsidiaries and affiliates (each in its capacity as an indemnified party, an "INDEMNITEE") at all times from and after the date of this Agreement from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation, but excluding the benefit of any tax deduction and any insurance recovery) (collectively "DAMAGES") as a result of or incident to (i) any breach of any representation or warranty of the Company (or any meritorious allegation by a third person of facts that, if true, would constitute such a breach) set forth herein or in any certificate or other document delivered by the Company in connection herewith (as such representation or warranty would read if all qualifications as to knowledge, materiality and Material Adverse Effect were deleted from it) with respect to which a claim for indemnification is brought by an Indemnitee within the applicable survival period described in
     Section 8.2(b), (ii) any breach or nonfulfillment by the Company, or any noncompliance by the Company with, any covenant, agreement, or obligation contained herein or in any certificate or other document delivered in connection herewith (or any meritorious allegation by a third person of facts that, if true, would constitute such a breach, nonfulfillment, or noncompliance) except to the extent waived by Parent, or (iii) any claim by a holder or former holder of the Company's capital stock or options, warrants or other securities convertible into or exercisable for shares of the Company's capital stock (the "CONVERTIBLE SECURITIES") or any other person or entity, seeking to assert, or based upon: (A) ownership or rights of ownership to any shares of capital stock of the Company; (B) any rights of a stockholder of the Company (other than the right to receive the Aggregate Merger Consideration pursuant to this Agreement), including any option, preemptive rights, or rights to notice or to vote; (C) any rights under the Certificate of Incorporation or By-Laws of the Company; or (D) any claim that his, her or its shares or Convertible Securities were wrongfully repurchased, canceled, terminated or otherwise limited by the Company, regardless of whether an action, suit or preceding can or has been made against the Company.

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     SECTION 8.3  Escrow Fund. To provide a source of funds for the indemnity provided for in Section 8.2 hereof, the Escrow Shares shall be deposited by Parent in an escrow account with the Escrow Agent, as of the Closing Date, such deposit to constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth in this Agreement and the provisions of an Escrow Agreement to be executed and delivered pursuant to Section 5.13. The Escrow Fund shall be allocated in whole numbers of Escrow Shares among the stockholders on a pro-rata basis in accordance with the number of shares of Parent Common Stock deposited with the Escrow Agent. Upon compliance with the terms hereof and subject to the provisions of this Article VIII, an Indemnitee shall be entitled to obtain indemnity from the Escrow Fund for Damages covered by the indemnity provided for in Section 8.2 of this Agreement.

     SECTION 8.4 Damage Threshold. Notwithstanding the foregoing, Parent may not receive any shares from the Escrow Fund unless and until an Officer's Certificate (as defined therein) identifying Damages the aggregate amount of which exceeds $300,000 has been delivered to the Escrow Agent as provided in
Section 8.6 below and such amount is determined pursuant to this Article VIII to be payable, in which case the Indemnitee shall receive shares equal in value to the full amount of Damages.

     SECTION 8.5 Escrow Period. Except as contemplated by Section 8.6 hereof, the escrow period shall end, and all Escrow Shares in the Escrow Fund shall be released, on the first anniversary of the Closing Date (the "TERMINATION DATE"). No claim for indemnification under this Article VIII may be made after the Termination Date except for claims based on fraud.

     SECTION 8.6  Claims upon Escrow Fund.

          (a) Upon receipt by the Escrow Agent on or before the end of the Termination Date of a certificate signed by an officer of Parent (an "OFFICER'S CERTIFICATE") and in accordance with the Escrow Agreement:

          (i) stating that an Indemnitee has incurred, paid or properly accrued (in accordance with GAAP) or knows of facts giving rise to a reasonable probability that it will have to incur, pay or accrue (in accordance with GAAP) Damages in an aggregate stated amount with respect to which such Indemnitee is entitled to payment from the Escrow Fund pursuant to this Agreement; and

          (ii) specifying in reasonable detail the individual items of Damages included in the amount so stated, the date each such item was incurred, paid or properly accrued (in accordance with GAAP), or the basis for such anticipated liability, the specific nature of the breach to which such item is related, the Escrow Agent shall, subject to the provisions of Section
     8.7 of this Agreement, deliver to such Indemnitee shares of Parent Common Stock in an amount necessary to indemnify such Indemnitee for the Damages claimed. All shares of Parent Common Stock subject to such claims shall remain in the Escrow Fund until the Damages are actually incurred or paid or until the Escrow Agent determines in its reasonably good faith judgment that no Damages will be required to be incurred or paid (in which event such shares shall be distributed to the stockholders of the Company in accordance with Section 8.8 below).

          (b) For the purpose of compensating an Indemnitee for Damages pursuant to this Agreement, the Parent Common Stock in the Escrow Fund shall be valued at the average of the closing prices as reported in the edition of The Wall Street Journal distributed in New York, NY of Parent Common Stock for the thirty (30) trading days prior to the date of the final determination of the amount of Damages to which Parent or Surviving Corporation is entitled pursuant to this Article VIII (the "DETERMINATION PRICE").

          (c) The Stockholder Representative shall have the option to compensate an Indemnitee for any Damages, or any portion of such Damages, with cash rather than Escrow Shares. Upon satisfaction of any claim with cash, a number of Escrow Shares shall be released by the Escrow Agent to the Stockholder Representative equal to the total dollar amount of such cash compensated claim divided by the Determination Price.

     SECTION 8.7 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Stockholder Representative and for a period of thirty
(30) days after such delivery to the Escrow Agent, the Escrow Agent shall make no

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delivery of Parent Common Stock, cash, or other property pursuant to Section 8.6 hereof unless the Escrow Agent shall have received written authorization from the Stockholder Representative to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Parent Common Stock or other property in the Escrow Fund in accordance with Section 8.6 hereof, provided that no such payment or delivery may be made if the Stockholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Parent prior to the expiration of such thirty (30) day period.

     SECTION 8.8 Resolution of Conflicts; Arbitration. (a) In case the Stockholder Representative shall so object in writing to any claim or claims by Parent made in any Officer's Certificate, the Stockholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Parent Common Stock or other property from the Escrow Fund in accordance with the terms thereof.

          (b) If no such agreement can be reached after good faith negotiation, either Parent or the Stockholder Representative may, by written notice to the other, demand arbitration of the matter unless the amount of the Damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by the Arbitrator (as defined herein) under the Commercial Arbitration Rules of the American Arbitration Association. Within fifteen (15) days after such written notice is sent, Parent and the Stockholder Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator (the "ARBITRATOR").

          (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Boston, Massachusetts under the commercial rules then in effect of the American Arbitration Association. The costs of any such arbitration shall be borne one-half for the account of Parent and one-half by the stockholders (out of the Escrow Fund to the extent available after all claims have been satisfied).

     SECTION 8.9  Stockholder Representative.

          (a) Stephen J. Ricci is hereby appointed as the representative (the "STOCKHOLDER REPRESENTATIVE") for and on behalf of the stockholders to take all actions necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the terms of this Agreement, including the execution of the Escrow Agreement. The holders of a majority in interest of the shares of Parent Common Stock held in the Escrow Fund may replace the Stockholder Representative upon not less than ten (10) days' prior written notice to Parent. No bond shall be required of the Stockholder Representative and the Stockholder Representative shall receive no compensation for his services. Notices of communications to or from the Stockholder Representative shall constitute notice to or from each of the stockholders. If Stephen J. Ricci dies or is otherwise no longer able or willing to serve as the Stockholder Representative, a new Stockholder Representative shall be chosen by the stockholders holding a majority in interest of the Escrow Shares.

          (b) The Stockholder Representative shall not be liable for any act done or omitted in such capacity while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Principal Stockholders shall severally indemnify the Stockholder Representative and hold him harmless against any loss, liability or expense (including any expenses of legal counsel retained by the Stockholder Representative) incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of his duties hereunder.

          (c) Any decision, act, consent or instruction of the Stockholder Representative shall constitute a decision of all stockholders for whom shares of Parent Common Stock or otherwise issuable to them are

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     deposited in the Escrow Fund and shall be final, binding and conclusive upon every stockholder, and the Escrow Agent and any Indemnitee may rely upon any decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of each and every stockholder. The Escrow Agent and any Indemnitee are hereby relieved from any liability to any person for acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

     SECTION 8.10  Distribution Upon Termination of Escrow Period. Within five
(5) business days following the Termination Date, the Escrow Agent shall deliver to the stockholders all of the Escrow Shares in the Escrow Fund in excess of any amount of such Escrow Shares reasonably necessary to satisfy any unsatisfied or disputed claims for Damages specified in any Officer's Certificate delivered to the Escrow Agent on or before the Termination Date. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the stockholders all Escrow Shares remaining in the Escrow Fund and not required to satisfy such claims. Deliveries of Escrow Shares to the stockholders pursuant to this section shall be made in proportion to the allocation set forth in Section 8.3.

     SECTION 8.11 Third-Party Claims. In the event an Indemnitee becomes aware of a third-party claim which such Indemnitee believes may result in a demand against the Escrow Fund, such Indemnitee shall promptly notify the Stockholder Representative of such claim. Such Indemnitee shall have the right to settle any such claim with the written consent of the Stockholder Representative, which consent shall not be unreasonably withheld; provided, however, that the Stockholder Representative may, at his or her option, direct the settlement negotiations other than for claims related to (i) the Company Intellectual Property or (ii) disputes or disagreements with customers of Parent or Company. In the event that the Stockholder Representative consents to any such settlement, neither the stockholders nor the Stockholder Representative shall have any power or authority to object under Section 8.7 or any other provision of this Agreement to the amount of any claim by an Indemnitee against the Escrow Fund for indemnity with respect to such settlement (provided that the stockholders and the Stockholder Representative shall not be precluded from objecting that the claim is not the type of claim (but without objections to the amount of the claim) for which such Indemnitee is entitled to indemnification from the Escrow Fund). If any proceeding is commended, or if any claim, demand or assessment is asserted, in respect of which a claim for indemnification is or might be made against the Escrow Fund based on matters other than (i) the Company Intellectual Property or (ii) claims made by customers of Parent or Company, the Stockholder Representative may, at his or her option, contest or defend any such action, proceeding, claim, demand or assessment, with counsel selected by the Stockholder Representative who is reasonably acceptable to such Indemnitee; provided, however, that if such Indemnitee shall reasonably object to such control, then the Stockholder Representative and such Indemnitee shall cooperate in the defense of such matter; provided further, that the Stockholder Representative shall not admit any liability with respect thereto or settle, compromise, pay or discharge the same without the prior written consent of Parent, which consent shall not be unreasonably withheld. With respect to any claim for indemnification based on matters relating to the Company Intellectual Property, or customers of Company or Parent, an Indemnitee shall have the option to defend any such proceeding with counsel reasonably satisfactory to the Stockholder Representative, which consent shall not be unreasonably withheld. In the event that the Stockholder Representative consents to any such settlement, neither the stockholders nor the Stockholder Representative shall have any power or authority to object under Section 8.8 or any other provision of this Agreement to the amount of any claim by Parent against the Escrow Fund for indemnity with respect to such settlement (provided that the stockholders and the Stockholder Representative shall not be precluded form objecting that the claim is not the type of claim (but without objections to the amount of the claim) for which such Indemnitee is entitled to indemnification from the Escrow
Fund). The Stockholder Representative or the Indemnitee, whichever is not controlling the defense of any matter, shall be entitled to participate in such defense, at such Indemnitee's or the stockholders' expense. Any costs of defense of third party claims up to $500,000 and fifty percent (50%) of the costs thereafter (including attorneys' fees), incurred on behalf of the Stockholder Representative or stockholders (calculated on a cumulative basis for all third party claims to which this Section 8.11 applies) shall be submitted to the Escrow Agent and reimbursed with shares from the Escrow Fund. For the purpose of reimbursing such costs, the Parent Common Stock in the Escrow Fund shall be valued at the average of the closing prices as reported in the edition of The Wall

Street Journal distributed in New York, NY, of Parent Common Stock for the thirty (30) trading days prior to the date that an invoice for such costs is sent to the Escrow Agent.

     SECTION 8.12 Maximum Liability and Remedies. The rights of an Indemnitee to make claims upon the Escrow Fund in accordance with this Article VIII shall be the sole and exclusive remedy of such Indemnitee after the Effective Time with respect to any breach by Company under this Agreement and no current or former stockholder, option holder, warrant holder, director, officer, employee or agent of Company shall have any personal liability to an Indemnitee after the Effective Time as a result of such breach; provided, however, that nothing herein limits any potential remedies of Parent or the Surviving Corporation, arising under applicable state and federal laws with respect to any fraud, intentional misrepresentations or other willful misconduct. Nothing in this Agreement shall limit the liability of any Principal Stockholder in connection with any breach by such stockholder of the Stockholder Agreement.

     SECTION 8.13 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the facsimile numbers specified below (or at such other address or facsimile number for a party as shall be specified by like notice):

          (a) If to Parent or Merger Sub:
               Cabletron Systems, Inc.
               35 Industrial Way
               Rochester, NH 03866-5000
               Attention: Dan Harding
               Telephone No.: (603) 337-2323
               Facsimile No.: (603) 337-1518

              With a copy to:
               Ropes & Gray
               One International Place
               Boston, MA 02110
               Attention: David B. Walek, Esq.
               Telephone No.: (617) 951-7000
               Facsimile No.: (617) 951-7050

          (b) If to the Company:
               Indus River Networks, Inc.
               31 Nagog Park
               Acton, MA 01720
               Attention: Per Suneby
               Telephone No.: (978) 266-8100
               Facsimile No.: (978) 266-8111

             With a copy to:
               McDermott, Will & Emery
               28 State Street
               Boston, MA 02109-1775
               Attention: Arthur I. Anderson, P.C.
               Telephone No.: (617) 535-4000
               Facsimile No.: (617) 535-3800

     SECTION 8.14 Certain Definitions. For purposes of this Agreement, the term:

          (a) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the first mentioned person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 5% or more;

          (b) "beneficial owner" with respect to any shares of Company Common Stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

          (c) "business day" means any day other than a day on which banks in The Commonwealth of Massachusetts are required or authorized to be closed;

          (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

          (e) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

          (f) "subsidiary" or "subsidiaries" of the Company, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     SECTION 8.15 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of the Company, no amendment may be made which by law requires further approval by the stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.16 Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 8.17 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.18 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     SECTION 8.19 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     SECTION 8.20 Assignment; Guarantee of Merger Sub and Surviving Corporation Obligations. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign all or any of their rights hereunder to any affiliate thereof, provided, that, no such assignment shall relieve the assigning party of its obligations hereunder. Parent guarantees the full and punctual performance by Merger Sub and the Surviving Corporation of all the obligations hereunder of Merger Sub and the Surviving Corporation or any such assignees.

     SECTION 8.21 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than
Section 8.1(a) (which is intended for the benefit of the Company Indemnified Parties and may be enforced by such Company Indemnified Parties). and Section
8.1 (c) (which is intended for the benefit of the Indemnitees and may be enforced by such Indemnitees).

     SECTION 8.22 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available, except that claims described in Section 8.2(b) may only be made against the Escrow Fund after the Effective Time.

     SECTION 8.23 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflict of law principles thereof.

     SECTION 8.24 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, Parent, Merger Sub and the Company have each caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                            CABLETRON SYSTEMS, INC.

                                            By:
                                              ----------------------------------
                                                Name:
                                              Title:

                                            ACTON ACQUISITION CO.

                                            By:
                                              ----------------------------------
                                                Name:
                                              Title:

                                            INDUS RIVER NETWORKS, INC.

                                            By:
                                              ----------------------------------
                                                Name:
                                              Title:

                                    EXHIBITS

1.2          Form of Certificate of Merger to be filed in Delaware
1.6(h)       Form of Series C Certificate of Designation
2.31(a)      Form of Stockholder Agreement for Principal Stockholders
             other than Founders
2.31(b)      Form of Stockholder Agreement for Founders
5.14         Form of Note

                                                                         ANNEX B

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

SEC.262. APPRAISAL RIGHTS

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX C

                                ESCROW AGREEMENT

     THIS ESCROW AGREEMENT ("Agreement") is entered into as of October , 2000, by and among Cabletron Systems, Inc., a Delaware corporation ("Cabletron"), Stephen J. Ricci, as representative of the stockholders of Indus River Networks, Inc., a Delaware corporation ("Company") (Stephen J. Ricci is sometimes referred to herein as the "Stockholder Representative"), and State Street Bank & Trust as escrow agent ("Escrow Agent").

                                   BACKGROUND

     A. Pursuant to that certain Agreement and Plan of Merger dated as of August 18, 2000 (the "Merger Agreement"), by and among Cabletron, Acton Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Cabletron ("Merger Sub") and the Company, as of the date hereof the Merger Sub is merging with and into the Company, with the Company being the surviving entity (the "Merger"). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given such terms in the Merger Agreement. Escrow Agent acknowledges receipt of the Merger Agreement.

     B. Pursuant to Section 1.7(b) and Section 8.3 of the Merger Agreement, the Company has agreed that, at the closing of the transactions contemplated by the Merger Agreement (the "Closing"), Cabletron shall deposit the Escrow Shares and the Parent Preferred Escrow Shares into separate escrow accounts with the Escrow Agent, the deposit of the Escrow Shares to constitute an escrow fund (the "Common Shares Escrow Fund") and the deposit of the Parent Preferred Shares to constitute a separate escrow fund (the "Preferred Shares Escrow Fund" and collectively with the Common Shares Escrow Fund, the "Escrow Funds"). Only the Escrow Shares in the Common Shares Escrow Fund shall be available to satisfy any indemnification claims of Cabletron set forth in Article VIII of the Merger Agreement.

     C. The Escrow Agent is willing to hold the Escrow Shares and Parent Preferred Escrow Shares in escrow in accordance with the provisions of this Agreement, and to act as escrow agent hereunder.

     NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto, intending to be and being legally bound, agree as follows:

     1. Escrow. The parties hereby appoint Escrow Agent to serve as escrow agent, subject to and in accordance with the terms of this Agreement. Escrow Agent hereby accepts such appointment as Escrow Agent and agrees to hold the Escrow Shares and Parent Preferred Escrow Shares in the Escrow Funds and to disburse the Escrow Shares and Parent Preferred Escrow Shares in accordance with the terms of this Agreement. As of the Closing Date, Cabletron shall cause to be delivered to Escrow Agent a certificate or certificates representing the Escrow Shares and the Parent Preferred Escrow Shares, which shall be registered in the name of the Escrow Agent as nominee for the stockholders of the Company entitled to receive such Escrow Shares or Parent Preferred Escrow Shares under the Merger Agreement. The Company shall provide the Escrow Agent with a list setting forth the name of each such stockholder and the number of Escrow Shares and/or Parent Preferred Escrow Shares which such stockholder is entitled to receive under the Merger Agreement, which list shall be attached hereto as Exhibit A.

     2. Beneficial Ownership, Voting, Dividend Rights, Transfer of Escrow
Shares.

     A. The Escrow Shares and Parent Preferred Escrow Shares shall be beneficially owned by the stockholders of the Company entitled to receive them under the Merger Agreement and all voting rights shall be exercisable by or on behalf of each such stockholder. Any and all dividends other than cash distributions (including, without limitation, any distribution of stock or other securities or property by way of a dividend, spinoff, reclassification, recapitalization or similar corporate re-arrangement or subdivision) paid by Cabletron with respect to the Escrow Shares or the Parent Preferred Escrow Shares shall be made to the Escrow Agent on behalf of the stockholders entitled to receive such distribution and such distribution shall be deemed to be a part of the Common Shares Escrow Fund or the Preferred Shares Escrow Fund, as applicable. Any and all cash distributions paid by Cabletron with respect to the Escrow Shares or the Parent Preferred Escrow Shares shall be distributed concurrently to the stockholders to which such shares relate.

     B. Until such time as they are distributed as hereinafter provided, no Escrow Shares or Parent Preferred Shares, or any interest therein, shall be transferred, except under the laws of descent and distribution or to the partners or equity holders of any stockholder which is an entity. Any transfer by a stockholder of Escrow Shares and/or Parent Preferred Escrow Shares shall be effected by delivery to the Escrow Agent, of appropriate written transfer instructions, together with a duly executed irrevocable stock power, in the form attached hereto as Exhibit B. Upon receipt of such written transfer instructions and stock power, duly executed with signatures guaranteed, the Escrow Agent shall amend Exhibit A hereto to include the name of the transferee and the number of Escrow Shares and/or Parent Preferred Escrow Shares to which such transferee is entitled, and shall correspondingly adjust the number of Escrow Shares and/or Parent Preferred Escrow Shares which the transferor is entitled to receive.

     3. Stockholder Representative.

     A. For all purposes set forth in this Agreement including the right to receive the Notice (as defined in Section 4(A) below) and to provide the Counter Notice (as defined in Section 4(B) below), the Company hereby appoints Stephen
J. Ricci as the representative for and on behalf of the stockholders of the Company. Any decision, act, consent or instruction of the Stockholder Representative shall constitute a decision of all stockholders for whom Escrow Shares or Parent Preferred Escrow Shares issuable to them are deposited in the Escrow Funds and shall be final, binding and conclusive upon every stockholder, and the Escrow Agent and any Indemnitee may rely upon any decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of each and every stockholder. Notices of communications to or from the Stockholder Representative shall constitute notice to or from each of the stockholders.

     B. No bond shall be required of the Stockholder Representative and the Stockholder Representative shall receive no compensation for his services. The Stockholder Representative shall not be liable for any act done or omitted in such capacity while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Escrow Agent and any Indemnitee are hereby relieved from any liability to any person for acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative. The Principal Stockholders have agreed to severally indemnify the Stockholder Representative and hold him harmless against any liability, loss or expense (including any expenses of legal counsel retained by the Stockholder Representative) incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of his duties hereunder and under the Merger Agreement.

     C. The holders of a majority in interest of Escrow Shares held in the Common Shares Escrow Fund may replace the Stockholder Representative upon not less than ten (10) days' prior written notice to Cabletron. If the Stockholder Representative resigns, dies, or is otherwise no longer able or willing to serve as the Stockholder Representative, a new Stockholder Representative shall be chosen within thirty (30) days of such event, by the holders of a majority in interest of Escrow Shares held in the Common Shares Escrow Fund. Any resignation of the Stockholder Representative shall not be effective until such a successor shall exist. The choice of a successor Stockholder Representative appointed in any manner permitted above shall be final and binding upon all of the stockholders. The decisions and actions of any successor Stockholder Representative shall be, for all purposes, those of the Stockholder Representative as if originally named herein.

     4. Distribution of the Escrow Shares.

     A. At any time and from time to time, on or before the Termination Date, Cabletron may provide written notice (a "Notice") to the Escrow Agent specifying in reasonable detail the nature and dollar amount of any Damages incurred subject to indemnification under Article VIII of the Merger Agreement. Such Notice shall consist of a certificate executed by a duly authorized officer of Cabletron, certifying in reasonable detail, (i) that an Indemnitee has incurred, paid or properly accrued (in accordance with GAAP) or knows of facts giving rise to a reasonable probability that it will have to incur, pay or accrue (in accordance with GAAP) Damages in an aggregate stated amount with respect to which such Indemnitee is entitled to payment from the Common Shares Escrow Fund pursuant to the Merger Agreement, and (ii) the individual items of Damages included in the amount so stated, the date each such item was incurred, paid or properly accrued (in accordance with GAAP), or the basis for such anticipated liability, the specific nature of the breach to which such item is related.

     B. At the time of delivery of any Notice to the Escrow Agent, a duplicate copy of such Notice shall be delivered to the Stockholder Representative. If the Stockholder Representative shall provide written notice to Cabletron and the Escrow Agent disputing any Damages set forth in the Notice (a "Counter Notice") within thirty (30) days following receipt by the Stockholder Representative of such Notice, such dispute shall be resolved as provided in subsection 4(C) below. If no Counter Notice is received by Escrow Agent within such thirty (30) day period or if prior to the expiration of such thirty (30) day period the Escrow Agent shall have received written notification from the Stockholder Representative that it does not dispute the Damages set forth in the Notice (a "Non-Dispute Notice"), then the dollar amount of Damages claimed by Cabletron as set forth in its Notice shall be deemed established for purposes of this Agreement and the Merger Agreement and, after the earlier of the expiration of such thirty (30) day period or receipt by the Stockholder Representative of a Non-Dispute Notice, the Escrow Agent shall deliver to such Indemnitee Escrow Shares in an amount necessary to indemnify such Indemnitee for the Damages claimed. All Escrow Shares subject to such claims shall remain in the Common Shares Escrow Fund until the Damages are actually incurred or paid or until the Escrow Agent determines in its reasonable good faith judgment that no Damages will be required to be incurred or paid (in which event such shares shall be distributed to the stockholders in accordance with Subsection 4(E) below).

     C. If a Counter Notice is given by the Stockholder Representative in response to a Notice, the Stockholder Representative and Cabletron shall use good faith attempts over a thirty (30) day period to agree upon the rights of the respective parties with respect to each claim for Damages set forth in such Notice. If the Stockholder Representative and Cabletron should so agree within such thirty (30) day period, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares from the Common Shares Escrow Fund in accordance with the terms thereof.

     If no such agreement can be reached after good faith negotiation within such thirty (30) day period, either Cabletron or the Stockholder Representative may, by written notice to the other, initiate arbitration of the matter unless the amount of the Damages at issue is in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration. Within fifteen (15) days after such written notice is sent, Cabletron and the Stockholder Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator (collectively, the "Arbitrators"). Judgment upon any award rendered by the Arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Boston, Massachusetts under the commercial rules then in effect of the American Arbitration Association (the "AAA"). The costs of any such arbitration shall be borne one-half for the account of Cabletron and one-half by the stockholders (out of the Common Shares Escrow Fund to the extent available after all claims have been satisfied).

     D. The Escrow Agent is also directed to make distributions out of the Common Shares Escrow Fund to Cabletron upon receipt of any court order determining that an amount is owed to Cabletron pursuant to Article VIII of the Merger Agreement. Cabletron shall provide the Stockholder Representative a copy of such court order. The Escrow Agent shall act on such court order without further inquiry.

     E. Within five (5) business days following the Termination Date, the Escrow Agent shall deliver to the stockholders all of the Escrow Shares in the Common Shares Escrow Fund (if any), less the number of Escrow Shares (rounded up to the nearest whole share) in such Common Shares Escrow Fund, as is most nearly equal to the amount reasonably necessary to satisfy any unsatisfied or disputed claims for Damages specified in any Notice delivered to the Escrow Agent on or before the Termination Date, which has not been paid or resolved in accordance with
Section 4(C) hereof. As soon as all such claims have been resolved, the

Escrow Agent shall deliver to each of the stockholders on whose behalf the Escrow Shares are held, all Escrow Shares remaining in the Common Shares Escrow Fund and not required to satisfy such claims. Deliveries of Escrow Shares to the stockholders pursuant to this section shall be made in such amounts as are set forth next to each stockholder's name on Exhibit A hereto, or if less than all such Escrow Shares shall be delivered, in proportion to each such stockholder's pro rata percentage of the Escrow Shares remaining in the Common Shares Escrow Fund.

     F. In determining the number of Escrow Shares which would be equal to the amount of any claim for Damages for the purpose of compensating an Indemnitee for Damages pursuant to this Agreement, the Escrow Shares in the Common Shares Escrow Fund shall be valued at the average of the closing prices as reported in the edition of The Wall Street Journal distributed in New York, NY of Parent Common Stock for the thirty (30) trading days prior to the date of the final determination of the amount of Damages to which the Indemnitee is entitled (the "Determination Price"). The Stockholder Representative shall have the option to compensate an Indemnitee for any Damages, or any portion of such Damages, with cash rather than Escrow Shares. Upon satisfaction of any claim with cash, a number of Escrow Shares shall be released by the Escrow Agent to the Stockholder Representative equal to the total dollar amount of such cash used to pay such claim divided by the Determination Price.

     G. The rights of an Indemnitee to make claims upon the Escrow Fund shall be the sole and exclusive remedy of such Indemnitee after the Effective Time with respect to any breach by Company under the Merger Agreement and the transactions contemplated thereby and no current or former stockholder, option holder, warrant holder, director, officer, employee or agent of Company shall have any personal liability to an Indemnitee after the Effective Time as a result of such breach; provided, however, that nothing herein or in the Merger Agreement shall limit any potential remedies of Cabletron or the Surviving Corporation, arising under applicable state and federal laws with respect to any fraud, intentional misrepresentations or other willful misconduct. Nothing in this Agreement or the Merger Agreement shall limit the liability of any Principal Stockholder in connection with any breach by such stockholder of the Stockholder Agreement executed by such Principal Stockholder.

     5. Distribution of Parent Preferred Escrow Shares. The Parent Preferred Escrow Shares shall be held by the Escrow Agent in the Preferred Shares Escrow Fund and shall not be distributed except in accordance with the provisions of this Section 5.

     (i) If, during the one-year period ending with the first anniversary of the Closing Date, Cabletron shall establish a record date with respect to an Enterasys Spinoff or an Enterasys Transaction to be completed prior to the first anniversary of the Closing Date, then pursuant to Section 6 and Section 7 of Cabletron's Certificate of Designation, Preferences and Rights of the Series C Convertible Preferred Stock (the "Series C Designation"), Cabletron shall deliver to each holder of Series C Preferred Stock and to the Escrow Agent not less than thirty (30) days written notice of the record date for the Enterasys Spinoff or the Enterasys Transaction and of such holder's right, in the case of an Enterasys Spinoff, to convert its shares of Series C Preferred Stock into Cabletron Common Stock or, in the case of an Enterasys Transaction, to convert or redeem its shares of Series C Convertible Preferred Stock in accordance with
Section 6 and Section 7 of the Series C Designation, as applicable. Following receipt of such notice, each holder of Series C Preferred Stock shall have fifteen (15) days to deliver a notice to Cabletron of its intention to convert or redeem, or not to participate in any conversion or redemption of its shares of Series C Preferred Stock, as applicable. Cabletron shall provide the Escrow Agent with a copy of such notice received from any holder of Series C Preferred Stock. With respect to an Enterasys Spinoff, if within such fifteen (15) day period Cabletron shall not have received any objection in writing from such holder as to the conversion of such holder's Series C Preferred Stock into Cabletron Common Stock, or shall have received any notice from such holder electing to convert its shares of Series C Preferred Stock into Cabletron Common Stock or shall have received no notice, then not withstanding any contrary provision contained in the Series C Designation, the Escrow Agent shall deliver to Cabletron the certificate or certificates representing such holder's Parent Preferred Escrow Shares, with directions to convert such holder's Parent Preferred Escrow Shares into Cabletron Common Stock immediately prior to the Enterasys Spinoff in the manner provided in the Series C Designation. With respect to an Enterasys Transaction, if within such fifteen (15) day period Cabletron shall not have received any objection in writing from such holder as to the redemption of such holder's shares of Series C Preferred Stock, or shall have received no notice requesting conversion of such holder's shares of Series C Preferred Stock into Cabletron Common Stock, or shall have received any notice from such holder electing to redeem its shares of Series C Preferred Stock or shall have received no notice, then not withstanding any contrary provision contained in the Series C Designation, the Escrow Agent shall deliver the certificate or certificates representing such holder's Parent Preferred Escrow Shares to Cabletron with directions to redeem such holder's Parent Preferred Escrow Shares immediately prior to the Enterasys Transaction in the manner provided in the Series C Designation. Any Parent Preferred Escrow Shares not so converted or redeemed (whether upon written notice of the holder or as a result of the failure to consummate an Enterasys Spinoff or an Enterasys Transaction, as applicable) shall remain in the Preferred Shares Escrow Fund and shall not be distributed except in accordance with the provisions of this Section 5.

     (ii) If, during the one-year period ending with the second anniversary of the Closing Date, Cabletron shall establish a record date with respect to an Enterasys Spinoff or an Enterasys Transaction to be completed prior to the second anniversary of the Closing Date, then pursuant to Section 6 and Section 7 of the Series C Designation, Cabletron shall deliver to each holder of Series C Preferred Stock and to the Escrow Agent not less than thirty (30) days written notice of the record date for the Enterasys Spinoff or the Enterasys Transaction, as applicable, and of such holder's right to convert its shares of Series C Preferred Stock into Cabletron Common Stock or to redeem its shares of Series C Preferred Stock in accordance with Section 6 and Section 7 of the Series C Designation, as applicable. Following receipt of such notice, each holder of Series C Preferred Stock shall have fifteen (15) days to deliver a notice to Cabletron of its intention to convert or redeem its shares of Series C Preferred Stock. Cabletron shall provide the Escrow Agent with a copy of such notice received from any holder of Series C Preferred Stock. If within such fifteen (15) day period Cabletron shall not have received any objection in writing from such holder as to the redemption of such holder's shares of Series C Preferred Stock, or shall have received no notice requesting conversion of such holder's shares of Series C Preferred Stock into Cabletron Common Stock, or shall have received any notice from such holder electing to redeem its shares of Series C Preferred Stock, or shall have received no notice, then notwithstanding any contrary provision contained in the Series C Designation, the Escrow Agent shall deliver the certificate or certificates representing such holder's Parent Preferred Escrow Shares to Cabletron with directions to redeem such holder's Parent Preferred Escrow Shares immediately following the Enterasys Transaction or upon consummation of the Enterasys Spinoff, as applicable, in the manner provided in the Series C Designation. Any Parent Preferred Escrow Shares not so redeemed or converted (whether upon written notice of the holder or as a result of the failure to consummate an Enterasys Spinoff or an Enterasys Transaction) shall remain in the Preferred Shares Escrow Fund and shall not be distributed except in accordance with the provisions of this Section 5.

     (iii) Within thirty (30) days of the two-year anniversary of the Closing Date, Cabletron shall deliver to each holder of Series C Preferred Stock and to the Escrow Agent a written notice in accordance with Section 6 and Section 7 of the Series C Designation, advising such holder of the termination of such holder's redemption right and advising such holder of such holder's right to convert its shares of Series C Preferred Stock into shares of Cabletron Common Stock. Following receipt of such notice, each holder of Series C Preferred Stock shall have fifteen (15) days to deliver a notice to Cabletron of its intention to convert or not to participate in any conversion of its shares of Series C Preferred Stock. Cabletron shall provide the Escrow Agent with a copy of such notice received from any holder of Series C Preferred Stock. If within such fifteen (15) day period Cabletron shall not have received any objection in writing from such holder as to the conversion of such holder's Series C Preferred Stock into Cabletron Common Stock, or shall have received any notice from such holder electing to convert its shares of Series C Preferred Stock into Cabletron Common Stock, or shall have received no notice, then notwithstanding any contrary provision contained in the Series C Designation, the Escrow Agent shall deliver to Cabletron the certificate or certificates representing such holder's Parent Preferred Escrow Shares, with directions to convert such holder's Parent Preferred Escrow Shares into Cabletron Common Stock in the manner provided in the Series C Designation. Any Parent Preferred Escrow Shares not so converted shall remain in the Preferred Shares Escrow Fund and shall not be distributed except in accordance with the provisions of this Section 5.

     (iv) Promptly following the thirty (30) month anniversary of the Closing Date, the Escrow Agent shall release any Parent Preferred Escrow Shares remaining in the Preferred Shares Escrow Fund and shall distribute such Parent Preferred Escrow Shares to each of the holders to which such Parent Preferred Escrow Shares relate in the amounts set forth on Schedule A.

     (v) Notwithstanding anything to the contrary in this Section 5, in the event of the consummation of a Corporate Change (as defined in the Series C Designation) at any time prior to the Termination Date, Cabletron shall deliver to the Escrow Agent the stock, securities or assets to which the holders of Series C Preferred Stock set forth on Schedule A are entitled as consideration in connection with the Corporate Change, as provided in Section 6.4 of the Series C Designation to the extent of each holder's beneficial interest in the Preferred Shares Escrow Fund; and the Escrow Agent shall concurrently deliver to Cabletron the certificate or certificates representing such holders' Parent Preferred Escrow Shares. Promptly thereafter, the Escrow Agent shall distribute to each of the holders set forth on Schedule A, the amount of such stock, securities or assets to which each holder is entitled as determined in the manner provided in the Series C Designation to the extent of each holder's beneficial interest in the Preferred Shares Escrow Fund.

     6. Duties and Powers of Escrow Agent.

     A. The Escrow Agent shall not be under any duty to give the Escrow Funds held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any shares or funds held hereunder, except as directed in this Agreement. Uninvested shares or funds held hereunder shall not earn or accrue interest.

     B. The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to the Escrow Agent.

     C. The Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

     D. The Escrow Agent does not have any interest in the Escrow Funds deposited hereunder, but is serving as escrow holder only and having only possession thereof. Any payments of income from the Escrow Funds shall be subject to withholding regulations then in force with respect to United States taxes. If applicable, the parties hereto will provide the Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications at the Closing. Such forms, if applicable, shall be provided to the recipient of any distributions from the Escrow Funds by Escrow Agent prior to making any such distributions from the Escrow Funds.

     E. The other parties hereto authorize the Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository, including, without limitation, the Depository Trust Company and the Federal Reserve Book Entry System.

     F. In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Common Shares Escrow Fund or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Common Shares Escrow Fund until the Escrow Agent shall have received (i) a final order of the Arbitrators acting in accordance with Section 4(D) hereof directing delivery of the Common Shares Escrow Fund, (ii) a final non-appealable order of a court of competent jurisdiction directing delivery of the Common Shares Escrow Fund, or (iii) a written agreement executed by all of the other parties hereto directing delivery of the

Common Shares Escrow Fund, in which event the Escrow Agent shall disburse the Common Shares Escrow Fund in accordance with such order or agreement without further inquiry. The Escrow Agent shall act on such arbitration or court order without further inquiry.

     7. Limited Liability. In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses, or expenses, except for any willful misconduct or gross negligence by the Escrow Agent hereunder, and, accordingly, the Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted in good faith upon advice of its legal counsel given with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Agreement or (ii) any action taken or omitted in reliance on any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a person or persons having authority to sign or present such instrument, and to conform with the provisions of this Agreement.

     8. Indemnity. Cabletron on the one hand and the Company on the other hand, agree to indemnify the Escrow Agent against, and agree to hold the Escrow Agent harmless from, any and all claims, actions, demands, losses, damages, expenses (including, without limitation, court costs, attorneys' fees and expenses, and accountants' fees), and liabilities that may be imposed upon the Escrow Agent in the performance of its duties hereunder as Escrow Agent, including, without limitation, any litigation arising from this Agreement or involving the subject matter hereof, but excluding any such claims, actions, demands, losses, damages, expenses, and liabilities resulting from or arising out of any willful misconduct or gross negligence by the Escrow Agent hereunder.

     9. Resignation and Removal of Escrow Agent. The Escrow Agent (and any successor escrow agent) may at any time resign or be removed by the mutual consent of Cabletron and the Stockholder Representative upon written notice to the other parties hereto given at least thirty (30) days prior to the effective date of such resignation or removal. The resignation or removal of Escrow Agent shall not be effective until delivery of the Escrow Funds to any successor escrow agent jointly designated by Cabletron and the Stockholder Representative in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. If the Escrow Agent has not received a designation of a successor escrow agent within thirty (30) days of the notice of resignation or removal, the Escrow Agent's sole responsibility after that time shall be to interplead and deposit the Escrow Funds with the arbitrator whereupon its duties hereunder shall cease.

     10. Intentionally Omitted.

     11. Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given:
(i) upon delivery by hand (with written confirmation of receipt); (ii) upon transmission by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; (iii) five (5) business days after posting, if transmitted by postage prepaid registered or certified mail, return receipt requested or (iv) upon receipt by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Cabletron:                      Cabletron Systems, Inc.
                                      35 Industrial Way
                                      Rochester, NH 03866-5000
                                      Attention: Dan Harding
                                      Telephone No.: (603) 337-2323
                                      Facsimile No.:

With a copy to:                       Ropes & Gray
                                      One International Place
                                      Boston, MA 02110
                                      Attention: David B. Walek, Esq.
                                      Telephone No.: (617) 951-7000
                                      Facsimile No.: (617) 951-7050

If to Stockholder Representative:     Stephen J. Ricci
                                      One Liberty Ventures
                                      150 Cambridgepark Drive
                                      Cambridge, MA 02140
                                      Telephone No.: (617) 492-7280
                                      Facsimile No.: (617) 492-7290

With a copy to:                       McDermott, Will & Emery
                                      28 State Street
                                      Boston, Massachusetts, 02109
                                      Attention: Arthur I. Anderson, P.C.
                                      Telephone No.: (617) 535-4000
                                      Facsimile No.: (617) 535-3800

If to Escrow Agent:                   State Street Bank & Trust
                                      ---------------------------------------------------
                                      ---------------------------------------------------
                                      ---------------------------------------------------
                                      Telephone No.: ----------------------------------
                                      Facsimile No.: ----------------------------------

     12. Assignment. No assignment by Cabletron of its rights and obligations under this Agreement shall be effective, unless such assignment is made (i) pursuant to the prior written consent of the Stockholder Representative, which consent will not be unreasonably withheld, or (ii) to an affiliate or a successor of all or substantially all of the business of Cabletron. No assignment by the Stockholder Representative of his or her respective rights and obligations under this Agreement shall be effective unless such assignment is made pursuant to the prior written consent of Cabletron, which consent will not be unreasonably withheld. The Escrow Agent shall receive written notice of any such assignment.

     13. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise or any such right, power, or privilege will preclude any other or further exercise of any such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by any other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     14. Escrow Agent's Fee. The Escrow Agent's fee for performing its duties under this Agreement shall be ____________ Dollars ($____________) per annum, which fee shall be paid in cash by Cabletron.

     15. Governing Law. This Agreement and the rights arising from it shall be governed by, construed and interpreted in accordance with the laws of the State of Delaware, without regard to conflicts of law principles.

     16. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the

City of Boston, Massachusetts, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Massachusetts, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     17. Cooperation. Subject to the terms and conditions of this Agreement, each of the parties hereto shall undertake in good faith to use commercially reasonable efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transaction contemplated by this Agreement and shall use its good faith in carrying out the intent of this Agreement.

     18. Miscellaneous.

     A. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and permitted assigns. Any and all rights granted to any of the parties hereto may be exercised by their agents or personal representatives.

     B. Time is of the essence of this Agreement.

     C. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

     D. In the event that any court of competent jurisdiction shall determine that any provision of this Agreement is invalid, such determination shall not effect the validity of any other provision of this Agreement which shall remain in full force and effect and which shall be construed to be valid under applicable law.

     E. This Agreement constitutes the sole and entire agreement of the parties hereto with respect to the subject matter hereof and no promises, agreements or understandings, whether oral or written, shall be of any force or effect unless set forth herein. This Agreement may not be amended, except by a written agreement executed by all of the parties hereto.

     F. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

     G. The Escrow Agent is not a party to, nor is it bound by, nor need it give consideration to the terms or provisions of, any agreement or undertaking among the undersigned or any of them, or between the undersigned or any of them and other persons, including, but not limited to, the Merger Agreement or any agreement or undertaking which may be evidenced by or disclosed by the Escrow Funds, it being the intention of the parties hereto that the Escrow Agent assent to and be obligated to give consideration only to the terms and provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have duly signed this Escrow Agreement as of the day and year first above written.

CABLETRON:                                             ESCROW AGENT:
Cabletron Systems, Inc.                                State Street Bank & Trust

By:                                                    By:
-----------------------------------------------------
    Name:                                              -----------------------------------------------------
    Title:                                                 Name:
                                                           Title:

STOCKHOLDER REPRESENTATIVE:

------------------------------------------------------
Stephen J. Ricci

                                   EXHIBIT A

          HOLDERS OF ESCROW SHARES AND PARENT PREFERRED ESCROW SHARES

                                                                          PARENT
                                                                         PREFERRED
                                                              ESCROW      ESCROW
NAME                                                          SHARES      SHARES
----                                                          -------    ---------
Dennis A. Kirshy............................................
New Enterprise Associates VII, L.P. ........................
NEA Presidents' Fund, L.P. .................................
NEA Ventures 1997, L.P. ....................................
Canaan Equity, L.P. ........................................
Canaan Ventures II, L.P. ...................................
Canaan Ventures II, Offshore C.V. ..........................
One Liberty Fund III, L.P. .................................
Ascent Venture Partners II, L.P. ...........................
Ascent Venture Partners, L.P. ..............................
The Collmeyer Family Trust UTA..............................
The Quantam College Trust...................................
Arthur Collmeyer............................................
Benson D. Shapiro...........................................
Sharon L. Sisskind..........................................
Arno Penzias................................................
Christopher W. Lynch........................................
Christopher Dick............................................
Le Serre....................................................
Leigh E. Michl..............................................
Robert Coneybeer............................................
Michael Howard..............................................
Comerica Bank-California, Custodian for John McQuillan, IRA
  R/O.......................................................
MCI Worldcom Venture Fund...................................
Novell, Inc. ...............................................
Comdisco, Inc. .............................................
Reach Venturers.............................................
Rock Ventures, LLC..........................................
William A. Schuler..........................................
Malik Z. Khan...............................................
Per A. Suneby...............................................
Wray West...................................................
Infonetics Research, Inc. ..................................
Chad Carpenter..............................................
Bruce Schneier..............................................
Paul R. Jones...............................................
David Zwicker...............................................
Garth A. Rose...............................................
David Gamache...............................................
Bradford Kemp...............................................
Carol Howard................................................

                                                                          PARENT
                                                                         PREFERRED
                                                              ESCROW      ESCROW
NAME                                                          SHARES      SHARES
----                                                          -------    ---------
Jeffrey M. Mullen...........................................
Kevin C. Quan...............................................
Inderpreet Singh (Khurana)..................................
Diana M. Piantedosi.........................................
Lee W. Cooprider............................................
Shawn O'Reilly..............................................
Rindress MacDonald..........................................
Rajat Gopal.................................................
Richard C. Kasten, Jr. .....................................
Charles McKinley Norton.....................................
Anastasios P. Makris........................................
Ann F. Slattery.............................................
Vitaly Vatnikov.............................................
Benjamin McCann.............................................
Warren Maxwell..............................................
Mark J. Rambacher...........................................
Sharon Cullina..............................................
Peter B. Livingstone........................................
Kent R. Backe...............................................
Michelle King...............................................
B. Scott Andersen...........................................
Michael G. Fenlon...........................................
Brendon J. Howe.............................................
Robert G. Murray............................................
Thomas Miani................................................
Noreen Finn.................................................
Patricia Coffin.............................................
Dan Daniels.................................................
Donna Maisch................................................
Anthony M. Asaro............................................
Manuel J. DaSilva...........................................
Monica L. Galarza...........................................
Heng-Chun Chen..............................................
Scott Liberman..............................................
Daniel J. Foley.............................................
Chris C. Schuch.............................................
Lori Sylvia.................................................
Michael Neri................................................
Dave Crooks.................................................
John Z. Amin................................................
Michael Palin...............................................

                                   EXHIBIT B

                            IRREVOCABLE STOCK POWER

     For value received, the undersigned does hereby bargain, sell, assign and
transfer unto                ,           shares of the                Stock (the
"Stock") of Cabletron Systems, Inc. ("Corporation") standing in the name of State Street Bank and Trust as Escrow Agent ("Escrow Agent") which the undersigned is entitled to receive pursuant to that certain Escrow Agreement
dated as of September   , 2000 between the Corporation, Escrow Agent and Stephen
J. Ricci, as Stockholder Representative, and does hereby constitute and appoint
               , the undersigned's true and lawful attorney-in-fact, IRREVOCABLY, in the undersigned's name and stead, to sell, assign, transfer, and make over, all or any part of said Stock, and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney-in-fact or such substitute or substitutes shall lawfully do by virtue hereof.

     IN WITNESS WHEREOF, I have hereunto executed this Irrevocable Stock Power
as of this      day of                , 20  .

Witness:

-----------------------------------------------------  -----------------------------------------------------
Name:
Signature(s) Guaranteed By:

-----------------------------------------------------

-----------------------------------------------------

                                                                         ANNEX D

                             STOCKHOLDER AGREEMENT

     THIS STOCKHOLDER AGREEMENT (this "Agreement") is entered into as of the
               day of             , 2000 between Cabletron Systems, Inc., a
Delaware corporation (the "Parent"), and the undersigned stockholder (the "Stockholder") of Indus River Networks, Inc., a Delaware corporation (the "Company").

                                    RECITALS

     A. Company and Parent have entered into an Agreement and Plan of Merger,
dated as of             , 2000 (the "Merger Agreement"), pursuant to which Acton
Acquisition Co., a wholly-owned subsidiary of Parent, will be merged with and into Company (the "Merger").

     B. Upon the consummation of the Merger and in connection therewith, the undersigned Stockholder will become the owner of shares of Common Stock of Parent and of shares of Series C Convertible Preferred Stock of Parent (collectively, the "Parent Shares") to be issued pursuant to a registration or an exemption from registration under the Securities Act of 1933 as amended (the "Act").

     C. The parties to the Merger Agreement intend to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and intend to cause the Merger to qualify as a "reorganization" under the provisions of Section 368(a)(1)(A) of the Code.

     D. Pursuant to the Merger Agreement, the parties agreed that on the signing of the Merger Agreement, Parent and Stockholder would execute and deliver a Stockholder Agreement containing the terms and conditions set forth herein.

     E. In order to induce Parent to enter into the Merger Agreement, Company has agreed to solicit the proxy of certain significant stockholders of Company on behalf of Parent, and to request that certain significant stockholders of Company to execute and deliver voting agreements to Parent.

     F. Pursuant to Section 5.13 of the Merger Agreement, an Escrow Agreement (the "Escrow Agreement") shall be entered into between the Parent and a representative (the "Stockholder Representative") of certain of the former stockholders of Company.

     G. The undersigned Stockholder understands and acknowledges that Company and Parent are entitled to rely on (i) the truth and accuracy of the undersigned Stockholder's representations contained herein and (ii) the undersigned Stockholder's performance of the obligations set forth herein.

     NOW, THEREFORE, in consideration of the promises and the mutual agreements, provisions and covenants set forth in the Merger Agreement and in this Agreement, it is hereby agreed as follows:

              1.  Share Ownership and Agreement to Retain Shares.

             1.1.  Transfer and Encumbrance.

             (a) Stockholder is the beneficial owner of that number of Shares of Company Capital Stock set forth on the signature page hereto (the "Shares"). The Shares constitute the Stockholder's entire interest in the outstanding capital stock of Company. No other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire such Shares of Company Capital Stock or any portion of the shares (except, with respect to stockholders which are partnerships, partners, retired partners or former partners of Stockholders). The Shares are and will be at all times up until the Expiration Date (as defined below) free and clear of any liens, claims, options, charges or other encumbrances other than those existing under the Act. The Stockholder's principal residence or place of business is set forth on the signature page hereto.

             (b) Stockholder agrees not to transfer (except as may be specifically required by court order or by operation of law), sell, exchange, pledge or otherwise dispose of or encumber the Shares or any New Shares (as defined in Section 1.2), or to make any offer or agreement relating to the transfer, sale, exchange, pledge, disposal or encumbrance thereof, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of
        (i) the Effective Time (as defined in the Merger Agreement) of the Merger, and (ii) termination of the Merger Agreement pursuant to its terms.

             1.2. New Shares. Stockholder agrees that any shares of capital stock of Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

          2. Agreement to Vote Shares. Prior to the Expiration Date, at every meeting of the stockholders of Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Company with respect to any of the following, Stockholder shall vote the Shares and any New Shares in favor of approval of the Merger and any matter that could reasonably be expected to facilitate the Merger and against any matter that could reasonably be expected to prevent, delay or impede the completion of the Merger.

          3. Irrevocable Proxy. Stockholder hereby agrees to timely deliver to Parent a duly executed proxy in the form attached hereto as Exhibit A (the "Proxy") with respect to each and every meeting of stockholders of Company or action or approval by written consent of stockholders of Company, such Proxy to cover the total number of Shares and New Shares in respect of which Stockholder is entitled to vote at any such meeting or such written consent. In the event that Stockholder is unable to provide any such Proxy in a timely manner, Stockholder hereby grants Parent a power of attorney to execute and deliver such Proxy for and on behalf of Stockholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment. Effective immediately upon the execution of this Agreement by the Stockholder, the Stockholder hereby revokes any and all prior proxies given by the Stockholder with respect to the matters contemplated hereby and agrees not to grant any subsequent proxies with respect to such matters until after the Expiration Date.

          4. Covenants of Stockholder. Stockholder hereby represents to Parent as follows:

             (a) Stockholder will observe and comply with the Act and the General Rules and Regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, exchange, transfer, pledge or other disposition of the Parent Shares or any part thereof.

             (b) Until the Expiration Date, Stockholder will not (and will use Stockholder's best efforts to cause Company, its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by Stockholder or such other parties, not to):
        (i) initiate or solicit, directly or indirectly, any proposal, plan or offer to acquire all or any substantial part of the business or properties or capital stock of Company (each, an "Acquisition Proposal"); (ii) initiate, directly or indirectly, any contact with any person in an effort to, or with a view towards, soliciting any Acquisition Proposal; (iii) furnish information concerning Company's business, properties or assets to any corporation, partnership, person or other entity or group (other than Parent, or any associate, agent or representative of Parent) under any circumstances that could reasonably be expected to relate to an actual or potential Acquisition Proposal; or
        (iv) negotiate or enter into discussions or an agreement, directly or indirectly, with any entity or group with respect of any potential Acquisition Proposal. In the event the Stockholder shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, Stockholder shall promptly inform Parent as to any such matter and the details thereof.

          5. Escrow Fund; Stockholder Representative;
     Indemnification. Stockholder hereby agrees to the placement in an escrow fund (the "Escrow Fund") of certain shares of Common Stock of Parent issuable to Stockholder pursuant to the Merger as provided in Section 1.7 of the Merger Agreement. Stockholder further agrees to be bound by the indemnification provisions set forth in Article 8 of the Merger Agreement, and Stockholder consents to the appointment of Stephen J. Ricci as the Stockholder Representative in accordance with Section 8.9 of the Merger Agreement and agrees to indemnify the Stockholder Representative and hold him harmless against any loss, liability or expense (including any expenses of legal counsel retained by the Stockholder Representative) incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of his duties under the Merger Agreement or the Escrow Agreement.

          6. Additional Documents. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

          7. Consent and Waiver. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have.

          8. Confidentiality. Stockholder agrees (i) to hold any information regarding this Agreement and the Merger in strict confidence, and (ii) not to divulge any such information to any third person, until such time as the Merger has been publicly disclosed by Parent or as required by applicable laws, rules or regulations.

          9. Miscellaneous.

             9.1. Survival. All representations, warranties and covenants contained in Sections 4, 5, 6, 7, 8 and 9 of this Agreement shall survive the Closing.

             9.2. Severability. If any term, provision, covenant or restrictions of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

             9.3. Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind Stockholder as a stockholder of Company only with respect to the specific matters set forth herein.

             9.4. Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and deliver of a written agreement executed by the parties hereto.

             9.5. Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and the Stockholder hereby agrees that it will not oppose the granting of such relief on the basis that Parent has an adequate remedy at law and waives any requirement for the security or posting of any bond in connection with such enforcement.

             9.6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally or by commercial delivery service, or (ii) after five business days from the date mailed by registered or certified mail (return receipt requested) or

        (iii) one business day after dispatch via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                (a) If to the Stockholder, at the address set forth below the Stockholder's signature at the end hereof.

                (b) If to Parent or the Company:

                   Cabletron Systems, Inc.
                   35 Industrial Way
                   Rochester, NH 03866-5000
                   Attention: Dan Harding
                   Telephone No.: (603) 337-2323
                   Facsimile No.:

                   with a copy to:

                   Ropes & Gray
                   One International Place
                   Boston, MA 02110
                   Attention: David B. Walek, Esq.
                   Telephone No.: (617) 951-7000
                   Facsimile No.: (617) 951-7050

           or to such other address as any party hereto or the Company may designate for itself by notice given as herein provided.

             9.7. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware.

             9.8. Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

             9.9. Counterpart. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

             9.10. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                            CABLETRON SYSTEMS, INC.

                                            By:
                                            ------------------------------------

                                            Name:
                                            ------------------------------------

                                            Title:
                                            ------------------------------------

                                            STOCKHOLDER:

                                            By:
                                            ------------------------------------

                                            ------------------------------------
                                            (SOCIAL SECURITY OR TAX I.D. NUMBER)

Total Number of Shares of Company Capital Stock owned on the date hereof:

Common Stock:
                                 ------------------
Series A Preferred Stock:
                                 ------------------
Series B Preferred Stock:
                                 ------------------
Series C Preferred Stock:
                                 ------------------
Series D Preferred Stock:
                                 ------------------

State of Residence:
------------------------------------

                                                                       EXHIBIT A

                               IRREVOCABLE PROXY
                            TO VOTE STOCK OF COMPANY

     The undersigned stockholder of Indus River Networks, Inc., a Delaware corporation ("Company"), hereby irrevocably (to the fullest extent permitted by the Delaware General Corporation Law) appoints the members of the Board of Directors of Cabletron Systems, Inc., a Delaware corporation ("Cabletron"), and each of them, or any other designee of Cabletron, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

     This Irrevocable Proxy is irrevocable (to the fullest extent provided in the Delaware General Corporation Law), is coupled with an interest, including, but not limited to, that certain Stockholder Agreement dated as of even date herewith by and among Cabletron and the undersigned, and is granted in consideration of Cabletron entering into that certain Agreement and Plan of Merger by and among Company, Acton Acquisition Co. and Cabletron (the "Merger Agreement"), which agreement provides for the merger of Acton Acquisition Co., a wholly-owned subsidiary of Cabletron, with and into the Company (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of
(i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting as follows: (a) in favor or approval of the Merger and the Merger Agreement; (b) against any matters which are inconsistent with the timely and efficient completion of the Merger as contemplated in the Merger Agreement.

     The attorneys and proxies named above may not exercise this Irrevocable Proxy or any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

     All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

     This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

                                            Dated: August   , 2000

                                            ------------------------------------

                                            By:
                                            ------------------------------------

                                            Address:
                                            ------------------------------------

                                            ------------------------------------
                                            (SOCIAL SECURITY OR TAX I.D. NUMBER)

Total Number of Shares of Company Capital Stock owned on the date hereof:

Common Stock:
                                 ------------------
Series A Preferred Stock:
                                 ------------------
Series B Preferred Stock:
                                 ------------------
Series C Preferred Stock:
                                 ------------------
Series D Preferred Stock:
                                 ------------------

State of Residence:
------------------------------------

                                                                         ANNEX E

                             STOCKHOLDER AGREEMENT

     THIS STOCKHOLDER AGREEMENT (this "Agreement") is entered into as of the
               day of             , 2000 between Cabletron Systems, Inc., a
Delaware corporation (the "Parent"), and the undersigned stockholder (the "Stockholder") of Indus River Networks, Inc., a Delaware corporation (the "Company").

                                    RECITALS

     A. Company and Parent have entered into an Agreement and Plan of Merger,
dated as of             , 2000 (the "Merger Agreement"), pursuant to which Acton
Acquisition Co., a wholly-owned subsidiary of Parent, will be merged with and into Company (the "Merger").

     B. Upon the consummation of the Merger and in connection therewith, the undersigned Stockholder will become the owner of shares of Common Stock of Parent and of shares of Series C Convertible Preferred Stock of Parent (collectively, the "Parent Shares") to be issued pursuant to a registration or an exemption from registration under the Securities Act of 1933 as amended (the "Act").

     C. The parties to the Merger Agreement intend to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and intend to cause the Merger to qualify as a "reorganization" under the provisions of Section 368(a)(1)(A) of the Code.

     D. Pursuant to the Merger Agreement, the parties agreed that on the signing of the Merger Agreement, Parent and Stockholder would execute and deliver a Stockholder Agreement containing the terms and conditions set forth herein.

     E. In order to induce Parent to enter into the Merger Agreement, Company has agreed to solicit the proxy of certain significant stockholders of Company on behalf of Parent, and to request that certain significant stockholders of Company to execute and deliver voting agreements to Parent.

     F. Pursuant to Section 5.13 of the Merger Agreement, an Escrow Agreement (the "Escrow Agreement") shall be entered into between the Parent and a representative (the "Stockholder Representative") of certain of the former stockholders of Company.

     G. The undersigned Stockholder understands and acknowledges that Company and Parent are entitled to rely on (i) the truth and accuracy of the undersigned Stockholder's representations contained herein and (ii) the undersigned Stockholder's performance of the obligations set forth herein.

     NOW, THEREFORE, in consideration of the promises and the mutual agreements, provisions and covenants set forth in the Merger Agreement and in this Agreement, it is hereby agreed as follows:

          1.  Share Ownership and Agreement to Retain Shares.

             1.1.  Transfer and Encumbrance.

             (a) Stockholder is the beneficial owner of that number of Shares of Company Capital Stock set forth on the signature page hereto (the "Shares"). The Shares constitute the Stockholder's entire interest in the outstanding capital stock of Company. No other person or entity not a signatory to this Agreement has a beneficial interest in or a right to acquire such Shares of Company Capital Stock or any portion of the shares (except, with respect to stockholders which are partnerships, partners, retired partners or former partners of Stockholders). The Shares are and will be at all times up until the Expiration Date (as defined below) free and clear of any liens, claims, options, charges or other encumbrances other than those existing under the Act. The Stockholder's principal residence or place of business is set forth on the signature page hereto.

             (b) Stockholder agrees not to transfer (except as may be specifically required by court order or by operation of law), sell, exchange, pledge or otherwise dispose of or encumber the Shares or any New Shares (as defined in Section 1.2), or to make any offer or agreement relating to the transfer, sale, exchange, pledge, disposal or encumbrance thereof, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of
        (i) the Effective Time (as defined in the Merger Agreement) of the Merger, and (ii) termination of the Merger Agreement pursuant to its terms.

             1.2. New Shares. Stockholder agrees that any shares of capital stock of Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

          2. Agreement to Vote Shares. Prior to the Expiration Date, at every meeting of the stockholders of Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Company with respect to any of the following, Stockholder shall vote the Shares and any New Shares in favor of approval of the Merger and any matter that could reasonably be expected to facilitate the Merger and against any matter that could reasonably be expected to prevent, delay or impede the completion of the Merger.

          3. Irrevocable Proxy. Stockholder hereby agrees to timely deliver to Parent a duly executed proxy in the form attached hereto as Exhibit A (the "Proxy") with respect to each and every meeting of stockholders of Company or action or approval by written consent of stockholders of Company, such Proxy to cover the total number of Shares and New Shares in respect of which Stockholder is entitled to vote at any such meeting or such written consent. In the event that Stockholder is unable to provide any such Proxy in a timely manner, Stockholder hereby grants Parent a power of attorney to execute and deliver such Proxy for and on behalf of Stockholder, such power of attorney, which being coupled with an interest, shall survive any death, disability, bankruptcy, or any other such impediment. Effective immediately upon the execution of this Agreement by the Stockholder, the Stockholder hereby revokes any and all prior proxies given by the Stockholder with respect to the matters contemplated hereby and agrees not to grant any subsequent proxies with respect to such matters until after the Expiration Date.

          4. Covenants of Stockholder. Stockholder hereby represents to Parent as follows:

             (a) Stockholder will observe and comply with the Act and the General Rules and Regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, exchange, transfer, pledge or other disposition of the Parent Shares or any part thereof.

             (b) Until the Expiration Date, Stockholder will not (and will use Stockholder's best efforts to cause Company, its affiliates, officers, directors and employees and any investment banker, attorney, accountant or other agent retained by Stockholder or such other parties, not to):
        (i) initiate or solicit, directly or indirectly, any proposal, plan or offer to acquire all or any substantial part of the business or properties or capital stock of Company (each, an "Acquisition Proposal"); (ii) initiate, directly or indirectly, any contact with any person in an effort to, or with a view towards, soliciting any Acquisition Proposal; (iii) furnish information concerning Company's business, properties or assets to any corporation, partnership, person or other entity or group (other than Parent, or any associate, agent or representative of Parent) under any circumstances that could reasonably be expected to relate to an actual or potential Acquisition Proposal; or
        (iv) negotiate or enter into discussions or an agreement, directly or indirectly, with any entity or group with respect of any potential Acquisition Proposal. In the event the Stockholder shall receive or become aware of any Acquisition Proposal subsequent to the date hereof, Stockholder shall promptly inform Parent as to any such matter and the details thereof.

          5. Stockholder Representative; Indemnification. Stockholder hereby consents to the appointment of Stephen J. Ricci as the Stockholder Representative in accordance with Section 8.9 of the Merger

     Agreement and agrees to indemnify the Stockholder Representative and hold him harmless against any loss, liability or expense (including any expenses of legal counsel retained by the Stockholder Representative) incurred without gross negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of his duties under the Merger Agreement or the Escrow Agreement.

          6. Additional Documents. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

          7. Consent and Waiver. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have.

          8. Confidentiality. Stockholder agrees (i) to hold any information regarding this Agreement and the Merger in strict confidence, and (ii) not to divulge any such information to any third person, until such time as the Merger has been publicly disclosed by Parent or as required by applicable laws, rules or regulations.

          9. Miscellaneous.

             9.1. Survival. All representations, warranties and covenants contained in Sections 4, 5, 6, 7, 8 and 9 of this Agreement shall survive the Closing.

             9.2. Severability. If any term, provision, covenant or restrictions of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

             9.3. Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind Stockholder as a stockholder of Company only with respect to the specific matters set forth herein.

             9.4. Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and deliver of a written agreement executed by the parties hereto.

             9.5. Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and the Stockholder hereby agrees that it will not oppose the granting of such relief on the basis that Parent has an adequate remedy at law and waives any requirement for the security or posting of any bond in connection with such enforcement.

             9.6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if (i) delivered personally or by commercial delivery service, or (ii) after five business days from the date mailed by registered or certified mail (return receipt requested) or (iii) one business day after dispatch via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                (a) If to the Stockholder, at the address set forth below the Stockholder's signature at the end hereof.

                (b) If to Parent or the Company:

                    Cabletron Systems, Inc.
                   35 Industrial Way
                   Rochester, NH 03866-5000
                   Attention: Dan Harding
                   Telephone No.: (603) 337-2323
                   Facsimile No.:

                    with a copy to:

                   Ropes & Gray
                   One International Place
                   Boston, MA 02110
                   Attention: David B. Walek, Esq.
                   Telephone No.: (617) 951-7000
                   Facsimile No.: (617) 951-7050

        or to such other address as any party hereto or the Company may designate for itself by notice given as herein provided.

             9.7. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware.

             9.8. Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

             9.9. Counterpart. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

             9.10. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                            CABLETRON SYSTEMS, INC.

                                            By:
                                            ------------------------------------

                                            Name:
                                            ------------------------------------

                                            Title:
                                            ------------------------------------

                                            STOCKHOLDER:

                                            By:
                                            ------------------------------------

                                            ------------------------------------
                                            (SOCIAL SECURITY OR TAX I.D. NUMBER)

Total Number of Shares of Company Capital Stock owned on the date hereof:

Common Stock:
                                 ------------------
Series A Preferred Stock:
                                 ------------------
Series B Preferred Stock:
                                 ------------------
Series C Preferred Stock:
                                 ------------------
Series D Preferred Stock:
                                 ------------------

State of Residence:
------------------------------------

                                                                       EXHIBIT A

                               IRREVOCABLE PROXY
                            TO VOTE STOCK OF COMPANY

     The undersigned stockholder of Indus River Networks, Inc., a Delaware corporation ("Company"), hereby irrevocably (to the fullest extent permitted by the Delaware General Corporation Law) appoints the members of the Board of Directors of Cabletron Systems, Inc., a Delaware corporation ("Cabletron"), and each of them, or any other designee of Cabletron, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

     This Irrevocable Proxy is irrevocable (to the fullest extent provided in the Delaware General Corporation Law), is coupled with an interest, including, but not limited to, that certain Stockholder Agreement dated as of even date herewith by and among Cabletron and the undersigned, and is granted in consideration of Cabletron entering into that certain Agreement and Plan of Merger by and among Company, Acton Acquisition Co. and Cabletron (the "Merger Agreement"), which agreement provides for the merger of Acton Acquisition Co., a wholly-owned subsidiary of Cabletron, with and into the Company (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of
(i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of the Company and in every written consent in lieu of such meeting as follows: (a) in favor or approval of the Merger and the Merger Agreement; (b) against any matters which are inconsistent with the timely and efficient completion of the Merger as contemplated in the Merger Agreement.

     The attorneys and proxies named above may not exercise this Irrevocable Proxy or any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

     All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

     This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

                                            Dated: August   , 2000

                                            ------------------------------------

                                            By:
                                            ------------------------------------

                                            Address:
                                            ------------------------------------

                                            ------------------------------------
                                            (SOCIAL SECURITY OR TAX I.D. NUMBER)

     Total Number of Shares of Company Capital Stock owned on the date hereof:

    Common Stock:
                                     ------------------
    Series A Preferred Stock:
                                     ------------------
    Series B Preferred Stock:
                                     ------------------
    Series C Preferred Stock:
                                     ------------------
    Series D Preferred Stock:
                                     ------------------

     State of Residence:
     -----------------------------------------

                                    PART II

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

     The registrant's Restated Certificate of Incorporation provides that the registrant's directors shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. The Restated Certificate of Incorporation further provides that the registrant shall indemnify its directors and officers to the full extent permitted by the law of the State of Delaware.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) The following Exhibits are filed with, or incorporated by reference in, this Registration Statement:

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
  2      Agreement and Plan of Merger by and among the registrant,
         Acton Acquisition, Co. and Indus River Networks, Inc.
         ("Indus River") dated as of August 18, 2000 (the "Merger
         Agreement"), which is included as Annex A to the proxy
         statement/prospectus which is part of this registrant
         statement. The Exhibits to the Merger Agreement (other than
         Exhibit 1.2 (the "Agreement of Merger")) and the Disclosure
         Schedules of the registrant and of Indus River are not
         included with the Merger Agreement.
  3.1    Restated Certificate of Incorporation of Cabletron Systems,
         Inc., a Delaware corporation, which is incorporated by
         reference to Exhibit 3.1 of the registrant's registration
         statement on Form S-1, No. 33-28055, (the "First Form S-1").
  3.2    Certificate of Correction of the registrant's Restated
         Certificate of Incorporation, which is incorporated by
         reference to Exhibit 3.1.2 of the registrant's registration statement on Form S-1, No. 33-42534 (the "Third Form S-1").
  3.3    Certificate of Amendment of the Restated Certificate of
         Incorporation of Cabletron Systems, Inc., which is
         incorporated by reference to Exhibit 4.3 of the registrant's registration statement on Form S-3, No. 33-54466, (the
         "First Form S-3").
  3.4    Certificate of Amendment of the Restated Certificate of
         Incorporation of Cabletron Systems, Inc. filed with the
         Secretary of State of the State of Delaware on July 7, 1995.
  3.5    Certificate of Amendment of the Restated Certificate of
         Incorporation of Cabletron Systems, Inc. filed with the
         Secretary of State of the State of Delaware on August 4,
         2000.
  3.6    Amended and Restated By-laws of Cabletron Systems, Inc.,
         which is incorporated by reference to Exhibit 3.6 of the
         registrant's Annual Report on Form 10-K for the fiscal year ended February 29, 2000.
  3.7    Certificate of Designation, Preferences and Rights of the
         Series A Preferred and Series B Participating Convertible
         Preferred Stock of Cabletron Systems, Inc., which is
         incorporated by reference to Exhibit 2.4 of the registrant's
         Current Report on Form 8-K, filed on September 11, 2000.
  3.8    Form of Certificate of Designation, Preferences and Rights
         of the Series C Convertible Preferred Stock of Cabletron
         Systems, Inc.
  4.1    Specimen stock certificate of Cabletron common stock, which is incorporated by reference to Exhibit 4.1 of the First
         Form S-1.
  4.2    Specimen stock certificate of Cabletron Series C preferred stock.
  4.3    Form of Escrow Agreement by and among the registrant, Indus
         River, the stockholder representative and State Street Bank
         & Trust, as escrow agent, which is included as Annex C to
         the proxy statement/prospectus which is part of this
         registration statement.
  5.1    Form of Opinion of Ropes & Gray as to the legality of the
         securities to be issued.
  8.1    Form of Opinion of Ropes & Gray as to certain United States
         Federal income tax consequences of the merger.
  8.2    Form of Opinion of McDermott, Will & Emery as to certain
         United States Federal income tax consequences of the merger.
 10.1    Amended and Restated Securities Purchase Agreement, dated as of August 29, 2000, between Cabletron and Silver Lake, which is incorporated by reference to Exhibit 2.1 of the
         registrant's Current Report on Form 8-K, filed on September
         11, 2000.
 10.2    Assignment Agreement, dated as of August 29, 2000, among the
         Investors, which is incorporated by reference to Exhibit 2.2 of the registrant's Current Report on Form 8-K, filed on
         September 11, 2000.

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
 10.3    Standstill Agreement, dated as of August 29, 2000, between
         Cabletron and the Investors, which is incorporated by
         reference to Exhibit 2.3 of the registrant's Current Report on Form 8-K, filed on September 11, 2000.
 10.4    Form of Class A Warrant of Cabletron, which is incorporated by reference to Exhibit 2.5 of the registrant's Current
         Report on Form 8-K, filed on September 11, 2000.
 10.5    Form of Class B Warrant of Cabletron, which is incorporated by reference to Exhibit 2.6 of the registrant's Current
         Report on Form 8-K, filed on September 11, 2000.
 10.6    Registration Rights Agreement, dated as of August 29, 2000, among Cabletron and the Investors, which is incorporated by reference to Exhibit 2.7 of the registrant's Current Report on Form 8-K, filed on September 11, 2000.
 10.7    Registration Rights Agreement, dated as of August 29, 2000, among Aprisma and the Investors, which is incorporated by
         reference to Exhibit 2.8 of the registrant's Current Report on Form 8-K, filed on September 11, 2000.
 10.8    Registration Rights Agreement, dated as of August 29, 2000, among Enterasys and the Investors, which is incorporated by reference to Exhibit 2.9 of the registrant's Current Report on Form 8-K, filed on September 11, 2000.
 10.9    Registration Rights Agreement, dated as of August 29, 2000, among GNTS and the Investors, which is incorporated by
         reference to Exhibit 2.10 of the registrant's Current Report on Form 8-K, filed on September 11, 2000.
 10.10   Registration Rights Agreement, dated as of August 29, 2000, among Riverstone and the Investors, which is incorporated by reference to Exhibit 2.11 of the registrant's Current Report on Form 8-K, filed on September 11, 2000.
 23.1    Consent of Ropes & Gray (included as part of Exhibit 5.1 to this registration statement).
 23.2    Consent of Ropes & Gray (included as part of Exhibit 8.1 to this registration statement).
 23.3    Consent of McDermott, Will & Emery (included as part of
         Exhibit 8.2 to this registration statement).
 23.4    Consent of KPMG LLP.
 99.1    Form of Proxy Card to be mailed to the holders of Indus
         River stock.
 99.2    Form of Stockholder Agreement between the registrant and the
         Indus River stockholder named therein, which is included as
         Annex D to the proxy statement/prospectus which is part of this registration statement.
 99.3    Form of Stockholder Agreement between the registrant and the
         Indus River stockholder, named therein, which is included as
         Annex E to the proxy statement/prospectus which is part of this registration statement.
 99.4    Preliminary Appraisal of Adams, Harkness & Hill, Inc., which is included as Annex F to the proxy statement/prospectus
         which is part of this registration statement.*
 99.5    Consent of Adams, Harkness & Hill, Inc. (included as part of
         Exhibit 99.4 to this registration statement.*

---------------
* To be filed by amendment.

ITEM 22.  UNDERTAKINGS.

     (1) The undersigned registrant hereby undertakes:

          (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (4) The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy s expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (6) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (7) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Rochester, State of New Hampshire.

                                          CABLETRON SYSTEMS, INC.

                                          By: /s/ DAVID J. KIRKPATRICK
                                            ------------------------------------
                                                 David J. Kirkpatrick

Dated: October 12, 2000

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on October 12, 2000 by the following persons in the capacities indicated. Each person whose signature appears below hereby authorizes David J. Kirkpatrick with the full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints David J. Kirkpatrick, with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

                     SIGNATURE                                           CAPACITY
                     ---------                                           --------

                 /s/ PIYUSH PATEL                    Chairman, President and Chief Executive Officer
---------------------------------------------------    (principal executive officer)
                   Piyush Patel

             /s/ DAVID J. KIRKPATRICK                Corporate Executive Vice-President of Finance and
---------------------------------------------------    Chief Financial Officer (principal financial
               David J. Kirkpatrick                    and accounting officer)

               /s/ MICHAEL D. MYEROW                 Secretary and Director
---------------------------------------------------
                 Michael D. Myerow

                /s/ CRAIG R. BENSON                  Director
---------------------------------------------------
                  Craig R. Benson

                /s/ PAUL R. DUNCAN                   Director
---------------------------------------------------
                  Paul R. Duncan

                                 EXHIBIT INDEX

EXHIBIT
NO.                               DESCRIPTION
-------                           -----------
 2        Agreement and Plan of Merger by and among the registrant,
          Acton Acquisition, Co. and Indus River Networks, Inc.
          ("Indus River") dated as of August 18, 2000 (the "Merger
          Agreement"), which is included as Annex A to the proxy
          statement/prospectus which is part of this registrant
          statement. The Exhibits to the Merger Agreement (other than
          Exhibit 1.2 (the "Agreement of Merger")) and the Disclosure
          Schedules of the registrant and of Indus River are not
          included with the Merger Agreement.
 3.4      Certificate of Amendment of the Restated Certificate of
          Incorporation of Cabletron Systems, Inc. filed with the
          Secretary of State of the State of Delaware on July 7, 1995.
 3.5      Certificate of Amendment of the Restated Certificate of
          Incorporation of Cabletron Systems, Inc. filed with the
          Secretary of State of the State of Delaware on August 4,
          2000.
 3.8      Form of Certificate of Designation, Preferences and Rights
          of the Series C Convertible Preferred Stock of Cabletron
          Systems, Inc.
 4.2      Specimen stock certificate of Cabletron Series C preferred stock.
 4.3      Form of Escrow Agreement by and among the registrant, Indus
          River, the stockholder representative and State Street Bank
          & Trust, as escrow agent, which is included as Annex C to
          the proxy statement/prospectus which is part of this
          registration statement.
 5.1      Form of Opinion of Ropes & Gray as to the legality of the
          securities to be issued.
 8.1      Form of Opinion of Ropes & Gray as to certain United States
          Federal income tax consequences of the merger.
 8.2      Form of Opinion of McDermott, Will & Emery as to certain
          United States Federal income tax consequences of the merger.
23.4      Consent of KPMG LLP.
99.1      Form of Proxy Card to be mailed to the holders of Indus
          River stock.
99.2      Form of Stockholder Agreement between the registrant and the
          Indus River stockholder named therein, which is included as
          Annex D to the proxy statement/prospectus which is part of this registration statement.
99.3      Form of Stockholder Agreement between the registrant and the
          Indus River stockholder, named therein, which is included as
          Annex E to the proxy statement/prospectus which is part of this registration statement.